AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 11, 1996

                                                REGISTRATION NO. 333-16397

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              ------------------

                                   FORM S-11

                             AMENDMENT NO. 1

                                    TO
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              ------------------
                           FDIC REMIC TRUST 1996-C1
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENT)

                              ------------------


    C/O STATE STREET BANK AND TRUST        C/O STATE STREET BANK AND TRUST
                COMPANY                             COMPANY
      CORPORATE TRUST DEPARTMENT           CORPORATE TRUST DEPARTMENT, NOT
                                        IN ITS INDIVIDUAL CAPACITY BUT SOLELY
          225 FRANKLIN STREET                      AS TRUSTEE FOR
      BOSTON, MASSACHUSETTS 02110             FDIC REMIC TRUST 1996-C1
    (ADDRESS OF PRINCIPAL EXECUTIVE              225 FRANKLIN STREET
               OFFICES)                      BOSTON, MASSACHUSETTS 02110
                                           (NAME AND ADDRESS OF AGENT FOR
                                                      SERVICE)

                              ------------------

                                  COPIES TO:

RANDOLPH F. TOTTEN, ESQ.   MARGARET L. JACOBS, ESQ.   GEOFFREY K. HURLEY, ESQ.
    HUNTON & WILLIAMS           FEDERAL DEPOSIT           LATHAM & WATKINS
 RIVERFRONT PLAZA, EAST      INSURANCE CORPORATION     885 THIRD AVENUE, SUITE
          TOWER              550 17TH STREET, N.W.              1000
  951 EAST BYRD STREET      WASHINGTON, D.C. 20429       NEW YORK, NEW YORK
   RICHMOND, VIRGINIA                                        10022-4802
       23219-4074

                              ------------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                              ------------------

                        CALCULATION OF REGISTRATION FEE
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
                                                              PROPOSED
                                                PROPOSED      MAXIMUM
                                   AMOUNT       MAXIMUM      AGGREGATE    AMOUNT OF
    TITLE OF EACH CLASS OF         TO BE     OFFERING PRICE   OFFERING   REGISTRATION
SECURITIES TO BE REGISTERED(1)   REGISTERED   PER UNIT(1)     PRICE(1)      FEE(2)
-------------------------------------------------------------------------------------
  Commercial Mortgage Pass-
   Through Certificates...      $742,000,000      100%      $742,000,000 $224,545.45

-------------------------------------------------------------------------------
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(1) Estimated solely for purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.

(2) Exclusive of $303.04, which was previously paid with the initial filing on November 19, 1996.

                              ------------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                             CROSS REFERENCE SHEET

                   PURSUANT TO RULE 501(A) OF REGULATION S-K

   ITEM AND CAPTION IN FORM S-11                CAPTION IN PROSPECTUS
   -----------------------------                ---------------------
 1.Forepart of Registration
     Statement and Outside Front
     Cover Page of Prospectus......  Forepart of Registration Statement;
                                      Outside Front Cover Page of Prospectus
 2.Inside Front and Outside Back
     Cover Page of Prospectus......  Inside Front; Outside Back Cover Page of
                                      Prospectus
 3.Summary Information, Risk
     Factors and Ratio of Earnings
     to Fixed Charges..............  Summary of Prospectus; Risk Factors
 4.Determination of Offering
     Price.........................  *
 5.Dilution........................  *
 6.Selling Security Holders........  *
 7.Plan of Distribution............  Description of the Certificates;
                                      Description of the Mortgage Pool;
                                      Underwriting
 8.Use of Proceeds.................  Use of Proceeds
 9.Selected Financial Data.........  Financial Information
10.Management's Discussion and
     Analysis of Financial
     Condition and Results of
     Operations....................  The Bank Insurance Fund; Financial
                                      Information
11.General Information as to
     Registrant....................  Summary of Prospectus; Description of the
                                      Mortgage Pool

12.Policy with Respect to Certain
     Activities....................  Summary of Prospectus; Servicing of the
                                      Mortgage Loans
13.Investment Policies of
     Registrant....................  Summary of Prospectus; Risk Factors;
                                      Description of the Mortgage Pool;
                                      Description of the Pooling and Servicing
                                      Agreement
14.Description of Real Estate......  Description of the Mortgage Pool
15.Operating Data..................  *
16.Tax Treatment of Registrant and
     Its Security Holders..........  Certain Federal Income Tax Consequences;
                                      State and Other Tax Consequences
17.Market Price of and Dividends on
     the Registrant's Common Equity
     and Related Stockholder
     Matters.......................  Risk Factors
18.Description of Registrant's
     Securities....................  Description of the Certificates
19.Legal Proceedings...............  *
20.Security Ownership of Certain
     Beneficial Owners and
     Management....................  *
21.Directors and Executive
     Officers......................  *
22.Executive Compensation..........  *
23.Certain Relationships and
     Related Transactions..........  *
24.Selection, Management and
     Custody of Registrant's
     Investments...................  Summary of Prospectus; Description of the
                                      Mortgage Pool; Servicing of the Mortgage
                                      Loans; Description of the Certificates;
                                      Description of the Pooling and Servicing
                                      Agreement
25.Policies with Respect to Certain
     Transactions..................  *
26.Limitations of Liability........  Summary of Prospectus; Risk Factors;
                                      Description of the Certificates;
                                      Servicing of the Mortgage Loans;
                                      Description of the Pooling and Servicing
                                      Agreement
27.Financial Statements and
     Information...................  The Bank Insurance Fund; Financial
                                      Information
28.Interests of Named Experts and
     Counsel.......................  *
29.Disclosure of Commission
     Position on Indemnification
     for Securities Act
     Liabilities...................  *

--------
* Answer negative or item inapplicable

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY STATE.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              Subject to Completion, dated December 11, 1996

PROSPECTUS
                        $740,531,095 (APPROXIMATE)
                            FDIC REMIC TRUST 1996-C1
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-C1
          FEDERAL DEPOSIT INSURANCE CORPORATION, MORTGAGE LOAN SELLER
            BANC ONE MANAGEMENT AND CONSULTING CORPORATION, SERVICER

                                  ------------

  The Series 1996-C1 Commercial Mortgage Pass-Through Certificates (the "Certificates") will consist of 10 classes of Certificates, consisting of the seven classes of Certificates offered hereby (collectively, the "Offered Certificates"), and the Class I-XS Certificates, the Class II-XS Certificates and the Class R Certificates, which are not offered hereby. The Certificates in the aggregate evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of adjustable and fixed rate, amortizing and balloon payment mortgage loans and participation interests in similar mortgage loans (the "Mortgage Loans"). The Mortgage Loans are secured primarily by first liens primarily on fee simple estates in commercial, multifamily
                                                  (cover continued on next page)

                                  ------------

  PROCEEDS OF THE ASSETS IN THE TRUST FUND, TOGETHER WITH AMOUNTS PAYABLE UNDER THE LIMITED GUARANTY, ARE THE SOLE SOURCE OF PAYMENTS ON THE CERTIFICATES. PAYMENTS ON THE CERTIFICATES ON ANY DISTRIBUTION DATE WILL BE MADE ONLY TO THE EXTENT OF AVAILABLE FUNDS FOR SUCH DISTRIBUTION DATE. THE CERTIFICATES DO NOT REPRESENT ANY OBLIGATION OF OR AN INTEREST IN THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY DEPOSITORY INSTITUTION FOR WHICH THE FEDERAL DEPOSIT INSURANCE CORPORATION IS ACTING AS RECEIVER, EXCEPT AS OTHERWISE DESCRIBED HEREIN. THE CERTIFICATES ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY. HOWEVER, A LIMITED GUARANTY WILL BE PROVIDED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION THROUGH THE BANK INSURANCE FUND TO COVER, AMONG OTHER THINGS, LOSSES AND OTHER SHORTFALLS ATTRIBUTABLE TO CREDIT DEFAULTS AND BASIS RISK ON THE MORTGAGE LOANS, TO THE EXTENT DESCRIBED HEREIN. THE LIMITED GUARANTY IS BY ITS TERMS NOT BACKED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES OF AMERICA.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
 A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                  ------------

  INVESTMENTS IN THE OFFERED CERTIFICATES MAY INVOLVE MATERIAL RISKS. PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 26 BEFORE PURCHASING ANY OFFERED CERTIFICATE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    INITIAL PERCENTAGE OF  PASS-              UNDERWRITING  FINAL SCHEDULED
                      INITIAL CLASS  APPLICABLE SUB-POOL  THROUGH   PRICE TO  DISCOUNTS AND   DISTRIBUTION   EXPECTED
SUB-POOL  DESIGNATION  BALANCE(1)    CERTIFICATE BALANCE   RATE     PUBLIC(2)  COMMISSION       DATE(3)      RATING(4)
----------------------------------------------------------------------------------------------------------------------
    I     Class I-A   458,858,000            81%                                               July 25, 2026 Aaa/AAA
    I     Class I-B   33,989,000              6%                                               July 25, 2026 Aa2/ AA
    I     Class I-C   28,325,000              5%                                               July 25, 2026 A2/A
    I     Class I-D   45,319,493              8%                                               July 25, 2026 Baa2/BBB
   II     Class II-A  146,193,000            84%                (5)                         January 25, 2027 Aaa/AAA
   II     Class II-B  15,663,000              9%                (5)                         January 25, 2027 Aa2/AA
   II     Class II-C  12,183,602              7%                (5)                         January 25, 2027 A2/A-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(Footnotes to table on next page)

  The Offered Certificates are offered by the several Underwriters when, as and if issued by the Trust Fund, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. Proceeds to the Mortgage Loan Seller from the sale of the Offered Certificates are anticipated
to be approximately $    plus accrued interest with respect to the Sub-Pool I
Certificates, but before deducting expenses payable by the Mortgage Loan Seller, estimated to be approximately $3,000,000. It is expected that delivery of the Offered Certificates will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company on or about
December 23, 1996, which will be the    business day following the pricing of
the Offered Certificates (such settlement cycle being herein referred to as ("T+ ")). Purchasers of Offered Certificates should note that trading of the
Offered Certificates on the date of pricing and the next    succeeding business
days may be affected by the T+  settlement. See "Underwriting" herein.

                                  ------------

LEHMAN BROTHERS                                        GOLDMAN, SACHS & CO.

The date of this Prospectus is December  , 1996.
-----
  In this Prospectus, the term "Mortgage Loan Seller" will refer to the Federal Deposit Insurance Corporation acting as mortgage loan seller in its capacity as receiver of each of the Depository Institutions with respect to a majority of the Mortgage Loans and in its capacity as administrator of the Bank Insurance Fund with respect to the remaining Mortgage Loans. The term "FDIC" will refer to the Federal Deposit Insurance Corporation acting solely in its corporate capacity and not as Mortgage Loan Seller.

(cover continued)
-------

(1) Subject to a permitted variance of plus or minus 5%.

(2) Plus accrued interest from December 1, 1996 with respect to the Sub-Pool I Certificates.

(3) The Final Scheduled Distribution Dates have been set to a date three years after the Distribution Date following the latest scheduled maturity date for any Mortgage Loan in the applicable Sub-Pool.

(4) By Moody's Investors Service, Inc., and Duff & Phelps Credit Rating Co., Inc., respectively.

(5) The Pass-Through Rate on the Offered Certificates evidencing an interest in Sub-Pool II will be subject to adjustment on each Distribution Date based on changes in LIBOR. The Pass-Through Rate on such Certificates for the first Distribution Date will be based on LIBOR as of the LIBOR Business Day preceding the Closing Date.

and, to a limited extent, residential real properties (the "Mortgaged Properties"). For purposes of calculating distributions on the Certificates, the Mortgage Pool is segregated into two separate sub-pools, designated as Sub-Pool I, which consists of all of the fixed rate Mortgage Loans and certain high-floor adjustable rate Mortgage Loans (the "Group I Loans"), and Sub-Pool II, which consists of all other adjustable rate Mortgage Loans (the "Group II Loans"). As of December 1, 1996 (the "Cut-off Date"), the aggregate principal balance of (i) the Mortgage Loans in the Mortgage Pool was approximately $746,873,986 (the "Cut-off Date Balance"), (ii) the Group I Loans in Sub-Pool I was approximately $572,834,384 (the "Cut-off Date Sub-Pool I Balance") and
(iii) the Group II Loans in Sub-Pool II was approximately $174,039,602 (the "Cut-off Date Sub-Pool II Balance"), in each case after application of all payments of principal due on or before such date, whether or not received. The Offered Certificates bear the class designations and have the characteristics set forth in the table on the cover page of this Prospectus.

  The Mortgage Loans will be conveyed to State Street Bank and Trust Company, the trustee of the Trust Fund, by the Federal Deposit Insurance Corporation, in its capacity as receiver of various Depository Institutions with respect to a majority of the Mortgage Loans, and in its corporate capacity as administrator of the Bank Insurance Fund with respect to the remaining Mortgage Loans (in such capacities, the "Mortgage Loan Seller"). Each Depository Institution for which the Mortgage Loan Seller is still acting as receiver is insolvent and in the process of liquidation and substantially all of the Depository Institutions from which the Mortgage Loan Seller has acquired Mortgage Loans have been liquidated. The files with respect to many of the Mortgage Loans are incomplete. As a result, there can be no assurance that there are not material inaccuracies in the information included in this Prospectus with respect to one or more Mortgage Loans. See "Risk Factors--The Mortgage Loans--Troubled Originators," "--Limited Information" and "--Mortgage Loan Schedule."

  Distributions of interest on and principal of the Offered Certificates will be made, to the extent of available funds, on the 25th day of each month or, if such 25th day is not a business day, then on the next succeeding business day, beginning in January, 1997 (each, a "Distribution Date"). As more fully described herein, distributions allocable to interest accrued on each class of Offered Certificates will be made on each Distribution Date based on the pass-through rate (the "Pass-Through Rate") then applicable to such class and the principal amount (the "Class Balance") of such class, in each case outstanding immediately prior to such Distribution Date. Distributions allocable to interest on the Offered Certificates evidencing an interest in Sub-Pool II may be subject to reduction to reflect unfunded interest shortfalls attributable to Basis Risk Shortfalls (as defined herein) as described herein. See "Risk Factors--The Certificates--Sub-Pool II Certificates--Basis Risk." Distributions of Scheduled Principal will be made to the Classes of Offered Certificates sequentially in the amounts and in accordance with the priorities described herein. Distributions of Principal Prepayments will be made to the Classes of Offered Certificates sequentially until the Distribution Date occurring in January, 2002 and thereafter certain amounts of Principal Prepayments may be distributed to junior classes of Certificates as more fully described herein. Distributions on the Sub-Pool I Certificates will be based solely on the Mortgage Loans in Sub-Pool I and distributions on the Sub-Pool II Certificates will be based solely on the Mortgage Loans in Sub-Pool II. See "Description of the Certificates--Distributions."

  The Federal Deposit Insurance Corporation, in its corporate capacity (in such capacity, the "FDIC"), will deliver to the trustee a limited guaranty (the "Limited Guaranty"), which will cover, among other things, losses and other shortfalls attributable to credit default and other losses on (i) the Group I Loans in an amount initially equal to approximately 30% of the Cut-off Date Sub-Pool I Balance and (ii) the Group II Loans in an amount initially equal to approximately 40% of the Cut-off Date Sub-Pool II Balance. Claims under the Limited Guaranty may be satisfied only through draws upon the Bank Insurance Fund, as described herein. There can be no assurance that amounts in the Bank Insurance Fund will be available to pay any such claim at any particular time. THE LIMITED GUARANTY IS BY ITS TERMS NOT BACKED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES OF AMERICA. As and to the extent described herein, in the event that the coverage available in respect of a particular Sub-Pool under the Limited Guaranty has been exhausted, credit losses and shortfalls on the Mortgage Loans in such Sub-Pool will be borne first by the class of Certificates evidencing an interest therein having the lowest alphabetical class designation, before allocation of such losses and shortfalls to any other class of Certificates evidencing an interest therein.

  The yield to maturity on each class of Offered Certificates will depend on, among other things, its respective Pass-Through Rate and the rate and timing of principal payments (including by reason of prepayments, defaults, liquidations and repurchases attributable to breaches of representations and warranties) on the Mortgage Loans that are applied in reduction of the Class Balance of such class. See "Yield and Maturity Considerations" and "Risk Factors--The Certificates--Variability in Yield; Priority in Payments; Subordination." The ratings assigned to the Offered Certificates will not constitute an assessment of the likelihood that principal prepayments (including for this purpose both voluntary prepayments as well as unscheduled collections resulting from defaults, liquidations and repurchases attributable to breaches of representations and warranties) of the Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Trust Fund. Furthermore, such ratings will not address the possibility that
(x) prepayment of the Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield, (y) an investor that purchases an Offered Certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios or (z) Basis Risk Shortfalls may reduce the amount available for distribution on the Sub-Pool II Certificates. See "Risk Factors--The Certificates--Limited Nature of Ratings" and "Ratings."

  As described herein, "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to specific portions of the Trust Fund for federal income tax purposes. The Offered Certificates generally will represent "regular interests" in a REMIC. See "Certain Federal Income Tax Consequences-- Tax Treatment of Regular Certificates--Original Issue Discount."

  There currently is no secondary market for the Offered Certificates. The Underwriters intend to make a secondary market in the Offered Certificates, but have no obligation to do so. See "Risk Factors--The Certificates--Limited Liquidity."

  Koch Asset Management Company and Glaves & Associates, Inc. serve as the financial adviser to the Federal Deposit Insurance Corporation in connection with the issuance and sale of the Certificates.

                              ------------------

  ONLY THE ASSETS OF THE TRUST FUND MAY BE SUBJECT TO ISSUER LIABILITY UNDER THE FEDERAL SECURITIES LAWS FOR THE INFORMATION CONTAINED IN THIS PROSPECTUS. THE TRUST FUND'S ASSETS ARE LIMITED SOLELY TO THE MORTGAGE LOANS AND THE PROCEEDS THEREOF, AS DESCRIBED HEREIN. IN THE EVENT THAT THE TRUST FUND'S ASSETS ARE DIMINISHED BY RECOVERIES AGAINST IT BASED UPON ITS LIABILITIES AS ISSUER UNDER THE FEDERAL SECURITIES LAWS, THE ASSETS AVAILABLE FOR PAYMENT TO CERTIFICATEHOLDERS WILL BE DIMINISHED. THE LIMITED GUARANTY WILL NOT BE AVAILABLE TO COVER SUCH LIABILITIES.

                              ------------------

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE OFFERED CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                              ------------------

  UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              ------------------

                             AVAILABLE INFORMATION

  The Trust Fund has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus contains summaries of the material terms of the documents referred to herein and therein, but does not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits as well as reports and other information filed by the Trust Fund can be inspected without charge and copied at prescribed rates at the public reference facilities maintained by the Commission at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a Web site that contains reports, proxy, and information statements and other information regarding registrants that file electronically with the Commission. The Web site is located at http://www.sec.gov.

  No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates, or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

                              ------------------

                         REPORTS TO CERTIFICATEHOLDERS

  The Trustee will be required to mail to holders of the Offered Certificates, the Mortgage Loan Seller, the Servicer, the Underwriters and each Rating Agency periodic unaudited reports concerning the Trust Fund. Such reports will be sent on behalf of the Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" and "--Book-Entry Registration and Definitive Certificates." Any such reports may also be made available to the previously mentioned parties through electronic delivery systems such as electronic bulletin boards or internet sites.

                              ------------------

                           TRANSACTION OVERVIEW

  Prospective investors are advised to carefully read, and should rely solely on the detailed information appearing elsewhere in this Prospectus relating to the securities referred to herein in making their investment decision. The following transaction overview does not include all relevant information relating to the Offered Certificates or Mortgage Loans, particularly with respect to the risks and special considerations involved with an investment in the Offered Certificates and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Prior to making any investment decision, a prospective investor should fully review this Prospectus. Capitalized terms have the meanings assigned to them in this Prospectus.


  APPROXIMATE                                                                APPROXIMATE
   PERCENT OF    APPROXIMATE                                                  PERCENT OF  APPROXIMATE
   SUB-POOL I      CREDIT         SUB-POOL I                                 SUB-POOL II    CREDIT
  CERTIFICATES     SUPPORT       CERTIFICATES      SUB-POOL II CERTIFICATES  CERTIFICATES   SUPPORT
      81%            49%     Class I-A  Class I-XS Class II-XS  Class II-A       84%          56%
                             Fixed Rate    (NR)       (NR)     Floating Rate
                             (Aaa/AAA)   Stripped   Stripped     (Aaa/AAA)
                                         Interest   Interest
                            -----------                       --------------
       6%            43%     Class I-B                          Class II-B        9%          47%
                             Fixed Rate                        Floating Rate
                              (Aa2/AA)                           (Aa2/AA)
                            -----------                       --------------
       5%            38%     Class I-C                          Class II-C        7%          40%
                             Fixed Rate                        Floating Rate
                               (A2/A)                             (A2/A-)
                            -----------
       8%            30%     Class I-D
                             Fixed Rate
                             (Baa2/BBB)


                      CERTIFICATE   PERCENTAGE                       WEIGHTED
                      PRINCIPAL OR   OF TOTAL                        AVERAGE  PRINCIPAL
            RATING      NOTIONAL     SUB-POOL                          LIFE     WINDOW
  CLASS   MOODY'S/D&P    AMOUNT    CERTIFICATES  DESCRIPTION  COUPON (YEARS)*  (YEARS)*
----------------------------------------------------------------------------------------
  I-A       Aaa/AAA   458,858,000      81%       Fixed Rate            3.43    0.09-8.17
  I-B        Aa2/AA    33,989,000       6%       Fixed Rate            8.21    5.09-8.51
  I-C          A2/A    28,325,000       5%       Fixed Rate            8.47    5.09-8.84
  I-D      Baa2/BBB    45,319,493       8%       Fixed Rate            9.56   5.09-26.59
  II-A      Aaa/AAA   146,193,000      84%      Floating Rate          2.96    0.09-7.92
  II-B       Aa2/AA    15,663,000       9%      Floating Rate          9.10   5.09-12.34
  II-C        A2/A-    12,183,602       7%      Floating Rate         13.59   5.09-27.09

* Based upon the Modeling Assumptions on page 94 of this Prospectus and assuming 7% CPR.

                                 Banc One Management and Consulting
 Master/Special Servicer:        Corporation
 Trustee:                        State Street Bank and Trust Company
 Tax Status:                     REMIC election
   >                             Senior/subordinate with shifting interest
 Securities Structure:
 Credit Enhancement:             Bank Insurance Fund Limited Guaranty
 Call Provision:                 10% clean-up call
 SMMEA Status:                   No securities are SMMEA-eligible
                                 Class I-A and Class II-A Certificates are
 ERISA Status:                   ERISA-eligible
 Basis Risk:                     Interest shortfalls due to basis risk will
                                 be covered by the Bank Insurance Fund
                                 Limited Guaranty to the extent of the Basis
                                 Risk Support Amount, which is generally
                                 equal to the Excess Interest on the Class
                                 I-XS Certificates in the related period
 Excess Interest:                Payable to the holders of the Class I-XS
                                 and Class II-XS Certificates in an amount
                                 equal to the excess of the Weighted Average
                                 Net Mortgage Rate over the Weighted Average
                                 Pass-Through Rate

                             SUMMARY OF PROSPECTUS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used in this summary may be defined elsewhere in this Prospectus. An "Index of Principal Definitions" is included at the end of this Prospectus. The Trust Fund will consist of both whole mortgage loans and participation interests in whole mortgage loans. As used herein, "Mortgage Loans" refers to both whole mortgage loans and participation interests in whole mortgage loans. Whenever reference is made in this Prospectus to the principal amount or a percentage of the Mortgage Loans, the Group I Loans or the Group II Loans, the principal amount or percentage is calculated based on the Trust Fund's ownership interest in the unpaid principal balance of the applicable group of whole mortgage loans as of December 1, 1996 (the "Cut-off Date") unless otherwise indicated.


TITLE OF CERTIFICATES...  Commercial Mortgage Pass-Through Certificates, Series
                          1996-C1 (the "Certificates"), to be issued in 10 classes.

CERTIFICATE
 DESIGNATIONS...........  "Sub-Pool I Certificates": The Class I-A, Class I-B,
                          Class I-C, and Class I-D Certificates.

                          "Sub-Pool II Certificates": The Class II-A, Class II-B, and Class II-C Certificates.

                          "Offered Certificates": The Sub-Pool I Certificates and the Sub-Pool II Certificates.

                          "Stripped Interest Certificates": The Class I-XS Certificates and the Class II-XS Certificates.

                          "Class R Certificates": The Class R Certificates.


REGISTRANT AND ISSUER...  FDIC REMIC Trust 1996-C1 (the "Trust Fund"). The
                          address of the Registrant is FDIC REMIC Trust 1996-C1 c/o State Street Bank and Trust Company, Corporate Trust Department, 225 Franklin Street, Boston, Massachusetts 02110 and the telephone number of the Registrant is (617) 786-3000. The Registrant is a Trust created under the laws of the State of New York pursuant to the Declaration of Trust, effective as of November 13, 1996.

SERVICER AND SPECIAL
 SERVICER...............  Banc One Management and Consulting Corporation, an
                          Ohio corporation. See "Servicing of the Mortgage Loans--The Servicer."

TRUSTEE.................  State Street Bank and Trust Company, a Massachusetts
                          banking corporation. See "Description of the Certificates--The Trustee."

FDIC OR MORTGAGE LOAN
 SELLER.................  In this Prospectus, the term "FDIC" will refer to the
                          Federal Deposit Insurance Corporation acting solely in its capacity as administrator of the Bank Insurance Fund and not as Mortgage Loan Seller and the term "Mortgage Loan Seller" will refer to the Federal Deposit Insurance Corporation in its capacity as receiver of approximately 183 state or federally chartered depository institutions (the "Depository Institutions") with respect to a majority of the Mortgage Loans, and in its capacity as administrator of the Bank Insurance Fund with respect to the remaining Mortgage Loans. No more than 6.71% of the Mortgage Loans were acquired from any single Depository Institution. See "The Federal Deposit Insurance Corporation--The Mortgage Loan Seller" and "Description of the Certificates--The Limited Guaranty."

CUT-OFF DATE............  December 1, 1996.

INFORMATION DATE........  November 22, 1996.

SETTLEMENT DATE....       On or about December 23, 1996.

DISTRIBUTION DATE FOR
 THE
 OFFERED CERTIFICATES...  The 25th day of each month, or if such day is not a business day, then the next succeeding business day, beginning in January, 1997.

RECORD DATE FOR THE
 OFFERED CERTIFICATES...  With respect to any Distribution Date, the last day of the preceding calendar month with respect to the Sub-Pool I Certificates, and the 24th day of the calendar month in which such Distribution Date occurs with respect to the Sub-Pool II Certificates.


REGISTRATION OF THE
 OFFERED CERTIFICATES...  The Offered Certificates of each class will initially be represented by one or more global Certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in any Offered Certificate (any such person, a "Certificate Owner") will be entitled to receive such Certificate in fully registered, certificated form (a "Definitive Offered Certificate"), except under the limited circumstances described under "Description of the Certificates-- Book-Entry Registration and Definitive Certificates." Instead, DTC will effect payments and transfers in respect of the Offered Certificates by means of its electronic recordkeeping services, acting through certain participating organizations ("Participants"). This may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. Unless and until Definitive Offered Certificates of any class are issued, all references herein to the rights of holders of a class of Offered Certificates are to the rights of the Certificate Owners of the applicable class, as they may be exercised through DTC and its Participants, except as otherwise specified herein. See "Description of the Certificates--General" and "--Book-Entry Registration and Definitive Certificates."

DENOMINATIONS...........  The Offered Certificates of each class will be issued, maintained and transferred on the book-entry records of DTC and its Participants in denominations of $100,000 and in integral multiples of $1,000 in excess thereof, except that one Certificate of each such class may evidence the remainder of the initial Class Balance of such class.


THE MORTGAGE POOL.......  The Mortgage Pool will consist of adjustable and fixed rate, amortizing and balloon payment mortgage loans and participation interests in similar mortgage loans conveyed to the Trust Fund by the Mortgage Loan Seller on or prior to the Closing Date. The Mortgage Loans are secured primarily by first liens primarily on fee simple estates in commercial, multifamily and, to a limited extent, residential real properties (the "Mortgaged Properties"). As of the Cut-off Date, the Mortgage Loans had, in the aggregate, an unpaid principal balance, after application of all payments due on or before such date, whether or not received, of approximately $746,873,986 (the "Cut-off Date Balance"), subject to a variance of plus or minus 5%.


 General...............   Set forth below is certain information with respect
                          to all of the Mortgage Loans. More detailed information with respect to the 25 largest Group I
                          Loans and 25 largest Group II Loans is included under "Description of the Mortgage Pool--Mortgage Loan
                          Information" and in Annex A and Annex B, respectively, to this Prospectus. The files with respect to many of the Mortgage Loans are incomplete.
                          As a result, there can be no assurance that there are not material inaccuracies in the information included in this Prospectus with respect to one or more
                          Mortgage Loans. See "Risk Factors--The Mortgage
                          Loans--Limited Information."

                          As of the Cut-off Date, approximately 10.81% of the Group I Loans and approximately 9.02% of the Group II Loans consisted of "lead" participation interests in mortgage loans (as opposed to outright ownership of the mortgage loans). Approximately 10.04% of the Group I Loans and approximately 9.08% of the Group II Loans consisted of "non-lead" participation interests in mortgage loans.

                          Approximately 1.6% of the Mortgage Loans were originated as and are secured by liens that are subordinate to the lien of a first mortgage (a "Junior Lien"). The Mortgaged Property securing each Junior Lien also secures a first and any intervening lien Mortgage Loan included in the Trust Fund.

                          Approximately 30.02% of the Mortgage Loans are adjustable rate loans ("ARM Loans") and approximately 69.98% of the Mortgage Loans bear interest at a fixed rate ("Fixed Rate Loans"). The rate at which interest accrues on any Mortgage Loan is herein referred to as the "Mortgage Rate" for such loan. The Mortgage Loans will be segregated into two separate sub-pools, designated as "Sub-Pool I" and "Sub-Pool II," respectively.

                          Scheduled payments of principal of and/or interest on substantially all the Mortgage Loans ("Scheduled Payments") are due monthly, quarterly, semiannually or annually. The date that a Scheduled Payment on any Mortgage Loan is due is herein referred to as the "Due Date" for such Scheduled Payment. All of the Mortgage Loans provide for the accrual of interest on an actuarial basis.

                          Approximately 80.09% of the Mortgage Loans provide for Scheduled Payments of principal based on amortization schedules more than 12 months beyond the remaining terms of such Mortgage Loans (each such Mortgage Loan, a "Balloon Loan"), thereby leaving substantial principal amounts due and payable (each such payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. Approximately 51 of the Balloon Loans which represent approximately 2.54% of the Cut-off Date Balance are in default with respect to the Balloon Payment due thereon; however, the borrowers continue to make Assumed Scheduled Payments thereon on a timely basis (any such loan, a "Matured Performing Mortgage Loan"). The "Assumed Scheduled Payment" with respect to any Matured Performing Mortgage Loan is equal to at least the interest portion of the Scheduled Payment due on such Mortgage Loan on the Due Date immediately prior to the Due Date on which the Balloon Payment was first due, adjusted, in the case of an ARM Loan, to reflect adjustments to the current Mortgage Rate thereon.

                          Certain of the Mortgage Loans contain provisions prohibiting prepayments during certain periods, and certain of the Mortgage Loans provide for the payment of prepayment premiums in connection with certain prepayments. Pursuant to the terms of the Pooling and Servicing Agreement (as herein defined) the Servicer is not required to enforce such prepayment provisions, and the Servicer has indicated that it does not intend to enforce any such prohibitions or to collect prepayment premiums.

                          Approximately 24.65% of the Mortgage Loans are primarily secured by retail properties; approximately 15.97% of the Mortgage Loans are primarily secured by office properties; approximately 15.26% of the Mortgage Loans are primarily secured by industrial/warehouse properties; approximately 15.69% of the Mortgage Loans are primarily secured by multifamily properties; approximately 11.27% of the Mortgage Loans are primarily secured by mixed use properties; approximately 9.38% of the Mortgage Loans are primarily secured by lodging properties; approximately 5.31% of the Mortgage Loans are primarily secured by other types of income producing properties; and approximately 2.45% of the Mortgage Loans are primarily secured by residential properties.

                          Approximately 29.46%, 19.53%, 8.69% and 8.45% of the
                          Mortgage Loans are secured by liens on Mortgaged Properties located in California, Massachusetts, Connecticut and Texas, respectively. The remaining Mortgaged Properties are located throughout approximately 35 other jurisdictions, none of which include Mortgaged Properties securing more than 6.02% of the Mortgage Loans.

                          The Mortgaged Properties with respect to approximately 542 of the Mortgage Loans (the "Appraised Loans") (representing approximately 61.09% of the Cut-off Date Balance) were the subject of an appraisal performed between June 1, 1995 and November 29, 1996 either by the Servicer in connection with its usual servicing of the Mortgage Loans or on behalf of the Mortgage Loan Seller by various nationally-recognized appraisal firms in contemplation of the issuance of the Certificates (as described herein, the "Appraisal Process"). The remaining Mortgage Loans were not included in the Appraisal Process. The methodology for including Mortgage Loans in the Appraisal Process is described under "Description of the Mortgage Pool--Mortgage Loan Information--The Appraisal Process." All information with respect to Cut-off Date LTV Ratios is based upon (a) the Cut-off Date Balance of the Mortgage Loans and (b) the appraised value of the related Mortgaged Property determined in connection with the Appraisal Process. All information with respect to the Information Date Estimated Net Cash Flow Coverage Ratios (calculated as described herein) in this Prospectus is based primarily upon the information obtained in connection with the Appraisal Process, responses to a general borrower solicitation made immediately prior to the commencement of the Appraisal Process, or from operating statements contained in the Mortgage Loan files. All such information was used only if it related to net operating income or net cash flow for either 1995 or 1996, and such net operating income if not for an entire year, has been annualized. Information received from borrowers has not been independently verified. As described more fully herein under "Description of the Mortgage Pool-- Mortgage Loan Information," "Estimated Net Cash Flow" with respect to a Mortgaged Property securing a Mortgage Loan is an estimate of annualized net operating income. In many cases, Estimated Net Cash Flow for a particular Mortgaged Property was derived from an analysis of income and expense experiences of other properties deemed comparable by the appraiser, because an operating statement for such Mortgaged Property was not available. THE ESTIMATED NET CASH FLOW COVERAGE RATIO WITH RESPECT TO A PARTICULAR MORTGAGED PROPERTY SHOULD NOT BE CONSIDERED AS EQUIVALENT TO ANY MEASURE OF PERFORMANCE, SUCH AS A RATIO OF EARNINGS TO FIXED CHARGES, DETERMINED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, AS AN INDICATOR OF THE PERFORMANCE OF SUCH PROPERTY OR TO CASH FLOWS GENERATED BY OPERATING, INVESTING AND FINANCING ACTIVITIES, AS AN INDICATOR OF CASH FLOWS OR AS A MEASURE OF LIQUIDITY. See "Description of the Mortgage Pool--Mortgage Loan Information."


 Sub-Pool I............   Set forth below is certain information with respect
                          to the Group I Loans. More detailed information with respect to the Group I Loans is included under "Description of the Mortgage Pool--Mortgage Loan
                          Information--Sub Pool I" and, with respect to the 25 largest Group I Loans, in Annex A to this Prospectus.

                          Sub-Pool I consists exclusively of 1,256 Mortgage Loans (the "Group I Loans"), which have an aggregate Cut-off Date Balance of approximately $572,834,384. The Group I Loans include all of the Fixed Rate Mortgage Loans as well as ARM Loans (approximately 8.76% of Sub-Pool I) with Mortgage Rates that are subject to adjustment from time to time based on fluctuations in the value of a particular index, but which have minimum Mortgage Rates of at least 7.50%. As of the Information Date (unless otherwise indicated), the Group I Loans in the aggregate had the following additional characteristics:

                          (i) Cut-off Date Balances ranging from $112 to
                              $10,765,701, and an average Cut-off Date Balance of $456,078;

                          (ii) Mortgage Rates ranging from 2.00% per annum to
                               18.15% per annum, and a weighted average
                               Mortgage Rate of 8.706% per annum;

                          (iii) seasoning (i.e., the number of months from
                                origination to the Information Date) of the Group I Loans ranging from 6 months to 344 months, and a weighted average seasoning of
                                83.3 months;

                          (iv) remaining terms to scheduled maturity ranging from 1 month to 319 months (excluding Matured Performing Mortgage Loans), and a weighted average remaining term to scheduled maturity of 80.40 months (excluding Matured Performing Mortgage Loans);

                          (v) approximately 61.91% of the Group I Loans are Appraised Loans (each, an "Appraised Group I Loan");

                          (vi) the Cut-off Date LTV Ratios (calculated as described herein), with respect to such Group I Loans range from .109% to 626.92% with a weighted average Cut-off Date LTV Ratio for such Group I Loans of 79.04%;

                          (vii) approximately 72.61% of the Group I Loans have operating statement information, and the Estimated Net Cash Flow Coverage Ratios (calculated as described herein) with respect to such Group I Loans range from -1.18x to 180.91x with a weighted average Estimated Net Cash Flow Coverage Ratio for such Fixed Rate Loans of 2.13x;

                          (viii) approximately 13.7% of the Group I Loans are
                                 up to 29 days late with respect to their Scheduled Payments, or Assumed Scheduled Payments, as the case may be, and approximately 4.69% of the Group I Loans are up to 59 days delinquent with respect to their Scheduled Payments, or Assumed Scheduled Payments, as the case may be;

                          (ix) approximately 2.53% of the Group I Loans are Matured Performing Mortgage Loans (each, a "Matured Performing Fixed Rate Loan");

                          (x) approximately 98.42% of the Group I Loans are secured primarily by a first lien on the related Mortgaged Property; and

                          (xi) approximately 13.41% of the Group I Loans were originated by the Mortgage Loan Seller after the commencement of the applicable receivership (the "Loans-to-Facilitate"). See "Description of the Mortgage Pool--Loans-to-Facilitate."

 Sub-Pool II...........   Set forth below is certain information with respect
                          to the Group II Loans. More detailed information with respect to the Group II Loans is included under "Description of the Mortgage Pool--Mortgage Loan
                          Information--Sub Pool II" and, with respect to the 25 largest Group II Loans, in Annex B to this
                          Prospectus.

                          Sub-Pool II consists exclusively of 638 ARM Loans (the "Group II Loans"), which have an aggregate Cut-off Date Balance of approximately $174,039,602. The Mortgage Rate on each Group II Loan is subject to adjustment on specified Due Dates by adding or, in certain cases, subtracting, a fixed number of basis points (a "Gross Margin") to or from, as the case may be, the value of a base index (an "Index") or, in certain cases, a fraction thereof, subject, in the case of certain of the Group II Loans, to rounding conventions and to periodic and/or lifetime maximum and/or minimum Mortgage Rates, as described herein. The Group II Loans include only Mortgage Loans that provide for a scheduled Mortgage Rate adjustment based on an Index following the Information Date.

                          As of the Information Date (unless otherwise indicated), the Group II Loans in the aggregate had the following additional characteristics:

                          (i) Cut-off Date Balances ranging from $1,424 to $4,082,693, and an average Cut-off Date Balance of $272,789;

                          (ii) Mortgage Rates ranging from approximately 4.82% per annum to approximately 15.50% per annum, and a weighted average Mortgage Rate of approximately 9.113% per annum;

                          (iii) Gross Margins for Prime Index Loans ranging from approximately -1.00% to approximately 4.0%, and a weighted average Gross Margin of approximately 1.335%; Gross Margins for other Group II Loans ranging from approximately - .47% to approximately 5.50%, and a weighted average Gross Margin of approximately 2.48%;


                          (iv) approximately 26.08% of the Group II Loans have maximum lifetime Mortgage Rates, which range from approximately 6.90% per annum to approximately 28.00% per annum, and a weighted average maximum lifetime Mortgage Rate of approximately 13.538% per annum; the remainder of the Group II Loans do not have maximum lifetime Mortgage Rates;

                          (v) approximately 8.09% of the Group II Loans have minimum lifetime Mortgage Rates, which range from approximately 1.0% per annum to approximately 7.00% per annum, and a weighted average minimum lifetime Mortgage Rate of approximately 5.361% per annum; the remainder of the Group II Loans do not have minimum lifetime Mortgage Rates;

                          (vi) seasoning (i.e., the number of months from origination to the Information Date) of the Group II Loans ranging from 12 months to 255 months, and a weighted average seasoning of
                                 89.6 months;

                          (vii) remaining terms to scheduled maturity ranging from 1 month to 325 months (excluding Matured Performing Mortgage Loans), and a weighted average remaining term to scheduled maturity of 101.21 months (excluding Matured Performing Mortgage Loans);

                          (viii) approximately 58.40% of the Group II Loans are
                                 Appraised Loans (each, an "Appraised Group II Loan");

                          (ix) the Cut-off Date LTV Ratios (calculated as described herein) with respect to such Group II Loans range from 1.77% to 394.55% with a weighted average Cut-off Date LTV Ratio for such Group II Loans of 80.91%;

                          (x) approximately 64.81% of the Group II Loans have operating statement information, and the Estimated Net Cash Flow Coverage Ratios (calculated as described herein) with respect to such Group II Loans range from .24x to 53.10x, with a weighted average Estimated Net Cash Flow Coverage Ratio for such Group II Loans of 2.12;

                          (xi) approximately 8.76% of the Group II Loans permit negative amortization, as described herein;

                          (xii) approximately 13.98% of the Group II Loans are up to 29 days late with respect to their Scheduled Payments, or Assumed Scheduled Payments, as the case may be, and approximately 4.47% of the Group II Loans are up to 59 days delinquent with respect to their Scheduled Payments, or Assumed Scheduled Payments, as the case may be;


                          (xiii) approximately 2.57% of the Group II Loans are
                                 Matured Performing Mortgage Loans (each, a
                                 "Matured Performing ARM Loan");

                          (xiv) approximately 98.47% of the Group II Loans are secured primarily by a first lien on the related Mortgaged Property; and

                          (xv) approximately 2.14% of the Group II Loans were originated by the Mortgage Loan Seller after the commencement of the applicable receivership (the "Loans-to-Facilitate"). See "Description of the Mortgage Pool--Loans-to-Facilitate."

                          The Indices upon which Mortgage Rate adjustments on the Group II Loans are based include, among others,
                          (i) the highest prime lending rate as published from time to time in the "Money Rates" section of The Wall Street Journal ("The Wall Street Journal Prime Rate") or the prime lending rate of various financial institutions in the case of approximately 71.05% of the Group II Loans, (ii) the monthly weighted average cost of funds of member savings institutions of the Eleventh District Federal Home Loan Bank System, in the case of approximately 9.20% of the Group II Loans, (iii) the FHLB rate in the case of approximately 2.11% of the Group II Loans and, (iv) constant maturity U.S. Treasury rates of various maturities, in the case of approximately 12.84% of the Group II Loans. No more than 4.80% of the Group II Loans have Mortgage Rates based on another Index. The Mortgage Loan Seller has instructed the Servicer to, and the Pooling and Servicing Agreement will require the Servicer to, convert any Index that no longer exists on a Group II Loan to The Wall Street Journal Prime Rate, to the extent permitted by the applicable Mortgage Loan documents. See "Description of the Mortgage Pool--Mortgage Loan Information--Sub-Pool II."

DESCRIPTION OF THE
 CERTIFICATES...........  The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of the Cut-off Date, by and among the Mortgage Loan Seller, the FDIC, the Servicer and the Trustee (the "Pooling and Servicing Agreement"), and will represent in the aggregate the entire beneficial ownership interest in the Trust Fund, which consists of the Mortgage Pool and certain related assets. See "Description of the Pooling and Servicing Agreement." In addition, on each Distribution Date, (x) the Sub-Pool I Certificates will have the benefit of the obligation of the FDIC to draw from the Bank Insurance Fund amounts then payable under the Limited Guaranty in respect of losses on the Mortgage Loans in Sub-Pool I and (y) the Sub-Pool II Certificates will have the benefit of the obligation of the FDIC to draw from the Bank Insurance Fund amounts then payable under the Limited Guaranty in respect of (i) losses on the Mortgage Loans in Sub-Pool II and (ii) Basis Risk Shortfalls to the limited extent provided in the Pooling and Servicing Agreement. Such obligations of the FDIC are limited in scope as described herein and are not backed by the full faith and credit of the United States of America. See "The Bank Insurance Fund."

 Class Balances........   As of the Closing Date, the aggregate of the Class
                          Balances of the Certificates will be less than the Cut-off Date Balance of the Mortgage Loans; the aggregate of the Class Balances of each Sub-Pool of Certificates will be equal to or less than the Corresponding Cut-off Date Sub-Pool Balance. The initial Class Balance of each class of Offered
                          Certificates, subject to a variance of plus or minus
                          5%, is set forth on the cover page of this Prospectus. The Class Balance of each class of Certificates evidencing an interest in a particular
                          Sub-Pool outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans in such Sub-
                          Pool, the other assets in the Trust Fund, and any proceeds of the Limited Guaranty. As more specifically described herein, the Class Balance of each class of Offered Certificates will be reduced on each Distribution Date to the extent of any distributions of principal of such class on such Distribution Date. The Stripped Interest Certificates have no Class Balances. See "Description of the Certificates--General."

 Pass-Through Rates....   Sub-Pool I. For each Distribution Date, the Pass-
                          Through Rates on the Sub-Pool I Certificates will be fixed at the following rates per annum:

                                                   PASS-THROUGH
                    CLASS                              RATE
                    -----                          ------------
                    I-A...........................
                    I-B...........................
                    I-C...........................
                    I-D...........................

                          The Pass-Through Rate on the Class I-XS Certificates will be subject to adjustment on each Distribution Date to equal the excess, if any, of the Weighted Average Effective Net Mortgage Rate of Sub-Pool I for such Distribution Date over the weighted average of the Pass-Through Rates on the Sub-Pool I Certificates for such Distribution Date. The Pass-Through Rate for the Class I-XS Certificates on the first Distribution
                          Date will be   % per annum.

                          See "Description of the Certificates--Distributions-- Sub-Pool I Certificates--Pass-Through Rates."

                          Sub-Pool II. For each Distribution Date, the Pass-Through Rates on the Sub-Pool II Certificates will be subject to adjustment to equal the sum of LIBOR and the Applicable Margin, as set forth below:

                    CLASS                     APPLICABLE MARGIN
                    -----                     -----------------
                    II-A.....................
                    II-B.....................
                    II-C.....................

                          provided, however, that in the event that the Pass-Through Rate on one or more classes of Sub-Pool II Certificates exceeds the Weighted Average Effective Net Mortgage Rate of Sub-Pool II for such Distribution Date, payment of interest at the Pass-Through Rate on such class or classes of Sub-Pool II Certificates will be reduced to the extent that the Basis Risk Support Amount, if any, for such Distribution Date is insufficient to make up such shortfall. Any such shortfall on any Distribution Date will be allocated among such class or classes of Sub-Pool II Certificates as described herein, and will not be carried forward for payment in the future.

                          As defined more specifically herein, the "Basis Risk Support Amount" for any Distribution Date is an amount equal solely to the amount, if any, distributable on such Distribution Date in respect of interest on the Class I-XS Certificates See "Description of the Certificates--Distributions--Sub-Pool II Certificates--Basis Risk."

                          As defined more specifically herein, the "Weighted Average Effective Net Mortgage Rate" of a Sub-Pool on any Distribution Date is equal to the weighted average of the Net Mortgage Rates on the Mortgage Loans in such Sub-Pool, adjusted to the extent necessary to reflect the accrual of interest on a "30/360" basis. See "Description of the Certificates--Distributions--Interest Distribution
                          Calculations." The "Net Mortgage Rate" on any Mortgage Loan at any time of determination is equal to the then applicable Mortgage Rate minus the sum of the rates at which the servicing fees and the trust administration fees are calculated.

                          For purposes of determining the Pass-Through Rates on the Sub-Pool II Certificates for any Distribution Date, "LIBOR" shall be obtained by the Trustee by obtaining the quoted offered rate for one-month United States dollar deposits with leading banks in the London interbank market that appears as of 11:00 a.m. (London time) on the display page designated as page 3750 on the Telerate Monitor on the LIBOR Business Day prior to the immediately preceding Distribution Date, or, in the case of the first Distribution Date, on the LIBOR Business Day preceding the Closing Date. See "Description of the Certificates--Distributions--Sub-Pool II
                          Certificates--Pass-Through Rates."

                          The Pass-Through Rate on the Class II-XS Certificates will be subject to adjustment on each Distribution Date to equal the excess, if any, of the Weighted Average Effective Net Mortgage Rate of Sub-Pool II for such Distribution Date over the weighted average of the Component Reference Rates on the Sub-Pool II Certificates for such Distribution Date. The "Component Reference Rate" for a class of Sub-Pool II Certificates on any Distribution Date is equal to the lesser of the Weighted Average Effective Net Mortgage Rate of Sub-Pool II on such Distribution Date and the Pass-Through Rate for such class on such Distribution Date.

 Distributions.........   Distributions on the Certificates will be made by the
                          Trustee, to the extent of available funds, on each Distribution Date to the holders of record as of the close of business on the applicable Record Date.
                          Distributions on each Sub-Pool of Certificates will be based on the Mortgage Loans in the

                          Corresponding Sub-Pool. For purposes of calculating distributions on the Certificates, as well as the amount of servicing fees and trust administrative fees payable each month, each Mortgaged Property acquired by the Trust Fund (each, an "REO Property") will be treated as if there exists with respect thereto an outstanding Mortgage Loan (an "REO Loan") generally with the same characteristics as its predecessor Mortgage Loan. See "Description of the Certificates--Distributions--Certain Calculations with Respect to Individual Mortgage Loans." For purposes hereof, any class of Certificates or any Certificate evidencing an interest in a particular Sub-Pool, including the class of Stripped Interest Certificates evidencing an interest in such Sub-Pool, is sometimes herein referred to as a "Corresponding" class or a "Corresponding" Certificate, respectively, with respect to such Sub-Pool or to the other classes of Certificates evidencing an interest in such Sub-Pool. With respect to any Distribution Date, the total of all (x) scheduled payments due on the Mortgage Loans or deemed to be due on the Matured Performing Mortgage Loans and REO Loans during the related Due Period, to the extent received by the related Determination Date or in respect of which the Servicer has made a P&I Advance for such Distribution Date, and (y) unscheduled collections received on the Mortgage Loans and REO Loans during the related Prepayment Period that are available for distribution to holders of the Certificates evidencing interests in a particular Sub-Pool on any Distribution Date, together with any payments made under the Limited Guaranty for such Sub-Pool and such Distribution Date, is herein referred to as the "Available Distribution Amount" for such Sub-Pool and such Distribution Date. The "Prepayment Period" for each Distribution Date commences on the sixteenth day of the calendar month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, the period that begins on the day following the Cut-off Date) and ends on the fifteenth day of the month in which such Distribution Date occurs. The "Due Period" for each Distribution Date commences on the second day of the calendar month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, the period that begins on the day following the Cut-off Date) and ends on the first day of the month in which such Distribution Date occurs. The "Determination Date" for each Distribution Date is the 15th day of the month in which such Distribution Date occurs or, if such 15th day is not a business day, then the next preceding business day. See "Description of the Certificates--Distributions-- Method, Timing and Amount."

                          On each Distribution Date, the Trustee will apply the applicable Available Distribution Amount for such date to make distributions in respect of interest and principal as described under "Description of the Certificates--Distributions".

                          Generally, as more specifically described herein, (i) distributions with respect to any class of Certificates will be applied first to interest and then to principal (the amount of interest and principal required to be distributed to any class of Certificates on any Distribution Date, as described more specifically herein, "Distributable Interest" and "Distributable Principal," respectively); (ii) shortfalls (other than as a result of Basis Risk) in distributions of interest with respect to any class of Certificates on any Distribution Date generally will be carried forward for payment on subsequent Distribution Dates, without interest thereon, to the extent of available funds; (iii) Distributable Interest for any Distribution Date for each class of Offered Certificates and Stripped Interest Certificates is calculated based on a 360-day year consisting of twelve 30-day months; (iv) no distributions in respect of principal of any class of Certificates evidencing an interest in a particular Sub-Pool will be made until all Corresponding classes of Certificates having a prior alphabetical class designation have been paid in full except that certain prepayments of principal on the Mortgage Loans may be allocated in part to classes having later alphabetical class designations; and (v) distributions in respect of interest on a class of Stripped Interest Certificates will be made on each Distribution Date, but only after all Corresponding classes of Certificates have received their respective Distributable Interest and Distributable Principal for such Distribution Date. See "Description of the Certificates--Distributions".

SERVICING...............  The FDIC has used the Servicer to service substantially all performing commercial mortgage loans acquired by it since October 1993 and a substantial number of the Mortgage Loans have been serviced by the Servicer for at least two years. The Servicer is required to service the Mortgage Loans with the objective of maximization of the present value of net cash flows generated from the Mortgage Loans, in a manner consistent with the terms of the Mortgage Loans and the standards set forth in the Pooling and Servicing Agreement. The Servicer is entitled to use sub-servicers in connection with its servicing responsibilities, subject to certain conditions; the engagement of a separate special servicer is not contemplated.

                          In connection with its servicing activities, the Servicer will be required, among other things, (i) to make reasonable efforts to collect all Scheduled Payments due on the Mortgage Loans, and to make advances in respect of (a) certain delinquent Scheduled Payments on the Mortgage Loans, other than Balloon Payments, (b) certain delinquent Assumed Scheduled Payments and (c) certain REO Loans, in each case subject to the limitations described herein (any such advance, as more specifically described herein, a "P&I Advance"), (ii) to make advances in respect of certain delinquent tax payments, insurance premiums, property protection expenses and senior liens (any such advance, as more specifically described herein, a "Servicing Advance"), (iii) to modify the Matured Performing Mortgage Loans and certain defaulted Mortgage Loans, (iv) to institute foreclosure or related proceedings with respect to certain defaulted Mortgage Loans, (v) to inspect certain of the Mortgaged Properties from time to time and collect certain information from the respective borrowers and
                          (vi) to the extent of its calculated Servicing Fee for a particular period, as described herein, to make payments from its own funds in the amount of the shortfall, if any, in collection of interest attributable to prepayments of any Mortgage Loans. See "Servicing of the Mortgage Loans."

                          As more fully described herein, the Servicer will be entitled to reimbursement for any P&I Advances and Servicing Advances (collectively, "Advances") made, by it or on its behalf, from amounts collected in respect of the applicable Sub-Pool, to the extent described herein, together with interest thereon at The Wall Street Journal Prime Rate. See "Description of the Certificates--P&I Advances" and "Description of the Pooling and Servicing Agreement--Collection Account."

THE LIMITED GUARANTY....  In connection with the sale of the Mortgage Loans to the Trust Fund, the FDIC will deliver to the Trustee for the benefit of the Certificateholders the Limited Guaranty. The Limited Guaranty will cover losses and other shortfalls attributable to credit defaults on the Mortgage Loans, as well as certain Basis Risk Shortfalls, and certain expenses of the Trust Fund, up to an aggregate amount initially equal to $241,466,156, which is approximately 32.3% of the Cut-off Date Balance. The amount of claims that may be paid in respect of Sub-Pool I pursuant to the Limited Guaranty is initially equal to approximately $171,850,315, which is approximately 30.0% of the Cut-off Date Sub-Pool I Balance, and the amount of claims that may be paid in respect of Sub-Pool II pursuant to the Limited Guaranty is initially equal to approximately $69,615,840, which is approximately 40.0% of the Cut-off Date Sub-Pool II Balance. The aggregate amount of such coverage, as well as the respective Available Sub-Pool Coverage Amount, will be reduced to reflect the payment of claims under the Limited Guaranty and increased to reflect any amounts recovered by or on behalf of the FDIC in respect of such claims, in each case on a Sub-Pool by Sub-Pool basis. The aggregate amount of such coverage available at the time of any determination is referred to herein as the "Available Guaranty Amount," and the amount of such coverage available to a particular Sub-Pool is referred to herein as the "Available Sub-Pool Coverage Amount" for such Sub-Pool. Although the Limited Guaranty is issued by the FDIC, claims thereunder may be satisfied only through draws upon the Bank Insurance Fund ("BIF"). There can be no assurance that amounts in the BIF will be available to pay any such claim at any particular time. The BIF was established by Congress in 1989 pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"). BIF insures the deposits of all of its member institutions (typically, commercial or savings banks). THE LIMITED GUARANTY IS BY ITS TERMS NOT BACKED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES OF AMERICA. With certain important exceptions, discussed herein under "The Bank Insurance Fund," the FDIC's obligations under the Limited Guaranty will rank pari passu (i.e., are neither senior nor subordinate) with all other general obligations of the FDIC. See "Description of the Certificates--The Limited Guaranty" and "The Bank Insurance Fund." See "Risk Factors--The Certificates--Sub-Pool II Certificates--Basis Risk."

                          Although only one Limited Guaranty will be provided by the FDIC, the amount of claims payable thereunder in respect of a particular Sub-Pool will be limited to the applicable Available Sub-Pool Coverage Amount plus the Excess Coverage Amount, if any. The "Excess Coverage Amount" with respect to a particular Sub-Pool is equal to the excess, if any, of the applicable Available Sub-Pool Coverage Amount of the other Sub-Pool over the aggregate of the Class Balances of the Certificates evidencing an interest in such other Sub-Pool. There can be no assurance that an Excess Coverage Amount ever will be available to a particular Sub-Pool; as a result, in the event that claims paid under the Limited Guaranty in respect of a particular Sub-Pool exceed the applicable Available Sub-Pool Coverage Amount, subsequent losses on the Mortgage Loans and REO Loans in such Sub-Pool may be borne by the holders of Corresponding Certificates, allocated as described under "--Subordination," notwithstanding an outstanding Available Sub-Pool Coverage Amount for the other Sub-Pool.


SUBORDINATION...........  The Limited Guaranty is intended to provide to all classes of Offered Certificates and to the Stripped Interest Certificates "first loss" coverage in respect of credit defaults on the Mortgage Loans in an aggregate amount equal to the Available Guaranty Amount. In the event that the amount of coverage available under the Limited Guaranty in respect of a particular Sub-Pool (i.e., the applicable Available Sub-Pool Coverage Amount and the Excess Coverage Amount, if any) has been exhausted, credit losses and shortfalls on the Mortgage Loans in such Sub-Pool generally will be borne first by the Corresponding class of Certificates having the lowest alphabetical class designation before allocation of such losses and shortfalls to any other Corresponding class of Certificates. This subordination is intended to enhance the likelihood of timely receipt by the holders of any class of Certificates evidencing an interest in a particular Sub-Pool with a relatively high alphabetical class designation of the full amount of Distributable Interest and Distributable Principal payable in respect of such class on each Distribution Date, as compared with any Corresponding class of Certificates having a relatively low alphabetical class designation. The protection afforded to the holders of each class of Certificates evidencing an interest in a particular Sub-Pool by means of the subordination of each other Corresponding class of Certificates with a lower alphabetical class designation will be accomplished by the application of the Available Distribution Amount for such Sub-Pool on each Distribution Date in the order of priority described above in this Summary under "Description of the Certificates-- Distributions." To the extent that any class of Certificates evidencing an interest in a particular Sub-Pool is amortized faster than the Mortgage Loans in such Sub-Pool due to the distribution to such class of more than its pro rata share of Distributable Principal with respect to such Sub-Pool, the percentage interest evidenced by such class of Certificates will be decreased (with a corresponding increase in the interest in the Sub-Pool evidenced by the other classes of Certificates), thereby increasing, relative to their respective Class Balances, the subordination afforded to such class of Certificates by the other Corresponding classes of Certificates. See "Yield and Maturity Considerations--Weighted Average Life." The Certificates of any class evidencing an interest in a particular Sub-Pool are neither senior nor subordinate to the Certificates of any class evidencing an interest in the other Sub-Pool. See "Description of the Certificates--Subordination" and "Yield and Maturity Considerations."

CERTAIN INVESTMENT
 CONSIDERATIONS;
 MORTGAGE LOAN
 PREPAYMENTS............  The yield on the Offered Certificates of any class will depend on, among other things, the Pass-Through Rate for such class. The yield on any Offered Certificate purchased at a discount or premium will also be affected by the rate and timing of distributions in respect of principal on such Certificate, which in turn will be affected by the rate and timing of principal payments and prepayments (including for this purpose both voluntary principal prepayments as well as other unscheduled collections resulting from defaults, liquidations and repurchases attributable to breaches of representations and warranties) on the Mortgage Loans and the extent to which Distributable Principal is applied on any Distribution Date in reduction of the Class Balance of the class to which such Certificate belongs. See "Description of the Certificates--Distributions-- Sub-Pool I Certificates--Priority" and "Sub-Pool II Certificates--Priority."

                          Mortgage Loan Prepayments. The actual rate of prepayment of principal on the Mortgage Loans cannot be predicted. Certain of the Mortgage Loans may be prepaid at any time, certain of the Mortgage Loans may be prepaid only following a "lock-out period" and certain of the Mortgage Loans require the payment of a prepayment premium in connection with certain prepayments. Pursuant to the terms of the Pooling and Servicing Agreement the Servicer is not required to enforce such prepayment provision, and the Servicer has indicated that it does not intend to enforce prepayment prohibitions or to collect prepayment premiums. As a result, investors should assume that the Mortgage Loans may be prepaid at any time and without a corresponding prepayment premium. There can be no assurance as to the amount or timing of voluntary prepayments or any other unscheduled collections on the Mortgage Loans. The investment performance of the Offered Certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the Mortgage Loans being higher or lower than anticipated by investors. The actual yield to the holder of an Offered Certificate may not be equal to the yield anticipated at the time of purchase of the Certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the Certificate may not be realized. These effects are summarized below. For a discussion of certain factors affecting prepayment of the Mortgage Loans, see "Yield and Maturity Considerations." IN DECIDING WHETHER TO PURCHASE ANY OFFERED CERTIFICATES, AN INVESTOR SHOULD MAKE AN INDEPENDENT DECISION AS TO THE APPROPRIATE PREPAYMENT ASSUMPTIONS TO BE USED.

                          Limited Information. The files with respect to many of the Mortgage Loans are incomplete. As a result, there can be no assurance that there are not material inaccuracies in the information included in this Prospectus with respect to one or more Mortgage Loans. In the event that any such inaccuracy in respect of a Mortgage Loan in a particular Sub-Pool results in a breach of a representation of the FDIC, an applicable remedy may include repurchase by the FDIC of such loan, which would have the same effect to holders of the Corresponding Certificates as a prepayment. See "Risk Factors--The Mortgage Loans--Limited Information" and "Description of the Mortgage Pool-- Representations and Warranties; Remedies."

                          Yield. If an investor purchases an Offered
                          Certificate at an amount equal to its unpaid principal amount (that is, at "par"), the effective yield to that investor (assuming that there are no interest shortfalls and assuming the full return of the purchaser's investment principal) will approximate the Pass-Through Rate on that Certificate. If an investor pays less or more than the unpaid principal amount of the Certificate (that is, buys the Certificate at a "discount" or "premium," respectively), then, based on the assumptions set forth in the preceding sentence, the effective yield to the investor will be higher or lower, respectively, than the Pass-Through Rate on that Certificate, because such discount or premium will be amortized over the life of the Certificate. Any deviation in the actual rate of prepayments on the Mortgage Loans in the applicable Sub-Pool from the rate assumed by the investor will affect the period of time over which, or the rate at which, the discount or premium will be amortized and, consequently, will change the investor's actual yield from that anticipated. An investor that purchases an Offered Certificate at a discount should carefully consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the Sub-Pool evidenced thereby will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Offered Certificate at a premium should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans in the Sub-Pool evidenced thereby will result in an actual yield that is lower than such investor's expected yield. Insofar as an investor's initial investment in any Offered Certificate is returned in the form of payments of principal thereon, there can be no assurance that such amounts can be reinvested in a comparable alternative investment with a comparable yield.

                          Reinvestment Risk. As stated above, if an Offered Certificate is purchased at par, fluctuations in the rate of distributions of principal will generally not affect the yield to maturity of that Certificate. However, the total return on any purchaser's investment, including an investor that purchases at par, will be reduced to the extent that principal distributions received on its Certificate cannot be reinvested at a rate as high as the Pass-Through Rate of the Certificate. Investors in the Offered Certificates should consider the risk that rapid rates of prepayments on the Mortgage Loans in the Sub-Pool evidenced thereby may coincide with periods of low prevailing market interest rates. During periods of low prevailing market interest rates, borrowers may be expected to prepay or refinance Mortgage Loans that carry interest rates significantly higher than then-current interest rates for comparable mortgage loans. Consequently, the amount of principal distributions available to an investor for reinvestment at such low prevailing interest rates may be relatively large. Conversely, slow rates of prepayments on the Mortgage Loans may coincide with periods of high prevailing market interest rates. During such periods, it is less likely that borrowers will elect to prepay or refinance Mortgage Loans and, therefore, the amount of principal distributions available to an investor for reinvestment at such high prevailing interest rates may be relatively small.

                          Weighted Average Life Volatility. One indication of the effect of varying prepayment rates on a security is the change in its weighted average life. The "weighted average life" of an Offered Certificate is the average amount of time that will elapse between the date of issuance of the Certificate and the date on which each dollar in reduction of the principal amount of the Certificate is distributed to the investor. Low rates of prepayment may result in the extension of the weighted average life of a Certificate; conversely, high rates may result in the shortening of such weighted average life. In general, if in a high interest rate environment the weighted average life of a Certificate purchased at par is extended beyond that initially anticipated, such Certificate's market value will be adversely affected, even though the yield to maturity on the Certificate is unaffected. Similarly, there is a cap on the amount by which the market value of the Certificate can increase in a low interest rate environment because its weighted average life will be shortened if there are high prepayments. The weighted average lives of the Offered Certificates, under various prepayment scenarios, are displayed in the tables appearing under the heading "Yield and Maturity Considerations--Weighted Average Life."

OPTIONAL TERMINATION....  At its option, any of the Servicer, the FDIC, the
                          Mortgage Loan Seller or the holder of the Class R Certificate may purchase all of the Mortgage Loans and REO Properties, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the remaining aggregate principal balance of the Mortgage Loans and REO Properties is less than 10% of the Cut-off Date Balance of the Mortgage Loans. See "Description of the Certificates-- Termination."

CERTAIN FEDERAL INCOME
 TAX CONSEQUENCES.......  Upon the issuance of the Certificates, Hunton &
                          Williams, counsel to the Federal Deposit Insurance Corporation in connection with the issuance of the Certificates, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, separate portions of the Trust Fund each will qualify as a real estate mortgage investment conduit (a "REMIC") under the Internal Revenue Code of 1986 (the "Code").

                          For federal income tax purposes, each Sub-Pool I Certificate will constitute a regular interest in a REMIC, and each Sub-Pool II Certificate will constitute, in part, a regular interest in a REMIC and, in part, a contractual right to receive to the extent of the Available Guaranty Amount an amount equal to the Basis Risk Shortfall to the extent of the

                          Basis Risk Support Amount, as described under "Description of the Certificates--Distributions--Sub-Pool II Certificates--Basis Risk." See "Certain Federal Income Tax Consequences--General" and "--Tax Treatment of Regular Certificates--Basis Risk Support Amount."

                          For federal income tax reporting purposes, Classes
                            ,   , and    will be treated, and Classes   ,   ,
                            , and    will not be treated, as having been issued
                          with original issue discount. The prepayment
                          assumption that will be used in determining the rate of accrual of original issue discount, market discount, and premium, if any, on each of the Sub-Pool I Certificates and the Sub-Pool II Certificates will be 7% of CPR, and the level of LIBOR that will be assumed for such determinations on the Sub-Pool II
                          Certificates will be   %. No representation is made,
                          however, about the rate at which prepayments on the Mortgage Loans actually will occur or the level of LIBOR at any time after the date of this Prospectus. See "Certain Federal Income Tax Consequences--Tax Treatment of Regular Certificates--Original Issue Discount."

                          Subject to the discussion under "Certain Federal Income Tax Consequences--General" regarding the right of the Sub-Pool II Certificates to receive the Basis Risk Support Amount, the Offered Certificates will be treated as assets described in section 7701(a)(19)(C) of the Code, "real estate assets" under section 856(c)(5)(A) of the Code, and "permitted assets" within the meaning of section 860L(c)(1)(G) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under section 856(c)(3)(B) of the Code generally to the extent that such Certificates are treated as "real estate assets" under section 856(c)(5)(A) of the Code. The Mortgage Loans generally will be treated as "real estate assets" under section 856(c)(5)(A) of the Code. The Offered Certificates, except the Sub-Pool II Certificates to the extent that they represent ownership of the right to receive the Basis Risk Support Amount, will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein.

                          For further information regarding federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences."

ERISA CONSIDERATIONS....  A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (a "Plan") should review carefully with its legal advisers whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable to an investment therein.

                          The U.S. Department of Labor has issued to Lehman Brothers an individual prohibited transaction exemption, Prohibited Transaction Exemption 91-14 (the "Exemption"), which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by
                          Section 4975(a) and (b) of the Code, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by Lehman Brothers and the servicing and operation of related asset pools, provided that certain conditions are satisfied.

                          It is expected that Prohibited Transaction Exemption 91-14 will generally apply to the Class I-A Certificates and the Class II-A Certificates, but it will not apply to the other classes of Offered Certificates (such other classes, collectively, the "ERISA-Restricted Certificates"). THE ERISA-RESTRICTED CERTIFICATES SHOULD NOT BE ACQUIRED BY A PLAN. BECAUSE THE ERISA-RESTRICTED CERTIFICATES ARE SUBORDINATED TO THE CLASS I-A OR CLASS II-A CERTIFICATES, THE EXEMPTION DOES NOT APPLY TO THE ERISA-RESTRICTED CERTIFICATES, AND SUCH CERTIFICATES MAY NOT BE PURCHASED BY OR TRANSFERRED TO A PLAN, EXCEPT IN THE EVENT THAT THE TRUSTEE RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THE ERISA-RESTRICTED CERTIFICATES WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION AS DESCRIBED HEREIN. See "ERISA Considerations."


RATINGS.................  It is a condition of their issuance that the Offered
                          Certificates of each class receive the ratings from Moody's Investors Service, Inc. and Duff & Phelps Credit Rating Co. (together, the "Rating Agencies") as set forth on the cover page of this Prospectus. A security rating addresses the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled, including the complete payment of principal by the Final Scheduled Distribution Date. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency or likelihood of prepayments (whether voluntary or involuntary) of Mortgage Loans, or the possibility of a lower than anticipated yield to investors. A security rating does not address the likelihood of Basis Risk Shortfalls, the sufficiency of any Basis Risk Support Amount to cover such shortfall or the corresponding effect on yield to investors. See "Ratings" and "Risk Factors--The Certificates--Limited Nature of Ratings."


LEGAL INVESTMENT........  The appropriate characterization of the Offered
                          Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, may be subject to significant interpretative uncertainties. At the time of their issuance, the Offered Certificates will not be "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The Office of the Comptroller of the Currency has recently issued regulations effective December 31, 1996 implementing the Riegle Community Development and Regulatory Improvement Act of 1994, which extends SMMEA to certain commercial mortgage related securities rated in one of the two highest rating categories. No assurance is given that the Mortgage Loans will satisfy the requirements for any of the Offered Certificates to qualify in the future as SMMEA eligible securities. Accordingly, investors should consult their own legal advisers to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment."

                                 RISK FACTORS

  AN INVESTMENT IN THE OFFERED CERTIFICATES INVOLVES VARIOUS RISKS. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING INFORMATION IN CONJUNCTION WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE MAKING A DECISION TO PURCHASE THE OFFERED CERTIFICATES.

THE MORTGAGE LOANS

  Troubled Originators. Most of the Mortgage Loans will have been originated or purchased by approximately 183 state or federally chartered depository institutions (each, a "Depository Institution") either (x) for which the Mortgage Loan Seller has been appointed as receiver or (y) from which the Mortgage Loan Seller, in its capacity as administrator of the Bank Insurance Fund, has acquired such Mortgage Loans. The remainder of the Mortgage Loans have been originated by the Mortgage Loan Seller, in its capacity as receiver of one or more of the Depository Institutions subject to the guidelines described under "Description of the Mortgage Pool--Loans-to-Facilitate." Each Depository Institution for which the Mortgage Loan Seller is still acting as receiver is insolvent and in the process of liquidation and many of the Depository Institutions from which the Mortgage Loan Seller has acquired Mortgage Loans have been liquidated. It is possible that the financial difficulties experienced by certain of the Depository Institutions may have adversely affected either or both of (i) the standards and procedures by which the Mortgage Loans were originated by such Depository Institutions or, if purchased from another originator, the standards and procedures by which the Depository Institutions (a) selected such Mortgage Loans for purchase and (b) reviewed them prior to purchase and (ii) the manner in which such Mortgage Loans have been serviced prior to the acquisition thereof by the Mortgage Loan Seller.

  Limited Information. Except with respect to the Loans-to-Facilitate, the information set forth in this Prospectus with respect to the Mortgage Loans is derived primarily from a review of certain of the credit, servicing and legal files relating to the Mortgage Loans. The Mortgage Loan Seller has determined that there is not sufficient available information to permit the Mortgage Loan Seller to determine fully the origination, credit appraisal and underwriting practices of the Mortgage Loan originators with respect to the Mortgage Loans or the manner in which the Mortgage Loans have been serviced prior to the acquisition thereof by the Mortgage Loan Seller. In particular, for various reasons, including without limitation the age of certain of the Mortgage Loans and the number of servicing transfers with respect to certain Mortgage Loans, the Mortgage Loan Seller did not have access to reliable information, either from books and records or from officers of the Mortgage Loan originators, with respect to the underwriting policies and practices followed by the Mortgage Loan originators in originating commercial, multifamily and/or residential mortgage loans. Even if such information were available, it is unlikely that specific information regarding the origination and underwriting policies and guidelines of any Mortgage Loan originator at a particular time would be useful in evaluating the underwriting and origination of the Mortgage Loans included in its respective portfolio because (i) the terms of a substantial number of such Mortgage Loans may have been renegotiated or modified on one or more occasions since the date of origination and (ii) certain of such Mortgage Loans may have been originated or purchased by a Depository Institution using different or inconsistent underwriting criteria. Accordingly, no assurance can be given that the Mortgage Loans, other than the Loans-to-Facilitate, were originated in accordance with any particular set of uniform underwriting policies or practices or that any of the Mortgage Loans were serviced prior to their acquisition by the FDIC in accordance with any particular set of servicing standards.

  Furthermore, it is possible that this Prospectus does not contain material information regarding the Mortgage Loans that would have been disclosed if the servicing procedures, books and records, payment histories, Mortgage Loan files and personnel of the Mortgage Loan originators and the Depository Institutions had not been affected by such institutions' having been placed in receivership. In the absence of applicable information in the file for a Mortgage Loan and in instances where no updated appraisal or operating statement information was received by the Mortgage Loan Seller or the Servicer on its behalf, it is not possible for the Mortgage Loan Seller to determine, among other things, the appraised value of the related Mortgaged Property, whether such Mortgaged Property is owner-occupied, whether the current net operating income from the related Mortgaged

Property is sufficient to cover debt service on the Mortgage Loan, whether there have been modifications, waivers or amendments with respect to such Mortgage Loan that are not included in such file, or whether such Mortgage Loan otherwise has terms that are inconsistent with information used to prepare the disclosure set forth in this Prospectus. In addition, although the Mortgage Loan Seller has engaged various contractors to identify and review the terms of any modification to a Mortgage Loan that may have occurred during the period following the review of the related file through the Closing Date, there can be no assurance that such Mortgage Loan does not have terms materially inconsistent with the information used to prepare the disclosure set forth in this Prospectus.

  While a review of the Mortgage Loan files in contemplation of the issuance of the Certificates has been undertaken on behalf of the Mortgage Loan Seller, the Mortgage Loans have not been "re-underwritten" or subjected to the type of review that would typically be made in respect of newly originated mortgage loans. However, as described herein under "Description of the Mortgage Pool-- Mortgage Loan Information," the Mortgaged Properties with respect to approximately 61.09% of the Mortgage Loans (the "Appraised Loans"), were appraised primarily from June 1, 1995 through November 29, 1996 either by the Servicer in connection with its normal servicing of the Mortgage Loans or on behalf of the Mortgage Loan Seller by various nationally-recognized appraisal firms in contemplation of the issuance of the Certificates (the "Appraisal Process"). The methodology for including Mortgage Loans in the Appraisal Process is described under "Description of the Mortgage Pool--Mortgage Loan Information." The information in this Prospectus with respect to Cut-off Date LTV Ratios is based upon the most recently available appraised value (which, in the case of non-Appraised Loans (38.09% of Group I Loans and 41.60% of Group II Loans), may be significantly out of date) and information in this Prospectus with respect to Estimated Net Cash Flow Coverage Ratios is based solely upon 1995 or 1996 net cash flow and is only available for 72.61% of the Group I Loans and 64.81% of the Group II Loans. Where 1995 or 1996 net cash flow information was unavailable, information regarding Estimated Net Cash Flow for such Mortgage Loan was not included in the information provided herein. ESTIMATED NET CASH FLOW WAS NOT CALCULATED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. There can be no assurance that information with respect to Cut-off Date LTV Ratios and Information Date Estimated Net Cash Flow Coverage Ratios is in any respect indicative of the actual fair market value of any such Mortgaged Property or of the ability of the underlying borrowers to make debt service payments on the Mortgage Loans. See "Description of the Mortgage Pool--Mortgage Loan Information."

  Notwithstanding the foregoing, the FDIC will make certain representations and warranties regarding the Mortgage Loans, including the accuracy of the mortgage loan schedule with respect to each Sub-Pool (together, the "Mortgage Loan Schedule") attached to the Pooling and Servicing Agreement, which includes information upon which is based certain of the statistical information included in this Prospectus. In the event of a loss related to the breach of a representation, the FDIC will be obligated to cure such breach or to repurchase, substitute for (subject to certain limitations set forth in the Pooling and Servicing Agreement) or make a payment to the Trust Fund in an amount equal to the loss (in certain cases at the option of the FDIC). In any case in which the FDIC may select a remedy, it is under no obligation to consider the ramifications of such selection to Certificateholders generally or to the holders of Certificates of any particular Class. In the unlikely event that the FDIC fails to honor its obligations with respect to breaches of its representations and warranties, such obligations may be subject to enforcement in the Federal courts. The Federal courts have generally held that claims sounding in contract against the Federal Deposit Insurance Corporation in its corporate capacity, which might otherwise be barred under the doctrine of sovereign immunity, may nonetheless be maintained by virtue of the waiver of sovereign immunity created by the FDIC's "sue and be sued clause," 12 U.S.C.(a) 1819 (Fourth). However, there is no guaranty that any such claim will not be barred or will succeed on its merits or otherwise. See "Description of the Mortgage Pool--Representations and Warranties; Remedies" and "The Bank Insurance Fund--Defenses to Payment of BIF Obligations under the Limited Guaranty."

  Mortgage Loan Schedule. Although the Mortgage Loan Seller has endeavored to create an accurate database upon which the Mortgage Loan Schedule was produced because of the factors described above and described more fully under "Description of the Mortgage Pool--Mortgage Loan Information," the Mortgage Loan Seller believes that the database may contain material inaccuracies with respect to one or more Mortgage Loans. By making the representations described under "Description of the Mortgage Pool--Representations and

Warranties; Remedies," the risk of material inaccuracies in the Mortgage Loan Schedule will be borne by the FDIC, to the extent described in such section. For a description of the specific remedies applicable to a breach of any such representation, see "Description of the Mortgage Pool--Representations and Warranties; Remedies."

  Nature of the Mortgaged Properties. The Mortgaged Properties consist of income-producing and owner-occupied properties. Repayment of loans made on the security of income-producing property is typically dependent primarily upon the ability of the related real estate project to generate income sufficient to pay operating expenses, to make necessary repairs, tenant improvements and capital improvements and to pay debt service; thus, the value of an income-producing property is typically directly related to the net operating income derived from such property. If the net operating income of a property is reduced (for example, if rental or occupancy rates decline, or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors beyond the control of the Servicer.

  In addition, additional risk may be presented by the type and use of a particular Mortgaged Property. Lending on the security of office buildings, shopping centers, lodging and industrial sites generally is perceived to involve greater risk than lending on the security of multifamily or residential projects, and certain types of commercial properties are exposed to particular risks. For instance, shopping centers in general are affected by the health of the retail industry, and a particular shopping center may be adversely affected by a decline in the drawing power of an anchor tenant, the bankruptcy of an anchor tenant, a shift in consumer demand due to demographic changes (e.g., population decreases or changes in average age or income) and/or changes in consumer preference (e.g., to discount retailers). In addition, industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g., a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

  Limited Recourse. Except as otherwise set forth herein with respect to the Limited Guaranty, the Mortgage Loans are not insured or guaranteed by any governmental entity or private mortgage insurer. No evaluation has been undertaken relating to the significance of the recourse provisions of any of a number of the Mortgage Loans that provide for recourse against the related borrower or another person in the event of a default. Accordingly, investors should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and such other assets, if any, as were pledged to secure a Mortgage Loan. Even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. As indicated under "Description of the Mortgage Pool--Mortgage Loan Information," the Cut-off Date LTV Ratio with respect to approximately 16.42% of the Appraised Group I Loans, and approximately 16.26% of the Appraised Group II Loans is greater than 100%. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

  Delinquent Mortgage Loans; Matured Performing Mortgage Loans. As of the Information Date, approximately 13.70% of the Group I Loans and approximately 13.98% of the Group II Loans were up to 29 days late with respect to their Scheduled Payments; approximately 4.69% of the Group I Loans, and approximately 4.47% of the Group II Loans were up to 59 days delinquent with respect to their Scheduled Payments; and approximately 2.53% of the Group I Loans, and approximately 2.57% of the Group II Loans were Matured Performing Mortgage Loans. Matured Performing Mortgage Loans are expected to be modified to provide for, among other things, extended maturity dates and Scheduled Payment adjustments. See "--Balloon Payments" and "Servicing of the Mortgage Loans-- Modifications, Waivers and Amendments." Investors should consider the risk that the inclusion of delinquent Mortgage Loans and Matured Performing Mortgage Loans in the Mortgage Pool may affect the rate of defaults and prepayments on the Mortgage Loans and the yield on the Offered Certificates. See "Yield and Maturity Considerations." The Servicing Fee payable to the Servicer is based on a variable rate designed to provide a direct incentive to the Servicer to minimize the delinquency status of the Mortgage Loans. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses."

  Borrower Default. Information concerning the Estimated Net Cash Flow Coverage Ratios of the Mortgage Loans is set forth under "Description of the Mortgage Pool--Mortgage Loan Information." As indicated therein, the Estimated Net Cash Flow for the Mortgaged Properties securing approximately 14.40% of the Group I Loans and approximately 13.08% of the Group II Loans is currently insufficient to cover debt service payments. Even where the net operating income generated by a Mortgaged Property is currently sufficient to cover debt service payments on the related Mortgage Loan, there can be no assurance that this will continue to be the case in the future. In the case of an ARM Loan, an increase in the Mortgage Rate will increase the debt service and could impair the related borrower's ability to repay such loan. See "--Nature of the Mortgaged Properties" and "--Limited Recourse." ESTIMATED NET CASH FLOW WAS NOT CALCULATED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND INFORMATION PROVIDED BY BORROWERS HAS NOT BEEN INDEPENDENTLY VERIFIED. See "Description of the Mortgage Pool--Mortgage Loan Information."

  In order to produce a greater recovery on a present value basis on defaulted Mortgage Loans, including Matured Performing Mortgage Loans, the Servicer has considerable flexibility under the Pooling and Servicing Agreement to extend and modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable, including, in particular, Balloon Payments. More specifically, subject to the overall goal of producing a greater recovery on a present value basis from the defaulted Mortgage Loans than would result from foreclosure, and to certain conditions set forth in the Pooling and Servicing Agreement, including under certain circumstances the requirement to obtain the consent of the FDIC, the Servicer has the power, among other things, to forgive permanently payments of principal, to lower temporarily mortgage rates, to lower or modify payment rates, or to modify the schedule for payments of principal. To the extent amounts remain available thereunder, the Limited Guaranty will cover the reduction of principal and interest otherwise due in respect of a Mortgage Loan attributable to a modification, waiver or amendment of the terms thereof by the Servicer, as described under "Description of the Certificates--The Limited Guaranty."

  The Servicer is entitled to receive a Modification Fee in connection with the modification of defaulted Mortgage Loans or as to which default is reasonably foreseeable, a Resolution Fee, in addition to a Modification Fee, in connection with the modification of a Mortgage Loan during its Resolution Period and a Liquidation Fee in connection with the liquidation of defaulted Mortgage Loans or properties acquired on behalf of the Trust Fund. While the payment of such compensation to the Servicer is designed to increase the present value of receipts from or proceeds of Mortgage Loans in default or as to which default is reasonably foreseeable, there can be no assurance that it will do so. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses."

  Balloon Payments. Approximately 87.66% of the Group I Loans and approximately 55.14% of the Group II Loans are Balloon Loans. Balloon Loans involve a greater risk to the lender than self-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the Mortgaged Property, the financial condition and operating history of the borrower and the Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Servicer, the Trustee nor the Mortgage Loan Seller will be required to refinance any Balloon Loan.

  In order to maximize recoveries on defaulted Mortgage Loans, the Pooling and Servicing Agreement enables the Servicer to extend and modify Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is reasonably foreseeable; subject, however, to the limitations described under "Servicing of the Mortgage Loans-- Modifications, Waivers and Amendments." There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a class of Certificates, whether such delay is due to borrower default or to modification of the Balloon Loan by the Servicer, will likely extend the weighted average life of such class of Certificates. See "Yield and Maturity Considerations."

  Adjustable Rate Mortgage Loans; Negative Amortization. Approximately 7.99% of the Mortgage Loans provide for the deferral and capitalization of interest payments (i.e., "negative amortization"). Increases in the required Scheduled Payments on Mortgage Loans in excess of those assumed in the original underwriting of such loans may result in a default rate higher than that on mortgage loans with fixed mortgage rates. Moreover, increases in the principal balances of Mortgage Loans due to negative amortization may result in a default rate that is higher than that of adjustable rate mortgage loans that do not provide for negative amortization. Certain of such Mortgage Loans may contain no limit as to the amount of negative amortization that can be accredited to their respective balances. A slower rate of amortization or negative amortization on an Mortgage Loan would correspondingly be reflected in a slower rate of amortization or negative amortization on the Corresponding Certificates. See "Description of the Certificates--Distributions--Interest Distribution Calculations."

  Mortgage Participation Interests. As of the Cut-off Date, approximately 10.81% of the Group I Loans and approximately 9.02% of the Group II Loans consisted of "lead" participation interests in the related mortgage loans (as opposed to outright ownership of the mortgage loans). Holders of "lead" participation interests generally exercise control over the election of remedies in the event of a default and over other lender decisions. Approximately 10.04% of the Group I Loans and approximately 9.08% of the Group II Loans consisted of "non-lead" participation interests in the related mortgage loans. The holder of a non-lead participation interest does not have the ability to control the relationship between the holder of the mortgage loan and the related borrower and, accordingly, has limited control over the exercise of remedies in the event of a default or over other types of mortgage lender decisions.

  Because the holder of a lead participation interest may have a fiduciary duty to holders of any non-lead participation interest and may be subject to agreements concerning the control of lender decisions, the value of a lead participation interest may be less than that of a direct ownership of the related mortgage loan. Because the holder of a non-lead participation has only limited ability to control lender decisions, there may be a greater risk of loss on the related mortgage loan because lender decisions may not be made on the basis of the best interest of the Trust Fund.

  With respect to non-lead participations, the Mortgage Loan Seller has made very limited representations about the underlying mortgage loans and the participation interest files contain limited information about the underlying mortgage loans.

  Enforceability. Most of the Mortgage Loans contain due-on-sale clauses and due-on-encumbrance clauses, which permit the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers, conveys or encumbers the related Mortgaged Property or its interest in such Mortgaged Property. Such clauses generally are enforceable, subject to certain exceptions. The Mortgage Loan Seller did not undertake any procedures to determine whether the Mortgaged Properties securing any of the Mortgage Loans were the subject of subordinate financing. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance."

  A significant number of the Mortgage Loans include debt-acceleration clauses, which permit the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after the giving of appropriate notices. The equity courts of any state, however, may refuse to permit the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. See "Certain Legal Aspects of Mortgage Loans."

  Most of the Mortgage Loans are secured, in part, by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents."

  Environmental Law Considerations. The Mortgage Loan Seller generally has not determined whether environmental assessments have been conducted with respect to the Mortgaged Properties, and it is likely that any environmental assessments that were conducted with respect to any of the Mortgaged Properties were conducted at the time of the origination of the related Mortgage Loans and not thereafter. However, the Mortgage Loan Seller will represent and warrant that, as of the Closing Date, no Mortgaged Property is affected by a Disqualifying Condition (as defined herein under "Description of the Mortgage Pool--Representations and Warranties; Remedies"). In the event that, following a default in payment that continues for 60 days, (i) the environmental site assessment obtained by the Servicer prior to any foreclosure (as described in the following paragraph) indicates the presence of a Disqualifying Condition that arose prior to the Closing Date and (ii) the Servicer certifies that it has acted in compliance with the servicing standard set forth in the Pooling and Servicing Agreement and has not, by any action, created, caused or contributed to a Disqualifying Condition, the Mortgage Loan Seller, at its option, will either cure such Disqualifying Condition or repurchase the affected Mortgage Loan for a price equal to the outstanding principal balance thereof plus accrued and unpaid interest to the date of repurchase, plus certain related expenses. See "Description of the Mortgage Pool--Representations and Warranties; Remedies."

  The Pooling and Servicing Agreement requires that the Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto on behalf of the Trust Fund or assuming its operation. Such prohibition may effectively preclude enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken). The Servicer is not required to obtain an environmental site assessment in connection with a modification, waiver or amendment of a particular Mortgage Loan unless the Servicer determines in accordance with the servicing standard imposed on it by the Pooling and Servicing Agreement that such an environmental site assessment is necessary or appropriate under the particular circumstances. See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans-- Environmental Risks--Environmental Site Assessments."

  Under the laws of certain states where the Mortgaged Properties are located, failure to perform the remediation of environmental conditions required or demanded by the state may give rise to a lien on a Mortgaged Property to ensure the reimbursement of remediation costs incurred by the state. Although the costs of remedial action could be substantial, the state of the law in certain of these jurisdictions presently is unclear as to whether and under what conditions such costs (or the requirements otherwise to undertake remedial actions) would be imposed on a secured lender such as the Trust Fund. However, under the laws of some states and under applicable federal law, a lender may be liable for such costs in certain circumstances as the "owner" or "operator" of the Mortgaged Property. Shortfalls occurring as the result of imposition of any such costs will be covered by the Limited Guaranty, to the extent of amounts available thereunder. See "Certain Legal Aspects of the Mortgage Loans--Environmental Risks--Environmental Site Assessments."

  Concentration. Approximately 30.23% and 17.75% of the Group I Loans are secured by liens on Mortgaged Properties located in California and Massachusetts, respectively and approximately 26.92% and 25.38% of the Group II Loans are secured by liens on Mortgaged Properties located in California and Massachusetts, respectively. In general, geographic concentration increases the exposure of the Trust Fund to any adverse economic or other developments that may occur in those states. The economies of those states may be adversely affected to a greater degree than that of other areas in the country by certain developments affecting industries concentrated in such states. The Mortgage Loan Seller did not undertake any procedures to determine the state of the economy of any particular region or locality, or the effect of any such economy on any particular property type.

  No Mortgage Loan in a particular Sub-Pool constitutes more than approximately 2.35% of the applicable Cut-off Date Sub-Pool Balance. However, the Mortgage Loan Seller did not undertake any procedures to determine whether there were affiliations between borrowers with respect to more than one Mortgage Loan, or to determine whether the net operating income on Mortgaged Properties securing a significant amount of Mortgage Loans was dependent upon payments under operating leases by a particular tenant or group of related tenants. In general, concentration of borrowers or tenants increases the exposure of the related Sub-Pool to any adverse economic or other development that may occur to such borrowers or tenants.

THE CERTIFICATES

  Limited Liquidity. There is currently no secondary market for the Certificates. While the Underwriters currently intend to make a secondary market in the Offered Certificates, they are under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide holders of Certificates with liquidity of investment or that it will continue while the Certificates are outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests solely in single-family mortgage loans. The Certificates will not be listed on any securities exchange.

  The primary source of ongoing information regarding the Certificates, including information regarding the status of the Mortgage Loans, the other assets of the Trust Fund and the Limited Guaranty, will be the periodic reports (the "Periodic Reports") to be delivered pursuant to the Pooling and Servicing Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders; Certain Available Information." There can be no assurance that any additional ongoing information regarding the Offered Certificates will be available to any person through any other source. The limited nature of such information in respect of the Certificates may adversely affect the liquidity thereof, even if a secondary market for the Offered Certificates does develop. Although reports with respect to the Trust Fund initially will be required to be filed from time to time with the Commission pursuant to the Exchange Act, (i) it is not anticipated that such reports will include information in addition to the information to be included in the Periodic Reports and (ii) the Trust Fund may exercise whatever rights it may have to terminate its obligation to file reports with the Commission pursuant to the Exchange Act.

  Insofar as a secondary market does develop with respect to any class of Offered Certificates, the market value of such Certificates will be affected by several factors, including the perceived liquidity thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the Mortgage Loans) and prevailing interest rates. The price payable at any time in respect of certain classes of Certificates (in particular, a class with a relatively long average life) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for a Certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Certificate in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder.

  Certificateholders will have no redemption rights, although the Certificates are subject to early retirement at the option of any of the Servicer, the FDIC, the Mortgage Loan Seller or the Class R Certificateholder under certain specified circumstances described herein. See "Description of the Certificates--Termination."

  Securities Law and Other Liabilities. Only the assets of the Trust Fund may be subject to issuer liability under the federal securities laws for the information contained in this Prospectus, and the Trust Fund's assets are limited solely to the Mortgage Loans and the proceeds thereof, as described herein. In the event that the Trust Fund's assets are diminished by recoveries against it based upon its liabilities under the federal securities laws, the assets available for payment to Certificateholders will be diminished. Except as stated in "Description of the Certificates--The Trustee", neither the Trustee nor any of its directors, officers, employees or agents has investigated the accuracy of any information contained in the Prospectus or makes any representation or warranty of such accuracy or the completeness thereof. Even if the Federal Deposit Insurance Corporation were deemed to be the issuer of the Certificates for purposes of the federal securities laws, the doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (28 U.S.C. 1346(b)), provides that claims may not be brought against the United States or any agency or instrumentality thereof unless specifically permitted by act of Congress. The Federal Tort Claims Act bars claims for fraud or misrepresentation, and courts have held, in cases involving the Federal Deposit Insurance Corporation as well as other federal agencies and instrumentalities, that the United States may assert its sovereign immunity to claims brought under the federal securities laws. Thus, it is probable that any attempt to assert a claim against the Federal Deposit Insurance Corporation for a violation of the federal securities laws resulting from a material misstatement in or material omission from this Prospectus or the registration statement of which this Prospectus forms a part would be barred.


  Variability in Yield; Priority of Payments; Subordination. The yield on any Offered Certificate will depend on, among other things, the Pass-Through Rate in effect from time to time for such Certificate. The Pass-Through Rate applicable to the Sub-Pool II Certificates will fluctuate based on changes in LIBOR. See "Description of the Certificates--Distributions--Sub-Pool II Certificates--Pass-Through Rates." Accordingly, the yield on the Sub-Pool II Certificates, in general, will be highly sensitive to changes in LIBOR. Such yield will be adversely affected by Basis Risk Shortfalls, to the extent not covered by Basis Risk Support Amounts. Any "Unfunded Basis Risk Shortfall" on any Distribution Date (i.e., the excess, if any, of the Basis Risk Shortfall for such Distribution Date over the Basis Risk Support Amount for such Distribution Date) will be allocated among the classes of Sub-Pool II Certificates then having Pass-Through Rates in excess of the Weighted Average Effective Net Mortgage Rate of Sub-Pool II, as described herein under "--Sub-Pool II Certificates--Basis Risk." The Pass-Through Rate on the Sub-Pool I Certificates will be fixed for the life of such Certificates. See "Description of the Certificates--Distributions."

  The yield on any Offered Certificate purchased at a discount or premium will also be affected by the rate and timing of principal payments on such Certificate, which in turn will be affected by (i) the rate and timing of principal payments and prepayments (including voluntary principal prepayments as well as other unscheduled collections resulting from defaults, liquidations and repurchases attributable to breaches of representations and warranties) on the Mortgage Loans in the Sub-Pool evidenced thereby and (ii) the extent to which Distributable Principal is applied on any Distribution Date in reduction of the Class Balance of the class to which such Certificate belongs. As further described herein, Distributable Principal in respect of a particular Sub-Pool will be allocated to the Corresponding classes of Certificates in descending alphabetical order except that certain principal prepayments may be allocated to classes having later alphabetical class designations as described under "Description of the Certificates--Distributions." Because it is impossible to predict accurately the timing and amount of principal prepayments and other unscheduled recoveries of principal, if any, that will be received, investors may find it difficult to analyze the effect that such items might have on the yield and weighted average lives of the Certificates.

  The yield on any Offered Certificate also will be affected by the rate and timing of losses attributable to defaults on the Mortgage Loans in the Sub-Pool evidenced thereby and, in the event of exhaustion of the amount of coverage under the Limited Guaranty available to such Sub-Pool, by (x) the severity of such losses and (y) the rate and timing of delinquencies of such Mortgage Loans in respect of which the Servicer does not or is not required to make a P&I Advance. As and to the extent described herein, the classes of Certificates evidencing an interest in a particular Sub-Pool having a lower alphabetical class designation are subordinate in right and time of payment to the Corresponding classes of Certificates having a higher alphabetical class designation and, in the event of exhaustion of the amount of coverage under the Limited Guaranty in respect of such Sub-Pool, will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans in such Sub-Pool prior to more senior Corresponding classes of such Certificates. Losses and other shortfalls experienced with respect to the Mortgage Loans in a particular Sub-Pool, to the extent not covered by the Limited Guaranty, will not be applied to reduce either the Class Balance or the absolute entitlement to interest of any Corresponding class of Certificates, even though such losses and shortfalls may cause one or more of such classes to receive less than the full amount of principal and interest to which it is entitled. See "Description of the Mortgage Pool," "Description of the Certificates--Distributions" and "--Subordination" and "Yield and Maturity Considerations."

  Sub-Pool II Certificates--Basis Risk. Under certain circumstances, the Pass-Through Rates of one or more classes of Sub-Pool II Certificates as of any Distribution Date could exceed the Weighted Average Effective Net Mortgage Rate of Sub-Pool II. The resulting shortfall in interest collections (a "Basis Risk Shortfall," as more specifically defined herein) could arise due to, among other things, variations in the difference between LIBOR and the Indices for the ARM Loans, variations in the difference between the Applicable Margins on the Sub-Pool II Certificates and the Gross Margins on the ARM Loans, variations in Mortgage Rate adjustment dates for the ARM Loans relative to those for the Sub-Pool II Certificates, implementation of the maximum lifetime Mortgage Rates for the ARM Loans and differences in the length of the accrual periods for particular ARM Loan payments and the Accrual Periods for corresponding Distribution Dates for the Sub-Pool II Certificates. Any such shortfall, to the extent not offset by the Basis Risk Support Amount will be borne only by such classes of Sub-Pool II Certificates, and will be allocated among such classes as described herein under "Description of the Certificates--Distributions--Sub-Pool II Certificates--Basis Risk." The Basis Risk Support Amount with respect to any Distribution Date is payable by the FDIC only through demand on the Limited Guaranty and is limited solely to the amount, if any, distributable on such Distribution Date in respect of interest on the Class I-XS Certificates and to the extent of the Available Guaranty Amount. Any Unfunded Basis Risk Shortfall will not be carried forward for payment on any future Distribution Date. As described herein, in the absence of an increasing Weighted Average Effective Net Mortgage Rate for each Sub-Pool over time, because, generally, the weighted average of the Pass-Through Rates on the classes of Certificates evidencing an interest in each Sub-Pool will increase over time, the Pass-Through Rates on the classes of Stripped Interest Certificates would be expected to decrease over time and, as a result, the likelihood and amount of Unfunded Basis Risk Shortfalls would be expected to increase over time. See "Description of the Certificates-- Distributions--Sub-Pool II Certificates--Basis Risk."

  Credit Support Limitations. The Certificates will represent beneficial ownership interests solely in the assets of the Trust Fund and will not represent an interest in or obligation of the Federal Deposit Insurance Corporation in any capacity, any Depository Institution or any other person, except as otherwise described herein. Distributions on any class of Offered Certificates will depend solely on the amount and timing of payments and other collections and advances in respect of the Mortgage Loans in the Sub-Pool evidenced thereby, Basis Risk Support Amounts (in the case of the Sub-Pool II Certificates) and other amounts available under the Limited Guaranty. To increase the likelihood of timely and complete distributions to the holders of the Offered Certificates of each class, the Offered Certificates (as well as the Stripped Interest Certificates) will have the benefit of the Limited Guaranty to cover losses and other shortfalls attributable to credit defaults and other losses in respect of the Mortgage Loans, as well as certain expenses of the Trust Fund. The aggregate amount of coverage under the Limited Guaranty initially is equal to approximately $241,466,156, which is equal to approximately 32.3% of the Cut-off Date Balance. The amount of such coverage initially available to Sub-Pool I is limited to approximately $171,850,315, which is equal to approximately 30.0% of the Cut-off Date Sub-Pool I Balance and the amount of such coverage initially available to Sub-Pool II is limited to approximately $69,615,840, which is equal to approximately 40.0% of the Cut-off Date Sub-Pool II Balance. See "Description of the Certificates--The Limited Guaranty." Although the Limited Guaranty is issued by the FDIC, claims thereunder may be satisfied only through draws upon the Bank Insurance Fund. There can be no assurance that amounts in the Bank Insurance Fund will be available to pay any such claim at any particular time. THE LIMITED GUARANTY IS BY ITS TERMS NOT BACKED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES OF AMERICA. See "The Bank Insurance Fund." Amounts available under the Limited Guaranty (as well as the respective amounts available to each Sub-Pool) will be reduced over the life of the Certificates by the aggregate dollar amount of claims paid thereunder and will be increased to reflect any amounts recovered by or on behalf of the FDIC in respect of such claims, in each case on a Sub-Pool by Sub-Pool basis. The aggregate amount of coverage available under the Limited Guaranty at the time of any determination is referred to herein as the "Available Guaranty Amount," and the amount of such coverage available to a particular Sub-Pool is referred to herein as the "Available Sub-Pool Coverage Amount" for such Sub-Pool. In the event that the Available Sub-Pool Coverage Amount under the Limited Guaranty in respect of a particular Sub-Pool has been exhausted, the entire risk of shortfalls and losses on the Mortgage Loans in such Sub-Pool in excess of the Excess Coverage Amount, if any, will be borne by the holders of the Corresponding classes of Certificates, notwithstanding the existence of any Available Sub-Pool Coverage Amount for the other Sub-Pool. Such risk will be allocated to such classes of Certificates in reverse alphabetical class designation as and to the extent described under "Description of the Certificates--Subordination." Under no circumstances will claims in respect of a particular Sub-Pool in excess of the sum of the Available Sub-Pool Coverage Amount and the Excess Coverage Amount, if any, for such Sub-Pool be paid, and in no event will aggregate claims in respect of both Sub-Pools in excess of the Available Guaranty Amount be paid.

  Limited Nature of Ratings. Any rating assigned by a Rating Agency to a class of Certificates will reflect its assessment only of the likelihood that holders of such class of Certificates will receive payments to which such Certificateholders are entitled under the Pooling and Servicing Agreement. The ratings assigned to the Certificates take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates and the extent to which the payment stream from a particular Sub-Pool is adequate to make payments required on the classes of Certificates evidencing an interest therein. Such rating will not constitute an assessment of the likelihood that principal prepayments (including for this purpose both voluntary prepayments as well as unscheduled collections resulting from defaults, liquidations and repurchases attributable to breaches of representations and warranties) of the Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Trust Fund. Furthermore, such ratings will not address the possibility that (x) prepayment of the Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield,
(y) an investor that purchases an Offered Certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios or (z) Basis Risk Shortfalls may reduce the amount available for distribution on the Sub-Pool II Certificates.

  The amount of the Limited Guaranty was determined on the basis of criteria established by each Rating Agency. The Mortgage Loan Seller believes that those criteria are based in part upon an analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the Mortgage Loans. Such criteria also may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. See "Ratings."

  Control. Under certain circumstances, the consent or approval of the FDIC and the holders of a specified percentage of the aggregate Class Balance or notional amount (in the case of the Stripped Interest Certificates) of all outstanding Certificates, in certain cases regardless of the Sub-Pool evidenced thereby, will be required to direct, and will be sufficient to bind all Certificateholders to, certain actions, including amending the Pooling and Servicing Agreement in certain circumstances. See "Description of the Certificates--Voting Rights" and "Description of the Pooling and Servicing Agreement--Amendment." In addition, under certain circumstances, the Servicer is required to obtain the consent of the FDIC before taking certain actions with respect to the Mortgage Loans. See "Servicing of the Mortgage Loans-- Realization Upon Defaulted Mortgage Loans." In determining whether to consent to or to approve any particular action, the FDIC is under no obligation to consider the ramifications of any such determination to Certificateholders generally or to the holders of Certificates of any particular class.

  Book-Entry Registration. Each class of Offered Certificates initially will be represented by one or more Certificates registered in the name of Cede & Co., as nominee for DTC. As a result, unless and until corresponding Definitive Offered Certificates are issued, the Certificate Owners with respect to each class of Offered Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its Participants. In addition, the access of Certificate Owners to information regarding the Offered Certificates in which they hold interests may be limited. Conveyance of notices and other communications by DTC to its Participants, and directly and indirectly through such Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may suffer delays in the receipt of payments on the related class of Offered Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Offered Certificates may be limited due to the lack of a physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

  The Trust Fund will consist primarily of a pool of adjustable and fixed rate, amortizing and balloon payment mortgage loans and participation interests in similar loans, each of which is evidenced by a mortgage note (each, a "Mortgage Note") and secured by a mortgage (each, a "Mortgage") that creates a first lien or a Junior Lien on a fee simple or leasehold estate in commercial, multifamily or, in the case of a limited number of Mortgage Loans, residential real property. Each participation interest included in the Trust Fund represents a percentage ownership of the related mortgage loan and will entitle the Trust Fund to receive that percentage of principal and interest paid on the mortgage loan. The participation interest provides no recourse against the holder of the Mortgage Note for the benefit of the holder of the participation in the event there is a default and loss on the related mortgage loan.

  For approximately 10.81% of the Group I Loans and 9.02% of the Group II Loans, the Trust Fund will hold a "lead" participation interest in the related mortgage loan. For approximately 10.04% of the Group I Loans and 9.08% of the Group II Loans, the Trust Fund will hold a non-lead participation interest. In the case of a non-lead participation interest, none of the Trust, the Servicer, or the FDIC has the ability to control the relationship between the holder of the mortgage loan and the related borrower and has limited ability to control the exercise of remedies in the event of a default or other mortgage lender decisions.

  The Mortgage Loans, in the aggregate, had a Cut-off Date Balance of approximately $746,873,986. Of the Group I Loans 87.66%, and of the Group II Loans, 55.14% provide for scheduled payments of principal based on amortization schedules more than 12 months beyond the remaining terms of such Mortgage Loans (each such Mortgage Loan, a "Balloon Loan"), thereby leaving substantial principal amounts due and payable (each such payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. As of the Information Date, 2.53% of the Group I Loans and 2.57% of the Group II Loans were in default with respect to the Balloon Payment due on such loans prior to the Information Date; however, the borrowers continue to make Assumed Scheduled Payments thereon on a timely basis (any such loan, a "Matured Performing Mortgage Loan"). The "Assumed Scheduled Payment" with respect to any Matured Performing Mortgage Loan is equal to the Scheduled Payment due on such loan on the Due Date immediately prior to the Due Date on which the Balloon Payment was first due, adjusted, in the case of an ARM Loan, to reflect adjustments to the Mortgage Rate thereon.

  Certain of the Mortgage Loans contain provisions entitling the holder of the Mortgage Note to demand payment of the entire principal balance thereof prior to its Maturity Date. The Pooling and Servicing Agreement provides that the Servicer will not exercise any such option to call the note except in the event of a payment default thereunder. Certain of the Mortgage Loans contain provisions prohibiting prepayments during certain periods, and certain of the Mortgage Loans provide for the payment of prepayment premiums in connection with certain prepayments. The Servicer does not intend to enforce prepayment prohibitions or to collect prepayment premiums.

MORTGAGE LOAN INFORMATION

  The information contained in this Prospectus with respect to the Mortgage Loans is based primarily upon a review of the Mortgage Loan files on behalf of the Mortgage Loan Seller in contemplation of the issuance of the Certificates (the "Initial Review"). The Mortgage Loans have not been "re-underwritten" or subjected to the type of review that would typically be made in respect of newly originated mortgage loans. However, in contemplation of the issuance of the Certificates, the Mortgage Loan Seller arranged for (w) the solicitation of updated operating statements from the borrowers, (x) the appraisal of the Mortgaged Properties with respect to certain of the Mortgage Loans (the "Appraisal Process"); (y) the verification of certain information with respect to the ARM Loans (the "ARM Audit"); and (z) the review of the contents of the Mortgage Loan files with respect to certain of the Mortgage Loans (the "Mortgage File Sampling"). See "Risk Factors--The Mortgage Loans--Limited Information."

  Due Diligence Process. The Initial Review was undertaken on behalf of the Mortgage Loan Seller during the period from October 1, 1993 to November 22, 1996. The Initial Review was limited to a review of the contents of each Mortgage Loan file, such as the related Mortgage Note, and a comparison of such information to the related servicing records. The statistical information included in this Prospectus with respect to the Mortgage Loans is based primarily upon a database generated in connection with the Initial Review (the "Initial Database"), modified to reflect the ARM Audit and the Mortgage File Sampling, in each case to the extent then completed, as described herein.

  The Appraisal Process. The Mortgaged Properties, with respect to 542 of the Mortgage Loans (the "Appraised Loans"), which represent approximately 61.09% of the Cut-off Date Balance, were the subject of an appraisal process conducted on behalf of the Mortgage Loan Seller during the period from October 11, 1996 through November 29, 1996 in contemplation of the issuance of the Certificates or were related to appraisals performed by or on behalf of the Servicer on or after June 1, 1995 in the course of the Servicer's usual servicing activity. The Mortgaged Properties were initially selected by the Mortgage Loan Seller for the appraisal process as described below.

  Participation interests were excluded from the appraisal process. The balance of all Mortgage Loans having a principal balance as of September 15, 1996 in excess of $1,000,000 for which no appraisal had been procured subsequent to July 1, 1995 were included in the appraisal process. Additionally, approximately 61.4% of Mortgage Loans having principal balances ranging between $500,000--$1,000,000, approximately 36.9% of Mortgage Loans ranging between $250,000--$500,000, and approximately 18.1% of Mortgage Loans with balances below $250,000 were selected on a random basis for inclusion in the appraisal process.

  During the course of the appraisal process, certain of the Mortgage Loans originally selected for appraisal were eliminated from the appraisal process for various reasons, including without limitation, uncooperative borrowers. Mortgage Loans acquired by the Mortgage Loan Seller after September 1, 1996 were not included in the appraisal process, even if they had principal balances in excess of $1,000,000.

  Each appraisal included in the appraisal process was required to comply with the then current Uniform Standards of Professional Appraisal Practice as published by The Appraisal Standards Board of The Appraisal Foundation, was conducted by a state certified, designated MAI appraiser and reviewed on behalf of the Mortgage Loan Seller by a state certified, designated SRA appraiser for consistency and conformity to the appraisal process.

                              GROUP I LOANS

                                     PRINCIPAL     APPRAISED     APPRAISED       TOTAL
                          NUMBER OF   BALANCE    OCT. 1, 1996- JUNE 1, 1995-   APPRAISED    PERCENT
PRINCIPAL BALANCE RANGE     LOANS     OF LOANS     DEC. 1996   SEPT. 30, 1996    LOANS     APPRAISED
-----------------------   --------- ------------ ------------- -------------- ------------ ---------
Greater than
 $1,000,000.............      141   $314,138,459 $227,620,316   $24,057,186   $251,677,502   80.1%
$500,000 to $1,000,000..      139     97,765,220   44,916,533    12,172,118     57,088,651   58.4
$250,000 to $500,000....      246     88,501,523   24,559,013     7,920,589     32,479,602   36.7
Less than $250,000......      730     72,429,182    7,537,652     5,871,644     13,409,296   18.5
                            -----   ------------ ------------   -----------   ------------   ----
Total...................    1,256   $572,834,384 $304,633,515   $50,021,537   $354,655,051   61.9%
                            =====   ============ ============   ===========   ============   ====

                                GROUP II LOANS

                                     PRINCIPAL     APPRAISED     APPRAISED       TOTAL
                          NUMBER OF   BALANCE    OCT. 1, 1996- JUNE 1, 1995-   APPRAISED    PERCENT
PRINCIPAL BALANCE RANGE     LOANS     OF LOANS     DEC. 1996   SEPT. 30, 1996    LOANS     APPRAISED
-----------------------   --------- ------------ ------------- -------------- ------------ ---------
Greater than
 $1,000,000.............       39   $ 63,697,006 $ 55,206,225   $ 2,552,634   $ 57,758,859   90.7%
$500,000 to $1,000,000..       46     32,841,919   19,583,502     3,476,451     23,059,953   70.2
$250,000 to $500,000....      105     37,114,317   10,485,989     3,370,675     13,856,664   37.3
Less than $250,000......      448     40,386,359    4,674,453     2,295,452      6,969,905   17.3
                            -----   ------------ ------------   -----------   ------------   ----
Total...................      638   $174,039,602 $ 89,950,169   $11,695,212   $101,645,381   58.4%
                            =====   ============ ============   ===========   ============   ====

  The ARM Audits. Each ARM Loan has been subject to an audit on behalf of the Mortgage Loan Seller for the purpose of verifying that all payments previously made by the applicable borrower were properly paid in accordance with the terms of such loan. To make such determinations, the actual payment history of each borrower was compared against a "reconstructed" payment history that reflected the exact terms of the related ARM Loan during the period for which such actual payment history was available. The correct Mortgage Rate for each Mortgage Rate adjustment date was compared with the interest rate actually used and all payments due were compared with all payments actually made in respect of each ARM Loan to determine whether the borrower was overcharged or undercharged.

  If it was determined that an overcharge with respect to an ARM Loan occurred, the applicable borrower was notified by mail as to (a) the amount of overcharge, (b) the principal balance of such ARM Loan as of the audit date and (c) the current Mortgage Rate, Index, Gross Margin and next Mortgage Rate adjustment date. Each letter provided that the outstanding principal balance of such borrower's ARM Loan would be reduced by the amount of the overcharge, unless the borrower otherwise requested cash in the amount of the overcharge.

  The Mortgage File Sampling. The contents of the files with respect to 95.65% of the Group I Loans and 95.74% of the Group II Loans have been reviewed on behalf of the Mortgage Loan Seller. Such review indicated certain material differences between the information in such files and the corresponding information in the Modified Database with respect to certain of the Mortgage Loans. The Mortgage Loan Seller believes that such differences are attributable primarily to (i) insufficient reliable information, (ii) missing and non-retrievable documentation in the Mortgage Loan files, (iii) the potentially disruptive effects of the transfer of servicing two or more times for each Mortgage Loan from the related Depository Institution to the Servicer and (iv) modifications to Mortgage Loans following the creation of the Initial Database. In an attempt to reconcile such differences, the contents of the files of any Mortgage Loan that may have been modified (determined primarily by reference to inconsistencies in the databases with respect to Mortgage Rate for Fixed Rate Loans and Maturity Date) following the creation of the Initial Database were searched for modification agreements. As a result of such procedure, the Initial Database was revised to reflect the terms of any modification agreement so discovered (the Initial Database, as so revised, the "Final Database").

  Although the Mortgage Loan Seller has endeavored to create an accurate Final Database, because of the factors enumerated above, the Mortgage Loan Seller believes that the Final Database may contain material inaccuracies with respect to one or more Mortgage Loans. By making the representations described under "--Representations and Warranties; Remedies," the risk of material inaccuracies in the Mortgage Loan Schedule will be borne by the FDIC, to the extent described in such section. For a description of the remedies applicable to a breach of any such representation, see "--Representations and Warranties; Remedies."

  Set forth below is certain information with respect to the Group I Loans (i.e., the Mortgage Loans in Sub-Pool I), and the Group II Loans (i.e., the Mortgage Loans in Sub-Pool II). In addition, set forth in Annex A and Annex B to this Prospectus is additional information with respect to the 25 largest Mortgage Loans in each Sub-Pool.

                                  SUB-POOL I

  Sub-Pool I consists exclusively of 1,256 Mortgage Loans (the "Group I Loans"), which have an aggregate Cut-off Date Balance of $572,834,384 (the "Cut-off Date Sub-Pool I Balance"). Of the Cut-off Date Sub-Pool I Balance, $61,921,461 (79 Mortgage Loans) represents ownership of lead participation interests and $57,506,445 (68 Mortgage Loans) represents ownership of non-lead participation interests.

  Set forth below is certain information with respect to the Mortgage Loans in Sub-Pool I. Annex A to this Prospectus contains additional information with respect to the 25 largest Mortgage Loans in Sub-Pool I.

  The following table sets forth the Mortgage Rates for the Group I Loans as of the Information Date.

 SUB-POOL I--MORTGAGE RATES FOR GROUP I LOANS AS OF THE INFORMATION DATE

                                                                     PERCENT OF
                                             NUMBER OF  AGGREGATE   CUT-OFF DATE
                                              GROUP I    CUT-OFF     SUB-POOL I
RANGE OF MORTGAGE RATES (%)                    LOANS   DATE BALANCE   BALANCE
---------------------------                  --------- ------------ ------------
Less than 5.50..............................      34   $ 26,224,104      4.58%
 5.50- 5.99.................................       1        107,726      0.02
 6.00- 6.49.................................      19      9,597,447      1.68
 6.50- 6.99.................................      11      8,389,249      1.46
 7.00- 7.49.................................      34     21,132,809      3.69
 7.50- 7.99.................................     110     57,428,484     10.03
 8.00- 8.49.................................     134     77,745,937     13.57
 8.50- 8.99.................................     171     88,175,184     15.39
 9.00- 9.49.................................     164     92,787,075     16.20
 9.50- 9.99.................................     205    117,971,643     20.59
10.00-10.49.................................     179     39,702,283      6.93
10.50-10.99.................................      58     13,625,599      2.38
11.00-11.49.................................      48     10,775,751      1.88
11.50-11.99.................................      27      4,083,472      0.71
12.00-12.49.................................      24      1,844,658      0.32
12.50-12.99.................................      15      1,814,155      0.32
13.00-13.49.................................       8        445,822      0.08
13.50-13.99.................................       5        627,259      0.11
14.00 or greater............................       9        355,727      0.06
                                               -----   ------------    ------
Total.......................................   1,256   $572,834,384    100.00%
                                               =====   ============    ======

Weighted average Mortgage Rate: 8.706% per annum

  The following tables set forth information for the Group I Loans that are ARM Loans.

            SUB-POOL I--GROSS MARGINS FOR THE GROUP I ARM LOANS

                                                                     PERCENT OF
                                             NUMBER OF  AGGREGATE   CUT-OFF DATE
                                              GROUP I    CUT-OFF     SUB-POOL I
RANGE OF GROSS MARGINS (%)                     LOANS   DATE BALANCE   BALANCE
--------------------------                   --------- ------------ ------------
0.00........................................       2   $    681,321      0.12%
0.01-0.99...................................       3        672,213      0.12
1.00-1.99...................................      29     15,837,473      2.76
2.00-2.99...................................      82     23,674,412      4.13
3.00-3.99...................................      29      5,250,486      0.92
4.00+.......................................      15      4,047,474      0.71
Fixed Rate..................................   1,096    522,671,005     91.24
                                               -----   ------------    ------
Total.......................................   1,256   $572,834,384    100.00%
                                               =====   ============    ======

Weighted average Gross Margin: 2.206% per annum

   SUB-POOL I--FREQUENCY OF ADJUSTMENTS TO MORTGAGE RATES FOR THE GROUP I ARM
                                   LOANS

                                                  PERCENT OF
                          NUMBER OF  AGGREGATE   CUT-OFF DATE
MORTGAGE RATE ADJUSTMENT   GROUP I    CUT-OFF     SUB-POOL I
FREQUENCY (MONTHS)          LOANS   DATE BALANCE   BALANCE
------------------------  --------- ------------ ------------
 1......................       15   $  5,700,262      1.00%
 3......................        5        366,997      0.06
 6......................       13      4,658,098      0.81
12......................       51     12,998,683      2.27
24......................        1        111,573      0.02
36......................        8        774,011      0.14
60......................        4      4,349,084      0.76
Adjusts with an Index...       63     21,204,671      3.70
Fixed Rate..............    1,096    522,671,005     91.24
                            -----   ------------    ------
Total...................    1,256   $572,834,384    100.00%
                            =====   ============    ======

   SUB-POOL I--MAXIMUM LIFETIME MORTGAGE RATES FOR THE GROUP I ARM LOANS

                                                                   PERCENT OF
                                           NUMBER OF  AGGREGATE   CUT-OFF DATE
RANGE OF MAXIMUM                            GROUP I    CUT-OFF     SUB-POOL I
LIFETIME MORTGAGE RATES (%)                  LOANS   DATE BALANCE   BALANCE
---------------------------                --------- ------------ ------------
No Maximum Rate...........................      17   $  9,070,780      1.58%
 0.01-11.99...............................      13      5,342,613      0.93
12.00-12.99...............................      15      4,568,174      0.80
13.00-13.99...............................       9      2,872,823      0.50
14.00-14.99...............................      29     11,419,488      1.99
15.00-15.99...............................      26      8,964,559      1.56
16.00-16.99...............................      22      4,209,698      0.73
17.00-17.99...............................      12      1,769,479      0.31
18.00-18.99...............................       3        145,125      0.03
19.00-19.99...............................       4        629,669      0.11
20.00+....................................      10      1,170,972      0.20
Fixed Rate................................   1,096    522,671,005     91.24
                                             -----   ------------    ------
Total.....................................   1,256   $572,834,384    100.00%
                                             =====   ============    ======

Weighted average maximum lifetime Mortgage Rate*: 14.497% per annum. This calculation does not include the 1.58% of the Group I Loans without maximum lifetime Mortgage Rates.

  SUB-POOL I--MINIMUM LIFETIME MORTGAGE RATES FOR THE GROUP I ARM LOANS

                                                                   PERCENT OF
                                           NUMBER OF  AGGREGATE   CUT-OFF DATE
RANGE OF MINIMUM LIFETIME MORTGAGE RATES    GROUP I    CUT-OFF     SUB-POOL I
(%)                                          LOANS   DATE BALANCE   BALANCE
----------------------------------------   --------- ------------ ------------
7.50-7.99.................................      15   $  5,355,455      0.93%
8.00-8.99.................................      49     15,948,371      2.78
9.00-9.99.................................      39     16,393,195      2.86
10.00+....................................      57     12,466,359      2.18
Fixed Rate................................   1,096    522,671,005     91.24
                                             -----   ------------    ------
Total.....................................   1,256   $572,834,384    100.00%
                                             =====   ============    ======

Weighted average minimum lifetime Mortgage Rate*: 9.252% per annum
--------


              SUB-POOL I--INDICES FOR THE GROUP I ARM LOANS

                                                                     PERCENT OF
                                             NUMBER OF  AGGREGATE   CUT-OFF DATE
                                              GROUP I    CUT-OFF     SUB-POOL I
INDEX                                          LOANS   DATE BALANCE   BALANCE
-----                                        --------- ------------ ------------
One Year CMT*...............................      15   $  2,446,872      0.43%
Various Prime Rates.........................     120     35,652,845      6.22
COFI........................................      11      6,777,898      1.18
Other.......................................       2        215,842      0.04
Three Year CMT*.............................       9      1,155,587      0.20
Five Year CMT*..............................       3      3,914,334      0.68
Fixed Rate..................................   1,096    522,671,005     91.24
                                               -----   ------------    ------
Total.......................................   1,256   $572,834,384    100.00%
                                               =====   ============    ======

--------

* Constant Maturity Treasury.

  If the respective Index set forth in a particular Mortgage Note becomes unavailable, and such Mortgage Note provides for no alternative Index, the Servicer will select The Wall Street Journal Prime Rate as the Index.

  The following tables set forth information about all of the Group I Loans.

           SUB-POOL I--CUT-OFF DATE BALANCES FOR GROUP I LOANS*

                                                                     PERCENT OF
                                            NUMBER OF   AGGREGATE   CUT-OFF DATE
                                             GROUP I     CUT-OFF     SUB-POOL I
RANGE OF CUT-OFF DATE BALANCES ($)            LOANS   DATE BALANCE    BALANCE
----------------------------------          --------- ------------- ------------
  250,000.00 or less.......................     730   $  72,429,182     12.64%
  250,000.01-  500,000.00..................     246      88,501,523     15.45
  500,000.01-1,000,000.00..................     139      97,765,220     17.07
1,000,000.01-2,000,000.00..................      94     129,198,159     22.55
2,000,000.01-3,000,000.00..................      23      56,091,039      9.79
3,000,000.01-4,000,000.00..................       6      21,017,279      3.67
4,000,000.01-5,000,000.00..................       9      39,061,562      6.82
5,000,000.01 or more.......................       9      68,770,421     12.01
                                              -----   -------------    ------
Total......................................   1,256   $572,834,384     100.00%
                                              =====   =============    ======

Average Cut-off Date Balance: $456,078
--------

* The Cut-off Date Balance of a Group I Loan may be larger than its original principal balance as a result of, among other things, a modification.

             SUB-POOL I--YEAR OF ORIGINATION OF GROUP I LOANS

                                                                     PERCENT OF
                                             NUMBER OF  AGGREGATE   CUT-OFF DATE
                                              GROUP I    CUT-OFF     SUB-POOL I
YEAR                                           LOANS   DATE BALANCE   BALANCE
----                                         --------- ------------ ------------
1968........................................       1   $    244,381     0.04%
1971........................................       2          1,825     0.00
1972........................................       4        198,007     0.03
1973........................................       7      2,230,465     0.39
1974........................................       3      1,032,887     0.18
1975........................................       1        738,225     0.13
1976........................................       8      2,215,999     0.39
1977........................................      16      2,151,238     0.38
1978........................................      17     14,362,792     2.51
1979........................................      14      1,269,683     0.22
1980........................................       3        415,727     0.07
1981........................................       4        488,030     0.09
1982........................................       5        557,473     0.10
1983........................................      22      9,831,035     1.72
1984........................................      36     14,569,289     2.54
1985........................................      59     12,167,942     2.12
1986........................................     119     31,160,282     5.44
1987........................................     133     51,863,806     9.05
1988........................................     164     67,913,781    11.86
1989........................................     130     56,249,926     9.82
1990........................................     106     49,096,030     8.57
1991........................................      82     42,808,890     7.47
1992........................................      83     55,799,587     9.74
1993........................................     113     64,470,238    11.25
1994........................................      78     52,321,364     9.13
1995........................................      35     30,700,171     5.36
1996........................................      10      7,945,097     1.39
Unknown.....................................       1         30,217     0.01
                                               -----   ------------    -----
Total.......................................   1,256   $572,834,384    100.0%
                                               =====   ============    =====

     SUB-POOL I--SEASONING OF GROUP I LOANS AS OF THE INFORMATION DATE

                                                                    PERCENT OF
                                            NUMBER OF  AGGREGATE   CUT-OFF DATE
                                             GROUP I    CUT-OFF     SUB-POOL I
RANGE OF SEASONING (MONTHS)                   LOANS   DATE BALANCE   BALANCE
---------------------------                 --------- ------------ ------------
12 or less.................................      14   $ 18,446,682      3.22%
 13- 24....................................      33     21,345,600      3.73
 25- 36....................................      90     54,833,535      9.57
 37- 48....................................     108     64,742,151     11.30
 49- 60....................................      83     57,543,160     10.05
 61- 72....................................      92     44,593,088      7.78
 73- 84....................................      97     45,361,518      7.92
 85- 96....................................     128     56,423,110      9.85
 97-108....................................     174     77,967,932     13.61
109-120....................................     140     45,448,575      7.93
121 or more................................     297     86,129,033     15.04
                                              -----   ------------    ------
Total......................................   1,256   $572,834,384    100.00%
                                              =====   ============    ======

Weighted average seasoning of the Group I Loans: 83.3 months

   SUB-POOL I--REMAINING TERM TO SCHEDULED MATURITY OF THE GROUP I LOANS THAT
                AREBALLOON LOANS AS OF THE INFORMATION DATE

                                                                     PERCENT OF
                                             NUMBER OF  AGGREGATE   CUT-OFF DATE
                                              GROUP I    CUT-OFF     SUB-POOL I
RANGE OF REMAINING TERMS (MONTHS)              LOANS   DATE BALANCE   BALANCE
---------------------------------            --------- ------------ ------------
6 or less...................................      26   $  9,475,220      1.65%
  7- 12.....................................      28     17,585,079      3.07
 13- 24.....................................      69     34,123,895      5.96
 25- 36.....................................      76     55,066,578      9.61
 37- 48.....................................      34     24,161,672      4.22
 49- 60.....................................      29     16,172,389      2.82
 61- 84.....................................      91     60,428,432     10.55
 85-120.....................................     474    277,471,277     48.44
121-180.....................................      12      6,343,262      1.11
181-240.....................................       3      1,217,819      0.21
241-360.....................................       1        121,149      0.02
Fully Amortizing Loans......................     381     56,179,654      9.81
Matured Performing Loans....................      32     14,487,957      2.53
                                               -----   ------------    ------
Total.......................................   1,256   $572,834,384    100.00%
                                               =====   ============    ======

Weighted average remaining term to scheduled maturity (not including Matured Performing Mortgage Loans or fully amortizing Mortgage Loans): 75.6 months.


   SUB-POOL I--REMAINING TERM TO SCHEDULED MATURITY OF GROUP I LOANS THAT ARE
         FULLY AMORTIZING GROUP I LOANS AS OF THE INFORMATION DATE

                                                                     PERCENT OF
                                             NUMBER OF  AGGREGATE   CUT-OFF DATE
                                              GROUP I    CUT-OFF     SUB-POOL I
RANGE OF REMAINING TERMS (MONTHS)              LOANS   DATE BALANCE   BALANCE
---------------------------------            --------- ------------ ------------
6 or less...................................      14    $    75,569      0.01%
  7- 12.....................................      11        182,013      0.03
 13- 24.....................................      21        568,001      0.10
 25- 36.....................................      39      2,760,469      0.48
 37- 48.....................................      16        286,573      0.05
 49- 60.....................................      18      1,034,285      0.18
 61- 84.....................................      60     10,898,413      1.90
 85-120.....................................     115     18,459,332      3.22
121-180.....................................      38      7,417,885      1.29
181-240.....................................      35     11,835,265      2.07
241-360.....................................      14      2,661,848      0.46
Balloon Loans...............................     843    502,166,773     87.66
Matured Performing Loans....................      32     14,487,957      2.53
                                               -----   ------------    ------
Total.......................................   1,256   $572,834,384    100.00%
                                               =====   ============    ======

Weighted average remaining term to scheduled maturity (not including Matured Performing Mortgage Loans or Balloon Loans): 123.6 months.

     SUB-POOL I--CUT-OFF DATE LTV RATIOS FOR APPRAISED GROUP I LOANS*

                                                                    PERCENT OF
                                            NUMBER OF  AGGREGATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE LOAN-TO-VALUE RATIOS   GROUP I    CUT-OFF     SUB-POOL I
(%)                                           LOANS   DATE BALANCE   BALANCE
------------------------------------------  --------- ------------ ------------
 30.000 or less...........................       27   $ 22,570,384      3.94%
 30.001- 40.000...........................       27     30,654,777      5.35
 40.001- 50.000...........................       28     28,443,400      4.97
 50.001- 60.000...........................       44     39,022,553      6.81
 60.001- 70.000...........................       43     37,121,125      6.48
 70.001- 75.000...........................       30     29,698,448      5.18
 75.001- 80.000...........................       19     14,309,386      2.50
 80.001- 90.000...........................       34     34,353,078      6.00
 90.001- 95.000...........................       17     15,169,209      2.65
 95.001-100.000...........................       11      9,220,147      1.61
100.001-125.000...........................       64     53,700,727      9.37
125.001-150.000...........................       20     20,012,574      3.49
150.001-200.000...........................       18     16,906,368      2.95
200.001-300.000...........................        3      3,309,083      0.58
300.001-400.000...........................        1        163,793      0.03
No Current Appraisal......................      870    218,179,332     38.09
                                              -----   ------------    ------
Total.....................................    1,256   $572,834,384    100.00%
                                              =====   ============    ======

Weighted average Cut-off Date LTV Ratio for Appraised Group I Loans: 79.04%

--------

* Determined as described on page 54 of this Prospectus.

  SUB-POOL I--CURRENT ESTIMATED NET CASH FLOW COVERAGE RATIOS FOR THE GROUP I
                     LOANS AS OF THE INFORMATION DATE

                                                                   PERCENT OF
                                           NUMBER OF  AGGREGATE   CUT- OFF DATE
RANGE OF ESTIMATED NET CASH FLOW COVERAGE   GROUP I    CUT-OFF     SUB-POOL I
RATIOS                                       LOANS   DATE BALANCE    BALANCE
-----------------------------------------  --------- ------------ -------------
0.80 or less.............................       72   $ 29,699,363      5.18%
0.81-0.90................................       39     31,938,161      5.58
0.91-1.00................................       34     20,851,738      3.64
1.01-1.10................................       39     24,193,989      4.22
1.11-1.20................................       41     41,156,220      7.18
1.21-1.30................................       40     25,838,535      4.51
1.31-1.40................................       42     25,942,479      4.53
1.41-1.50................................       27     30,086,005      5.25
1.51-1.60................................       24     15,279,600      2.67
1.61-1.70................................       14      9,431,553      1.65
1.71-1.80................................       20     17,917,146      3.13
1.81-1.90................................       13     11,175,313      1.95
1.91-2.00................................       14      7,324,917      1.28
2.01+....................................      148    125,090,543     21.84
Junior Liens.............................       27      9,038,500      1.58
No Current Net Cash Flow Information.....      662    147,870,322     25.81
                                             -----   ------------    ------
Total....................................    1,256   $572,834,384    100.00%
                                             =====   ============    ======

Weighted average Estimated Net Cash Flow Coverage Ratio: 2.13x

  The "Estimated Net Cash Flow Coverage Ratio" for any Mortgage Loan that is secured by a first lien on the related Mortgaged Property is the ratio of "Estimated Net Cash Flow" of the related Mortgaged Property for a one-year period to the amount of debt service that will be payable under such Mortgage Loan for the one-year period following the date of determination, assuming, in the case of an ARM Loan, no adjustments to the Mortgage Rate or Scheduled Payments thereon following such date. Estimated Net Cash Flow Coverage Ratios were not calculated with respect to any Mortgage Loan secured by a Junior Lien. "Estimated Net Cash Flow" for each appraised Mortgage Loan generally was estimated by the appraiser based upon an analysis of the condition of the related Mortgaged Property and of income and expense experiences of comparable properties identified in the related region or locality. If an operating statement for the applicable property (i.e., an income and expense statement with respect to such property) was available to the appraiser, Estimated Net Cash Flow was determined based upon the income and expense information included in such statement and adjusted, to the extent deemed necessary by the appraiser, to reflect property-specific information known to the appraiser as well as relevant real estate market information (e.g., income and expense information with respect to comparable properties in the same region or locality).

  For example, the Estimated Net Cash Flow for a particular property may have been subject to reduction if a significant portion of the income of the property was attributable to above-market payments pursuant to short term leases. If an operating statement was not available, Estimated Net Cash Flow was based upon property-specific information known to the appraiser as well as relevant real estate market information. In all cases, the appraisals and the Estimated Net Cash Flows, were reviewed by an independent MAI appraiser. In any case in which the reviewer determined that the Estimated Net Cash Flow for a particular property was questionable, the results were returned to the original appraiser for re-analysis. In general, "Estimated Net Cash Flow" is an estimate of the revenue derived from the use and operation of a Mortgaged Property (consisting primarily of rental income), less operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and less fixed expenses (such as insurance and real estate taxes). "Estimated Net Cash Flow" does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

  There was not sufficient information in the Mortgage Loan files or otherwise available from the borrowers (such as operating statements, tax returns or financial statements) to prepare accurately an analysis of property performance and debt service consistent with a standard measure, such as a ratio of earnings to fixed charges, calculated in accordance with generally accepted accounting principles. "Earnings" in the calculation of earnings to fixed charges is defined generally as pretax income from continuing operations, including depreciation and amortization, and "fixed charges" in such calculation is defined generally to include interest and amortization of debt expense and discount or premium, in each case whether expensed or capitalized. THE ESTIMATED NET CASH FLOW COVERAGE RATIO WITH RESPECT TO A PARTICULAR MORTGAGED PROPERTY SHOULD NOT BE CONSIDERED AS EQUIVALENT TO ANY MEASURE OF PERFORMANCE, SUCH AS A RATIO OF EARNINGS TO FIXED CHARGES, DETERMINED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, AS AN INDICATOR OF THE PERFORMANCE OF SUCH PROPERTY OR TO CASH FLOWS GENERATED BY OPERATING, INVESTING AND FINANCING ACTIVITIES, AS AN INDICATOR OF CASH FLOWS OR AS A MEASURE OF LIQUIDITY.

  There can be no assurance that such information is in any respect indicative of the ability of the underlying borrowers to make debt service payments on the particular Mortgage Loans, even with respect to such loans as to which operating statements were available. There can be no assurance that Estimated Net Cash Flow with respect to a particular Mortgaged Property reflects any increases in expenses or decreases in income on such property beyond the period covered thereby, even if expected. Further, with respect to the Mortgage Loans as to which operating statements were not available, there can be no assurance that the Estimated Net Cash Flow Coverage Ratios provided herein are representative of Estimated Net Cash Flow Coverage Ratios that would have been calculated from operating statements had they been available for the related Mortgaged Properties. Finally, although the Mortgage Loan Seller does not believe that the Mortgage Loans for which no Net Cash Flow information was obtained as a group will have materially different characteristics than those Mortgage Loans for which such information was available (other than principal balances), no assurance can be given to that effect.

  The Group I Loans are secured by Mortgaged Properties located in approximately 35 different jurisdictions. The following table sets forth the states in which the Mortgaged Properties relating to the Group I Loans are located. See "Risk Factors--The Mortgage Loans--Concentration."

           SUB-POOL I--GEOGRAPHIC DISTRIBUTION OF GROUP I LOANS

                                                                     PERCENT OF
                                             NUMBER OF  AGGREGATE   CUT-OFF DATE
                                              GROUP I    CUT-OFF     SUB-POOL I
STATE                                          LOANS   DATE BALANCE   BALANCE
-----                                        --------- ------------ ------------
California..................................     277   $173,167,489     30.23%
Massachusetts...............................     301    101,680,521     17.75
Texas.......................................     213     55,437,379      9.68
Connecticut.................................     131     50,839,222      8.88
New Jersey..................................      31     31,113,253      5.43
New York....................................      78     29,181,020      5.09
Florida.....................................      17     21,640,506      3.78
New Hampshire...............................      28     18,341,441      3.20
District of Columbia........................      17     13,523,618      2.36
Virginia....................................      16     12,486,498      2.18
Other.......................................     147     65,423,438     11.42
                                               -----   ------------    ------
Total.......................................   1,256   $572,834,384    100.00%
                                               =====   ============    ======

--------

  The following table sets forth the property type of the Mortgaged Properties in Sub-Pool I as of the Information Date. See "Risk Factors--The Mortgage Loans--Nature of the Mortgaged Properties."

                           SUB-POOL I--PROPERTY TYPE

                                                                     PERCENT OF
                                             NUMBER OF  AGGREGATE   CUT-OFF DATE
                                              GROUP I    CUT-OFF     SUB-POOL I
PROPERTY TYPE                                  LOANS   DATE BALANCE   BALANCE
-------------                                --------- ------------ ------------
Retail......................................     338   $127,423,238    22.24%
Office......................................     179     94,040,815    16.42
Multifamily.................................     197     89,619,440    15.64
Industrial..................................     166     86,830,577    15.16
Mixed-Use...................................     192     67,471,465    11.78
Lodging.....................................      43     63,251,470    11.04
Other.......................................      70     32,736,542     5.71
Residential.................................      71     11,460,837     2.00
                                               -----   ------------    -----
Total.......................................   1,256   $572,834,384    100.0%
                                               =====   ============    =====

          SUB-POOL I--DELINQUENCY STATUS AS OF THE INFORMATION DATE*

                                                                     PERCENT OF
                                             NUMBER OF  AGGREGATE   CUT-OFF DATE
                                              GROUP I    CUT-OFF     SUB-POOL I
DAYS PAST DUE                                  LOANS   DATE BALANCE   BALANCE
-------------                                --------- ------------ ------------
Current.....................................     991   $467,501,615    81.61%
 1-29.......................................     197     78,490,493    13.70
30-59.......................................      68     26,842,276     4.69
                                               -----   ------------    -----
Total.......................................   1,256   $572,834,384    100.0%
                                               =====   ============    =====

--------
* Delinquencies are measured from the stated due date, exclusive of any applicable grace periods.

   SUB-POOL I--HISTORICAL DELINQUENCY STATUS AS OF THE INFORMATION DATE

                                              NUMBER                PERCENT OF
                                                OF     AGGREGATE   CUT-OFF DATE
                                              GROUP I   CUT-OFF     SUB-POOL I
TIMES 30 DAYS PAST DUE IN THE LAST 12 MONTHS   LOANS  DATE BALANCE   BALANCE
--------------------------------------------  ------- ------------ ------------
 0...........................................    931  $435,368,857     76.00%
 1...........................................    143    65,795,948     11.49
 2...........................................     79    44,625,007      7.79
 3...........................................     51    16,336,149      2.85
 4...........................................     22     4,075,651      0.71
 5...........................................     21     3,517,033      0.61
 6...........................................      1       541,594      0.09
 7...........................................      1       221,909      0.04
 8...........................................      3       483,169      0.08
 9...........................................      2     1,243,193      0.22
10...........................................      1       466,286      0.08
12...........................................      1       159,589      0.03
                                               -----  ------------    ------
Total........................................  1,256  $572,834,384    100.00%
                                               =====  ============    ======

                                              NUMBER                PERCENT OF
                                                OF     AGGREGATE   CUT-OFF DATE
                                              GROUP I   CUT-OFF     SUB-POOL I
TIMES 60 DAYS PAST DUE IN THE LAST 12 MONTHS   LOANS  DATE BALANCE   BALANCE
--------------------------------------------  ------- ------------ ------------
0............................................  1,022  $458,107,263     79.97%
1............................................    108    49,869,548      8.71
2............................................     31    12,590,640      2.20
3............................................     34    14,389,796      2.51
4............................................     34    13,374,877      2.33
5............................................      6     4,362,228      0.76
6............................................     10     4,229,587      0.74
7............................................      4    13,396,848      2.34
8............................................      5     2,079,869      0.36
9............................................      2       433,730      0.08
                                               -----  ------------    ------
Total........................................  1,256  $572,834,384    100.00%
                                               =====  ============    ======

                                  SUB-POOL II

  Sub-Pool II consists exclusively of 638 ARM Loans (the "Group II Loans"), which have an aggregate Cut-off Date Balance of approximately $174,039,602 (the "Cut-off Date Sub-Pool II Balance"). Of the Cut-off Date Sub-Pool II Balance, $15,704,941 (28 Mortgage Loans) represents ownership of lead participation interests and $15,797,335 (25 Mortgage Loans) represents ownership of non-lead ownership interests.

  The Mortgage Rate on each Group II Loan is subject to adjustment on specified Due Dates (each such date of adjustment, a "Mortgage Rate Adjustment Date") by adding or, in certain cases, subtracting, a fixed number of basis points (a "Gross Margin") to the value of a base index (an "Index") or, in certain cases, a fraction thereof, subject, in certain cases, to rounding conventions, in the case of 26.36% of the Group II Loans, to lifetime maximum and/or minimum Mortgage Rates, and in the case of 15.48% of the Group II Loans, to periodic maximum and/or minimum Mortgage Rates, as described herein.

  The amount of Scheduled Payments on each Group II Loan is subject to adjustment on specified Due Dates (each such date, a "Payment Adjustment Date") to an amount that would amortize the outstanding principal balance thereof over its remaining amortization schedule and to pay interest at the applicable Mortgage Rate, subject with respect to certain Group II Loans to payment caps, which limit the amount by which a Scheduled Payment may adjust on any Payment Adjustment Date. Further, in the case of certain Group II Loans, the Payment Adjustment Date may occur at different frequencies than the related Mortgage Rate Adjustment Dates. As a result, and because the application of payment caps may limit the amount by which the Scheduled Payments may adjust in respect of certain Mortgage Loans, the amount of a Scheduled Payment may be more or less than the amount necessary to amortize the Mortgage Loan principal balance over its then remaining amortization schedule and to pay interest at the applicable Mortgage Rate. Accordingly Mortgage Loans may be subject to slower amortization (if the Scheduled Payment due on a Due Date is sufficient to pay interest accrued to such Due Date at the applicable Mortgage Rate but is not sufficient to reduce principal in accordance with the applicable amortization schedule), to negative amortization (if interest accrued to a Due Date at the applicable Mortgage Rate is greater than the entire Scheduled Payment due on such Due Date) or to accelerated amortization (if the Scheduled Payment due on a Due Date is greater than the amount necessary to pay interest accrued to such Due Date at the applicable Mortgage Rate and to reduce principal in accordance with the applicable amortization schedule).

  Set forth below is certain information with respect to the Mortgage Loans in Sub-Pool II. Annex B to this Prospectus contains additional information with respect to the 25 largest Mortgage Loans in Sub-Pool II.

  The following tables set forth information about the Group II Loans as of the Information Date.

SUB-POOL II--MORTGAGE RATES FOR GROUP II LOANS AS OF THE INFORMATION DATE

                                                                     PERCENT OF
                                             NUMBER OF  AGGREGATE   CUT-OFF DATE
                                             GROUP II    CUT-OFF    SUB-POOL II
RANGE OF MORTGAGE RATES (%)                    LOANS   DATE BALANCE   BALANCE
---------------------------                  --------- ------------ ------------
Less than 5.50..............................      4    $  2,052,035      1.18%
 5.50- 5.99.................................      1         161,235      0.09
 6.00- 6.49.................................      7       2,100,937      1.21
 6.50- 6.99.................................      5         459,315      0.26
 7.00- 7.49.................................     25       8,753,296      5.03
 7.50- 7.99.................................     43      12,947,548      7.44
 8.00- 8.49.................................     88      22,290,193     12.81
 8.50- 8.99.................................     57      20,520,967     11.79
 9.00- 9.49.................................     99      27,921,489     16.04
 9.50- 9.99.................................    114      37,959,464     21.81
10.00-10.49.................................    107      25,497,472     14.65
10.50-10.99.................................     41       7,427,944      4.27
11.00-11.49.................................     29       2,756,487      1.58
11.50-11.99.................................      7       2,183,836      1.25
12.00-12.49.................................      4         306,767      0.18
12.50-12.99.................................      4         255,617      0.15
14.00 or greater............................      3         445,002      0.26
                                                ---    ------------    ------
Total.......................................    638    $174,039,602    100.00%
                                                ===    ============    ======

Weighted average Mortgage Rate: 9.113% per annum

             SUB-POOL II--GROSS MARGINS FOR THE GROUP II LOANS

                                                                     PERCENT OF
                                             NUMBER OF  AGGREGATE   CUT-OFF DATE
                                             GROUP II    CUT-OFF    SUB-POOL II
RANGE OF GROSS MARGINS (%)                     LOANS   DATE BALANCE   BALANCE
--------------------------                   --------- ------------ ------------
Less than 0.00..............................      4    $    518,188      0.30%
0.00........................................    111      23,790,434     13.67
0.01-0.99...................................     23      11,088,929      6.37
1.00-1.99...................................    187      61,985,471     35.62
2.00-2.99...................................    191      46,937,155     26.97
3.00-3.99...................................    102      25,199,478     14.48
4.00+.......................................     20       4,519,947      2.60
                                                ---    ------------    ------
Total.......................................    638    $174,039,602    100.00%
                                                ===    ============    ======

Weighted average Gross Margin: 1.666% per annum


 SUB-POOL II--FREQUENCY OF ADJUSTMENTS TO MORTGAGE RATES FOR THE GROUP II LOANS

                                                  PERCENT OF
                          NUMBER OF  AGGREGATE   CUT-OFF DATE
MORTGAGE RATE ADJUSTMENT  GROUP II    CUT-OFF    SUB-POOL II
FREQUENCY (MONTHS)          LOANS   DATE BALANCE   BALANCE
------------------------  --------- ------------ ------------
 1......................      31    $ 10,705,409      6.15%
 3......................      22       4,586,269      2.64
 6......................      99      25,738,091     14.79
12......................     171      39,404,001     22.64
24......................      20       6,029,917      3.46
30......................       1          84,103      0.05
36......................     110      18,416,295     10.58
60......................      24       6,828,263      3.92
Adjusts with an Index...     160      62,247,253     35.77
                             ---    ------------    ------
Total...................     638    $174,039,602    100.00%
                             ===    ============    ======


    SUB-POOL II--MAXIMUM LIFETIME MORTGAGE RATES FOR THE GROUP II LOANS

                                                                   PERCENT OF
                                           NUMBER OF  AGGREGATE   CUT-OFF DATE
RANGE OF MAXIMUM                           GROUP II    CUT-OFF    SUB-POOL II
LIFETIME MORTGAGE RATES (%)                  LOANS   DATE BALANCE   BALANCE
---------------------------                --------- ------------ ------------
No Maximum Rate...........................    481    $128,649,772     73.92%
 0.01-11.99...............................     16      12,949,975      7.44
12.00-12.99...............................     15       7,874,696      4.52
13.00-13.99...............................      7       2,473,008      1.42
14.00-14.99...............................     24       6,372,011      3.66
15.00-15.99...............................     25       5,777,584      3.32
16.00-16.99...............................     27       3,116,411      1.79
17.00-17.99...............................     16       1,794,696      1.03
18.00-18.99...............................     13       2,398,888      1.38
19.00-19.99...............................      5         519,093      0.30
20.00+....................................      9       2,113,468      1.21
                                              ---    ------------    ------
Total.....................................    638    $174,039,602    100.00%
                                              ===    ============    ======

Weighted average maximum lifetime Mortgage Rate*: 13.538% per annum. This calculation does not include the 73.92% of the Group II Loans without maximum lifetime Mortgage Rates.

   SUB-POOL II--MINIMUM LIFETIME MORTGAGE RATES FOR THE GROUP II LOANS

                                                                   PERCENT OF
                                           NUMBER OF  AGGREGATE   CUT-OFF DATE
RANGE OF MINIMUM                           GROUP II    CUT-OFF    SUB-POOL II
LIFETIME MORTGAGE RATES (%)                  LOANS   DATE BALANCE   BALANCE
---------------------------                --------- ------------ ------------
No Minimum Rate...........................    593    $159,959,126     91.91%
1.00-1.99.................................      3         170,940      0.10
3.00-3.99.................................      4         686,145      0.39
4.00-4.99.................................     15       5,120,679      2.94
5.00-5.99.................................     11       2,295,530      1.32
6.00-6.99.................................      9       3,154,204      1.81
7.00-7.99.................................      3       2,652,978      1.52
                                              ---    ------------    ------
Total.....................................    638    $174,039,602    100.00%
                                              ===    ============    ======

Weighted average minimum lifetime Mortgage Rate*: 5.361% per annum. This calculation does not include the 91.91% of the Group II Loans without minimum lifetime Mortgage Rates.

               SUB-POOL II--INDICES FOR THE GROUP II LOANS

                                                                     PERCENT OF
                                             NUMBER OF  AGGREGATE   CUT-OFF DATE
                                             GROUP II    CUT-OFF    SUB-POOL II
INDEX                                          LOANS   DATE BALANCE   BALANCE
-----                                        --------- ------------ ------------
One Year CMT*...............................     58    $  9,354,198      5.37%
Various Prime Rates.........................    424     123,660,499     71.05
COFI........................................     43      16,006,829      9.20
Other.......................................     51       8,346,070      4.80
Three Year CMT*.............................     43       9,504,233      5.46
Five Year CMT*..............................      8       3,490,211      2.01
FHLB........................................     11       3,677,562      2.11
                                                ---    ------------    ------
Total.......................................    638    $174,039,602    100.00%
                                                ===    ============    ======

--------

* Constant Maturity Treasury.

  If the respective Index set forth in a particular Mortgage Note becomes unavailable, and such Mortgage Note provides for no alternative Index, the Servicer will select The Wall Street Journal Prime Rate as the Index.


        SUB-POOL II--CUT-OFF DATE BALANCES FOR THE GROUP II LOANS*

                                                                    PERCENT OF
                                            NUMBER OF  AGGREGATE   CUT-OFF DATE
RANGE OF CUT-                               GROUP II    CUT-OFF    SUB-POOL II
OFF DATE BALANCES ($)                         LOANS   DATE BALANCE   BALANCE
---------------------                       --------- ------------ ------------
  250,000.00 or less.......................    448     $40,386,359     23.21%
  250,000.01 -   500,000.00................    105      37,114,317     21.33
  500,000.01 - 1,000,000.00................     46      32,841,919     18.87
1,000,000.01 - 2,000,000.00................     34      47,756,946     27.44
2,000,000.01 - 3,000,000.00................      2       4,964,846      2.85
3,000,000.01 - 4,000,000.00................      2       6,892,521      3.96
4,000,000.01 - 5,000,000.00................      1       4,082,693      2.35
                                               ---    ------------    ------
Total......................................    638    $174,039,602    100.00%
                                               ===    ============    ======

Average Cut-off Date Balance: $272,789
--------

* The Cut-off Date Balance of a Mortgage Loan may be larger than its original principal balance as a result of, among other things, modification or negative amortization.

            SUB-POOL II--YEAR OF ORIGINATION OF GROUP II LOANS

                                                                     PERCENT OF
                                             NUMBER OF  AGGREGATE   CUT-OFF DATE
                                             GROUP II    CUT-OFF    SUB-POOL II
YEAR                                           LOANS   DATE BALANCE   BALANCE
----                                         --------- ------------ ------------
1975........................................      1    $     20,645      0.01%
1977........................................      2          15,584      0.01
1979........................................      1           7,954      0.00
1980........................................      2         373,945      0.21
1981........................................      5         505,295      0.29
1982........................................      6         506,345      0.29
1983........................................     13       1,722,098      0.99
1984........................................     24       4,577,127      2.63
1985........................................     59       7,756,350      4.46
1986........................................     89      18,464,910     10.61
1987........................................     99      22,690,576     13.04
1988........................................    105      22,587,289     12.98
1989........................................     78      29,053,048     16.69
1990........................................     53      14,256,962      8.19
1991........................................     36      19,324,132     11.10
1992........................................     25      10,948,710      6.29
1993........................................     24       9,708,398      5.58
1994........................................     13       7,559,166      4.34
1995........................................      3       3,961,069      2.28
                                                ---    ------------    ------
Total.......................................    638    $174,039,602    100.00%
                                                ===    ============    ======

    SUB-POOL II--SEASONING OF GROUP II LOANS AS OF THE INFORMATION DATE

                                                                    PERCENT OF
                                            NUMBER OF  AGGREGATE   CUT-OFF DATE
                                            GROUP II    CUT-OFF    SUB-POOL II
RANGE OF SEASONING (MONTHS)                   LOANS   DATE BALANCE   BALANCE
---------------------------                 --------- ------------ ------------
12 or less.................................      1    $  3,141,728      1.81%
 13- 24....................................      2         819,340      0.47
 25- 36....................................     14       9,248,515      5.31
 37- 48....................................     26       9,385,369      5.39
 49- 60....................................     26      10,437,643      6.00
 61- 72....................................     35      19,025,796     10.93
 73- 84....................................     58      21,705,898     12.47
 85- 96....................................     86      24,710,930     14.20
 97-108....................................    102      23,755,734     13.65
109-120....................................    101      24,155,770     13.88
121 or more................................    187      27,652,859     15.89
                                               ---    ------------    ------
Total......................................    638    $174,039,602    100.00%
                                               ===    ============    ======

Weighted average seasoning of the Group II Loans: 89.6 months

  SUB-POOL II--REMAINING TERM TO SCHEDULED MATURITY OF THE GROUP II LOANS THAT
               ARE BALLOON LOANS AS OF THE INFORMATION DATE

                                                                     PERCENT OF
                                             NUMBER OF  AGGREGATE   CUT-OFF DATE
                                             GROUP II    CUT-OFF    SUB-POOL II
RANGE OF REMAINING TERMS (MONTHS)              LOANS   DATE BALANCE   BALANCE
---------------------------------            --------- ------------ ------------
6 or less...................................     16    $  6,846,668      3.93%
  7- 12.....................................     14       7,459,667      4.29
 13- 24.....................................     36      16,276,744      9.35
 25- 36.....................................     22      10,674,367      6.13
 37- 48.....................................     22       7,450,726      4.28
 49- 60.....................................     22      14,090,681      8.10
 61- 84.....................................     27      11,283,294      6.48
 85-120.....................................     30      18,852,255     10.83
121-180.....................................      6       3,033,106      1.74
Fully Amortizing Loans......................    424      73,604,679     42.29
Matured Performing Loans....................     19       4,467,415      2.57
                                                ---    ------------    ------
Total.......................................    638    $174,039,602    100.00%
                                                ===    ============    ======

Weighted average remaining term to scheduled maturity (not including Matured Performing Mortgage Loans or fully amortizing Mortgage Loans): 50.0 months.


  SUB-POOL II--REMAINING TERM TO SCHEDULED MATURITY OF GROUP II LOANS THAT ARE
        FULLY AMORTIZING GROUP II LOANS AS OF THE INFORMATION DATE

                                                                    PERCENT OF
                                            NUMBER OF  AGGREGATE   CUT-OFF DATE
                                            GROUP II    CUT-OFF    SUB-POOL II
RANGE OF REMAINING TERMS (MONTHS)             LOANS   DATE BALANCE   BALANCE
---------------------------------           --------- ------------ ------------
6 or less..................................      8    $    219,080      0.13%
  7- 12....................................      8         455,217      0.26
 13- 24....................................      9         343,316      0.20
 25- 36....................................     10         343,535      0.20
 37- 48....................................     15       1,191,136      0.68
 49- 60....................................     27       3,450,174      1.98
 61- 84....................................     31       5,616,951      3.23
 85-120....................................     88       9,182,667      5.28
121-180....................................     98      19,159,258     11.01
181-240....................................     83      22,109,250     12.70
241-360....................................     47      11,534,095      6.63
Balloon....................................    195      95,967,509     55.14
Matured Performing.........................     19       4,467,415      2.57
                                               ---    ------------    ------
Total......................................    638    $174,039,602    100.00%
                                               ===    ============    ======

Weighted average remaining term to scheduled maturity (not including Matured Performing Mortgage Loans or Balloon Loans): 168.0 months.

  The following table sets forth the range of Cut-off Date LTV Ratios of the Group II Loans. The "Cut-off Date LTV Ratio" for any Mortgage Loan is a fraction, expressed as a percentage, the numerator of which is the Cut-off Date Balance thereof, and the denominator of which is the appraised value of the related Mortgaged Property based on either (i) an appraisal of recent date prepared in connection with the Appraisal Process or otherwise, or (ii) the most recent appraisal value dated on or later than June 1, 1995 as reported on the records of the Servicer or the Due Diligence Contractor, as the case may be.

    SUB-POOL II--CUT-OFF DATE LTV RATIOS FOR APPRAISED GROUP II LOANS

                                                                    PERCENT OF
                                            NUMBER OF  AGGREGATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE LOAN-TO-VALUE RATIOS  GROUP II    CUT-OFF    SUB-POOL II
(%)                                           LOANS   DATE BALANCE   BALANCE
------------------------------------------  --------- ------------ ------------
 30.000 or less...........................      15    $  5,810,675      3.34%
 30.001- 40.000...........................      17       9,398,930      5.40
 40.001- 50.000...........................      15       7,121,188      4.09
 50.001- 60.000...........................      11       6,385,576      3.67
 60.001- 70.000...........................      12       9,896,834      5.69
 70.001- 75.000...........................       6       3,563,468      2.05
 75.001- 80.000...........................       7       5,565,471      3.20
 80.001- 90.000...........................      14      11,154,779      6.41
 90.001- 95.000...........................       8       4,538,849      2.61
 95.001-100.000...........................      11       9,906,719      5.69
100.001-125.000...........................      27      18,664,203     10.72
125.001-150.000...........................       7       7,198,668      4.14
150.001-200.000...........................       6       2,440,021      1.40
No Current Appraisal......................     482      72,394,222     41.60
                                               ---    ------------    ------
Total.....................................     638    $174,039,602    100.00%
                                               ===    ============    ======

Weighted average Cut-off Date LTV Ratio for Appraised Group II Loans: 80.91%


 SUB-POOL II--ESTIMATED NET CASH FLOW COVERAGE RATIOS* FOR THE APPRAISED GROUP
                   II LOANS AS OF THE INFORMATION DATE

                                                                           PERCENT OF
                                                   NUMBER OF  AGGREGATE   CUT-OFF DATE
                                                   GROUP II    CUT-OFF    SUB-POOL II
RANGE OF ESTIMATED NET CASH FLOW COVERAGE RATIOS     LOANS   DATE BALANCE   BALANCE
------------------------------------------------   --------- ------------ ------------
0.80 or less......................................     32    $ 11,592,877      6.66%
0.81-0.90.........................................     17       5,930,580      3.41
0.91-1.00.........................................      8       5,230,250      3.01
1.01-1.10.........................................     15       6,233,645      3.58
1.11-1.20.........................................     26      18,552,492     10.66
1.21-1.30.........................................     11       5,406,236      3.11
1.31-1.40.........................................     13       9,673,370      5.56
1.41-1.50.........................................      9       8,578,357      4.93
1.51-1.60.........................................      7       4,523,146      2.60
1.61-1.70.........................................     13       5,839,972      3.36
1.71-1.80.........................................      5       2,450,998      1.41
1.81-1.90.........................................      3       1,709,772      0.98
1.91-2.00.........................................      2         459,298      0.26
Over 2.00.........................................     57      26,619,469     15.30
Junior Lien.......................................     18       2,663,057      1.53
No Current Net Cash Flow Information..............    402      58,576,083     33.66
                                                      ---    ------------    ------
Total.............................................    638    $174,039,602    100.00%
                                                      ===    ============    ======

Weighted average Estimated Net Cash Flow Coverage Ratio: 2.12x
----------
* Determined as described below.

  There can be no assurance that the Estimated Net Cash Flow Coverage Ratios for the Mortgage Loans are in any respect indicative of the ability of the underlying borrowers to make debt service payments on the Appraised Loans, even with respect to such loans as to which operating statements were available. There can be no assurance that Estimated Net Cash Flow reflects any increases in expenses or decreases in income beyond the period covered thereby, even if expected. Further, with respect to the Appraised Loans as to which operating statements were not available, there can be no assurance that the Estimated Net Cash Flow Coverage Ratios provided herein are representative of Estimated Net Cash Flow Coverage Ratios that would have been calculated from operating statements had they been available for the related Mortgaged Properties. ESTIMATED NET CASH FLOW WAS NOT CALCULATED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. See the discussion under the table captioned "Sub-Pool I--Current Estimated Net Cash Flow Coverage Ratios for the Group I Loans as of the Information Date."

  The Group II Loans are secured by Mortgaged Properties located in approximately 29 different jurisdictions. The following table sets forth the states in which the Mortgaged Properties relating to the Group II Loans are located. See "Risk Factors--The Mortgage Loans--Concentration."

          SUB-POOL II--GEOGRAPHIC DISTRIBUTION OF GROUP II LOANS

                                                                     PERCENT OF
                                             NUMBER OF  AGGREGATE   CUT-OFF DATE
                                             GROUP II    CUT-OFF    SUB-POOL II
STATE                                          LOANS   DATE BALANCE   BALANCE
-----                                        --------- ------------ ------------
California..................................    118    $ 46,851,860     26.92%
Massachusetts...............................    236      44,177,296     25.38
New York....................................     36      15,818,074      9.09
Connecticut.................................     64      14,081,140      8.09
Texas.......................................     72       7,681,546      4.41
Missouri....................................     12       6,996,969      4.02
Virginia....................................      4       6,762,711      3.89
Nebraska....................................      2       5,393,037      3.10
New Hampshire...............................     18       4,782,985      2.75
Illinois....................................      6       4,287,224      2.46
Other.......................................     70      17,206,760      9.89
                                                ---    ------------    ------
Total.......................................    638    $174,039,602    100.00%
                                                ===    ============    ======

  The following table sets forth the property type of the Mortgaged Properties in Sub-Pool II as of the Information Date. See "Risk Factors--The Mortgage Loans--Nature of the Mortgaged Properties."

                          SUB-POOL II--PROPERTY TYPE

                                                                     PERCENT OF
                                             NUMBER OF  AGGREGATE   CUT-OFF DATE
                                             GROUP II    CUT-OFF    SUB-POOL II
PROPERTY TYPE                                  LOANS   DATE BALANCE   BALANCE
-------------                                --------- ------------ ------------
Retail......................................    170    $ 56,717,406     32.59%
Multifamily.................................    103      27,571,937     15.84
Industrial..................................     97      27,175,832     15.61
Office......................................    102      25,271,114     14.52
Mixed-Use...................................     75      16,723,337      9.61
Other.......................................     38       6,909,928      3.97
Residential.................................     38       6,846,207      3.93
Lodging.....................................     15       6,823,840      3.92
                                                ---    ------------    ------
Total.......................................    638    $174,039,602    100.00%
                                                ===    ============    ======

        SUB-POOL II--DELINQUENCY STATUS AS OF THE INFORMATION DATE*

                                                                     PERCENT OF
                                             NUMBER OF  AGGREGATE   CUT-OFF DATE
                                             GROUP II  CUT-OFF DATE SUB-POOL II
DAYS PAST DUE                                  LOANS     BALANCE      BALANCE
-------------                                --------- ------------ ------------
Current.....................................    519    $141,936,294     81.55%
 1-29.......................................     89      24,325,709     13.98
30-59.......................................     30       7,777,599      4.47
                                                ---    ------------    ------
Total.......................................    638    $174,039,602    100.00%
                                                ===    ============    ======

--------
* Delinquencies are measured from the stated due date, exclusive of any applicable grace periods.

   SUB-POOL II--HISTORICAL DELINQUENCY STATUS AS OF THE INFORMATION DATE

                                                                      PERCENT OF
                                              NUMBER OF  AGGREGATE   CUT-OFF DATE
                                              GROUP II  CUT-OFF DATE SUB-POOL II
TIMES 30 DAYS PAST DUE IN THE LAST 12 MONTHS    LOANS     BALANCE      BALANCE
--------------------------------------------  --------- ------------ ------------
 0........................................       475    $123,684,979     71.07%
 1........................................        73      23,715,920     13.63
 2........................................        36       9,249,439      5.31
 3........................................        23       5,076,409      2.92
 4........................................        12       8,140,311      4.68
 5........................................         8       2,792,273      1.60
 6........................................         3         288,484      0.17
 7........................................         3         333,814      0.19
 8........................................         3         204,118      0.12
 9........................................         1          93,815      0.05
11........................................         1         460,040      0.26
                                                 ---    ------------    ------
Total.....................................       638    $174,039,602    100.00%
                                                 ===    ============    ======

                                                                      PERCENT OF
                                              NUMBER OF  AGGREGATE   CUT-OFF DATE
                                              GROUP II  CUT-OFF DATE SUB-POOL II
TIMES 60 DAYS PAST DUE IN THE LAST 12 MONTHS    LOANS     BALANCE      BALANCE
--------------------------------------------  --------- ------------ ------------
 0........................................       553    $143,919,631     82.69%
 1........................................        38      12,412,641      7.13
 2........................................        21       6,162,712      3.54
 3........................................         8       4,483,249      2.58
 4........................................         4       1,426,195      0.82
 5........................................         6         384,728      0.22
 6........................................         4       1,591,412      0.91
 7........................................         1       1,212,374      0.70
 9........................................         1         185,543      0.11
10........................................         2       2,261,116      1.30
                                                 ---    ------------    ------
Total.....................................       638    $174,039,602    100.00%
                                                 ===    ============    ======

LOANS-TO-FACILITATE

  General. Approximately 13.41% of the Group I Loans and approximately 2.14% of the Group II Loans have been originated by the Mortgage Loan Seller, in its capacity as receiver of one or more Depository Institutions (such Mortgage Loans, "Loans-to-Facilitate"). The Loans-to-Facilitate program is intended to assist the Mortgage Loan Seller in its sale of commercial properties that the Mortgage Loan Seller deems not readily marketable due to a lack of available commercial financing and for which the Mortgage Loan Seller believes financing by it will result in a higher net present value to it than other alternatives, such as a cash sale or a deferral of sale. Loans-to-Facilitate are originated pursuant to a uniform system of procedures, policies, forms and underwriting guidelines applicable to its origination of Loans-to-Facilitate (the "Guidelines"). The program goals include (i) increasing the net present value of the return to the Mortgage Loan Seller from disposition of the property,
(ii) accelerating the sale of such properties, (iii) achieving consistent Mortgage Loan Seller financing policies, (iv) delegating to the private sector underwriting and servicing functions and (v) establishing a clear separation of underwriting and selling responsibilities to prevent potential conflicts of interest. Accordingly, the Guidelines may not necessarily correspond to underwriting standards investors might expect to be applied by traditional mortgage loan originators.

  Underwriting. The Mortgage Loan Seller retains an approved private sector contract underwriter to evaluate offers made by prospective purchasers for foreclosed properties who request seller financing. The underwriter makes a written recommendation as to whether a Loan-to-Facilitate should be made to assist in the sale of the related property. The ultimate decision, however, whether to approve the proposed financing is made by the Mortgage Loan Seller. The underwriter evaluates (i) the adequacy of the property's net operating income to service the required payment schedule of the proposed mortgage loan (including "most likely" and "worst case" estimates of projected cash flows) and (ii) the prior experience of the purchaser with respect to owning and managing properties similar to the subject property. The underwriting process concludes with the submission by the underwriter to the Mortgage Loan Seller of its written recommendation in which the underwriter summarizes the information obtained during the underwriting process and provides a positive or negative recommendation as to whether the proposed mortgage loan should be approved in accordance with the Guidelines. The Mortgage Loan Seller does not dictate to the underwriter the specific factors that such underwriter should consider in making its recommendation on whether or not to make the proposed loan.

  The factors assigned the greatest importance by the Mortgage Loan Seller and its underwriters in evaluating a proposed mortgage loan are discussed below. Strict compliance with the Guidelines is not necessarily a condition to the Mortgage Loan Seller's approval of a proposed mortgage loan. In some cases, a loan is made even with a negative recommendation from the underwriter.

  Financing Terms--General. Interest must be paid monthly, without negative amortization, generally at a fixed rate, determined from time to time by the Mortgage Loan Seller depending, in part, upon the amount financed. Generally, the mortgage rate on each mortgage loan is set at 3.00% to 4.00% over the average yield on U.S. Treasury securities adjusted to a constant maturity of seven years or ten years, as determined by the Federal Reserve Board and published in its Statistical Release H.15 (519) under the heading "Treasury Constant Maturities." Payments must be calculated on a level-payment 30-year amortization schedule, unless otherwise requested by the borrower and offsetting factors developed through the underwriting process justify different terms. Each mortgage loan maturity typically has a stated maturity of ten years. Certain of the Loans-to-Facilitate provide for payment of premiums in connection with certain prepayments. Escrows for taxes, reserves for replacements and hazard insurance premiums are normally funded through borrower payments. Loans-to-Facilitate are non-recourse, non-assumable and generally contain due-on-sale and due-on-encumbrance clauses. The Guidelines establish a minimum cash payment of not less than 25% of the purchase price for each property.

   Supplemental Information. Financial information on the property is obtained to facilitate an analysis of the projected cash flow of the subject property. Such financial information is derived from current rent rolls and lease schedules, current and, if available, historical income and expense statements for such property, information obtained in appraisal reports and pro forma operating statements or land development projections provided by the purchaser. In addition, the underwriter obtains resumes of management experience and general business of the purchasing entity, and environmental information with respect to the property. Also, each mortgage loan requires that the related borrower provide to the Mortgage Loan Seller, on a semi-annual basis, unaudited financial statements, operating statements, profit and loss statements and balance sheets with respect to the related property.

  Appraisals. Appraisals are generally obtained within 6 to 12 months prior to the sale of the related property. Information obtained from the appraisal is considered in connection with the market analysis, net operating income projections and expense analysis performed by the underwriters with respect to the subject property.

ASSIGNMENT OF THE MORTGAGE LOANS

  Whole Loans and Lead Participation Interests. In connection with the assignment by the Mortgage Loan Seller of the Mortgage Loans that are whole loans or lead participation interests to the Trustee for the benefit of the Certificateholders, the Mortgage Loan Seller will deliver to the Trustee the following documents with respect to each whole mortgage loan or lead participation interest (collectively, as to each Mortgage Loan, the "Mortgage File"):

    (i) the original Mortgage Note or a copy thereof, endorsed by the Mortgage Loan Seller, without recourse, to the order of State Street Bank and Trust Company, as Trustee for the registered holders of FDIC REMIC Trust 1996-C1, Commercial Mortgage Pass-Through Certificates, Series 1996-C1 or a lost note affidavit;

    (ii) the original Mortgage or a certified copy thereof, with evidence of recording indicated thereon;

    (iii) originals or certified copies of the related assignment of leases, rents and profits (the "Assignment of Leases and Rents") and any related security agreement (if, in either case, such item is a document separate from the Mortgage), any related UCC Financing Statements (including the assignments of any such UCC Financing Statements to the Trustee), in each case with evidence of recording indicated thereon;

    (iv) an assignment of the Mortgage and of the related Assignment of Leases and Rents and any related security agreement, to State Street Bank and Trust Company, as Trustee for the registered holders of FDIC REMIC Trust 1996-C1, Commercial Mortgage Pass-Through Certificates, Series 1996-C1, in recordable form;

    (v) an assignment of other documents executed in connection with the Mortgage Loan and an assignment of any participation agreement or participation certificate to State Street Bank and Trust Company, as Trustee for the registered holders of FDIC REMIC Trust 1996-C1, Commercial Mortgage Pass-Through Certificates, Series 1996-C1;

    (vi) originals or certified copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage or Mortgage Note has been assumed;

    (vii) the originals or certificates of a lender's title insurance policy issued on the date of the origination of such Mortgage Loan together with each endorsement thereto or, with respect to each Mortgage Loan not covered by a lender's title insurance policy, an attorney's opinion of title issued as of the date of origination of such Mortgage Loan given by an attorney licensed to practice law in the jurisdiction where the related Mortgaged Property is located; and

    (viii) any additional documents required to be added to the Mortgage File pursuant to the Pooling and Servicing Agreement, including with respect to a lead participation interest an original or a certified copy of any related participation agreement or participation certificate.

  The Trustee will be required to review each Mortgage File and to certify pursuant to the Pooling and Servicing Agreement (a) on the Closing Date as to the receipt by or on behalf of the Trustee of the Mortgage Note for each Mortgage Loan and participation agreement or participation certificate with respect to each lead participation interest, (b) within 60 days of the Closing Date as to the receipt by or on behalf of the Trustee of the documents described in clauses
(i) through (viii) of the definition of Mortgage File (the "Interim Certification") and (c) within one year of the Closing Date as to the receipt by or on behalf of the Trustee of the documents described in clauses (i) through (viii) of the definition of Mortgage File to the extent not received as of the date of the Interim Certification.

  The Pooling and Servicing Agreement will require the Mortgage Loan Seller promptly (and in any event within 45 days of the Closing Date) to cause each assignment of a Mortgage described above and each assignment of an Assignment of Leases and Rents described above to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located except in states where, in the written opinion of local counsel acceptable to the Mortgage Loan Seller and the Trustee, such recordation is not required to protect the Trustee's interests in the related Mortgage Loans against sale, further assignment, satisfaction or discharge by the Mortgage Loan Seller, the Servicer or any sub-servicers.

  Non-lead Participation Interests. The Mortgage Loan Seller will (i) assign to the Trustee for the benefit of the Certificateholders all its right, title and interest in each minority participation interest and (ii) deliver to the Trustee an original or certified copy of the participation certificate or participation agreement evidencing such non-lead participation interest and any additional documents required pursuant to the Pooling and Servicing Agreement (collectively, the "Non-lead Participation File"). The Trustee will on the Closing Date receipt for (i) an assignment of non-lead participation interests and (ii) a Non-lead Participation File and be required to review each Non-lead Participation File and to certify within 60 days of the Closing Date as to its receipt of the documents required to be included in the Non-lead Participation File.

  Defects. If, in the process of reviewing the Mortgage Files and Non-lead Participation Files (the "Files"), the Trustee finds any document constituting a part of a File to have not been properly executed, or to be missing or to be defective on its face in any material respect (each, a "Defect" in the related
File), the Trustee shall promptly so notify the Servicer, the Mortgage Loan Seller and the FDIC. The remedies available to the Certificateholders in connection with a Defect in a File are set forth below Under "-- Representations and Warranties; Remedies."

REPRESENTATIONS AND WARRANTIES; REMEDIES

  In the Pooling and Servicing Agreement, the FDIC will represent and warrant to the Servicer and the Trustee for the benefit of the Certificateholders, among other things, that:

    (A) the information set forth in the Mortgage Loan Schedule and Mortgage Loan Participation Schedule attached to the Pooling and Servicing Agreement is correct in all material respects;

    (B) immediately prior to their sale and assignment to the Trustee, the Mortgage Loan Seller was the sole owner and holder of each whole mortgage loan, each lead participation interest and each non-lead participation interest (collectively, the "Mortgage Assets"), the Mortgage Loan Seller has authority to sell each such Mortgage Asset and the Mortgage Loan Seller is transferring each such Mortgage Asset free and clear of liens;

    (C) as to each whole mortgage loan and each mortgage loan underlying a lead participation interest (i) each is covered by a title insurance policy and each such policy is in full force and effect, or with respect to each such mortgage loan not covered by a title insurance policy, there exists an attorney's opinion of title; (ii) as of the Closing Date, each related Mortgage constituted a valid first lien (or in the case of certain of the mortgage loans, a Junior Lien) on the related Mortgaged Property (subject only to (a) the lien of current real property taxes and assessments not yet due (and, in the case of a Junior Lien, the applicable senior lien or liens), (b) covenants, conditions, and restrictions, rights of way, easements, and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record and either being acceptable to mortgage lending institutions generally or specifically referred to in the related title insurance policy or title opinion and which do not materially and adversely affect the value of the Mortgaged Property, and (c) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by the Mortgage); (iii) all taxes and governmental assessments that became due and owing prior to the Closing Date in respect of the related Mortgaged Property have been paid or an escrow of funds in an amount sufficient to cover such payments has been established; (iv) as of the Closing Date, no related Mortgaged Property is affected by a Disqualifying Condition (as defined below); and there is no proceeding pending for the total or partial condemnation of any related Mortgaged Property; (v) as of the Closing Date, each related Mortgaged Property is insured by a fire and extended perils insurance policy issued by a "qualified insurer" (as defined in the Pooling and Servicing Agreement);
  (vi) each related Mortgage Note or the related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security; (vii) with respect to any such mortgage loan that is secured in whole or in part by the interest of a borrower under a ground lease of a related Mortgaged Property, among other things, such ground lease (a) permits the encumbrance of the related Mortgage and is in full force and effect and (b) has an original term (including any extension option) which extends not less than ten years beyond the stated term of the related Mortgage Loan; and (viii) with respect to each such mortgage loan, the servicing practices used by the related originator and the related Depository Institution were legal and prudent and met customary standards utilized by prudent institutional mortgage lenders;

    (D) each Mortgage Loan is a "qualified mortgage" in accordance with the REMIC provisions of the Code and each participation interest is an ownership interest in one or more mortgage loans secured principally by an interest in real property, qualified for inclusion in a REMIC;

    (E) with respect to any lead participation interest the Servicer is not required to obtain the consent of any related third-party participant in order to commence foreclosure proceedings;

    (F) each lead and non-lead participation interest (i) was validly issued,
  (ii) represents a beneficial ownership of a pro rata interest on a mortgage loan, (iii) is not subject to redemption otherwise than on payment of the underlying mortgage loan, (iv) does not entitle the holder to recourse against the holder of another ownership interest in the underlying mortgage loan to recover for a loss on the underlying mortgage loan and (v) upon the insolvency of any related third-party participant, the Trust Fund's ownership interest therein will not be property of the estate of such third-party participant; and

    (G) with respect to each Mortgage Loan as of the Cut-off Date, all Scheduled Payments due on or before the Cut-off Date have been made, except as otherwise indicated on the Mortgage Loan Schedule or the Mortgage Loan Participation Schedule.

  A "Disqualifying Condition" is defined generally as a condition, existing as a result of, or arising from, the presence of "Hazardous Materials" on a Mortgaged Property, such that the Mortgage Loan secured by the affected Mortgaged Property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the Closing Date, including a condition that would constitute a material violation of applicable federal, state or local law in effect as of the Closing Date.

  Upon the discovery or notice of either (x) a breach of any of such representations or warranties (other than the representations and warranties described in clause (C)(iv) of the second preceding paragraph with respect to Disqualifying Conditions), clause (C)(vii) of the second preceding paragraph (with respect to ground lease terms) and clause (D) of the second preceding paragraph (with respect to REMIC provisions)) that materially and adversely affects the interests of the Certificateholders, or (y) a Defect in any File, and if, as more fully set forth in the Pooling and Servicing Agreement, there is a connection between any loss incurred and the breached representation or warranty or Defect, as the case may be, the FDIC will either cure the breach, indemnify the Trust Fund against loss or, at the FDIC's option, repurchase at a price generally equal to the outstanding principal balance of such Mortgage Asset plus accrued interest and certain unreimbursed fees and expenses of the Servicer (the "Purchase Price") or substitute for the related Mortgage Asset in the circumstances described below. For purposes of the foregoing, a breach of any such representation shall conclusively be deemed to materially and adversely affect the interests of the Certificateholders only if a loss or expense is incurred with respect to a

Mortgage Asset. To the extent of any such indemnification payments made by the FDIC, the FDIC will be subrogated to the rights of the Trust Fund to any amounts recovered on the related Mortgage Loan in excess of the principal balance of such Mortgage Loan together with accrued and unpaid interest thereon at the applicable Mortgage Rate, as described in the Pooling and Servicing Agreement. In the event that any litigation is commenced in which facts are alleged that, in the judgment of the FDIC, could constitute a breach of any of the FDIC's representations and warranties relating to the Mortgage Loans, the FDIC has reserved the right, under the Pooling and Servicing Agreement, to conduct the defense of such litigation at its expense.

  In the event of a breach of the representation and warranty described in clause (C)(iv) of the third preceding paragraph (with respect to Disqualifying Conditions), the FDIC will, at the request of the Servicer, either cure such Disqualifying Condition within 90 days of the FDIC's receipt of notice of such request or repurchase or substitute for the affected Mortgage Asset, provided that (i) the related Mortgage Loan is at least 60 days delinquent and the Servicer has not completed foreclosure proceedings or accepted a deed in lieu of foreclosure, (ii) the Servicer has delivered to the FDIC a phase I environmental site assessment meeting the requirements of the FNMA Multifamily Seller/Servicer Guide and indicating the presence of a Disqualifying Condition and (iii) the Servicer shall have provided a written certification to the FDIC to the effect that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to, a Disqualifying Condition. In the event of a breach of the representation and warranty described in clause (C)(vii) of the third preceding paragraph (with respect to ground lease terms), if such breach would result in the related Mortgage Loan failing to meet the conditions and requirements for inclusion in a trust set forth in the Exemption (see "ERISA Considerations") or in the event of a breach of the representation and warranty described in clause (D) of the third preceding paragraph (with respect to REMIC provisions), the FDIC will either cure such breach or repurchase or substitute for the Mortgage Asset within 90 days of discovery of such breach.

  The FDIC will also represent and warrant that, as of the Closing Date, it has no intention to foreclose on the Mortgaged Property securing any Mortgage Loan and has no knowledge that any Mortgage Loan will not be paid in full. With respect to any Mortgage Asset as to which the FDIC has breached such representation and warranty, on or prior to the date on which the Trust Fund would otherwise acquire the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, the FDIC will repurchase such Mortgage Asset, unless in the case of any such loan that is in default on the Closing Date the FDIC has provided the Trustee with an opinion of counsel that such Mortgaged Property would qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code. The obligations of the FDIC described above in connection with representations and warranties constitute the sole remedies available to the Certificateholders or the Trustee for any such breach thereof. See "Risk Factors--The Mortgage Loans--Troubled Originators" and "-- Limited Information."

  If the FDIC discovers or receives notice of any breach of its representations or warranties with respect to a Mortgage Asset, the FDIC may, at its option, rather than make an indemnification payment with respect to, or repurchase, such Mortgage Asset as provided above, remove such Mortgage Asset from the related Sub-Pool (each removed Mortgage Asset, a "Deleted Mortgage Asset") and substitute in its place one or more Mortgage Loans (each substituted Mortgage Loan, a "Substitute Mortgage Loan"), but only if such substitution is effected within two years of the Closing Date. Any Substitute Mortgage Loan will, on the date of substitution, among other things, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, of not more than the Scheduled Principal Balance of the Deleted Mortgage Asset as of the date of substitution (the obligation of the FDIC in respect of a shortfall resulting from the substitution of a Mortgage Asset with a smaller principal balance is described below), (ii)(A) in the case of a Substitute Mortgage Loan that is an ARM Loan,
(1) have the same Index as the Index on the Deleted Mortgage Asset, a LIBOR Index or The Wall Street Journal Prime Rate, (2) have a Gross Margin not less than the Gross Margin on the Deleted Mortgage Asset, (3) if applicable, have a maximum Mortgage Rate and minimum Mortgage Rate not less than the maximum Mortgage Rate and minimum Mortgage Rate, respectively, on the Deleted Mortgage Asset, (4) provide for Scheduled Payment adjustments to occur not less frequently than on the Deleted Mortgage Asset, (5) provide for Mortgage Rate adjustments to occur not less frequently than on a Deleted Mortgage Asset

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


and (6) not permit negative amortization unless the Deleted Mortgage Asset permits negative amortization and (B) in the case of a Substitute Mortgage Loan that is a Fixed Rate Loan, have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Asset, (iii) have a remaining term to maturity not later than the earlier of the Deleted Mortgage Asset and the latest maturity permitted if such Substitute Mortgage Loan were subject to the modification standards described under "Servicing of the Mortgage Loans-- Modifications, Waivers and Amendments," (iv) comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution and (v) otherwise be acceptable to each Rating Agency.

  In connection with any substitution, an amount equal to the excess, if any, of the Purchase Price of the Deleted Mortgage Asset over the outstanding principal balance of the Substitute Mortgage Loan (after deduction of all scheduled payments due in the month of substitution), together with one month's interest at the applicable Mortgage Rate on such balance, will be delivered by the FDIC to the Servicer for deposit in the applicable Collection Account and distribution to the holders of Certificates evidencing an interest in the applicable Sub-Pool on the first Distribution Date following the Due Period in which the substitution occurred. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Assets, then the amounts described in clause (i) will be determined on the basis of aggregate principal balances.

  In any case in which the FDIC may select a remedy for a Defect or for a breach of representation or warranty, it is under no obligation to consider the ramifications of such selection to Certificateholders generally or to the holders of Certificates of any particular class.

  In addition to the foregoing representations and warranties, the FDIC covenants that upon receipt of notice of an action to be taken with respect to a mortgage loan underlying a non-lead participation interest that would be inconsistent with the continued qualification of the Trust Fund as a REMIC, the FDIC will repurchase the related non-lead participation interest.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

  The Servicer will be required to service and administer the Mortgage Loans, either directly or through sub-servicers, on behalf of the Trustee and in the best interests of and for the benefit of the FDIC and the Certificateholders (as determined by the Servicer in its good faith and reasonable judgment, without taking into account differing payment priorities among the classes of Certificates), in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in the same manner in which, and with the same care, prudence and diligence with which it services and administers commercial mortgage loans for other portfolios, giving due consideration to the customary and usual standards of practice prudent institutional mortgage lenders and loan servicers utilize with respect to mortgage loans comparable to the Mortgage Loans and with respect to transactions similar to that contemplated by the Pooling and Servicing Agreement, and with the objective of maximization of the present value of net cash flows generated from the Mortgage Loans and REO Properties, but without regard to: (i) any relationship that the Servicer or any affiliate of the Servicer may have with the related mortgagor; (ii) the ownership of any Certificate by the Servicer or any affiliate of the Servicer; (iii) the Servicer's obligation to make P&I Advances and Servicing Advances; (iv) the Servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction; and (v) the ownership or servicing or management by the Servicer for others of any other mortgage loans or properties (the "Servicing Standard").

  Set forth below, following the subsection captioned "The Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the section captioned "Description of the Pooling and Servicing Agreement" for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Servicer thereunder.

THE SERVICER

  Banc One Management and Consulting Corporation (the "Servicer") will be responsible for servicing the Mortgage Loans. The Servicer has been servicing the Mortgage Loans on behalf of the Mortgage Loan Seller since October 1993.

  The Servicer is a wholly-owned subsidiary of BANC ONE CORPORATION. Its principal executive offices are located at 1717 Main Street, Dallas, Texas 75201. BANC ONE CORPORATION is a bank holding company with bank subsidiaries in several states, as well as non-bank subsidiaries engaged in mortgage banking, finance, leasing and other related businesses. BANC ONE CORPORATION's bank and non-bank subsidiaries engage in lending and related activities in a substantial part of the United States. To the extent that assets owned, managed and/or serviced by the Servicer or its affiliates are of a type similar to the Mortgaged Properties, such assets might, depending upon the particular circumstances (including, for example, the location of such assets), compete with Mortgaged Properties for tenants, purchasers, financing and the like.

  As of September 30, 1996 the Servicer was responsible for managing and servicing a portfolio of approximately 6,361 assets, consisting of mortgage loans, real estate owned and other assets with a balance in excess of $4.6 billion. Loan concentrations within such portfolio included office buildings, retail centers, industrial and multifamily projects. Real estate owned assets under management approximated $29.2 million, with significant concentrations in multifamily, office buildings and retail centers.

  The information set forth in the two preceding paragraphs concerning the Servicer has been provided by the Servicer, and neither the FDIC, the Mortgage Loan Seller nor the Trustee makes any representation or warranty as to the accuracy or completeness of such information. The information set forth above should not be considered to reflect the credit quality of the Mortgage Loans or as a basis for assessing the likelihood, amount or severity of losses on the Mortgage Loans. Such information is included only as an indication of the experience of the Servicer. There can be no assurance that the default, delinquency and loss experience of the Servicer will be representative of the results that may be experienced with respect to the Mortgage Loans.

COLLECTION AND OTHER SERVICING PROCEDURES

  The Servicer, directly or through Sub-Servicers, will be required to make reasonable efforts to collect all payments under the Mortgage Loans, and will be required to follow such collection procedures as it would follow with respect to mortgage loans and participation interests if it held such mortgage loans and participation interests for its own account, provided such procedures arc consistent with the Servicing Standard.

  The Pooling and Servicing Agreement will require the Servicer to establish and maintain the Collection Account with respect to each Sub-Pool and the REO Account, as described under "Description of the Pooling and Servicing Agreement--Accounts." The Servicer will be required to deposit into the Collection Account for each Sub-Pool all payments received in respect of the Mortgage Loans in such Sub-Pool including, without limitation, all Scheduled Payments, all Assumed Scheduled Payments, all proceeds of hazard and any other insurance policies maintained in respect of each Mortgaged Property securing a Mortgage Loan in such Sub-Pool (to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the borrower in accordance with the normal servicing procedures of the Servicer and the terms and conditions of the related Mortgage) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the condemnation or liquidation of defaulted Mortgage Loans in such Sub-Pool by foreclosure or otherwise (collectively, "Liquidation Proceeds"). With respect to any Mortgage Loans as to which the Servicer has, directly or through its own agents or independent contractors, taken over possession and management of the underlying Mortgaged Property on behalf of the Trust Fund, whether through foreclosure or deed in lieu of foreclosure, upon abandonment of the Mortgaged Property by the borrower or otherwise, the Trust Fund's ownership interest in all payments on or other receipts with respect to such Mortgage Loan or the related Mortgaged Property (each, an "REO Property") (including, among other things, rent, all Liquidation Proceeds and Insurance Proceeds) will be deposited in the REO Account. No later than the business day immediately preceding each Distribution Date (with respect to each Distribution Date, the "P&I Advance Date"), the portion of the foregoing amounts on deposit in the Collection Account and the REO Account with respect to the applicable Sub-Pool that constitute the Available Distribution Amount for such Sub-Pool for such Distribution Date will be remitted to the Trustee for deposit in the Distribution Account for such Sub-Pool.

  The Pooling and Servicing Agreement also will require the Servicer to establish and maintain one or more escrow accounts (collectively, the "Escrow Account") to which the Servicer will be required to deposit amounts received from each borrower, if required by the terms of the related Mortgage, for the payment of taxes, assessments, certain hazard and other insurance premiums and other comparable items. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, hazard and certain other insurance premiums, to refund to borrowers amounts determined to be overages, to remove amounts deposited therein in error, to pay interest to borrowers on balances in the Escrow Account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate such account. The Servicer will be responsible for the administration of the Escrow Account and will be entitled to all income on the funds therein not required to be paid to borrowers under applicable law. If amounts on deposit in the Escrow Account are insufficient to pay any tax, insurance premium or other similar item when due, the Servicer will advance such item only to the extent that such advance will be, in its judgment, reasonably recoverable from the related REO Property or Mortgage Loan proceeds or payments. The Servicer will be entitled to reimbursement of any such Servicing Advance in the same manner as a P&I Advance. See "Description of the Certificates--P&I Advances."

  The Servicer, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, or otherwise monitoring the timely payment of items customarily escrowed; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) REO Properties; and maintaining servicing records relating to the Mortgage Loans.

  The Servicer is also responsible for calculating adjustments in the Mortgage Rate and the Scheduled Payment for each ARM Loan and for notifying the related borrower of such adjustments. If the base index for any ARM Loan is not published or is otherwise unavailable and the related Mortgage Rate provides for no alternative Index, then the Servicer will select the highest prime lending rate as published from time to time in the "Money Rates" section of The Wall Street Journal ("The Wall Street Journal Prime Rate"). If the Mortgage Rate or the Scheduled Payment with respect to any ARM Loan is not properly adjusted following the Cut-off Date by the Servicer pursuant to the terms of such Mortgage Loan and applicable law, the Servicer is required to deposit from its own funds in the Collection Account for Sub-Pool II on or prior to the Due Date of the affected Scheduled Payment, an amount equal to the excess, if any, of (i) the amount that would have been payable by the borrower if the Mortgage Rate or Scheduled Payment had been properly adjusted over (ii) the amount of such improperly adjusted Scheduled Payment, subject to reimbursement only out of such amounts as are recovered from the borrower in respect of such excess.

SUB-SERVICERS

  The Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers, subject to certain conditions set forth in the Pooling and Servicing Agreement (each, a "Sub-Servicer"); provided that the Servicer will remain obligated under the Pooling and Servicing Agreement. A Sub-Servicer may be an affiliate of the Servicer. Each sub-servicing agreement between the Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the Servicer is no longer acting in such capacity, the Trustee or any successor Servicer may assume the Servicer's rights and obligations under such Sub-Servicing Agreement. The Servicer will be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders and FDIC.

  The Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Servicer's compensation pursuant to the Pooling and Servicing Agreement is sufficient to pay such fees. Each

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

Sub-Servicer will be reimbursed by the Servicer for certain expenditures that it makes, generally to the same extent the Servicer would be reimbursed under the Pooling and Servicing Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

  The principal compensation to be paid to the Servicer in respect of its servicing activities will be the Servicing Fee. The "Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan and, in the case of an REO Loan, from revenues generated by the related REO Property, will accrue in accordance with the terms of the related Mortgage Note at a per annum rate (the "Servicing Fee Rate") and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan, or deemed payable on the REO Loan, is computed. The rate at which the Servicing Fee is calculated is intended to provide a direct incentive to the Servicer to minimize the delinquency status of the Mortgage Pool. As a result, the Servicing Fee Rate will be subject to adjustment on each Determination Date based upon the percentage of the Mortgage Pool by aggregate principal balance (exclusive of REO Properties) that is 61 days or more delinquent (a "Delinquent Mortgage Loan") in respect of Scheduled Payments as of the Determination Date following the most recently completed Due Period. Any Matured Performing Mortgage Loan that is not modified within 120 days of its original maturity date (or, in the case of a Balloon Loan that is a Matured Performing Mortgage Loan as of the Cut-off Date, within 120 days of the Closing Date) will be deemed to be 61 or more days delinquent for purposes of determining the Servicing Fee Rate.

  The Servicing Fee Rate will be the following annual percentages of the aggregate principal balance of the Mortgage Assets: (i) 0.17%, if the balance of Delinquent Mortgage Assets does not equal or exceed 5% of the aggregate principal balance of all Mortgage Assets, (ii) 0.15%, if the principal balance of Delinquent Mortgage Assets equals at least 5% but does not exceed 7% of the aggregate principal balance of all Mortgage Assets and (iii) 0.13%, if the principal balance of Delinquent Mortgage Assets exceeds 7% of the aggregate principal balance of all Mortgage Assets.

  As further compensation for its servicing activities, the Servicer will also be entitled to receive (i) a Liquidation Fee in connection with the sale (or overseeing the sale) to an unaffiliated person of any REO Property or any Mortgage Asset that has been delinquent for a period specified in the Pooling and Servicing Agreement, payable out of related sales proceeds, (ii) a Modification Fee in connection with the modification of a defaulted Mortgage Loan (or as to which default is reasonably foreseeable) and (iii) in addition to a Modification Fee, a Resolution Fee in connection with the modification during the Resolution Period of a defaulted Mortgage Loan (or as to which default is reasonably foreseeable). The "Liquidation Fee" in respect of any defaulted Mortgage Loan or REO Property is payable to the Servicer upon disposition of the Mortgage Loan or REO Property and shall be calculated in the following manner: in an amount equal to 1.10% of the net sales proceeds received from the sale of such REO Property or delinquent Mortgage Loan, as the case may be, if such sale is completed within 12 months from the date on which the Trust Fund acquired the delinquent Mortgage Loan or REO Property; provided, however, that if such sale is completed during any subsequent six month period, then the Liquidation Fee will be decreased by 5% of the Liquidation Fee applicable in the immediately preceding six month period subject to a floor of .75%. Any shortfall in net liquidation proceeds, including a shortfall attributable to payment of the Liquidation Fee, will be covered by the Limited Guaranty, to the extent of the applicable remaining coverage available thereunder. The "Modification Fee" earned in connection with the modification of a Mortgage Loan will be limited to the extent of collections from the related mortgagor, but in no event will exceed 1% of the outstanding principal balance of such Mortgage Loan. The "Resolution Fee" payable in connection with the modification of a Mortgage Loan during the Resolution Period, in addition to any Modification Fee then payable by the borrower, will be equal to 1.10% of all amounts collected on such Mortgage Loan, if such modification is completed within 12 months from the date on which the Trust Fund acquired the Mortgage Loan; provided, however, that if such modification is completed during any subsequent six month period, then the Resolution Fee will be decreased by 5% of the Resolution Fee applicable in the immediately preceding period subject to a floor of .75%. Any shortfall in collections resulting from the modification of a Mortgage Loan, including a shortfall attributable to payment of a Resolution Fee, will be covered by the Limited Guaranty, to the extent of the applicable remaining coverage available thereunder. The "Resolution Period" with respect to any Mortgage Loan, other than a Matured Performing Mortgage Loan as of the Cut-off Date, commences either on the 61st day following its maturity date or on the day the Mortgage Loan becomes 61 days delinquent.

  With respect to any Matured Performing Mortgage Loan as of the Cut-off Date, no Resolution Fee is payable except with respect to modifications occurring after the 121st day following the Closing Date.

  Additional servicing compensation in the form of assumption fees, late payment charges, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any other fees collected from borrowers and not expressly payable to another person pursuant to the Pooling and Servicing Agreement will be retained by the Servicer. The Servicer will also be entitled to withdraw from the Collection Account, the Escrow Account and the REO Account, as additional servicing compensation, interest or other income earned on deposit therein, as provided in the Pooling and Servicing Agreement.

  Subject to its right to be reimbursed for all P&I Advances and Servicing Advances, the Servicer generally will be required to pay all other expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement (including, without limitation, the costs incurred in connection with the maintenance of a fidelity bond and an errors and omissions insurance policy with respect to its officers, employees and agents), and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. A "Servicing Advance" is any advance by the Servicer in respect of customary, reasonable and necessary costs and expenses incurred in connection with the protection and maintenance of the Mortgaged Properties, including without limitation, advances in respect of property taxes and insurance premiums, attorneys' and brokers' fees, foreclosure costs, property maintenance expenses and senior liens. See "Description of the Pooling and Servicing Agreement--Collection Account." Further, in the event that the aggregate of the Prepayment Interest Shortfalls are greater than the aggregate of the Prepayment Interest Excesses in respect of a particular Sub-Pool for any Distribution Date, the Servicer will be required to deposit into the Collection Account for such Sub-Pool (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, an amount equal to the allocable portion for such Sub-Pool (based upon the net shortfalls, if any, for each Sub-Pool for such Distribution Date) of the lesser of (i) the Servicing Fee with respect to both Sub-Pools for the applicable period and (ii) an amount sufficient to eliminate such net shortfall.

  Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a Mortgage Loan that occurs during a Due Period prior to the related Due Date therein; however, such shortfalls in respect of a Mortgage Loan in a particular Sub-Pool will be covered by the Limited Guaranty to the extent of the applicable Available Sub-Pool Coverage Amount and Excess Coverage Amount, if any. See "Description of the Certificates--The Limited Guaranty."

MODIFICATIONS, WAIVERS AND AMENDMENTS

  The Servicer may agree, subject to the terms and conditions set forth in the Pooling and Servicing Agreement, INCLUDING WITHOUT LIMITATION THE CONSENT OF THE FDIC FOR SO LONG AS THE LIMITED GUARANTY IS OUTSTANDING, to modify, waive or amend any term of any Mortgage Loan in a manner consistent with the Servicing Standard described herein, provided that such modification, waiver or amendment will not (i) affect the status of any of the REMICs or cause any tax to be imposed on the Trust Fund, (ii) affect the amount or timing of any Scheduled Payment on such Mortgage Loan or (iii) materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. The Servicer also may agree, subject to the terms and conditions set forth in the Pooling and Servicing Agreement, including without limitation the consent of the FDIC for so long as the Limited Guaranty is outstanding, to any modification, waiver or amendment that would so affect payments on, or impair the security for, a Mortgage Loan if, in its reasonable judgment, a material default on the Mortgage Loan has occurred or a payment default is reasonably foreseeable; if the Limited Guaranty is no longer outstanding, the foregoing action requires the consent of the holders of majority of the outstanding principal amount of the Offered Certificates of the class in Corresponding Sub-Pool having the lowest alphabetical designation. In no event, however, may the Servicer extend the maturity date of such Mortgage Loan to a date (the "Optimal Wind-Down Date") later than the earliest of (i) one year prior to

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

the applicable Final Scheduled Distribution Date, (ii) if such Mortgage Loan is secured in whole or in part by a Mortgage on a leasehold estate, the date occurring ten years prior to the termination of such leasehold estate and
(iii) five years following the maturity date of such Mortgage Loan (or, with respect to a Mortgage Loan that has previously been modified, the earlier of
(x) five years following the previous modification date and (y) the number of years to the end of its original amortization term). Further, no such modification shall result in a reduction of the Mortgage Rate on a Mortgage Loan either by more than 2 percentage points or for a period of more than 2 years. The right of the FDIC (or a class of Certificates, as applicable) to withhold consent to a proposed modification is applicable only to Mortgage Loans with Cut-off Date Balances in excess of $400,000 and only to proposed modifications of provisions other than maturity. Any such right must be exercised within 10 days of notice of the proposed modification from the Servicer.

  In connection with the extension of the maturity date on any Mortgage Loan, subject to the sufficiency of net operating income of the related Mortgaged Property, (i) in the case of a Fixed Rate Loan, the Servicer generally will set the Mortgage Rate on the extended Fixed Rate Loan at a fixed rate of not lower than the higher of (a) the weighted average of the Mortgage Rates of the Mortgage Loans in Sub-Pool I as of the Cut-off Date and (b) the Mortgage Rate for such Mortgage Loan and (ii) in the case of an ARM Loan, the Servicer generally will (a) set the floor rate on the extended ARM Loan at not lower than the higher of (1) the weighted average of the Mortgage Rates of the Mortgage Loans in Sub-Pool II as of the Cut-off Date and (2) the then current Mortgage Rate for such Mortgage Loan, (b) require the Mortgage Rate and corresponding Scheduled Payment to adjust monthly, without negative amortization; based either on LIBOR or The Wall Street Journal Prime Rate and
(c) require a Gross Margin equal to the Gross Margin of the ARM Loan plus the shortfall, if any, between the Index value of the ARM Loan and the modified Index value as of the date of the modification. To the extent that the net operating income of the related Mortgaged Property (together with such other sources of payment as the Servicer determines are acceptable therefor) is sufficient to support Scheduled Payments that will amortize the Mortgage Loan on a level payment basis to the rescheduled maturity date, the Servicer will require that Scheduled Payments be made in such amounts. If the Servicer determines that net operating income will not be so sufficient, the Servicer will either agree to a schedule of Scheduled Payments that would fully amortize the Mortgage Loan by the Optimal Wind-Down Date after providing for a Balloon Payment at the rescheduled maturity date or reduce the Scheduled Payments to a level that can be supported by net operating income (by reducing the principal balance of the Mortgage Loan). Shortfalls in net collections on Mortgage Loans attributable to modifications are covered by the Limited Guaranty, to the extent described herein under "Description of the Certificates--The Limited Guaranty."

  The Servicer is required to undertake the prompt modification of Matured Performing Mortgage Loans in accordance with the standards described above and as more specifically provided in the Pooling and Servicing Agreement. Except for certain extensions of maturity dates of Mortgage Loans that are Matured Performing Mortgage Loans as of the Cut-off Date, the Servicer will not agree to any modification, waiver or amendment of the payment terms of a defaulted Mortgage Loan or a Mortgage Loan where a payment default is reasonably foreseeable unless the Servicer has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the Mortgage Loan.

  The Servicer is required to notify the Trustee of any modification, waiver or amendment of any term of any Mortgage Loan, and must deliver to the Trustee, for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are to be available for review during normal business hours at the offices of the Servicer. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information."

REALIZATION UPON DEFAULTED MORTGAGE LOANS

  If a default on a Mortgage Loan has occurred and is continuing, the Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. The Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the FDIC, the Mortgage Loan Seller or the Trustee, for the benefit of the Certificateholders, to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of, such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any other comparable law, unless the Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

    (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery, on a present value basis, than not taking such actions; and

    (ii) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery, on a present value basis, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks."

  The Servicer will be required to notify the FDIC and the Trustee, who will notify the holders of the Corresponding Certificates, of the Servicer's intended course of action to effect such compliance and/or respond to such circumstances, and the Servicer will be permitted to take such proposed action and acquire title to such Mortgaged Property only if (i) (A) the FDIC, in the event that amounts remain available under the Limited Guaranty, or (B) in all other cases, Certificateholders entitled to at least 51% of the Voting Rights allocable to the Corresponding Certificates and (ii) the Trustee, have not objected in writing within 30 days of such notification.

  If title to any REO Property is acquired by the Trust Fund, the Servicer, on behalf of the Trust Fund, will be required to sell the REO Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause any of the REMICs to fail to qualify as such under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Servicer generally will be required to solicit bids for any REO Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the Trust Fund acquires title to any REO Property, the Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Servicer of its obligation to manage such REO Property in a manner consistent with the Servicing Standard.

  To the extent that the amount of coverage available under the Limited Guaranty has been exhausted, and if Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon together with the aggregate of amounts reimbursable to the Servicer and the FDIC with respect to such Mortgage Loan, the applicable Sub-Pool will realize a loss in the amount of such shortfall. Such shortfall will be allocated among the various Corresponding classes of Certificates as described herein under "Description of the Certificates--Subordination." See "Description of the Certificates--The Limited Guaranty."

  A borrower's failure to make required Scheduled Payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Scheduled Payments also may be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related

Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Servicer is able to assess the success of any such corrective action or the need for additional initiatives.

  The time within which the Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the holders of the Corresponding Certificates may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time, and such Mortgage Loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."

HAZARD INSURANCE POLICIES

  The Pooling and Servicing Agreement requires the Servicer to maintain or cause each borrower to maintain, to the extent permitted by the related Mortgage Loan, a fire and other hazard insurance policy that provides for such coverage in an amount (less a reasonable deductible) equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. All amounts collected by a Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Collection Account for the applicable Sub-Pool. The Pooling and Servicing Agreement provides that the Servicer may satisfy its obligation to cause each borrower to maintain such a fire and other hazard insurance policy by maintaining a blanket policy insuring against fire and other hazard losses on all of the Mortgage Loans.

  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

  Hazard insurance policies typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

  In addition, to the extent required by the related Mortgage, the Servicer may require the borrower to maintain other forms of insurance including, but not limited to, loss of rents endorsements, business interruption insurance and comprehensive public liability insurance, and the Pooling and Servicing Agreement requires the Servicer to maintain public liability insurance with respect to any REO Properties as the Servicer determines in accordance with the Servicing Standard to be in the best interests of the Certificateholders and the FDIC. Any cost incurred by the Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost will not be taken into account for purposes of calculating the distributions to be made to Certificateholders. Such costs may be recovered by the Servicer as a Servicing Advance.

  The Limited Guaranty will cover losses and other shortfalls attributable to credit defaults on the Mortgage Loans in a particular Sub-Pool to the extent of the applicable Available Sub-Pool Coverage Amount and the Excess Coverage Amount, if any. No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

  The Pooling and Servicing Agreement requires the Servicer to obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft, or other intentional misconduct of the officers, employees and agents of the Servicer. The Pooling and Servicing Agreement allows the Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Servicer; so long as certain criteria set forth in the Pooling and Servicing Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

  Certain of the Mortgage Loans contain a due-on-sale clause that entitles the mortgagee to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the mortgagee's consent. Certain of the Mortgage Loans also contain a due-on-encumbrance clause that entitles the mortgagee to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. The Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Servicing Standard. The Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance."

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

  The Servicer is required to perform a physical inspection of each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event (i)(A) at least annually for each related Mortgage Loan with an outstanding principal balance equal to at least $1,000,000 and
(B) at least bi-annually for each related Mortgage Loan with an outstanding principal balance equal to at least $200,000 but less than $1,000,000 and (ii) if any Scheduled Payment (other than any Balloon Payment due with respect to a Matured Performing Mortgage Loan prior to the modification thereof) for such Mortgage Loan becomes more than 60 days delinquent on the related Mortgage Loan, as soon as practicable thereafter. The Servicer will be required to prepare a written report of each such inspection describing the condition of the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed thereon.

  The Pooling and Servicing Agreement also requires the Servicer to make reasonable efforts to collect promptly from each borrower the annual operating statements of the related Mortgaged Property to the extent permitted under the terms of the related Mortgage Loan. The Pooling and Servicing Agreement further requires the Servicer to (i) review all such items as may be collected, (ii) prepare written reports based on such reviews identifying debt service coverages for the Mortgage Loans and any extraordinary increases or decreases in expenses or revenues associated with the related Mortgaged Properties and (iii) deliver copies of such written reports to the Trustee. However, there can be no assurance that any Mortgage Loans require the delivery of operating statements, or that any operating statements required to be delivered will in fact be delivered, nor is the Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

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

  Copies of the most recent inspection reports and operating statements referred to above are to be available for review by Certificateholders during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information."

EVENTS OF DEFAULT

  Events of Default under the Pooling and Servicing Agreement will include (i) any failure by the Servicer to remit to the Trustee for distribution to the holders of the Certificates any amount required to be so distributed or remitted under the terms of the Pooling and Servicing Agreement; (ii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days after written notice thereof has been given to the Servicer by the Trustee, the FDIC or the Mortgage Loan Seller, or to the Servicer, the FDIC, the Mortgage Loan Seller and the Trustee by the holders of the Certificates entitled to not less than 25% of the Voting Rights of any class affected thereby; (iii) any breach of a representation or warranty made by the Servicer under the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of the Certificates or the FDIC and that continues unremedied for 30 days after written notice of such breach has been given to the Servicer by the Trustee, the FDIC or the Mortgage Loan Seller, or to the Servicer, the FDIC, the Mortgage Loan Seller and the Trustee by the holders of the Certificates evidencing not less than 25% of the Voting Rights of any class affected thereby; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the Servicer and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

  So long as an Event of Default remains unremedied under the Pooling and Servicing Agreement, the Trustee, the FDIC (for so long as the Limited Guarantee remains outstanding) or holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates may terminate all of the rights and obligations of the Servicer as Servicer under the Pooling and Servicing Agreement with respect to the Mortgage Pool and in and to the Mortgage Loans and the proceeds thereof (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the Pooling and Servicing Agreement, which rights the Servicer will retain under all circumstances). Upon such termination, the Trustee will succeed to all of the responsibilities, duties and liabilities of the Servicer under the Pooling and Servicing Agreement with respect to the Mortgage Pool (except that if the Trustee is prohibited by law from obligating itself to make regarding delinquent mortgage loans, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the FDIC or the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer. Such successor servicer shall (i) be acceptable to the FDIC, the Mortgage Loan Seller and the Trustee based upon its financial and commercial loan servicing abilities and (ii) be available and be willing to service the Mortgage Loans under the terms and conditions set forth in the Pooling and Servicing Agreement, and each Rating Agency shall have confirmed that the rating on each class of Certificates immediately prior to the succession will not be qualified, downgraded or withdrawn as a result of such succession. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Servicer under the Pooling and Servicing Agreement.

  The FDIC or holders of Certificates representing at least 66% of the Voting Rights evidenced by all classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default described in clause (i) under "--Events of Default" may be waived only by all of the holders of the Certificates. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Pooling and Servicing Agreement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  Only the Sub-Pool I Certificates and the Sub-Pool II Certificates (collectively, "Offered Certificates") are offered hereby. The Certificates (including the Stripped Interest Certificates and the Class R Certificates) will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of the Cut-off Date, by and among the Mortgage Loan Seller, the FDIC, the Servicer and the Trustee (the "Pooling and Servicing Agreement"), and will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection Accounts; and (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans. In addition, on each Distribution Date, (x) the Sub-Pool I Certificates will have the benefit of the obligation of the FDIC to draw from the Bank Insurance Fund amounts then payable under the Limited Guaranty in respect of losses on the Mortgage Loans in Sub-Pool I and (y) the Sub-Pool II Certificates will have the benefit of the obligation of the FDIC to draw from the Bank Insurance Fund amounts then payable under the Limited Guaranty in respect of (i) losses on the Mortgage Loans in Sub-Pool II and (ii) Basis Risk Shortfalls. Such obligations of the FDIC are limited in scope as described herein and are not backed by the full faith and credit of the United States of America. See "--Distributions--Sub-Pool II Certificates--Basis Risk," "--The Limited Guaranty" and "The Bank Insurance Fund."

  The Certificates will consist of ten classes, to be designated as the Class I-A Certificates, the Class I-B Certificates, the Class I-C Certificates and the Class I-D Certificates (collectively, the "Sub-Pool I Certificates"), the Class II-A Certificates, the Class II-B Certificates and the Class II-C Certificates (collectively, the "Sub-Pool II Certificates"), the Class I-XS Certificates and the Class II-XS Certificates (collectively, the "Stripped Interest Certificates") and the Class R Certificates. The Class I-XS Certificates, which evidence an interest solely in Sub-Pool I, the Class II-XS Certificates, which evidence an interest solely in Sub-Pool II, and the Class R Certificates are not offered hereby. The Class I-XS Certificates and Class II-XS Certificates will be delivered on the Closing Date to the FDIC as partial consideration for the Limited Guaranty. The Class R Certificates may at the option of the Mortgage Loan Seller be issued in two classes (each corresponding to a residual interest in a particular REMIC), and will be delivered to one or more Depository Institutions on the Closing Date.

  Each class of Sub-Pool I Certificates with a later alphabetical designation is subordinate to each class of Sub-Pool I Certificates with a prior alphabetical designation. Each class of Sub-Pool II Certficates with a later alphabetical designation is subordinate to each class of Sub-Pool II Certificates with a prior alphabetical designation. The Certificates of any class evidencing an interest in a particular Sub-Pool are neither senior nor subordinate to the Certificates of any class evidencing an interest in the other Sub-Pool. Shortfalls in collections on the Mortgage Loans in a particular Sub-Pool will not be offset by any portion of the collections on the Mortgage Loans in the other Sub-Pool.

  The initial Class Balance of each class of Offered Certificates is set forth on the cover page of this Prospectus. The Class Balance of each class of Certificates evidencing an interest in a particular Sub-Pool outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans in such Sub-Pool and other assets in the Trust Fund. As more specifically described herein, the Class Balance of each class of Offered Certificates will be reduced on each Distribution Date to the extent of any distributions of principal of such class on such Distribution Date. The Stripped Interest Certificates have no Class Balances and are not entitled to receive any distributions allocable to principal except with respect to deferred interest arising from negative amortization of Mortgage Loans.

  The Offered Certificates will be issued in book-entry form in the authorized denominations for each class specified in the cover page of this Prospectus. The Trustee will make such distributions with respect to the Offered Certificates as set forth below.

  The ERISA-Restricted Certificates are subject to certain restrictions on the transfer of such Certificates to Plans. See "ERISA Considerations."

DISTRIBUTIONS

  Method, Timing and Amount. Distributions on the Certificates will be made by the Trustee, to the extent of available funds, on the 25th day of each month or, if such 25th day is not a business day, then on the next succeeding business day, commencing in January, 1997 (each, a "Distribution Date"). Distributions on the Sub-Pool I Certificates and on the Class I-XS Certificates will be based solely on the Group I Loans, and distributions on the Sub-Pool II Certificates and on the Class II-XS Certificates will be based solely on the Group II Loans.

  The "Due Period" for each Distribution Date commences on the second day of the calendar month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, the period that begins on the day following the Cut-off Date) and ends on the first day of the month in which such Distribution Date occurs. The "Prepayment Period" for each Distribution Date commences on the sixteenth day of the calendar month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, the period that begins on the day following the Cut-off Date) and ends on the fifteenth day of the month in which such Distribution Date occurs. The "Determination Date" for each Distribution Date is the 15th day of the month in which such Distribution Date occurs or, if such 15th day is not a business day, then the next preceding business day.

  All payments with respect to a Distribution Date will be made to the persons in whose names the Certificates are registered at the close of business on the Record Date, which will be the last day of the preceding calendar month with respect to the Sub-Pool I Certificates, and the 24th day of the calendar month in which such Distribution Date occurs with respect to the Sub-Pool II Certificates. However, if any class of Sub-Pool II Certificates is no longer maintained on the book-entry records of DTC, the record date with respect to such class will be the last day of the month preceding the month in which the related Distribution Date occurs. All distributions made with respect to a class of Certificates will be allocated pro rata among the outstanding Certificates of such class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Offered Certificate is equal to the initial denomination thereof as of the Closing Date, divided by the initial Class Balance of the class to which it belongs.

  For purposes hereof, any class of Certificates or any Certificate evidencing an interest in a particular Sub-Pool, including the class of Stripped Interest Certificates evidencing an interest in such Sub-Pool, is sometimes herein referred to as a "Corresponding" class or a "Corresponding" Certificate, respectively, with respect to such Sub-Pool or to the other classes of Certificates evidencing an interest in such Sub-Pool.

  Interest Distribution Calculations. The "Distributable Interest" in respect of any class of Offered Certificates evidencing an interest in a particular Sub-Pool for any Distribution Date will equal the Accrued Interest for such class, reduced (to not less than zero) by the allocable share for such class of Certificates (in each case, calculated as described herein) of (x) any Deferred Interest for such Distribution Date allocable to the Sub-Pool to the extent it exceeds the amount due on the Corresponding Stripped Interest Certificates, (y) in the case of the Sub-Pool II Certificates, any unfunded Basis Risk Shortfall for such Distribution Date and (z) for the Certificates evidencing an interest in a particular Sub-Pool, including the Corresponding Stripped Interest Certificates, any Net Aggregate Prepayment Interest Shortfall for such Sub-Pool allocable to such Class. The amount, if any, of Distributable Interest for a class of Certificates that is not distributed to such class on a particular Distribution Date (otherwise than pursuant to clauses (x), (y) and (z) above) will be carried forward for payment on subsequent Distribution Dates, without interest thereon, to the extent of available funds.

  The "Accrued Interest" in respect of each class of Offered Certificates for each Distribution Date is equal to interest at the applicable Pass-Through Rate accrued during the applicable Accrual Period on the Class Balance (or, in the case of the Stripped Interest Certificates, the Notional Amount) of such class of Certificates immediately prior to such Distribution Date. The "Notional Amount" of the Stripped Interest Certificates evidencing an interest in a particular Sub-Pool at the time of any determination is equal to the aggregate of the Class Balances of the Corresponding classes of Certificates then outstanding.

  The "Accrual Period" for each Distribution Date with respect to each class of Sub-Pool I Certificates and the Class I-XS Certificates will be the calendar month immediately preceding such Distribution Date and with respect to Sub-Pool II Certificates and Class II-XS will be the period from the previous Distribution Date (or the Closing Date in the case of the first Distribution Date) through the day preceding such Distribution Date. Distributable Interest will be calculated for each class of Certificates on the basis of a 360-day year consisting of twelve 30-day months.

  The "Deferred Interest" for any Distribution Date is equal to the aggregate negative amortization in respect of the Mortgage Loans in a Sub-Pool for the related Due Period, which will be allocated among the classes of Certificates first to the Corresponding Stripped Interest Certificates and then to the other Corresponding classes in reverse alphabetical order by (i) decreasing the Distributable Interest payable in respect of each such class on such Distribution Date and (ii) in the case of a Stripped Interest Certificate, crediting it with deferred interest, and in the case of other classes, increasing the Class Balance of each such class by a like amount.

  The "Net Aggregate Prepayment Interest Shortfall" for any Sub-Pool and any Distribution Date will be the amount, if any, by which (a) the aggregate of any Prepayment Interest Shortfalls in respect of such Sub-Pool for such Distribution Date exceeds (b) the sum of (i) the aggregate of any Prepayment Interest Excesses in respect of such Sub-Pool collected during the related Due Period and (ii) the allocable portion for such Sub-Pool of any Compensating Interest Payment made by the Servicer with respect to such Distribution Date. A "Prepayment Interest Shortfall" for any Distribution Date is the shortfall in interest collected in connection with a prepayment of a Mortgage Loan in whole or in part prior to its Due Date in the related Due Period, to the extent such prepayment is not accompanied by interest accrued through such Due Date. A "Prepayment Interest Excess" for any Distribution Date is the excess in interest collected in connection with a prepayment of a Mortgage Loan in whole or in part following its Due Date in the related Due Period, to the extent such prepayment is accompanied by interest accrued through such date of prepayment. As to any Distribution Date, to the extent Prepayment Interest Excesses for all Mortgage Loans in a particular Sub-Pool are greater than Prepayment Interest Shortfalls in such Sub-Pool, such excess will be compensation to the Servicer and will not be a part of the Available Distribution Amount for such Sub-Pool for such Distribution Date. The Net Aggregate Prepayment Interest Shortfall for a particular Sub-Pool and any Distribution Date will be allocated to the Corresponding classes of Certificates, first to the Corresponding Stripped Interest Certificates and then to the other Corresponding classes in reverse alphabetical order.

  The "Weighted Average Effective Net Mortgage Rate" of a Sub-Pool on any Distribution Date is the weighted average of the applicable Effective Net Mortgage Rates for the Mortgage Loans in such Sub-Pool, weighted on the basis of their respective Stated Principal Balances immediately prior to such Distribution Date. For purposes of calculating the Weighted Average Effective Net Mortgage Rate for any Distribution Date, the applicable "Effective Net Mortgage Rate" for any Distribution Date for each Mortgage Loan (other than a Discounted Mortgage Loan) is an annualized rate equal to the Mortgage Rate in effect for such Mortgage Loan as of the commencement of the related Due Period, (a) reduced by the rate at which the servicing and trust administrative fees accrued for the applicable period (the Mortgage Rate, as so reduced, the "Net Mortgage Rate"), and (b) if the accrual of interest on any Mortgage Loan is computed other than on the basis of a 360-day year consisting of twelve 30-day months (which is the basis of accrual for interest on the Certificates), then adjusted to reflect that difference in computation. The applicable "Effective Net Mortgage Rate" for a Discounted Mortgage Loan is
 % per annum, adjusted, if applicable, as described in clause (b) of the preceding sentence.

  Principal Distribution Calculations. The "Distributable Principal" for each Distribution Date for a particular Sub-Pool will equal the aggregate of the following amounts with respect to the Mortgage Loans in such Sub-Pool: (i) all Scheduled Principal Payments and (ii) all Principal Prepayments.

  "Scheduled Principal Payments" means the sum of (i) all principal payments required to be made under the terms of the related Mortgage Loan credited to the Trust Fund and (ii) all non-scheduled payments of principal on the related Mortgage Loan credited to the Trust Fund after the date that is one year prior to the maturity date of that Mortgage Loan.

  "Principal Prepayments" means all non-scheduled payments of principal on the related Mortgage Loan credited to the Trust Fund before the date that is one year prior to the maturity date of that Mortgage Loan.

  Certain Calculations with Respect to Individual Mortgage Loans. The "Stated Principal Balance" of each Mortgage Loan (upon which are based, among other things, the Weighted Average Effective Net Mortgage Rate calculations) outstanding at any time represents the principal balance of such Mortgage Loan ultimately due and payable to the Certificateholders. The Stated Principal Balance of each Mortgage Loan will initially equal the Cut-off Date Balance thereof (or, in the case of a Discounted Mortgage Loan, the present value of such balance, discounted as described below) and, on each Distribution Date, will be increased by any negative amortization for such date and will be reduced by the portion of the Distributable Principal for such date attributable to such Mortgage Loan. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with a Deficient Valuation resulting from any bankruptcy or similar proceeding. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" and "--Bankruptcy Laws."

  As referred to herein, the "Scheduled Principal Balance" of a Mortgage Loan (other than a Discounted Mortgage Loan) with respect to any Determination Date is equal to the principal balance of such Mortgage Loan as of the Due Date of such Mortgage Loan occurring in the Due Period relating to such Determination Date, after giving effect to (a) any principal prepayments or other unscheduled recoveries of principal and any Balloon Payments received during or prior to the related Prepayment Period, (b) any negative amortization added to the principal balance of such Mortgage Loan on or before such Due Date, (c) any payment in respect of principal due on or before such Due Date (other than a Balloon Payment, but including the principal portion of any Assumed Scheduled Payment, if applicable), irrespective of any delinquency in payment by the borrower, and (d) any adjustment resulting from a Deficient Valuation or in connection with a Debt Service Reduction resulting from any bankruptcy or similar proceeding. The Scheduled Principal Balance of any Fixed Rate Loan that has a Net Mortgage Rate lower than the Pass-Through Rate on the Class I-D Certificates is equal to the present value of the future Scheduled Payments due thereon, net of servicing and trust administrative fees, discounted
monthly at   % per annum (i.e., the highest Pass-Through Rate on any class of
Sub-Pool I Certificates), and the principal portion of each Scheduled Payment due thereon will be similarly discounted (any such Mortgage Loan, a "Discounted Mortgage Loan"), as calculated by the Servicer and reported to the Trustee.

  For purposes of calculating distributions on the Certificates, as well as the amount of servicing fees and trust administrative fees payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an "REO Loan"), and all references to "Mortgage Loan," "Mortgage Loans," "Mortgage Pool" and "Sub-Pool" herein, when used in such context, will be deemed to also be references to or to also include, as the case may be, any "REO Loans." Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan, including the same adjustable or fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate and Effective Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on such predecessor Mortgage Loan, including any portion thereof payable or reimbursable to the Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Servicer for payments previously advanced, in connection with the operation and management of such property, generally will be applied by the Servicer as if received on the predecessor Mortgage Loan. However, notwithstanding the terms of the predecessor Mortgage Loan, the Scheduled Payment "due" on an REO Loan will in all cases, for so long as the related Mortgaged Property is part of the Trust Fund, equal scheduled interest thereon at the applicable Mortgage Rate.




  Available Distribution Amount. The aggregate amount available for distribution to holders of Certificates evidencing interests in a particular Sub-Pool on each Distribution Date (the "Available Distribution Amount" for such Sub-Pool) will, in general, equal the sum of the following amounts:

    (a) the total amount of all cash received on the Mortgage Loans and any REO Properties that is on deposit in the Collection Account for such Sub-Pool as of the close of business on the related Determination Date, exclusive of:

      (i) all scheduled payments of interest and principal in respect of such Sub-Pool collected but due on a Due Date subsequent to the related Due Period,

      (ii) all non-scheduled payments of principal in respect of such Sub-Pool received subsequent to the related Prepayment Period, and

      (iii) all amounts in the Collection Account for such Sub-Pool that are due or reimbursable to any person (including, without limitation, the Servicer, the Trustee, the Mortgage Loan Seller or the FDIC) other than the Certificateholders;

    (b) all P&I Advances in respect of such Sub-Pool made by the Servicer with respect to such Distribution Date;

    (c) any Compensating Interest Payment in respect of such Sub-Pool made by the Servicer to cover Prepayment Interest Shortfalls for such Distribution Date; and

    (d) all amounts in respect of such Sub-Pool paid pursuant to the Limited Guaranty for such Distribution Date.

  Sub-Pool I Certificates--Priority. On each Distribution Date, for so long as the Sub-Pool I Certificates and the Class I-XS Certificates are outstanding, the Trustee will apply amounts on deposit in the Collection Account for Sub-Pool I, to the extent of the Available Distribution Amount for Sub-Pool I, in the following order of priority:

    (i) to distributions of interest on the Class I-A Certificates, in an amount equal to all Distributable Interest in respect of the Class I-A Certificates for such Distribution Date, together with any portion thereof remaining unpaid from previous Distribution Dates;

    (ii) to distributions of principal of the Class I-A Certificates, in an amount equal to the lesser of (x) the Class Balance of the Class I-A Certificates outstanding immediately prior to such Distribution Date and
  (y) the Distributable Principal for such Distribution Date allocable to Class I-A as described herein;

    (iii) to distributions of interest on the Class I-B Certificates, in an amount equal to all Distributable Interest in respect of the Class I-B Certificates for such Distribution Date, together with any portion thereof remaining unpaid from previous Distribution Dates;

    (iv) to distributions of principal of the Class I-B Certificates, in an amount equal to the lesser of (x) the Class Balance of the Class I-B Certificates outstanding immediately prior to such Distribution Date and
  (y) Distributable Principal for such Distribution Date allocable to Class I-B as described herein;

    (v) to distributions of interest on the Class I-C Certificates, in an amount equal to all Distributable Interest in respect of the Class I-C Certificates for such Distribution Date, together with any portion thereof remaining unpaid from previous Distribution Dates;

    (vi) to distributions of principal of the Class I-C Certificates, in an amount equal to the lesser of (x) the Class Balance of the Class I-C Certificates outstanding immediately prior to such Distribution Date and
  (y) Distributable Principal for such Distribution Date allocable to Class I-C as described herein;

    (vii) to distributions of interest on the Class I-D Certificates, in an amount equal to all Distributable Interest in respect of the Class I-D Certificates for such Distribution Date, together with any portion thereof remaining unpaid from previous Distribution Dates;

    (viii) to distributions of principal of the Class I-D Certificates, in an amount equal to the lesser of (x) the Class Balance of the Class I-D Certificates outstanding immediately prior to such Distribution Date and
  (y) Distributable Principal for such Distribution Date allocable to Class I-D as described herein; and

    (ix) to distributions of interest (including any deferred interest) on the Class I-XS Certificates, in an amount equal to all Distributable Interest in respect of the Class I-XS Certificates for such Distribution Date, together with any portion thereof remaining unpaid from previous Distribution Dates.

  On each Distribution Date, any portion of the Available Distribution Amount for Sub-Pool I remaining after all distributions in respect of Distributable Interest and Distributable Principal to the Corresponding classes of Certificates are made and after payment of certain expenses will be distributed to the holders of the Class R Certificates.

  Sub-Pool I Certificates--Pass-Through Rates. The Pass-Through Rate for each Distribution Date will be fixed at % per annum in the case of the Class I-A Certificates, % per annum in the case of the Class I-B Certificates, % per annum in the case of the Class I-C Certificates, and % per annum in the case of the Class I-D Certificates. The Pass-Through Rate on the Class I-XS Certificates will be subject to adjustment on each Distribution Date based on the excess, if any, of the Weighted Average Effective Net Mortgage Rate of Sub-Pool I over the weighted average of the Pass-Through Rates on the Sub-Pool I Certificates. The Pass-Through Rate for the Class I-XS Certificates on the first Distribution Date will be % per annum.

  Sub-Pool II Certificates--Priority. On each Distribution Date, for so long as the Sub-Pool II Certificates and the Class II-XS Certificates are outstanding, the Trustee will apply amounts on deposit in the Collection Account for Sub-Pool II, to the extent of the Available Distribution Amount for Sub-Pool II, in the following order of priority:

    (i) to distributions of interest on the Class II-A Certificates, in an amount equal to all Distributable Interest in respect of the Class II-A Certificates for such Distribution Date, together with any portion thereof remaining unpaid from previous Distribution Dates;

    (ii) to distributions of principal of the Class II-A Certificates, in an amount equal to the lesser of (x) the Class Balance of the Class II-A Certificates outstanding immediately prior to such Distribution Date and
  (y) the Distributable Principal for such Distribution Date allocable to Class II-A as described herein;

    (iii) to distributions of interest on the Class II-B Certificates, in an amount equal to all Distributable Interest in respect of the Class II-B Certificates for such Distribution Date, together with any portion thereof remaining unpaid from previous Distribution Dates;

    (iv) to distributions of principal of the Class II-B Certificates, in an amount equal to the lesser of (x) the Class Balance of the Class II-B Certificates outstanding immediately prior to such Distribution Date and
  (y) Distributable Principal for such Distribution Date allocable to Class II-B as described herein;

    (v) to distributions of interest on the Class II-C Certificates, in an amount equal to all Distributable Interest in respect of the Class II-C Certificates for such Distribution Date, together with any portion thereof remaining unpaid from previous Distribution Dates;

    (vi) to distributions of principal of the Class II-C Certificates, in an amount equal to the lesser of (x) the Class Balance of the Class II-C Certificates outstanding immediately prior to such Distribution Date and
  (y) Distributable Principal for such Distribution Date allocable to Class II-C as described herein; and

    (vii) to distributions of interest (including deferred interest) on the Class II-XS Certificates, in an amount equal to all Distributable Interest in respect of the Class II-XS Certificates for such Distribution Date, together with any portion thereof remaining unpaid from previous Distribution Dates.

  On any Distribution Date on which there is a Basis Risk Shortfall, the Trustee will distribute the lesser of such shortfall and the Basis Risk Support Amount for such Distribution Date among the various classes of Sub-Pool II Certificates that have Pass-Through Rates on such Distribution Date in excess of the Weighted Average Effective Net Mortgage Rate of Sub-Pool II for such Distribution Date, as described herein under "--Sub-Pool II Certificates--Basis Risk." On each Distribution Date, any portion of the Available Distribution Amount for Sub-Pool II remaining after all distributions in respect of Distributable Interest and Distributable Principal to the Corresponding classes of Certificates are made and after payment of certain expenses will be distributed to the holders of the Class R Certificates.

  Sub-Pool II Certificates--Pass-Through Rates. The Pass-Through Rate on each class of Sub-Pool II Certificates for each Distribution Date will be subject to adjustment to equal the sum of LIBOR and the Applicable Margin, as set forth below:

        CLASS APPLICABLE MARGIN
        ----- -----------------
        II-A
        II-B
        II-C

provided, however, that in the event that the Pass-Through Rate on one or more classes of Sub-Pool II Certificates exceeds the Weighted Average Effective Net Mortgage Rate of Sub-Pool II for such Distribution Date, payment of interest at the Pass-Through Rate on such class or classes of Sub-Pool II Certificates will be reduced to the extent that the Basis Risk Support Amount, if any, for such Distribution Date is insufficient to make up such shortfall and subject to the amount available under the Limited Guaranty. Any such shortfall on any Distribution Date will be allocated among such class or classes of Sub-Pool II Certificates as described herein, and will not be carried forward for payment in the future. See "--Sub-Pool II Certificates--Basis Risk."

  The Pass-Through Rate on the Class II-XS Certificates will be subject to adjustment on each Distribution Date based on the excess, if any, of the Weighted Average Effective Net Mortgage Rate of Sub-Pool II over the weighted average of the Component Reference Rates on the Sub-Pool II Certificates. The "Component Reference Rate" for a class of Sub-Pool II Certificates on any Distribution Date is equal to the lesser of the Weighted Average Effective Net Mortgage Rate of Sub-Pool II on such Distribution Date and the Pass-Through Rate for such class on such Distribution Date.

  For purposes of determining the Pass-Through Rates on the Sub-Pool II Certificates for any Distribution Date, "LIBOR" shall be obtained by the Trustee by obtaining the quoted offered rate for one-month United States dollar deposits with lending banks in the London interbank market that appears as of 11:00 a.m. (London time) on the display page designated as page 3750 on the Telerate monitor on the LIBOR Business Day prior to the immediately preceding Distribution Date (each such date, a "LIBOR Adjustment Date") or, in the case of the first Distribution Date, as of the LIBOR Business Day preceding the Closing Date. "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

  The establishment of LIBOR by the Trustee on any LIBOR Adjustment Date, and the Trustee's calculation of the rates applicable to the Sub-Pool II Certificates for the related Distribution Date (in the absence of manifest error) will be final and binding. Each such rate of interest may be obtained by telephoning the Trustee at (617) 664-5500.

  Sub-Pool II Certificates--Basis Risk. Payment of interest at the Pass-Through Rate on any class of Sub-Pool II Certificates may be dependent upon, among other things, the Pass-Through Rate for such class being less than or equal to the Weighted Average Effective Net Mortgage Rate of Sub-Pool II. The Pass-Through Rate of the Sub-Pool II Certificates of each class is based upon the value of LIBOR plus the Applicable Margin, which may be different from the value of the Indices upon which the Mortgage Rates of the ARM Loans are based (either as a result of the use of a different Index, Mortgage Rate determination date, Mortgage Rate adjustment date or maximum lifetime Mortgage
Rate). In particular, the Pass-Through Rates of the Sub-Pool II Certificates adjust monthly, while the Mortgage Rates of the ARM Loans in many cases adjust less frequently (generally at six-month, twelve-month, three-year or five-year intervals). In addition, LIBOR and the Indices applicable to the ARM Loans may respond to different economic and market factors, and there is no necessary correspondence between them. Thus, it is possible, for example, that LIBOR may rise during periods in which one or more of the Indices are stable or are falling or that, even if both LIBOR and the Indices rose during the same period, LIBOR may rise much more rapidly than the Indices. Consequently, the Weighted Average Effective Net Mortgage Rate of Sub-Pool I may not equal or exceed the Pass-Through Rate on one or more classes of the Sub-Pool II Certificates.

  Any shortfall in accrued interest at the Weighted Average Effective Net Mortgage Rate of Sub-Pool II in relation to accrued interest at the Pass-Through Rate on one or more classes of Sub-Pool II Certificates on any Distribution Date is referred to herein as a "Basis Risk Shortfall." To the extent not offset by the Basis Risk Support Amount, Basis Risk Shortfalls on any Distribution Date will be allocated among such classes of Sub-Pool II Certificates having Pass-Through Rates then in excess of the Weighted Average Effective Net Mortgage Rate of Sub-Pool II, pro rata, based on the applicable shortfall for each such class, which for any such class on any Distribution Date is equal to interest accrued on such class for such Distribution Date at a rate equal to the excess of the Pass-Through Rate thereon over the Weighted Average Effective Net Mortgage Rate of Sub-Pool II.

  The Basis Risk Support Amount on any Distribution Date is limited solely to Distributable Interest on both classes of the Stripped Interest Certificates for such Distribution Date. Basis Risk Shortfalls in excess of the Basis Risk Support Amount (or the amount then available under the Limited Guaranty) on any Distribution Date will not be paid to Certficateholders. The effect of this provision is to make available to the Sub-Pool II Certificates in the event of a Basis Risk Shortfall (x) the full amount of interest accrued at the Weighted Average Effective Net Mortgage Rate of Sub-Pool II, including the full amount of Distributable Interest on the Class II-XS Certificates on such Distribution Date, and (y) the full amount of Distributable Interest on the Class I-XS Certificates on such Distribution Date, in each case not by reducing Distributable Interest on the Stripped Interest Certificates but by drawing on the Limited Guaranty to the extent of the Basis Risk Support Amount. Any Unfunded Basis Risk Shortfall will not be carried forward for payment in the future.

  As described above, a Basis Risk Shortfall will result on any Distribution Date with respect to any class or classes of Sub-Pool II Certificates as to which the Pass-Through Rate then exceeds the Weighted Average Effective Net Mortgage Rate of Sub-Pool II. Because the classes of Sub-Pool II Certificates having lower alphabetical class designations (i.e., the more subordinate classes) will have higher Pass-Through Rates than the classes of Sub-Pool II Certificates having higher alphabetical class designations (i.e., the more senior classes), it is relatively more likely that the Pass-Through Rates of the more junior classes will exceed the Weighted Average Effective Net Mortgage Rate of Sub-Pool II and, as a result, the more junior classes are relatively more likely to suffer Basis Risk Shortfalls. Further, the class of Certificates evidencing an interest in a particular Sub-Pool then outstanding with the lowest Pass-Through Rate (i.e., the most senior class) will receive more than their pro rata share of Distributable Principal prior to the more junior classes of Corresponding Certificates; as a result, the weighted average of the Pass-Through Rates of the Corresponding Certificates generally will increase over time, which in turn will reduce over time the Distributable Interest on the class of Stripped Interest Certificates evidencing an interest in such Sub-Pool, and therefore will reduce the Basis Risk Support Amount at any particular time. As a result, in the absence of an increasing Weighted Average Effective Net Mortgage Rate of Sub-Pool II (e.g., through an increasing positive spread between the Indices on which the Mortgage Rates are based and LIBOR or through a more rapid rate of prepayment of the Mortgage Loans in Sub-Pool II with lower

Mortgage Rates) and/or an increasing Weighted Average Effective Net Mortgage Rate of Sub-Pool I (e.g., through a more rapid rate of prepayment of the Mortgage Loans in Sub-Pool I with lower Mortgage Rates), the likelihood and amount of Basis Risk Support Amounts will decrease over time. Further, because the weighted average lives of the more junior classes of Sub-Pool II Certificates are longer than the weighted average lives of the more senior classes of Sub-Pool II Certificates, the more junior classes of Sub-Pool II Certificates will be more likely than the more senior classes of Sub-Pool II Certificates to suffer larger Unfunded Basis Risk Shortfalls.

  The ratings on the Certificates do not address the likelihood of Basis Risk Shortfalls, the sufficiency of any Basis Risk Support Amount to cover such shortfalls or the corresponding yield to investors. See "Ratings" and "Risk Factors--The Certificates--Limited Nature of Ratings."

 Allocation of Scheduled Principal Payments

  On each Distribution Date, Scheduled Principal Payments relating to Sub-Pool I received on or prior to the related Determination Date, will be allocated to the Sub-Pool I Certificates in the following order of priority:

    (i) to the Class I-A Certificates, an amount equal to the lesser of (x) the Class Balance of the Class I-A Certificates outstanding immediately prior to such Distribution Date and (y) the Scheduled Principal Payments for such Distribution Date;

    (ii) to the Class I-B Certificates, an amount equal to the lesser of (x) the Class Balance of the Class I-B Certificates outstanding immediately prior to such Distribution Date and (y) the Scheduled Principal Payments for such Distribution Date;

    (iii) to the Class I-C Certificates, an amount equal to the lesser of (x) the Class Balance of the Class I-C Certificates outstanding immediately prior to such Distribution Date and (y) the Scheduled Principal Payments for such Distribution Date; and

    (iv) to the Class I-D Certificates, an amount equal to the lesser of (x) the Class Balance of the Class I-D Certificates outstanding immediately prior to such Distribution Date and (y) the Scheduled Principal Payments for such Distribution Date.

  On each Distribution Date, Scheduled Principal Payments relating to Sub-Pool II received on or prior to the related Determination Date, will be allocated among the Sub-Pool II Certificates in the following order of priority:

    (i) to the Class II-A Certificates, an amount equal to the lesser of (x) the Class Balance of the Class II-A Certificates outstanding immediately prior to such Distribution Date and (y) the Scheduled Principal Payments for such Distribution Date;

    (ii) to the Class II-B Certificates, an amount equal to the lesser of (x) the Class Balance of the Class II-B Certificates outstanding immediately prior to such Distribution Date and (y) the Scheduled Principal Payments for such Distribution Date; and

    (iii) to the Class II-C Certificates, an amount equal to the lesser of
  (x) the Class Balance of the Class II-C Certificates outstanding immediately prior to such Distribution Date and (y) the Scheduled Principal Payments for such Distribution Date.

 Allocation of Principal Prepayments

  On each Distribution Date prior to January 2002, all Principal Prepayments with respect to a Sub-Pool will be allocated in the same order of priority as Scheduled Principal Payments. On each Distribution Date beginning in January 2002 and later months, if the Delinquency Test is satisfied, the Subordinated Percentage Amount will be allocated among the Corresponding subordinated classes for which the Credit Enhancement Test is satisfied on such Distribution Date in proportion to their remaining principal amounts, and the remainder of the Principal Prepayments will be allocated in same order of priority as Scheduled Principal Payments.

  Notwithstanding the foregoing, if at any time following the Distribution Date occurring in December 2004, the Trustee is notified in writing by either Rating Agency that the then current rating on any class of Certificates would otherwise be put on review for possible downgrade, downgraded, qualified or withdrawn by such Rating Agency, then on each Distribution Date following such notification, the Trustee will make distributions in respect of the Principal Prepayments in the same manner as the Scheduled Principal Payments are distributed.

  For purposes of determining the allocation of Principal Prepayments, the following terms have the following meanings:

  A class is "senior" to a Corresponding class if it has a prior alphabetical designation. A class is "subordinated" to a Corresponding class if it has a subsequent alphabetical designation.

  The "Subordinated Percentage Amount" with respect to either Sub-Pool on any Distribution Date means the amount derived by (i) multiplying the Sub-Pool Principal Prepayments distributable on such Distribution Date by a fraction, the numerator of which is the outstanding principal amount of all Corresponding classes not then entitled to receive Scheduled Principal Payments and the denominator of which is the outstanding principal amount of all Corresponding classes and (ii) multiplying the result by the then applicable Subordinated Percentage. The applicable Subordinated Percentages for each Distribution Date are as follows:

                                SUBORDINATED
      DISTRIBUTION DATE IN       PERCENTAGE
      --------------------      ------------
   January 1997--December 2001        0%
   January 2002--December 2002       30%
   January 2003--December 2003       40%
   January 2004--December 2004       60%
   January 2005--December 2005       80%
   January 2006 and thereafter      100%

  The "Delinquency Test" with respect to either Sub-Pool on any Distribution Date will be met if the balance of the Mortgage Loans in such Sub-Pool that are either delinquent by more than 60 days or are REO Property does not exceed 40% of the amount then available under the Limited Guaranty applicable to such Sub-Pool.

  The "Credit Enhancement Amount" with respect to a class of Certificates is the sum of (i) the amount of the Limited Guaranty then available to the Corresponding Sub-Pool Certificates and (ii) the then outstanding principal amount of all Corresponding classes having a lower alphabetical designation.

  The "Class Credit Enhancement Percentage" is a fraction, the numerator of which is the then Credit Enhancement Amount with respect to that class and the denominator of which is the sum of the then outstanding principal amounts of that class and all Corresponding classes.

  The "Credit Enhancement Test" with respect to any class of Certificates will be satisfied on any Distribution Date if the Class Credit Enhancement Percentage for each more senior Corresponding class is at least equal to its Required Percentage.

  The "Required Percentages" for each class of Certificates shall be:

                                                                       REQUIRED
     CLASS                                                            PERCENTAGE
     -----                                                            ----------
   SUB-POOL I
     Class I-A.......................................................    60%
     Class I-B.......................................................    51%
     Class I-C.......................................................    47%
     Class I-D.......................................................    37%
   SUB-POOL II
     Class II-A......................................................    66%
     Class II-B......................................................    56%
     Class II-C......................................................    45%

EXAMPLE OF DISTRIBUTIONS

  The following chart sets forth an example of distributions on the Offered Certificates for Distribution Date occurring in January, 1997 (the pattern is repeated for succeeding Distribution Dates):

  December 2 through January 1
   (A).............................    The Due Period with respect to the
                                       Distribution Date on January 27.
                                       Scheduled Payments (including Balloon
                                       Payments) due during the Due Period and
                                       any Assumed Scheduled Payments deemed
                                       to be due during the Due Period, in
                                       each case to the extent received by the
                                       Determination Date on January 15 or
                                       advanced by the P&I Advance Date on
                                       January 24, will be available for
                                       distribution to Certificateholders on
                                       the Distribution Date on January 27.
                                       (Succeeding Due Periods run from the
                                       second day of each month through the
                                       first day of the next month.)

  December 2 through January 15
   (B).............................    The Prepayment Period with respect to
                                       the Distribution Date on January 27.
                                       Principal prepayments made and other
                                       unscheduled collections received during
                                       the Prepayment Period, will be
                                       available for distribution to
                                       Certificateholders on the Distribution
                                       Date on January 27 (16th through the
                                       15th for succeeding periods).

  December 31 (C)..................    Record Date for Sub-Pool I Certificates.

  January 15 (D)...................    Determination Date. The Servicer is
                                       required to determine on or prior to
                                       this date, among other things, the
                                       Available Distribution Amount with
                                       respect to each Sub-Pool for the
                                       Distribution Date on January 27, the
                                       amount of P&I Advances required to be
                                       made on the P&I Advance Date on January
                                       24 and to report to the Trustee the
                                       information necessary to determine the
                                       amount of claims (x) in respect of
                                       Basis Risk Shortfalls and (y) under the
                                       Limited Guaranty required to be made on
                                       the Demand Date.

  January 19 (E)...................    The Demand Date. The Trustee is
                                       required to make a demand on the FDIC
                                       as administrator of the Bank Insurance
                                       Fund, (x) for payment of any portion of
                                       the Basis Risk Support Amount necessary
                                       to offset the Basis Risk Shortfall for
                                       the Distribution Date on January 27,
                                       and (y) for payment under the Limited
                                       Guaranty in respect of (a) Realized
                                       Losses incurred during the related Due
                                       Period and (b) the occurrence of a
                                       Mortgage Loan becoming a Limited
                                       Guaranty Draw Loan during the related
                                       Due Period.

  January 24 (F)...................    The P&I Advance Date. The Servicer is
                                       required to deliver to the Trustee for
                                       distribution to Certificateholders on
                                       the Distribution Date on January 27,
                                       among other things, the portion of the
                                       Available Distribution Amount in
                                       respect of each Sub-Pool for such
                                       Distribution Date then held in the

                                       Collection Account for such Sub-Pool,
                                       the amount of Compensating Interest
                                       Payments for such Distribution Date,
                                       and a P&I Advance in respect of the
                                       total amount of Scheduled Payments and
                                       Assumed Scheduled Payments due or
                                       deemed to be due during the Due Period
                                       described above and not received by the
                                       Determination Date (except to the
                                       extent deemed by the Servicer to be
                                       non-recoverable).

  January 24 (G)...................    Record Date for the Sub-Pool II
                                       Certificates.

  January 27 (H)...................    Distribution Date (January 25 and 26
                                       are not Business Days).
--------

(A) Scheduled Payments due during the Due Period and any Assumed Scheduled Payments deemed to be due during the Due Period, to the extent received by the Servicer by the Determination Date will be remitted to the Trustee by the Servicer on January 24 for distribution to Certificateholders on January 27, 1997.

(B) Principal prepayments and other unscheduled collections received by the Servicer during the Prepayment Period will be remitted to the Trustee by the Servicer on January 24 for distribution to Certificateholders on January 27, 1997.

(C) Distributions on the Sub-Pool I Certificates will be made on the Distribution Date to Certificateholders of record at the close of business on the last day of the month preceding the month in which the Distribution Date occurs.

(D) As of the close of business on January 15, the Available Distribution Amount to be passed through to Certificateholders will be determined. Holders of Offered Certificates generally will be entitled, to the extent of available funds, to Distributable Interest as described under "-- Distributions--Interest Distribution Calculations" and to Distributable Principal as described under "--Distributions--Principal Distribution Calculations."

(E) The FDIC is required to remit to the Trustee in immediately available funds on or prior to January 24 for deposit into the Distribution Account any claims under the Limited Guaranty.

(F) All amounts required to be remitted by the Servicer must be remitted in immediately available funds to the Trustee for deposit into the Distribution Account.

(G) Distributions on the Sub-Pool II Certificates will be made on the Distribution Date to Certificateholders of record at the close of business on the 24th day of the month in which the Distribution Date occurs.

(H) The Trustee will make distributions to Certificateholders on the 25th day of each month or, if such day is not a Business Day, on the next succeeding Business Day.

P&I ADVANCES

  On the business day immediately preceding each Distribution Date, the Servicer will be obligated, subject to the recoverability determination described in the next paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, funds held in the Collection Account with respect to the applicable Sub-Pool that are not required to be part of the Available Distribution Amount for such Sub-Pool for such Distribution Date, in an amount equal to the aggregate of: (i) all Scheduled Payments (net of the related Servicing Fee), other than Balloon Payments, that were due on the Mortgage Loans in such Sub-Pool during the related Due Period and delinquent as of the related Determination Date; (ii) in the case of each Balloon Loan delinquent in respect of its Balloon Payment as of the related Determination Date, an amount equal to the Assumed Scheduled Payment thereon (net of the related Servicing Fee), but only to the extent that the related borrower has not made a payment sufficient to cover such amount under any forbearance arrangement or otherwise that has been included in the Available Distribution Amount for such Sub-Pool for such Distribution Date; and (iii) in the case of each REO Property, an amount equal to thirty days interest with respect thereto at the related Mortgage Rate in effect as of the commencement of the related Due Period (net of the related Servicing Fee), but only to the extent that such amount is not covered by any net income from such REO Property included in the Available Distribution Amount for such Sub-Pool for such Distribution Date. The "Assumed Scheduled Payment" with respect to any Balloon Loan is the amount that would be due on each applicable Due Date as if it were a Matured Performing Mortgage Loan. The Servicer's obligations to make P&I Advances in respect of any Mortgage Loan or REO Property will continue through liquidation of such Mortgage Loan or disposition of such REO Property, as the case may be.

  The Servicer will be entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, Insurance Proceeds, Liquidation Proceeds or otherwise ("Related Proceeds") or, to the extent Related Proceeds are insufficient, from the Limited Guaranty to the extent of the applicable Available Sub-Pool Coverage Amount and any Excess Coverage Amount, or otherwise out of general funds with respect to the related Sub-Pool on deposit in the applicable Collection Account. The Servicer will be entitled to be reimbursed for all P&I Advances (including interest thereon at the prime rate), as well as other fees and expenses to which it may be entitled, prior to the distribution to the Certificateholders of principal of or interest on the Certificates. In the event that the Available Sub-Pool Coverage Amount and Excess Coverage Amount in respect of a particular Sub-Pool has become exhausted, the Servicer will be required to make a P&I Advance generally only in the amount of a fraction thereof, the numerator of which is equal to the excess of the aggregate of the Class Balances of the Corresponding Certificates over the aggregate Uncovered Portion thereof and the denominator of which is the aggregate of such Class Balances. Notwithstanding the foregoing, the Servicer will not be obligated to make any P&I Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds or from the Limited Guaranty, and the Servicer will be entitled to recover any P&I Advance previously made that it so determines to be a nonrecoverable from the Limited Guaranty to the extent of the applicable Available Sub-Pool Coverage Amount and any Excess Coverage Amount, or otherwise out of general funds with respect to the related Sub-Pool on deposit in the applicable Collection Account. The determination by the Servicer that any prior P&I Advance is nonrecoverable or that any P&I Advance, if made, would be nonrecoverable (in either case, a "Nonrecoverable Advance"), is required to be evidenced by an officer's certificate to that effect. In the event that P&I Advances with respect to 18 months of Scheduled Payments on any Mortgage Loan remain unreimbursed, the Servicer is required to arrange for the appraisal of the related Mortgaged Property and, if applicable, make a claim under the Limited Guaranty, as described under "--The Limited Guaranty."

  Interest accrued on outstanding Advances in respect of a particular Sub-Pool may result in a reduction in amounts payable on the Corresponding class of Certificates with the lowest alphabetical class designation, to the extent not covered by the Limited Guaranty or not offset or covered by amounts otherwise payable on such Certificates. To the extent that any holder of a Certificate must bear the cost of Advances, the benefits of such Advances to such holder will be contingent on the ability of such holder to reinvest the amounts received as a result of such Advances.

THE LIMITED GUARANTY

  General. To increase the likelihood of the complete and timely payment of Distributable Interest and Distributable Principal to the holders of Offered Certificates (as well as the Stripped Interest Certificates) of each class, the FDIC will deliver to the Trustee for the benefit of Certificateholders a Limited Guaranty in an aggregate amount initially equal to approximately 32.3% of the Cut-off Date Balance (the "Initial Guaranty Amount"). The amount of such coverage initially available to Sub-Pool I is limited to approximately $171,850,315, which is equal to approximately 30.0% of the Cut-off Date Sub-Pool I Balance and the amount of such coverage initially available to Sub-Pool II is limited to approximately $69,615,840, which is equal to approximately 40.0% of the Cut-off Date Sub-Pool II Balance. Amounts available under the Limited Guaranty (as well as the respective amounts available to each Sub-
Pool) will be reduced over the life of the Certificates by the aggregate dollar amount of claims paid thereunder and will be increased to reflect any amounts recovered by or on behalf of the FDIC in respect of such claims, in each case on a Sub-Pool by Sub-Pool basis. The aggregate amount of coverage available under the Limited Guaranty at the time of any determination is referred to herein as the "Available Guaranty Amount," and the amount of such coverage available to a particular Sub-Pool is referred to herein as the "Available Sub-Pool Coverage Amount" for such Sub-Pool. Although the Limited Guaranty is issued by the FDIC, claims thereunder may be satisfied only through draws upon the Bank Insurance Fund. There can be no assurance that amounts in the Bank Insurance Fund will be available to pay any such claim at any particular time. THE LIMITED GUARANTY IS BY ITS TERMS NOT BACKED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES OF AMERICA. See "The Bank Insurance Fund." The Limited Guaranty, to the extent of the Available Guaranty Amount, will be available on each Distribution Date to cover shortfalls in the collections on the Mortgage Loans due to (i) Realized Losses and (ii) Mortgage Loans becoming Limited Guaranty Draw Loans. The Limited Guaranty also will be available to cover Basis Risk Shortfalls to the extent of the Basis Risk Support Amount and certain expenses of the Trust Fund. The Limited Guaranty will not cover Prepayment Interest Shortfalls. Further, the Limited Guaranty will not cover the FDIC's obligations in connection with a breach by it of a representation or warranty with respect to any Mortgage Loan or in connection with a Defect in any Mortgage File. Although only one Limited Guaranty will be provided by the FDIC, the amount of claims payable thereunder in respect of a particular Sub-Pool will be limited to the applicable Available Sub-Pool Coverage Amount plus the Excess Coverage Amount, if any. The "Excess Coverage Amount" with respect to a particular Sub-Pool is equal to the excess, if any, of the applicable Available Sub-Pool Coverage Amount of the other Sub-Pool over the aggregate of the Class Balances of the Certificates evidencing an interest in such other Sub-Pool. In the event that the Available Sub-Pool Coverage Amount under the Limited Guaranty in respect of a particular Sub-Pool has been exhausted, the entire risk of shortfalls and losses on the Mortgage Loans in such Sub-Pool in excess of the Excess Coverage Amount will be borne by the holders of the Corresponding classes of Certificates, notwithstanding the existence of any Available Sub-Pool Coverage Amount for the other Sub-Pool. Such risk will be allocated to such classes of Certificates in reverse alphabetical class designation as and to the extent described under "--Subordination." Under no circumstances will claims in respect of a particular Sub-Pool in excess of the sum of the Available Sub-Pool Coverage Amount and the Excess Coverage Amount be paid, and in no event will aggregate claims in respect of both Sub-Pools in excess of the Available Guaranty Amount be paid.

  Scope of Coverage. A claim may be presented under the Limited Guaranty in respect of the Realized Loss, if any, incurred in connection with the liquidation of a defaulted Mortgage Loan or REO Property, whether through foreclosure sale or otherwise. A "Realized Loss" is equal to the excess, if any, of (i) the sum of (a) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, plus (b) accrued and unpaid interest at the applicable Net Mortgage Rate on such Mortgage Loan or REO Loan from time to time, over (ii) the excess, if any, of (x) all Liquidation Proceeds, Insurance Proceeds and other recoveries with respect to such Mortgage Loan or REO Loan, received and not yet distributed to the applicable Certificateholders, over
(y) amounts payable or reimbursable therefrom to the Servicer for unpaid servicing compensation, and to the Servicer or the FDIC for unreimbursed Servicing Advances, together with interest on unreimbursed Advances, and certain other unreimbursed expenses.

  In addition, a claim may be presented under the Limited Guaranty with respect to a Basis Risk Shortfall but not in excess of the lesser of (x) the Basis Risk Support Amount and (y) the remaining amount available for payment under the Limited Guaranty.

  A claim also may be presented under the Limited Guaranty in respect of (i) any temporary modification, waiver or amendment to the terms of any Mortgage Loan that results in the reduction of the Scheduled Payments due thereon, (ii) a reduction by a bankruptcy court of competent jurisdiction of (A) the principal balance of a Mortgage Loan (a "Deficient Valuation") or (B) the Scheduled Payment or the Mortgage Rate on a Mortgage Loan (a "Debt Service Reduction"), (iii) a determination, immediately following the period in which an aggregate of 18 months of Scheduled Payments have been advanced and remain unreimbursed in respect of a Mortgage Loan, that the appraised value of the related Mortgaged Property is less than the unpaid principal balance of the Mortgage Loan plus accrued but unpaid interest thereon, or (iv) a permanent reduction in the principal balance of any Mortgage Loan or the reduction in the present value of the Scheduled Payments on a Discounted Mortgage Loan attributable to the extension of the maturity date of such loan (any such Mortgage Loan, a "Limited Guaranty Draw Loan").

  The amount payable with respect to a particular Mortgage Loan under the Limited Guaranty in connection with shortfalls described in clause (i) of the immediately preceding paragraph is equal to the amount of the reduction in the portion of the Scheduled Payment thereon attributable to interest; clause
(ii)(A) of the immediately preceding paragraph is equal to the amount by which the principal balance thereof is reduced; clause (ii)(B) of the immediately preceding paragraph is equal either to the amount of the reduction in the portion of the Scheduled Payment thereon attributable to interest or to the present value of the resulting reduction in the Net Mortgage Rate thereon; clause (iii) of the immediately preceding paragraph is equal to the excess, if any, of the unpaid principal balance thereof plus accrued and unpaid interest thereon over the appraised value of the related Mortgaged Property; and clause
(iv) of the immediately preceding paragraph is equal to the amount of the reduction of the principal balance of the Mortgage Loan, in all cases together with related unreimbursed Advances and interest thereon.

  Claims under the Limited Guaranty. If, by the close of business no later than the fifth business day prior to any Distribution Date, the Trustee determines, based upon the collection report previously delivered to it by the Servicer, the existence of a shortfall covered by the Limited Guaranty, as described under "--Scope of Coverage" above, the Trustee will be required to make a claim to the FDIC on behalf of the Certificateholders under the Limited Guaranty in an amount equal to the lesser of such shortfall for such Distribution Date and the Available Guaranty Amount. Claims under the Limited Guaranty also may be made on a periodic basis to cover certain expenses of the Servicer, the Trustee and the FDIC, including without limitation interest on Advances.

  If the Available Sub-Pool Coverage Amount with respect to a particular Sub-Pool, together with the Excess Coverage Amount, if any, has been reduced to zero, coverage under the Limited Guaranty with respect to such Sub-Pool will be exhausted, and thereafter, the holders of the Corresponding Certificates will bear all risks of shortfalls and losses on the Mortgage Loans in such Sub-Pool, as and to the extent described below under "--Subordination."

SUBORDINATION

  The Limited Guaranty is intended to provide to all classes of Offered Certificates and to the Stripped Interest Certificates "first loss" coverage in respect of credit defaults on the Mortgage Loans in an aggregate amount equal to the Available Guaranty Amount. In the event that the amount of coverage available under the Limited Guaranty has been exhausted, credit losses and shortfalls on each Mortgage Loan in a particular Sub-Pool will be borne first by the Corresponding class of Certificates having the lowest alphabetical class designation before allocation of such losses and shortfalls to any other Corresponding class of Certificates. This subordination is intended to enhance the likelihood of timely receipt by the holders of any class of Certificates evidencing an interest in a particular Sub-Pool with a relatively high alphabetical class designation of the full amount of Distributable Interest and Distributable Principal payable in respect of such class on each Distribution Date, as compared with any Corresponding class of Certificates having a relatively low alphabetical class designation. The protection afforded to the holders of each class of Certificates evidencing an interest in a particular Sub-Pool by means of the subordination of each other Corresponding class of Certificates with a lower alphabetical class designation will be accomplished by the application of the Available Distribution Amount for such Sub-Pool on each Distribution Date in the order of priority described above under "--Distributions--Method, Timing and Amount," "--Sub-Pool I Certificates--Priority" and "--Sub-Pool II Certificates--Priority."

  Losses and other shortfalls experienced with respect to the Mortgage Loans in a particular Sub-Pool, to the extent not covered by the Limited Guaranty, will not be applied to reduce either the Class Balance or the absolute entitlement to interest of any Corresponding class of Certificates, even though such losses and shortfalls may cause one or more of such classes to receive less than the full amount of principal and interest to which it is entitled. As a result, the aggregate Stated Principal Balance of a particular Sub-Pool at any time may be less than the aggregate of the Class Balances of the Corresponding Certificates. Such deficit will be allocated to the respective classes of Certificates (in each case to the extent of its Class Balance) in reverse alphabetical order of their class designations. Such allocation will not reduce the Class Balance of any such class and is intended solely to identify the portion (the "Uncovered Portion") of the Class Balance of each such class for which there is at such time no corresponding principal amount of Mortgage Loans. See "--Voting Rights."

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

  On each Distribution Date the Trustee will forward to the holders of each class of Certificates, a statement (a "Distribution Date Statement") based primarily upon information furnished to the Trustee by the Servicer that will set forth with respect to the applicable Sub-Pool or the Mortgage Pool, as indicated, among other things:

    (i) the amount, if any, of the distribution on such Distribution Date to the holders of Certificates of each such class allocable to Distributable Principal and the Optimal Principal Distribution Amount for each such class on such Distribution Date;

    (ii) the amount, if any, of the distribution on such Distribution Date to holders of Certificates of each such class allocable to Distributable Interest and any portion thereof remaining unpaid after giving effect to the distributions made on such Distribution Date, separately stated and the Accrued Interest and Deferred Interest (in the case of Sub-Pool II only) in respect of such Sub-Pool and each Corresponding class of Certificates for such Distribution Date;

    (iii) the Pass-Through Rate for each class of Certificates for such Distribution Date;

    (iv) the aggregate amount of P&I Advances and Servicing Advances made in respect of such Sub-Pool and such Distribution Date, and the aggregate amount of unreimbursed P&I Advances and Servicing Advances in respect of such Sub-Pool at the close of business on such Distribution Date;

    (v) the aggregate Stated Principal Balance and Scheduled Principal Balance of the Mortgage Loans in each Sub-Pool outstanding immediately following such Distribution Date;

    (vi) the weighted average amortization term and the weighted average remaining months to maturity of the Mortgage Loans in each Sub-Pool as of the commencement of the Due Period to which such Distribution Date relates and the Weighted Average Effective Net Mortgage Rate of each Sub-Pool as of such Distribution Date;

    (vii) the number and aggregate principal balance of Mortgage Loans in such Sub-Pool (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, (D) as to which foreclosure proceedings have been commenced and (E) REO, as well as twelve month historical information for such categories;

    (viii) the Class Balance of each Corresponding class of Certificates immediately before and immediately after such Distribution Date, and the Uncovered Portion thereof, if any;

    (ix) the (a) aggregate amount of Principal Prepayments and curtailments for such Sub-Pool made during the related Due Period and (b) any Net Aggregate Prepayment Interest Shortfall for such Sub-Pool and such Distribution Date, in both cases also showing twelve month historical information;

    (x) the amount of the Servicing Fee paid to the Servicer, and, with respect to each Mortgage Loan, as applicable, the Liquidation Fee, Resolution Fee and Modification Fee paid to the Servicer, and the trust administrative fee paid to the Trustee during the related Due Period in respect of such Sub-Pool and any other amounts otherwise reimbursable to the Servicer or the Trustee during the related Due Period;

    (xi) with respect to any Mortgage Loan in such Sub-Pool the terms of which were modified, waived or amended, a summary of terms thereof prepared by the Servicer;

    (xii) the amount of claims paid under the Limited Guaranty for such Distribution Date and the Available Guaranty Amount and the Available Sub-Pool Coverage Amount for each Sub-Pool and the Excess Coverage Amount, if any, for any Sub-Pool immediately following such Distribution Date;

    (xiii) the Basis Risk Shortfall, the Basis Risk Support Amount, the Unfunded Basis Risk Shortfall and the allocation thereof to the Sub-Pool II Certificates for such Distribution Date;

    (xiv) the outstanding principal balance of Mortgage Loans that have been repurchased during the related Due Period by the FDIC;

    (xv) the outstanding principal balance of Deleted Mortgage Loans and Substitute Mortgage Loans for the related Due Period; and

    (xvi) current realized losses for each of Sub-Pool I and Sub-Pool II and on an aggregate basis for the related Due Period and for the past twelve months.

  In the case of information furnished pursuant to subclauses (i), (ii) and
(xiii)(a) above, the amounts will be expressed as a dollar amount in the aggregate of the relevant class of Certificates and per single Certificate.

  Within a reasonable period of time after the end of each Calendar year, the Trustee will be required to furnish to each person who at any time during the calendar year was a holder of a Certificate of such series a statement containing the information set forth in subclauses (i), (ii), and (xiv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates."

  The Servicer is also required to deliver to the Trustee prior to each Distribution Date, and the trustee is to deliver to the Mortgage Loan Seller, the Underwriters, the Certificateholders (upon request), and each of the Rating Agencies the following reports:

  (a) A Comparative Financial Status Report substantially in the form of Annex C-1 attached hereto, setting forth, among other things, to the extent such information is provided by the related borrower the occupancy, revenue, net operating income and debt service coverage ratio for each Mortgage Loan as of the Determination Date immediately preceding the preparation of such report for each of the following periods: (i) the most current available year-to-date (to the extent of information received), (ii) the previous two full fiscal years, and (iii) the "base year" (representing the original underwriting information used as of the Cut-Off Date);

  (b) A Delinquent Loan Status Report substantially in the form of Annex C-2 attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property, as well as twelve month historical information for such categories;

  (c) A Historical Loan Modification Report substantially in the form of Annex C-3 attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Prepayment Period and
(ii) since the Cut-Off Date, showing the original and the revised terms thereof;

  (d) A Historical Loss Estimate Report substantially in the form of Annex C-4 attached hereto, setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of liquidation proceeds and liquidation expenses, both for the current period and historically, and (ii) the amount of Realized Losses occurring during the related Prepayment Period, set forth on a Mortgage Loan-by-Mortgage Loan basis;

  (e) A REO Status Report substantially in the form of Annex C-5 attached hereto, setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Prepayment Period, and
(iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Servicer as of such date of determination (including any prepared internally by any Sub-Servicer); and

  (f) A Watch List, substantially in the form of Annex C-6 attached hereto, which provides, among other things, a list of Mortgage Loans in jeopardy of becoming Sub-Serviced Mortgage Loans.

  Certain information provided by the Servicer to the Trustee may be obtained by calling the Servicer at 214-290-2674.

  The Pooling and Servicing Agreement requires that the Trustee make available at its corporate trust office, during normal business hours, for review by any holder of a Certificate or prospective holder of a Certificate, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to the holders of the Certificates since the Closing Date, (c) all officer's certificates delivered to the Trustee since the Closing Date, (d) all accountants' reports delivered to the Trustee since the Closing Date, (e) the most recent property inspection report prepared by or on behalf of the Servicer in respect of each Mortgaged Property and delivered to the Trustee,
(f) the most recent Mortgaged Property annual operating statements, if any, collected by or on behalf of the Servicer and delivered to the Trustee, and
(g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and delivered to the Trustee. Copies of any and all of the foregoing items will be available from the Trustee upon request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

  Until such time as Definitive Offered Certificates of any class are issued, the foregoing information will be available to Certificate Owners of such class only to the extent it is forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Servicer, the Trustee, the FDIC, the Mortgage Loan Seller and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co. as nominee for DTC.

  Certificateholders may obtain Distribution Date Statements directly from the Trustee by providing the Trustee with evidence satisfactory to the Trustee that such person is a Certificateholder, together with a written request to receive Distribution Date Statements directly from the Trustee. The Trustee's address for such requests is State Street Bank and Trust Company, Corporate Trust Department, 225 Franklin Street, Boston, MA 02110, Attn: FDIC REMIC Trust 1996-C1 or via facsimile transmission at (617) 664-5367. Factor information may be obtained by calling the Trustee at (617) 664-5500.

VOTING RIGHTS

  At all times during the term of the Pooling and Servicing Agreement, 100% of the Voting Rights will be allocated among the respective classes of Certificates, of which 1% will be allocated to the Stripped Interest Certificates based on their respective Notional Amounts and 99% will be allocated to Class I-A, Class I-B, Class I-C, Class I-D, Class II-A, Class II-B and Class II-C Certificates, in proportion to the Class Balances of their Certificates (net of any uncovered portion of the Class Balance thereof). No Voting Rights will be allocated to the Class R Certificates. Voting Rights allocated to a class of Certificates will be allocated among such Certificates in proportion to the Percentage Interests evidenced thereby.

TERMINATION

  The obligations created by the Pooling and Servicing Agreement will terminate following the earliest to occur of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property or (ii) the purchase of all of the assets of the Trust Fund by the FDIC, the Mortgage Loan Seller, the Servicer or the Class R
Certificateholders. Certificateholders will have no redemption rights.

  Any such purchase of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to the greater of (a) the fair market value of all of the assets in the Trust Fund and (b) the sum of (i) the aggregate principal balance of all the Mortgage Loans then included in the Trust Fund, plus accrued interest and the aggregate of amounts payable or reimbursable to the Servicer under the Pooling and Servicing Agreement, and
(ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser selected by the Servicer. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the FDIC, the Mortgage Loan Seller, the Servicer or the Class R Certificateholders to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Loans and REO Properties be less than 10% of the Cut-off Date Pool Balance.

  On the final Distribution Date, the aggregate amount paid for the Mortgage Loans and REO Properties will constitute the Available Distribution Amount for such date, with the portion thereof distributed on the Certificates to be distributed in accordance with the priorities described under "--
Distributions--Sub-Pool I Certificates--Priority" and "--Sub-Pool II Certificates--Priority" above.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES; MINIMUM DENOMINATIONS

  The Offered Certificates of each class will be issued in book-entry format and maintained and transferred on the book-entry records of The Depository Trust Company ("DTC"), New York, NY. The Offered Certificates of each class will initially be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Offered Certificate will be issued for each Class of Offered Certificates, each in the aggregate principal amount of such Class, and will be deposited with DTC. If, however, the aggregate principal amount of any Class exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such Class. No Certificate Owner will be entitled to receive a Definitive Offered Certificate representing its interest in any such class, except under the limited circumstances described herein. Unless and until Definitive Offered Certificates are issued, all references to actions by holders of the Offered Certificates of a particular class will refer to actions taken by DTC upon instructions received from Certificate Owners of such class through its Participants, and all references herein to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with DTC procedures.

  Until Definitive Offered Certificates of any class are issued, interests in the Offered Certificates of such class will be transferred on the book-entry records of DTC and its Participants. Definitive Offered Certificates of any class, if issued, may be transferred or exchanged at the offices of the Trustee located at 225 Franklin Street, Boston, Massachusetts, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Certificates and of transfers and exchanges of the Definitive Offered Certificates, if issued.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the clearance and settlement of securities transactions among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants," which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any class is discontinued.

  To facilitate subsequent transfers, all Book-Entry Certificates deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Book-Entry Certificates with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices shall be sent to Cede & Co. If less than all of the Book-Entry Certificates are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

  Neither DTC nor Cede & Co. will consent or vote with respect to the Book-Entry Certificates. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Certificates are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such Participant (and not of DTC, the FDIC, the Mortgage Loan Seller, the Trustee or the Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date. Distributions of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payment to the Certificate Owners shall be the responsibility of Direct and Indirect Participants.

  With respect to the Book-Entry Certificates, the only "Certificateholder" (as such term is used in the Pooling and Servicing Agreement) will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the Pooling and Servicing Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. DTC will take action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

  Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

  DTC may discontinue providing its services as securities depository with respect to the Offered Certificates at any time by giving reasonable notice to the Mortgage Loan Seller. Under such circumstances, in the event that a successor securities depository is not obtained, the Offered Certificates will be printed and delivered. The Mortgage Loan Seller may decide to discontinue use of system of book-entry transfers through DTC (or a successor securities depository). In that event, Offered Certificates will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Mortgage Loan Seller believes to be reliable, but the Mortgage Loan Seller takes no responsibility for the accuracy thereof.

  The Book-Entry Certificates initially issued in book-entry form will be issued as Definitive Offered Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Trustee is advised in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Mortgage Loan Seller is unable to locate a qualified successor or (ii) the Mortgage Loan Seller, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Offered Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee, as Certificate Registrar, will be required to issue to the Certificate Owners identified in such instructions the Definitive Offered Certificates to which they are entitled, and thereafter the holders of such Definitive Offered Certificates will be recognized as Certificateholders under the Pooling and Servicing Agreement.

  The Certificates will be issued in denominations of $100,000 and in integral multiples of $1,000 in excess thereof, except that one Certificate of each such class may evidence the remainder of the Initial Class Balance of such class.

THE TRUSTEE

  State Street Bank and Trust Company, a Massachusetts banking corporation, will act as Trustee on behalf of the Certificateholders. The offices of the Trustee primarily responsible for the administration of the Trust Fund are located at 225 Franklin Street, Boston, Massachusetts. See "Description of the Pooling and Servicing Agreement--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee."

  Except with respect to the statements concerning the Trustee set forth in the paragraph above, neither the Trustee nor any of its directors, officers or employees have investigated or make any representation or warranty as to the accuracy or completeness of any information set forth in this prospectus.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

  General. The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for such Certificate; (ii) the price paid for such Certificate and, if the price was other than par, the rate and timing of payments of principal on such Certificate; and (iii) the aggregate amount of distributions on such Certificate.

  Pass-Through Rates. The Pass-Through Rates applicable to the Sub-Pool II Certificates will fluctuate based on changes in LIBOR. See "Description of the Certificates--Distributions--Sub-Pool II Certificates--Pass-Through Rates." Accordingly, the yield on the Sub-Pool II Certificates, in general, will be highly sensitive to changes in LIBOR. Such yield will be adversely affected by Basis Risk Shortfalls, to the extent not covered by Basis Risk Support Amounts. Unfunded Basis Risk Shortfalls will be allocated among one or more classes of Sub-Pool II Certificates as described herein under "Description of the Certificates--Distributions--Sub-Pool II Certificates--Basis Risk." The Pass-Through Rates on the Sub-Pool I Certificates will be fixed for the life of such Certificates. See "Description of the Certificates--Distributions-- Sub-Pool I Certificates--Pass-Through Rates."

  Listed below are the monthly average values of LIBOR since January 1991. LIBOR values may fluctuate significantly over time and may not increase or decrease in a constant pattern from period to period. The following does not purport to be representative of future values of LIBOR, and no assurance can be given as to the value of LIBOR on any LIBOR Adjustment Date.

   MONTH                               1991   1992   1993   1994   1995   1996
   -----                               -----  -----  -----  -----  -----  -----
   January............................ 7.331% 4.247% 3.264% 3.191% 6.011% 5.662%
   February........................... 6.682  4.214  3.195  3.432  6.201  5.403
   March.............................. 6.662  4.395  3.232  3.674  6.210  5.451
   April.............................. 6.225  4.153  3.208  3.887  6.196  5.532
   May................................ 6.020  3.937  3.191  4.395  6.147  5.510
   June............................... 6.167  3.993  3.256  4.442  6.144  5.547
   July............................... 6.100  3.509  3.216  4.617  6.004  5.546
   August............................. 5.831  3.456  3.232  4.753  5.977  5.500
   September.......................... 5.679  3.315  3.210  5.000  5.939  5.550
   October............................ 5.402  3.269  3.232  5.142  5.949  5.461
   November........................... 4.996  3.362  3.252  5.560  5.913  5.450
   December........................... 4.998  3.748  3.373  6.170  5.945

  Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on such Certificates. The rate and timing of principal payments on such Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans in the Sub-Pool evidenced thereby (including principal prepayments on the Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or repurchases of Mortgage Loans out of the Trust Fund attributable to breaches of representations and warranties). Prepayments and, assuming the Mortgage Loan stated maturity dates have not occurred, liquidations and purchases of the Mortgage Loans in a particular Sub-Pool, will result in distributions on the Corresponding Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, even if any resulting Realized Loss ultimately is covered by the Limited Guaranty, may result in significant delays in payments of principal on the Mortgage Loans in a particular Sub-Pool (and, accordingly, on the Offered Certificates evidencing an interest in such Sub-Pool) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" and "--Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans."

  The extent to which the yield to maturity of any Offered Certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the Sub-Pool evidenced thereby are in turn distributed on such Certificate. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the Sub-Pool evidenced thereby could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any such Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the Mortgage Loans is distributed on a Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments (to the extent distributable on such investor's Certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular.

  Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls (including Basis Risk Shortfalls) on the Mortgage Loans in the Sub-Pool evidenced thereby. The amount available under the Limited Guaranty to cover credit losses will be reduced in an amount equal to any draws to cover Basis Risk Shortfalls.

  In the event that coverage under the Limited Guaranty becomes exhausted, losses and other shortfalls on the Mortgage Loans in a particular Sub-Pool will generally be borne: (i) in the case of the Sub-Pool I Certificates, first, by the holders of the Class I-D Certificates, to the extent of amounts otherwise distributable in respect of their Certificates; second, by the holders of the Class I-C Certificates, to the extent of amounts otherwise distributable in respect of their Certificates; third, by the holders of the Class I-B Certificates, to the extent of amounts otherwise distributable in respect of their Certificates; and last, by the holders of the Class I-A Certificates to the extent of amounts otherwise distributable in respect of their Certificates; and (ii) in the case of the Sub-Pool II Certificates, first, by the holders of the Class II-C Certificates, to the extent of amounts otherwise distributable in respect of their Certificates; second, by the holders of the Class II-B Certificates, to the extent of amounts otherwise distributable in respect of their Certificates; and last, by the holders of the Class II-A Certificates.

  Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, prepayment premiums, adjustable Mortgage Rates and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors--The Mortgage Loans" and "Description of the Mortgage Pool."

  The rate of prepayment on the Mortgage Loans in either Sub-Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Adjustments to the Mortgage Rates on the ARM Loans will generally be limited by lifetime and/or periodic caps and floors and, in each case, will be based on the related Index (which may not rise and fall consistently with mortgage interest rates then available) plus the related Gross Margin (which may be different from margins then offered on adjustable rate mortgage loans). See "Description of the Mortgage Pool-- Mortgage Loan Information--Sub-Pool II." As a result, the Mortgage Rates on the ARM Loans at any time may not be comparable to prevailing market interest rates. In addition, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on the ARM Loans decline in a manner consistent therewith, related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Certain of the Mortgage Loans may be prepaid at any time and, in certain cases, without payment of a prepayment premium.

  Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

  No representation can be made as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

  Delay in Payment of Distributions. The effective yield to holders of the Sub-Pool I Certificates will differ from the yield otherwise produced by the applicable Pass-Through Rates and purchase prices of such Certificates because interest distributions will not be payable to such holders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon in respect of such delay).

  Unpaid Interest. As described under "Description of the Certificates-- Distributions--Sub-Pool I Certificates--Priority" and "--Sub-Pool II Certificates--Priority," if the portion of the Available Distribution Amount for a particular Sub-Pool distributable in respect of interest on any Corresponding class of Offered Certificates on any Distribution Date is less than the Distributable Interest then payable for such class, the shortfall will be distributable to holders of such class of Certificates on subsequent Distribution Dates, to the extent of available funds, without interest thereon to compensate such holders for the late payment.

WEIGHTED AVERAGE LIFE

  The weighted average life of each class of Offered Certificates refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor, and is determined for purposes of the tables below by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of such class to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Class Balance of such class. The weighted average life of an Offered Certificate of a particular class will be influenced by, among other things, the rate at which principal of the Mortgage Loans in the Sub-Pool evidenced thereby is paid or otherwise collected or advanced. As described above, for a period of five years Distributable Principal for a particular Sub-Pool and each Distribution Date will be allocated solely to the Corresponding class A Certificates, then solely to the Corresponding class B Certificates, then solely to the Corresponding class C Certificates and, in the case of the Sub-Pool I Certificates, and then solely to the class I-D Certificates, in each case until the entire class Balance thereof has been paid in full, and for the following five year period, the most senior class outstanding will receive a disproportionate share of DIstributable Principal. Consequently, the weighted average lives of the Corresponding class A Certificates will be shorter, and the weighted average lives of the Corresponding class B Certificates, Corresponding class C Certificates and, in the case of the Sub-Pool I Certificates, the class I-D Certificates may be longer, than would otherwise be the case if such payments or other collections of principal (or advances in respect thereof) were distributable on a pro rata basis among all classes of Corresponding Certificates.

  Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans in the applicable Sub-Pool is prepaid before maturity. The columns headed "4%," "7%," "10%" and "15%" assume that prepayments on the Mortgage Loans in the applicable Sub-Pool are made at those CPRs. There is no assurance, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the CPRs shown or at any other prepayment rate.

MODELLING ASSUMPTIONS

  The following tables indicate the percentage of the initial Class Balance of each class of Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions, among others:

    (i) the Mortgage Loans prepay at the indicated percentage of the CPR;

    (ii) that distributions on the Certificates are received, in cash, on the 25th day of each month, commencing in January, 1997;

    (iii) the maturity dates for all Mortgage Loans that became Matured Balloon Mortgage Loans on or before December 1, 1996 have been extended to the date of the third anniversary of their related original maturity dates that occurs after December 1, 1996;

    (iv) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the borrowers of Scheduled Payments on the Mortgage Loans occur except as described in clause (iii) above;


    (v) in the case of an ARM Loan, (a) the Mortgage Rate stays constant until its first Mortgage Rate adjustment date, and then adjusts to a Mortgage Rate equal to the applicable Index for such Mortgage Loan as set forth below plus the applicable Gross Margin for such Mortgage Loan, subject to all of the characteristics of the Mortgage Loan, and (b) LIBOR will remain constant at 5.625% through the Final Scheduled Distribution Date;

    (vi) Scheduled Payments are received on the first day of each month commencing in January 1996;

    (vii) prepayments represent payment in full of individual Mortgage Loans, are received on their respective Due Dates and include 30 days' interest thereon;

    (viii) there are no repurchases or substitutions of Mortgage Loans, and no amounts are required to be paid by the FDIC in respect of shortfalls in the Information Date Balances of the Mortgage Loans;

    (ix) the Certificates are purchased on December 23, 1996;

    (x) the Index for each ARM Loan will adjust immediately to 8.25% per annum for The Wall Street Journal Prime Rate, 5.37% per annum for the one-year Treasury Index, 5.70% per annum for the three-year Treasury Index, 5.85% per annum for the five-year Treasury Index, 6.32% per annum for the 5-year Federal Home Loan Bank Index, 6.32% per annum for the other miscellaneous Indices and 4.839% for the various Cost-of-Funds Indices; the Pass-Through Rate for each of the Class I-A, Class I-B, Class I-C, and I-D Certificates is 6.75%, 7.0625%, 7.25% and 7.25% per annum respectively and the Margin for the Class II-A, Class II-B and Class II-C Certificates is .4%, .8% and 1.6% per annum respectively;

    (xi) all Mortgage Loans are assumed to accrue interest on a 30/360 basis;

    (xii) principal prepayments received on any Mortgage Loan within 12 months of a scheduled balloon payment or after a scheduled balloon payment are not recharacticized as scheduled principal payments; notwithstanding the fact that such principal prepayments will be so characterized for purposes of Reallocating Principal to Subordinate Certificates;

    (xiii) no optional termination of the Trust Fund occurs; and

    (xiv) the servicing rate and trust administration fee on each Mortgage Loan will, in the aggregate, equal .15% per annum.

  The assumptions described above that have been made in preparing the following tables are expected to vary from the actual performance of the Mortgage Loans. In particular, actual prepayments are not likely to occur at constant rates or at the assumed rates, and variations in prepayment speeds, even if averaging to the same constant prepayment rate over time, may have different effects on the payment rates of the Certificates. Further, prepayments may apply disproportionately to Mortgage Loans with different Mortgage Rates. There can be no assurance as to the actual rates of prepayment of the Mortgage Loans or as to variations in applicable interest rates.

PRINCIPAL PAYMENT TABLES

  Based on the foregoing assumptions, the tables indicate the weighted average life of each class of Offered Certificates and set forth the percentage of the initial Class Balance of each such class that would be outstanding after the Distribution Date in July of each of the years indicated, under various prepayment and scenarios.

  None of the indicated percentages of CPR purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of the Mortgage Loans included in the Mortgage Pool. Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentage of initial Class Balance (and weighted average life) shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of the CPR. In addition, as described above under "Description of the Mortgage Pool," the Mortgage Loans may be subject to periods of slower amortization or to negative amortization, in which case the weighted average lives of the Offered Certificates will be increased, and to periods of accelerated amortization, in which case the weighted average lives of the Offered Certificates will be decreased.

  Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

  Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of the Certificates and sets forth the percentage of the initial Class Balance of the Certificates that would be outstanding after each of the dates shown at the indicated CPR Assumptions.

  The characteristics of the Mortgage Loans in either Sub-Pool may differ from those assumed in preparing the tables above. There can be no assurance that the Mortgage Loans in either Sub-Pool will prepay at any of the rates shown in the tables or at any other particular rate. In addition, it is unlikely that any Mortgage Loan in either Sub-Pool will prepay at the specified percentages of CPR until maturity or that all of the Mortgage Loans in such Sub-Pool will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

                  PERCENT OF THE INITIAL CLASS BALANCE OF THE

                    CERTIFICATES AT THE RESPECTIVE CPRS

                             SET FORTH BELOW**

                         CLASS I-            CLASS I-            CLASS I-
                      A CERTIFICATES      B CERTIFICATES      C CERTIFICATES
                    ------------------- ------------------- -------------------
 DATE               0%  4%  7%  10% 15% 0%  4%  7%  10% 15% 0%  4%  7%  10% 15%
 ----               --- --- --- --- --- --- --- --- --- --- --- --- --- --- ---
 12/01/96.......... 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100
 12/25/97..........  90  86  82  79  73 100 100 100 100 100 100 100 100 100 100
 12/25/98..........  80  72  66  60  51 100 100 100 100 100 100 100 100 100 100
 12/25/99..........  63  53  46  39  30 100 100 100 100 100 100 100 100 100 100
 12/25/00..........  55  43  35  28  18 100 100 100 100 100 100 100 100 100 100
 12/25/01..........  50  36  27  20   9 100 100 100 100 100 100 100 100 100 100
 12/25/02..........  43  29  20  13   3 100  99  98  97  95 100  99  98  97  95
 12/25/03..........  33  20  12   5   0 100  97  95  93  52 100  97  95  93  89
 12/25/04..........  19   8   2   0   0 100  95  91  57   0 100  95  91  87  57
 12/25/05..........   0   0   0   0   0   0   0   0   0   0  29   0   0   0   0
 12/25/06..........   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0
 12/25/07..........   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0
 12/25/08..........   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0
 12/25/09..........   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0
 12/25/10..........   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0
 12/25/11..........   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0
 12/25/12..........   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0
 12/25/13..........   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0
 12/25/14..........   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0
 12/25/15..........   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0
 12/25/16..........   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0
 12/25/17..........   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0
 12/25/18..........   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0
 12/25/19..........   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0
 12/25/20..........   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0
 12/25/21..........   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0
 12/25/22..........   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0
 12/25/23..........   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0
  1/25/24..........   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0
 Average Life:      4.8 4.0 3.4 3.0 2.4 8.7 8.4 8.2 7.9 7.0 9.0 8.7 8.5 8.3 7.9

------

** Assumes no extensions

                  PERCENT OF THE INITIAL CLASS BALANCE OF THE

                   CERTIFICATES AT THE RESPECTIVE CPRS

                            SET FORTH BELOW**

                           CLASS I-             CLASS II-            CLASS II-
                        D CERTIFICATES       A CERTIFICATES       B CERTIFICATES     CLASS II-C CERTIFICATES
                     --------------------- ------------------- --------------------- ------------------------
DATE                  0%   4%  7%  10% 15% 0%  4%  7%  10% 15%  0%   4%  7%  10% 15%  0%   4%   7%  10%  15%
----                 ---- ---- --- --- --- --- --- --- --- --- ---- ---- --- --- --- ---- ---- ---- ---- ----
12/01/96............  100  100 100 100 100 100 100 100 100 100  100  100 100 100 100  100  100  100  100  100
12/25/97............  100  100 100 100 100  85  81  78  74  69  100  100 100 100 100  100  100  100  100  100
12/25/98............  100  100 100 100 100  69  62  57  53  45  100  100 100 100 100  100  100  100  100  100
12/25/99............  100  100 100 100 100  56  48  42  36  27  100  100 100 100 100  100  100  100  100  100
12/25/00............  100  100 100 100 100  47  37  31  25  16  100  100 100 100 100  100  100  100  100  100
12/25/01............  100  100 100 100 100  34  24  18  12   5  100  100 100 100 100  100  100  100  100  100
12/25/02............  100   99  98  97  95  28  18  12   7   0  100   99  98  97  93  100   99   98   97   95
12/25/03............  100   97  95  93  89  20  11   6   1   0  100   97  95  93  48  100   97   95   93   89
12/25/04............  100   95  91  87  81   8   1   0   0   0  100   95  70  41   6  100   95   91   87   81
12/25/05............  100   82  61  46  27   4   0   0   0   0  100   77  44  20   0  100   92   86   80   64
12/25/06............   36   24  18  13   7   1   0   0   0   0  100   57  29  10   0  100   88   80   72   48
12/25/07............   31   20  14  10   5   0   0   0   0   0   79   34  13   0   0  100   85   74   63   34
12/25/08............   22   14   9   6   3   0   0   0   0   0   57   20   3   0   0  100   81   69   49   25
12/25/09............   19   11   7   5   2   0   0   0   0   0   37    7   0   0   0  100   78   57   37   18
12/25/10............   12    7   4   3   1   0   0   0   0   0   17    0   0   0   0  100   69   44   28   13
12/25/11............    8    4   3   2   1   0   0   0   0   0    1    0   0   0   0  100   55   34   21    9
12/25/12............    6    3   2   1   *   0   0   0   0   0    0    0   0   0   0   80   42   25   15    6
12/25/13............    5    2   1   1   *   0   0   0   0   0    0    0   0   0   0   60   30   18   10    4
12/25/14............    4    2   1   1   *   0   0   0   0   0    0    0   0   0   0   46   22   12    7    2
12/25/15............    3    1   1   *   *   0   0   0   0   0    0    0   0   0   0   33   15    8    5    2
12/25/16............    1    1   *   *   *   0   0   0   0   0    0    0   0   0   0   22   10    5    3    1
12/25/17............    1    *   *   *   *   0   0   0   0   0    0    0   0   0   0   15    6    3    2    *
12/25/18............    1    *   *   *   *   0   0   0   0   0    0    0   0   0   0   10    4    2    1    *
12/25/19............    1    *   *   *   *   0   0   0   0   0    0    0   0   0   0    7    3    1    1    *
12/25/20............    *    *   *   *   *   0   0   0   0   0    0    0   0   0   0    5    2    1    *    *
12/25/21............    *    *   *   *   *   0   0   0   0   0    0    0   0   0   0    3    1    1    *    *
12/25/22............    *    *   *   *   *   0   0   0   0   0    0    0   0   0   0    2    1    *    *    *
12/25/23............    0    0   0   0   0   0   0   0   0   0    0    0   0   0   0    *    *    *    *    *
 1/25/24............    0    0   0   0   0   0   0   0   0   0    0    0   0   0   0    0    0    0    0    0
Average Life:        10.9 10.0 9.6 9.2 8.7 4.1 3.4 3.0 2.6 2.1 12.5 10.4 9.1 8.2 7.0 18.4 15.3 13.6 12.2 10.4

-----

* Indicates an amount between zero and 0.5% of the original aggregate Certificate Principal Amount outstanding.

**  Assumes no extensions.

DURATION TABLES

  Based upon the foregoing assumption and on the assumption of no extensions, the tables indicate various price and prepayment speeds of each class of Offered Certificates and sets forth the CBE yield and duration at such price and speeds.

   CBE YIELD AND DURATION OF THE CLASS I-A CERTIFICATES (6.750% COUPON)
                AT THE RESPECTIVE CPR AND PRICE SET FORTH BELOW

                                0% CPR             4% CPR             7% CPR            10% CPR            15% CPR
                          ------------------ ------------------ ------------------ ------------------ ------------------
 PRICE                    CBE YIELD DURATION CBE YIELD DURATION CBE YIELD DURATION CBE YIELD DURATION CBE YIELD DURATION
 -----                    --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
 99-16...................    6.859    3.81      6.861    3.21      6.863    2.83      6.866    2.49      6.870    2.03
 99-20...................    6.826    3.81      6.822    3.22      6.819    2.83      6.816    2.49      6.809    2.04
 99-24...................    6.793    3.82      6.784    3.22      6.775    2.83      6.766    2.50      6.748    2.04
 99-28...................    6.761    3.82      6.745    3.22      6.731    2.84      6.716    2.50      6.686    2.04
 100-00..................    6.728    3.82      6.706    3.23      6.687    2.84      6.666    2.50      6.625    2.04
 100-04..................    6.695    3.82      6.668    3.23      6.643    2.84      6.616    2.50      6.565    2.05
 100-08..................    6.663    3.83      6.629    3.23      6.600    2.84      6.566    2.50      6.504    2.05
 100-12..................    6.631    3.83      6.591    3.23      6.556    2.85      6.517    2.51      6.443    2.05
 100-16..................    6.598    3.83      6.552    3.24      6.513    2.85      6.467    2.51      6.383    2.05
 100-20..................    6.566    3.84      6.514    3.24      6.469    2.85      6.418    2.51      6.322    2.05
 100-24..................    6.534    3.84      6.476    3.24      6.426    2.85      6.369    2.51      6.262    2.05
 100-28..................    6.502    3.84      6.438    3.24      6.382    2.86      6.320    2.52      6.202    2.06
 101-00..................    6.469    3.84      6.400    3.25      6.339    2.86      6.271    2.52      6.142    2.06
 Average Life                 4.82               3.97               3.43               2.96               2.35
 First Pay                01/25/97           01/25/97           01/25/97           01/25/97           01/25/97
 Last Pay                 07/25/05           04/25/05           02/25/05           07/25/04           05/25/03

  CBE YIELD AND DURATION OF THE CLASS I-B CERTIFICATES (7.0625% COUPON)
                AT THE RESPECTIVE CPR AND PRICE SET FORTH BELOW

                                0% CPR             4% CPR             7% CPR            10% CPR            15% CPR
                          ------------------ ------------------ ------------------ ------------------ ------------------
 PRICE                    CBE YIELD DURATION CBE YIELD DURATION CBE YIELD DURATION CBE YIELD DURATION CBE YIELD DURATION
 -----                    --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
 97-24...................    7.453    6.27      7.460    6.12      7.466    6.00      7.474    5.84      7.505    5.31
 98-04...................    7.392    6.27      7.398    6.13      7.402    6.01      7.409    5.84      7.433    5.31
 98-16...................    7.332    6.28      7.336    6.14      7.339    6.02      7.344    5.85      7.362    5.32
 98-28...................    7.272    6.28      7.274    6.14      7.276    6.02      7.279    5.85      7.290    5.32
 99-08...................    7.212    6.29      7.213    6.15      7.214    6.03      7.215    5.86      7.220    5.33
 99-20...................    7.152    6.30      7.152    6.15      7.151    6.03      7.151    5.86      7.149    5.33
 100-00..................    7.093    6.30      7.091    6.16      7.089    6.04      7.087    5.87      7.079    5.34
 100-12..................    7.034    6.31      7.030    6.17      7.028    6.05      7.024    5.88      7.009    5.34
 100-24..................    6.975    6.32      6.970    6.17      6.966    6.05      6.961    5.88      6.940    5.35
 101-04..................    6.916    6.32      6.910    6.18      6.905    6.06      6.898    5.89      6.871    5.35
 101-16..................    6.858    6.33      6.851    6.19      6.844    6.06      6.835    5.89      6.802    5.36
 101-28..................    6.800    6.34      6.791    6.19      6.784    6.07      6.773    5.90      6.734    5.36
 102-08..................    6.742    6.34      6.732    6.20      6.724    6.08      6.711    5.91      6.665    5.37
 Average Life                 8.69               8.43               8.21               7.90               6.97
 First Pay                07/25/05           01/25/02           01/25/02           01/25/02           01/25/02
 Last Pay                 10/25/05           07/25/05           06/25/05           04/25/05           07/25/04

   CBE YIELD AND DURATION OF THE CLASS I-C CERTIFICATES (7.250% COUPON)

              AT THE RESPECTIVE CPR AND PRICE SET FORTH BELOW

                                0% CPR             4% CPR             7% CPR            10% CPR            15% CPR
                          ------------------ ------------------ ------------------ ------------------ ------------------
 PRICE                    CBE YIELD DURATION CBE YIELD DURATION CBE YIELD DURATION CBE YIELD DURATION CBE YIELD DURATION
 -----                    --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
 96-16...................    7.842    6.34      7.854    6.18      7.863    6.07      7.872    5.96      7.892    5.74
 97-00...................    7.761    6.35      7.771    6.19      7.778    6.08      7.786    5.97      7.802    5.75
 97-16...................    7.680    6.36      7.688    6.20      7.694    6.09      7.700    5.98      7.713    5.76
 98-00...................    7.600    6.37      7.606    6.21      7.611    6.10      7.615    5.99      7.625    5.77
 98-16...................    7.520    6.38      7.525    6.22      7.528    6.11      7.531    6.00      7.537    5.77
 99-00...................    7.441    6.39      7.444    6.23      7.445    6.12      7.447    6.01      7.450    5.78
 99-16...................    7.363    6.40      7.363    6.24      7.363    6.12      7.363    6.01      7.363    5.79
 100-00..................    7.285    6.40      7.283    6.25      7.282    6.13      7.280    6.02      7.277    5.80
 100-16..................    7.208    6.41      7.204    6.26      7.201    6.14      7.198    6.03      7.192    5.81
 101-00..................    7.131    6.42      7.125    6.26      7.120    6.15      7.116    6.04      7.107    5.81
 101-16..................    7.054    6.43      7.046    6.27      7.040    6.16      7.035    6.05      7.022    5.82
 102-00..................    6.978    6.44      6.968    6.28      6.961    6.17      6.954    6.06      6.938    5.83
 102-16..................    6.903    6.45      6.891    6.29      6.882    6.17      6.873    6.06      6.855    5.84
 Average Life                 8.99               8.69               8.47               8.27               7.86
 First Pay                10/25/05           01/25/02           01/25/02           01/25/02           01/25/02
 Last Pay                 01/25/06           11/25/05           10/25/05           08/25/05           05/25/05

   CBE YIELD AND DURATION OF THE CLASS I-D CERTIFICATES (7.250% COUPON)

              AT THE RESPECTIVE CPR AND PRICE SET FORTH BELOW

                                0% CPR             4% CPR             7% CPR            10% CPR            15% CPR
                          ------------------ ------------------ ------------------ ------------------ ------------------
 PRICE                    CBE YIELD DURATION CBE YIELD DURATION CBE YIELD DURATION CBE YIELD DURATION CBE YIELD DURATION
 -----                    --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
 94-00...................    8.160    7.02      8.201    6.69      8.227    6.49      8.250    6.32      8.285    6.09
 94-16...................    8.085    7.04      8.122    6.70      8.146    6.50      8.167    6.33      8.198    6.10
 95-00...................    8.011    7.05      8.044    6.71      8.065    6.51      8.084    6.35      8.112    6.11
 95-16...................    7.937    7.06      7.966    6.73      7.985    6.53      8.001    6.36      8.026    6.12
 96-00...................    7.863    7.08      7.889    6.74      7.905    6.54      7.920    6.37      7.942    6.13
 96-16...................    7.790    7.09      7.812    6.75      7.826    6.55      7.839    6.38      7.857    6.14
 97-00...................    7.718    7.10      7.736    6.76      7.748    6.56      7.758    6.39      7.774    6.15
 97-16...................    7.646    7.12      7.660    6.77      7.670    6.57      7.678    6.40      7.690    6.16
 98-00...................    7.574    7.13      7.585    6.79      7.592    6.58      7.598    6.41      7.608    6.17
 98-16...................    7.503    7.14      7.511    6.80      7.515    6.59      7.519    6.42      7.526    6.18
 99-00...................    7.433    7.16      7.436    6.81      7.439    6.60      7.441    6.43      7.444    6.19
 99-16...................    7.363    7.17      7.363    6.82      7.363    6.61      7.363    6.44      7.363    6.20
 100-00..................    7.293    7.18      7.290    6.83      7.288    6.63      7.286    6.45      7.283    6.21
 Average Life                10.85              10.03               9.56               9.18               8.67
 First Pay                01/25/06           01/25/02           01/25/02           01/25/02           01/25/02
 Last Pay                 07/25/23           07/25/23           07/25/23           07/25/23           07/25/23

      DISCOUNT MARGIN OF THE CLASS II-A CERTIFICATES (6.025% COUPON)

              AT THE RESPECTIVE CPR AND PRICE SET FORTH BELOW

 PRICE                              0% CPR   4% CPR   7% CPR  10% CPR  15% CPR
 -----                             -------- -------- -------- -------- --------
 99-08............................     62.0     65.9     69.1     72.7     78.9
 99-12............................     58.3     61.6     64.2     67.2     72.4
 99-16............................     54.6     57.3     59.4     61.7     65.9
 99-20............................     50.9     52.9     54.5     56.3     59.4
 99-24............................     47.3     48.6     49.7     50.8     52.9
 99-28............................     43.6     44.3     44.8     45.4     46.5
 100-00...........................     40.0     40.0     40.0     40.0     40.0
 100-04...........................     36.4     35.7     35.2     34.6     33.6
 100-08...........................     32.7     31.4     30.4     29.2     27.1
 100-12...........................     29.1     27.1     25.6     23.8     20.7
 100-16...........................     25.5     22.9     20.8     18.4     14.3
 100-20...........................     21.9     18.6     16.0     13.1     07.9
 100-24...........................     18.3     14.4     11.2      7.7      1.5
 Weighted Average Life :               4.08     3.37     2.96     2.60     2.14
 First Principal Payment Date :    01/25/97 01/25/97 01/25/97 01/25/97 01/25/97
 Last Principal Payment Date :     03/25/07 04/25/05 11/25/04 05/25/04 12/25/02

      DISCOUNT MARGIN OF THE CLASS II-B CERTIFICATES (6.425% COUPON)

              AT THE RESPECTIVE CPR AND PRICE SET FORTH BELOW

 PRICE                              0% CPR   4% CPR   7% CPR  10% CPR  15% CPR
 -----                             -------- -------- -------- -------- --------
 98-16............................     97.7    100.2    102.1    103.8    106.9
 98-24............................     94.8     96.8     98.4     99.8    102.4
 99-00............................     91.8     93.4     94.7     95.8     97.9
 99-08............................     88.8     90.0     91.0     91.9     93.4
 99-16............................     85.9     86.7     87.3     87.9     88.9
 99-24............................     82.9     83.3     83.7     83.9     84.4
 100-00...........................     80.0     80.0     80.0     80.0     80.0
 100-08...........................     77.1     76.7     76.3     76.1     75.6
 100-16...........................     74.2     73.4     72.7     72.2     71.1
 100-24...........................     71.3     70.1     69.1     68.2     66.7
 101-00...........................     68.4     66.8     65.5     64.3     62.3
 101-08...........................     65.5     63.5     61.9     60.5     58.0
 101-16...........................     62.6     60.2     58.3     56.6     53.6
 Weighted Average Life :              12.48    10.38     9.10     8.22     7.02
 First Principal Payment Date :    03/25/07 01/25/02 01/25/02 01/25/02 01/25/02
 Last Principal Payment Date :     01/25/12 07/25/10 04/25/09 11/25/07 04/25/05

      DISCOUNT MARGIN OF THE CLASS II-C CERTIFICATES (7.225% COUPON)

             AT THE RESPECTIVE CPR AND PRICE SET FORTH BELOW

 PRICE                              0% CPR   4% CPR   7% CPR  10% CPR  15% CPR
 -----                             -------- -------- -------- -------- --------
 97-00............................    190.4    193.9    196.3    198.7    202.7
 97-16............................    185.2    188.1    190.2    192.1    195.5
 98-00............................    180.1    182.4    184.0    185.6    188.3
 98-16............................    175.0    176.8    178.0    179.1    181.2
 99-00............................    170.0    171.1    171.9    172.7    174.1
 99-16............................    165.0    165.5    165.9    166.3    167.0
 100-00...........................    160.0    160.0    160.0    160.0    160.0
 100-16...........................    155.1    154.5    154.1    153.7    153.0
 101-00...........................    150.2    149.0    148.2    147.5    146.1
 101-16...........................    145.3    143.6    142.4    141.2    139.3
 102-00...........................    140.5    138.2    136.6    135.1    132.4
 102-16...........................    135.7    132.8    130.9    128.9    125.7
 103-00...........................    130.9    127.5    125.2    122.9    118.9
 Weighted Average Life :              18.36    15.28    13.59    12.24    10.44
 First Principal Payment Date :    01/25/12 01/25/02 01/25/02 01/25/02 01/25/02
 Last Principal Payment Date :     01/25/24 01/25/24 01/25/24 01/25/24 01/25/24

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

  Balloon Payments; Extensions of Maturity. Because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that the Balloon Loans may default at maturity, or that the maturity of such a Balloon Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Balloon Loans, the Servicer, with the consent of FDIC and to the extent and under the circumstances set forth herein, is authorized to modify Balloon Loans that are in default or as to which a payment default is reasonably foreseeable. See "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments." Any defaulted Balloon Payment or modification that extends the maturity of a Balloon Loan in a particular Sub-Pool may delay distributions of principal on a Corresponding class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon. Furthermore, any distributions of principal so delayed will be distributable only to the most senior Corresponding class of Certificates, thereby extending the weighted average life of Corresponding subordinated Certificates.

  Negative Amortization. The weighted average life of the Sub-Pool II Certificates will be affected by any ARM Loan that contains provisions that limit the amount by which its Scheduled Payment may adjust in response to a change in its Mortgage Rate, that provide that its Scheduled Payment will adjust less frequently than its Mortgage Rate or that provide for constant Scheduled Payments notwithstanding adjustments to its Mortgage Rate. Generally, negative amortization will result in deferral of interest to the Corresponding Stripped Interest Certificate, with amounts in excess of such deferral on a given Distribution Date being allocable to the most subordinated Corresponding class.

  During a period of increasing interest rates, such an ARM Loan would be expected to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. A slower rate of amortization or negative amortization on an ARM Loan would correspondingly be reflected in a slower rate of amortization or negative amortization on the Sub-Pool II Certificates. Accordingly, the weighted average lives of ARM Loans that permit negative amortization (and that of the classes of Sub-Pool II Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such ARM Loans) will increase as a result of such feature. During a period of declining interest rates, such an ARM Loan would be expected to amortize at a faster rate than if interest rates were increasing or were remaining constant. A faster rate of amortization on an ARM Loan would correspondingly be reflected in a faster rate of amortization on the Sub-Pool II Certificates. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such ARM Loan and, correspondingly, the weighted average lives of those classes of Sub-Pool II Certificates then entitled to receive Distributable Principal.

  The extent to which the yield on any Sub-Pool II Certificate will be affected by ARM Loans that permit "Negative Amortization" will depend upon (i) whether such Sub-Pool II Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such ARM Loans delay or accelerate the distributions of principal on such Certificate. See "--Yield Considerations" and "Description of the Certificates--Distributions-- Interest Distribution Calculations."

  Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans in a particular Sub-Pool that are foreclosed in relation to the number and principal amount of such Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Offered Certificates evidencing an interest in such Sub-Pool. Servicing decisions made with respect to the Mortgage Loans in a particular Sub-Pool, including the use of payment plans prior to a demand for acceleration and the restructuring of such Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of such Mortgage Loans and thus the weighted average lives of and yields on the Certificates evidencing an interest in such Sub-Pool.

  Representations and Warranties; Remedies. The number of purchases and the principal amount of Mortgage Loans in a particular Sub-Pool that are repurchased in relation to the number and principal amount of such Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Offered Certificates evidencing an interest in such Sub-Pool. See "Description of the Mortgage Pool--Representations and Warranties; Remedies."

                   THE FEDERAL DEPOSIT INSURANCE CORPORATION

GENERAL

  The Federal Deposit Insurance Corporation is a federally-chartered corporation organized under the laws of the United States. Congress established the FDIC in 1933 to provide protection for bank depositors and to foster sound banking practices. The principal office of the FDIC is located at 550 17th Street, N.W., Washington, D.C. 20429.

  The FDIC acts as a corporation for the purposes of administering the Funds (as defined below) and regulating the activities of insured depository institutions, and as a receiver or conservator for troubled or failed institutions. In its corporate capacity, the FDIC has, among others, the following powers: to make contracts; to sue and be sued; to have succession until dissolved by an Act of Congress; to prescribe rules and regulations necessary to carry out the provisions of any law that it has the responsibility of administering or enforcing; to make examinations of and to require information and reports from depository institutions; and to exercise all powers specifically granted to it by law and such incidental powers as are necessary to carry out the powers so granted.

  As receiver of a depository institution, the FDIC succeeds to all rights, titles, powers and privileges of the institution, its shareholders, members, account holders, depositors, creditors, officers or directors with respect to the institution and its assets. The FDIC may perform all functions of the institution, collect all obligations due to the institution and preserve and conserve the assets and property of the institution. Additionally, in its capacity as receiver, the FDIC may organize a new federal savings association to take over the assets and liabilities of a defaulted savings association; organize a new national bank or bridge bank with respect to any insured bank; or liquidate the institution having due regard to the conditions of credit in the locality.

THE MORTGAGE LOAN SELLER

  On the Closing Date, the FDIC, as receiver for approximately 200 Depository Institutions and as administrator of the Bank Insurance Fund (in such capacities, the "Mortgage Loan Seller"), will assign its interest in the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders pursuant to the Pooling and Servicing Agreement. The Mortgage Loan Seller has been appointed as receiver with respect to a number of depository institutions, including each of the Depository Institutions.

                            THE BANK INSURANCE FUND

GENERAL

  The Bank Insurance Fund (the "BIF") was established by Congress in 1989 pursuant to the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA") as the successor to the Deposit Insurance Fund. In response to the insolvency of the Federal Savings and Loan Insurance Corporation (the "FSLIC"), the source of deposit insurance for savings and loans prior to the enactment of FIRREA, Congress enacted FIRREA to reform, recapitalize and consolidate the federal deposit insurance system. The BIF insures the deposits of all of its member institutions (typically, commercial or savings banks) (collectively, the "Member Institutions"). In addition to the BIF, FIRREA established the Savings Association Insurance Fund (the "SAIF") to insure the deposits of all of its member institutions (typically, thrifts), and the FSLIC Resolution Fund (the "FRF") to wind up the affairs of the FSLIC, which was abolished by FIRREA and of the Resolution Trust Corporation which was terminated by statute as of December 31, 1995. All three funds (collectively, the "Funds") are administered by the FDIC and are separately maintained to carry out their respective mandates, and the FDIC is prohibited from commingling the assets of the Funds. In addition, the FDIC, acting on behalf of the BIF, examines state chartered banks that are not member institutions of the Federal Reserve System and provides and monitors assistance to BIF insured failing banks.

SOURCES OF FUNDS

  Assessments. The primary source of funding for the BIF are investment income and deposit insurance premiums assessed against Member Institutions. Under
Section 7 of the Federal Deposit Insurance Act (the "FDI Act"), the FDIC has the ability to set assessment rates for the Member Institutions. Premium assessment rates are determined by the FDIC in its discretion, and are paid to the BIF quarterly.

  In addition to the deposit insurance assessments imposed on Member Institutions, the FDIC may impose special assessments for any purpose that the FDIC deems necessary, including without limitation, to repay borrowings from the U.S. Treasury or Member Institutions or to satisfy its obligations under the Limited Guaranty. For further information about the BIF, see the financial statements of the BIF beginning on page F-1 of this Prospectus.

  Borrowings. Under the FDI Act, the FDIC is authorized to borrow on behalf of the BIF or the SAIF from the U.S. Treasury and Member Institutions (and to provide security to Member Institutions for such loans). Borrowings are to be used by the FDIC in carrying out its insurance obligations, including its obligations under the Limited Guaranty. The FDIC's authority to borrow from the U.S. Treasury is subject to the approval of the Secretary of the Treasury and to an aggregate limit of $30 billion. Currently, the FDIC has no indebtedness outstanding to the U.S. Treasury or to any Member Institution.

  The FDIC is also authorized to borrow funds from the Federal Financing Bank ("FFB"), subject to the Maximum Obligation Limitation (as defined below). Currently, the FDIC has no indebtedness outstanding to the

FFB other than certain indebtedness of the FRF for which the FRF alone (and not the BIF or the SAIF) is statutorily liable. See "--Limitations on Indebtedness."

LIMITATIONS ON INDEBTEDNESS

  The FDI Act limits the amount of obligations that the FDIC may incur on behalf of the BIF or the SAIF (the "Maximum Obligation Limitation"). Such obligations cannot exceed the sum of:

    (A) the amount of cash and cash equivalents held by the BIF;

    (B) 90% of the FDIC's estimate of the fair market value of assets held other than amounts referred to in (A) above; and

    (C) the total amounts authorized to be borrowed from the Secretary of the Treasury pursuant to Section 14(a) of the FDI Act, which presently is $30 billion.

  For the purposes of Maximum Obligation Limitation, obligations include:

    (A) any guarantee issued by the FDIC, other than deposit guarantees;

    (B) any amounts borrowed pursuant to Section 14 of the FDI Act; and

    (C) any other obligation for which the FDIC has a direct or contingent liability to pay any amount.

  Contingent liabilities, such as the Limited Guaranty, are measured, for purposes of calculating the Maximum Obligation Limitation, based on their expected cost to the FDIC, rather than their face amount. As noted, deposit guarantees are excluded, and are represented on the BIF statement of financial position as estimated liabilities for unresolved cases.

  As of September 30, 1996, December 31, 1995 and December 31, 1994, the maximum obligation authority available to the FDIC on behalf of the BIF was approximately $48.0 billion, $47.0 billion and $51.6 billion, respectively.

PRIORITY OF CLAIMS AGAINST THE BIF

  Generally. With certain important exceptions, discussed below, the FDIC's obligations under the Limited Guaranty will rank pari passu with all other general obligations of the FDIC. The obligations of the FDIC under the Limited Guaranty are not by their terms supported by the full faith and credit of the United States. Rather, the obligations of the FDIC under the Limited Guaranty are supported solely by the BIF. In the event of the insolvency of the BIF, the ability of the FDIC to perform under the Limited Guaranty will be dependent upon the ability of the FDIC to replenish the BIF through deposit insurance assessments imposed on Member Institutions, borrowings from the U.S. Treasury and from its other sources of funds, as described above under "-- Sources of Funds."

  Treasury Borrowings. In the event of the insolvency of the FDIC, any indebtedness outstanding to the U.S. Treasury may have to be paid before other indebtedness of the FDIC, including any amounts outstanding under the Limited Guaranty. Under the Federal Insolvency Act, Title 31 United States Code,
Section 3713, a claim of the United States may be required to be paid first when a person (other than a person subject to Chapter 11 of the United States Bankruptcy Code) indebted to the United States Government is insolvent.

  Secured Borrowings. As stated above, the FDIC presently has no indebtedness to any Member Institution; however, to the extent that the FDIC borrows funds from Member Institutions and provides security for such borrowings, the FDIC's secured creditors would have priority with respect to the specific property securing any such loan.

  FFB Borrowings. As stated above, the FDIC presently has no indebtedness to the FFB payable by or with respect to the BIF, and the priority of the claim created by any future FFB borrowings is uncertain. It is possible that any such claim would constitute a claim of the United States Government which under the Federal Insolvency Act might be required to be paid prior to any payments of general obligations, including any amounts owed under the Limited Guaranty.

DEFENSES TO PAYMENT OF BIF OBLIGATIONS UNDER THE LIMITED GUARANTY

  The obligations of the FDIC under the Limited Guaranty constitute unsecured contract obligations for which the Trustee, on behalf of the Certificateholders, may seek judicial enforcement. The FDIC is not aware of any available statutory or common law defenses that would permit avoidance of its obligations under the Limited Guaranty; provided, however, that enforcement of the obligations under the Limited Guaranty might be limited by a court exercising equitable jurisdiction. In connection with its delivery of the Limited Guaranty, the FDIC will deliver at closing an opinion of the General Counsel to the effect that the Limited Guaranty constitutes a duly authorized, valid and enforceable obligation of the FDIC and that the FDIC is authorized to enter into and perform its obligations under the Limited Guaranty.

              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

GENERAL

  A form of the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions that appear in the Pooling and Servicing Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by, reference to all of the provisions of the Pooling and Servicing Agreement. A copy of the Pooling and Servicing Agreement (including the Mortgage Loan Schedule attached thereto) will be provided by the Trustee upon written request of a Certificateholder. The Trustee may impose a reasonable charge for providing such copies.

ACCOUNTS

  General. The Servicer will be required to establish and maintain or cause to be established and maintained one or more separate accounts or sub-accounts for the collection of payments on or in respect of the Mortgage Loans in a particular Sub-Pool (collectively, the "Collection Account"). Each account or sub-account constituting the Collection Account will be either (i) an account maintained with either a federal or state chartered depository institution or trust company, the short term deposit or debt obligations of which (or of such institution's parent holding company) are rated in the highest rating category of Moody's Investors Service ("Moody's") and Duff & Phelps Credit Rating Co. ("Duff & Phelps"), at the time of any deposit therein (or, if such obligations are, at the time of such deposit, not rated by either Duff & Phelps or Moody's, such obligations need only be rated by any two of Duff & Phelps, Fitch (as defined herein), Moody's, and Standard & Poor's (as defined herein)), or (ii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity.

  The Servicer will also establish and maintain one or more separate custodial accounts (collectively, the "REO Account") to be used in connection with REO Properties in a particular Sub-Pool acquired on behalf of the holders of Certificates evidencing an interest therein. Pursuant to the Pooling and Servicing Agreement, the Servicer will deposit into the applicable REO Account upon receipt all revenues received by it in respect of any REO Property. As set forth in the Pooling and Servicing Agreement, the Servicer will be entitled to make certain withdrawals from the REO Account for a particular Sub-Pool to, among other things, (i) make remittances to the Trustee for deposit into the Distribution Account as required by the Pooling and Servicing Agreement, as described under "Servicing of the Mortgage Loans--Collections and Other Servicing Procedures," (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties in such Sub-Pool and certain third-party expenses in accordance with the Pooling and Servicing Agreement and (iii) to pay or reimburse the Servicer or the FDIC for certain advances, fees and expenses made or incurred in respect of such Sub-Pool.

  Permitted Investments. Amounts on deposit in the Collection Account and the REO Account may be invested pending each succeeding Distribution Date in United States government securities and other high quality investments specified in the Pooling and Servicing Agreement ("Permitted Investments"). Permitted Investments will consist of one or more of the following:

    (i) direct obligations of, or guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America;

    (ii) direct obligations of, or guaranteed as to timely payment of principal and interest by, the Federal Home Loan Mortgage Corporation ("FHLMC"), Fannie Mae (formerly the Federal National Mortgage Association) ("FNMA") or the Federal Farm Credit System, provided that any such obligation, at the time of purchase or contractual commitment providing for the purchase thereof, is qualified by each Rating Agency as an investment of funds backing securities rated in the highest category by each Rating Agency or is backed by the full faith and credit of the United States of America;

    (iii) demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided that, in the case of obligations that are not fully FDIC-insured deposits, the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have the highest rating available for such securities by each Rating Agency (in the case of commercial paper) or have received the highest rating available for such securities by each Rating Agency (in the case of long-term unsecured debt obligations), or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Offered Certificates by either Rating Agency;

    (iv) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating available for such securities by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Offered Certificates by either Rating Agency;

    (v) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Rating Agency in its highest long-term unsecured rating category, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Offered Certificates by either Rating Agency;

    (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Offered Certificates by either Rating Agency;

    (vii) repurchase obligations with respect to any security described in clause (i) or (ii) above entered into with a depository institution or trust company (acting as principal) meeting the rating standards described in clause (iii) above;

    (viii) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof or the District of Columbia and rated by each Rating Agency in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any such corporation will not be Permitted Investments to the extent that investment therein would cause the then outstanding principal amount of securities issued by such corporation that are then held as part of the Collection Account or the Distribution Account to exceed 20% of the aggregate principal amount of all Permitted Investments then held in the Collection Account and the Distribution Account;

    (ix) units of taxable money market funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, and have been designated in writing by each Rating Agency as Permitted Investments with respect to this definition;


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

    (x) if previously confirmed in writing to the Trustee any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as a permitted investment of funds backing securities rated in the highest category by each Rating Agency; and

    (xi) such other obligations as are acceptable as Permitted Investments to each Rating Agency;

provided, however, that (A) such obligation or security continues to qualify as a "cash flow investment" pursuant to Section 860G(a)(6) of the Code; (B) no obligation or security shall be a Permitted Investment if (i) such obligation or security evidences a right to receive only interest payments or (ii) the stated interest rate on such obligation or security is in excess of 120% of the yield to maturity produced by the price at which such obligation or security was purchased; and (C) if such obligation or security is, at the time of such investment, not rated by Duff & Phelps, such obligation or security need only be rated by Moody's.

  Any interest or other income earned on funds in such accounts will be paid to the Servicer as additional servicing compensation and the risk of loss of funds in the such accounts resulting from such investments will be borne by the Servicer. The amount of such loss will be required to be deposited by the Servicer in the Collection Account or the REO Account, as the ease may be, immediately as realized.

COLLECTION ACCOUNT

  Deposits. The Servicer will be required to deposit or cause to be deposited in the Collection Account for a particular Sub-Pool the following payments and collections received or made by the Servicer in respect of such Sub-Pool subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

    (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans in such Sub-Pool;

    (ii) all payments on account of interest on the Mortgage Loans in such Sub-Pool (net of any portion thereof retained by the Servicer as Servicing
  Fees) and all prepayment premiums;

    (iii) all Insurance Proceeds;

    (iv) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy;

    (v) all Liquidation Proceeds;

    (vi) any amount required to be deposited by the Servicer in connection with losses realized on investments for the benefit of the Servicer of funds held in the Collection Account;

    (vii) all amounts payable by the FDIC as described under "Description of the Mortgage Pool--Representations and Warranties; Remedies"; and

    (viii) any other amounts required to be deposited in the Collection Account as provided in the Pooling and Servicing Agreement.

  Withdrawals. The Servicer may, from time to time, make withdrawals in respect of a particular Sub-Pool from the Collection Account for such Sub-Pool for any of the following purposes:

    (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to make distributions to the holders of the Certificates evidencing an interest in such Sub-Pool on each Distribution Date;

    (ii) to reimburse itself for unreimbursed P&I Advances, such reimbursement to be made out of amounts received that were identified and applied by the Servicer as late collections of interest (net of the Servicing Fee) on and principal of the Mortgage Loans in such Sub-Pool with respect to which such P&I Advances were made;

    (iii) to reimburse itself for unpaid Servicing Fees, and unreimbursed Servicing Advances, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds with respect to which such fees were earned or such expenses were incurred;

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

    (iv) to pay itself any unpaid Liquidation Fee, Resolution Fee or Modification Fee to which it is entitled in connection with a rehabilitation of a defaulted Mortgage Loan or a liquidation of a defaulted Mortgage Loan in such Sub-Pool, a Mortgaged Property securing a defaulted Mortgage Loan in such Sub-Pool or an REO Property in such Sub-Pool, such amount or amounts to be made out of funds that represent Liquidation Proceeds or Insurance Proceeds and, in the case of a Resolution Fee, from other collections on the related Mortgage Loan;

    (v) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties in such Sub-Pool, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties;

    (vi) to reimburse itself, the FDIC, the Mortgage Loan Seller, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Servicer, the FDIC and the Mortgage Loan Seller";

    (vii) to pay itself, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account for such Sub-Pool;

    (viii) to reimburse itself for unreimbursed P&I Advances and Servicing Advances described in clause (ii) above and clause (iii) above incurred by it that, in the good faith judgment of the Servicer, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, or from the Limited Guaranty;

    (ix) at the direction of the Trustee, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions that are allocable to such Sub-Pool, as and to the extent described under "Certain Federal Income Tax Consequences--REMIC-Level Taxes";

    (x) to pay for the cost of an independent MAI-appraiser retained to determine a fair sale price for a defaulted Mortgage Loan in such Sub-Pool or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

    (xi) to pay for the cost of various opinions of counsel obtained pursuant to the Pooling and Servicing Agreement for the benefit of Certificateholders that are allocable to such Sub-Pool;

    (xii) to reimburse itself or the Trustee for unreimbursed expenses reasonably incurred in connection with a Defect or a breach of any representation or warranty by the FDIC that gives rise to a repurchase obligation of the FDIC with regard to a Mortgage Loan in such Sub-Pool, including, without limitation, enforcement of such obligation;

    (xiii) to pay to the Trustee any unpaid fees and expenses; and

    (xiv) to clear and terminate the Collection Account upon the termination of the Trust Fund.

DISTRIBUTION ACCOUNT

  The Trustee will be required to establish and maintain one or more accounts or sub-accounts (collectively, the "Distribution Account") into which the Servicer will deposit an amount equal to all amounts held in the Collection Account and REO Account for a particular Sub-Pool that are part of the Available Distribution Amount for such Sub-Pool and from which distributions will be made on the Corresponding Certificates on each Distribution Date. In addition, the Servicer is required to deliver to the Trustee for deposit into the Distribution Account with respect to a particular Sub-Pool, P&I Advances and Compensating Interest Payments for such Sub-Pool on each P&I Advance Date, and the FDIC is required to deliver to the Trustee for deposit directly into the Distribution Account with respect to a particular Sub-Pool amounts payable under the Limited Guaranty and, in the case of Sub-Pool II, any Basis Risk Support Amounts.

CERTAIN MATTERS REGARDING THE SERVICER, THE FDIC AND THE MORTGAGE LOAN SELLER

  The Pooling and Servicing Agreement provides that the Servicer may not resign from its obligations thereunder except (i) upon a determination that such obligations are no longer permissible under applicable law

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

or are in material conflict by reason of applicable law with any other activities carried on by it or (ii) under the circumstances set forth below under "--Resignation of the Servicer; Transfer of Servicing." No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under the Pooling and Servicing Agreement.

  The Pooling and Servicing Agreement also provides that none of the Servicer, the FDIC, the Mortgage Loan Seller or any director, officer, employee or agent of either of them will be under any liability to the Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Servicer, the FDIC, the Mortgage Loan Seller or any such person will be protected against any breach of a representation, warranty or covenant made therein, or against any expense or liability that such person is specifically required to bear pursuant to the terms of the Pooling and Servicing Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. The Pooling and Servicing Agreement further provides that the Servicer, the FDIC, the Mortgage Loan Seller and any director, officer, employee or agent of any of them will be entitled to indemnification by the Trust Fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall otherwise be reimbursable pursuant to the Pooling and Servicing Agreement); (ii) incurred by reason of such party's misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, or by reason of such party's reckless disregard of such obligations or duties; (iii) incurred in connection with any violation by such party of any state or federal securities law; or
(iv) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the Pooling and Servicing Agreement. In addition, the Pooling and Servicing Agreement provides that neither the Servicer, the FDIC nor the Mortgage Loan Seller will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the Servicer, the FDIC and the Mortgage Loan Seller will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Trust Fund, and the Servicer, the FDIC or the Mortgage Loan Seller, as the case may be, will be entitled to charge the applicable Collection Account therefor.

  Any person into which the Servicer, the FDIC or the Mortgage Loan Seller may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer, the FDIC or the Mortgage Loan Seller is a party, or any person succeeding to the business of the Servicer, the FDIC or the Mortgage Loan Seller, will be the successor of the Servicer, the FDIC or the Mortgage Loan Seller, as the case may be, under the Pooling and Servicing Agreement.

AMENDMENT

  The Pooling and Servicing Agreement may be amended, from time to time, by the Mortgage Loan Seller, the FDIC, the Servicer and the Trustee without the consent of any of the holders of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement that are not inconsistent with the provisions thereof, or
(iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the specific purpose referred to in clause (iv) above) may not (as evidenced by an opinion of counsel, which may rely conclusively as to credit matters on a letter of each Rating Agency, to such effect satisfactory to the Trustee) adversely affect in any material respect the interests of any Certificateholders. The Pooling and Servicing Agreement may also be amended, from time to time, by the Mortgage Loan Seller, the FDIC, the Servicer and

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

the Trustee, with the consent of the holders of the Certificates entitled to not less than 51% of the Voting Rights for any purpose; provided that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans in a particular Sub-Pool that are required to be distributed in respect of any Certificate evidencing an interest in such Sub-Pool without the consent of the holder of such Certificate, (ii) alter the obligations of the Servicer to make P&I Advances without the consent of all of the Certificateholders, (iii) adversely affect in any material respect the interests of the holders of any class of Certificates, in a manner other than as described in clauses (i) and (ii), without the consent of the holders of all Certificates of such class, (iv) reduce the aforesaid percentages of Certificates the holders of which are required to consent to any such amendment without the consent of the holders of all the Certificates then outstanding or (v) alter the Servicing Standard. However, the Trustee and the Servicer will be prohibited from consenting to any amendment of the Pooling and Servicing Agreement unless the Trustee and the Servicer shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or designated portion thereof) to fail to qualify as a REMIC at any time that the Certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

  Upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates with respect to their rights under the Pooling and Servicing Agreement, the Trustee will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders.

DUTIES OF THE TRUSTEE

  The Trustee will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to the due authorization, execution and delivery thereof by it), the Certificates or any underlying Mortgage Loan or related document and will not be accountable for the use or application by or on behalf of the Servicer of any funds paid to the Servicer in respect of the Certificates or the underlying Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Servicer. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling and Servicing Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling and Servicing Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

  The Trustee is entitled to withdraw from the Distribution Account on each Distribution Date the Trustee Fee. As to each Mortgage Loan and REO Loan, the Trustee Fee will accrue at the Trustee Fee Rate and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment due on the Certificates is computed. In addition, from time to time, the Trustee may request the Servicer to withdraw, and the Servicer will pay from the Collection Account the Trustee Fee, to the extent not paid from the Distribution Account and amounts necessary to reimburse the Trustee for all reasonable expenses, disbursements and advances incurred by the Trustee in the normal course of performing its duties in accordance with any of the provisions of the Pooling and Servicing Agreement (including the reasonable compensation and the expenses and disbursements of its outside counsel and all persons not regularly in its employ, but excluding allocable overhead), except any such expense or disbursement (i) specifically required to be borne by the Trustee, (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties and obligations, (iii) as may arise from a breach of any representation, warranty or covenant of the Trustee made in the Pooling and Servicing Agreement or (iv) incurred in connection with the use of any custodian, except as otherwise provided in the Pooling and Servicing Agreement.


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


  The Trustee and any director, officer, employee or agent of the Trustee will be entitled to indemnification, to the extent of amounts held in the Collection Account, for any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred by the Trustee in connection with the Trustee's acceptance or administration of the Trust Fund under the Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein. In the event that any such loss, liability or expense ("liability") arises from the issuance or sale of the Certificates and the indemnification described above is invalid or unenforceable, the Trustee may deduct from the Collection Account the amount of any such liability as may arise by reason of the acts or omissions of others, it being the intention that the Trustee shall suffer such loss, liability or expense only to the extent that it is caused by its own fault.

RESIGNATION AND REMOVAL OF THE TRUSTEE

  The Trustee may resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice thereof to the FDIC, the Mortgage Loan Seller, the Servicer and the Certificateholders. Upon receiving such notice of resignation, the Mortgage Loan Seller will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within thirty days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor trustee.

  If at any time the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the Trustee, the Mortgage Loan Seller may remove the Trustee and appoint a successor trustee acceptable to the Mortgage Loan Seller. In addition, holders of the Certificates entitled to at least 51% of the Voting Rights may at any time (with or without cause) remove the Trustee under the Pooling and Servicing Agreement and appoint a successor trustee acceptable to the Mortgage Loan Seller.

  Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

RESIGNATION OF THE SERVICER; TRANSFER OF SERVICING

  The Pooling and Servicing Agreement permits the Servicer to resign from the obligations and duties imposed on it thereby at any time after November 30, 1997 upon notice to the Trustee; provided that (i) a successor servicer is acceptable to the FDIC, the Mortgage Loan Seller and the Trustee based upon its financial and commercial loan servicing abilities and is available and willing to service the Mortgage Loans under the terms and conditions set forth in the Pooling and Servicing Agreement, (ii) the Servicer bears all costs associated with its resignation and the transfer of servicing to the successor servicer and (iii) each Rating Agency shall have confirmed that the rating on each class of Certificates immediately prior to such transfer of servicing will not be qualified, downgraded or withdrawn as a result of such transfer, as evidenced by a letter by each Rating Agency delivered to the Trustee.

  In addition, the Pooling and Servicing Agreement permits the Servicer to assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing portfolio; provided that (i) the purchaser or transferee is reasonably satisfactory to the FDIC, the Mortgage Loan Seller, the Trustee, based upon its financial and commercial mortgage loan servicing capabilities, and reasonably satisfactory to each Rating Agency and (ii) the requirements set forth in the immediately preceding paragraph (other than clause (ii) thereof) are satisfied.


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

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

  The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, except as set forth therein, or to encompass the laws of all states in which the security for the Mortgage Loans is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

GENERAL

  Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

  There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender), generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

  Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

  In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five

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

years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. See "-- Bankruptcy Laws."

  Even after a foreclosure, the potential payments from a Mortgaged Property may be less than the periodic payments due under the mortgage. For example, the net income that would otherwise be generated from the Mortgaged Property may be less than the amount that would be needed to service the debt if the leases on the Mortgaged Property are at below-market rents, the market rents have fallen since the original financing, vacancies have increased, or as a result of excessive or increased maintenance, repair or other obligations which a lender succeeds to as landlord.

PERSONALTY

  In the case of certain types of Mortgaged Properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a Mortgage Loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

JUNIOR MORTGAGES LOANS; RIGHTS OF SENIOR MORTGAGES

  Some of the Mortgage Loans are secured by junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights under a junior deed of trust or junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior lender asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

  The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

  The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause

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

is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

  Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

  The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect to actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

FORECLOSURE

  General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

  Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, such as strict foreclosure, but they are either infrequently used or available only in limited circumstances.

  Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may

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occasionally result from difficulties in locating defendants. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

  Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

  Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

  A junior mortgagee may not foreclose on the property securing a senior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.


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  Also, a third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Until 1994, potential buyers were confronted with the 1980 decision of the United States Court of Appeals for the Fifth Circuit, Durrett v. Washington National Insurance Co., 621 F.2d 201 (5th Cir. 1980). The court in Durrett held that a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under Section 67d of the former Bankruptcy Act (Section 548 of the current Bankruptcy Code) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). However, on May 23, 1994, Durrett was effectively overruled by the United States Supreme Court in BFP v. Resolution Trust Corp., as Receiver for Imperial Federal Savings Association, 511 U.S. 531 (1994), in which the Court held that "reasonably equivalent value', for foreclosed property, is the price in fact received at the foreclosure sale, so long as all the requirements of the State's foreclosure law have been complied with." Although the reasoning and result of Durrett with respect to the Bankruptcy Code was rejected by the United States Supreme Court, the case could still be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

  Even if the lender is successful in the foreclosure action and is able to take possession of the property, the costs of operating and maintaining a commercial or multifamily property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing homes, convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and with respect to nursing or convalescent homes, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have with respect to consent requirements and on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

  The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

  Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

  The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In a majority of states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In

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other states, redemption may be permitted if the former borrower pays only a portion of the sums due. In some states, the borrower retains possession of the property during the statutory redemption period. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

  Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a Mortgage Loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust or by non-judicial means. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists may choose to proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

  Leasehold Risks. Certain of the Mortgage Loans are secured by a mortgage on the borrower's interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee (borrower) defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

  Under the Bankruptcy Code, a landlord in bankruptcy may "reject" an unexpired lease. If it does, the Bankruptcy Code permits the lessee either to treat the lease as terminated (an election that "mortgageable" ground leases would prohibit) or "remain in possession of the leasehold." 11 U.S.C.
(S)365(h)). The legislative history of this provision indicates that Congress intended that lessees that elected to remain in "possession of the leasehold" were entitled to retain all of their leasehold rights under the rejected lease, and there is case law that construes the Bankruptcy Code consistent with that intent. See, e.g., Chestnut Ridge Plaza Associates, L.P. v. Fox Grocery Co., 156 B.R. 477 (Bankr. W.D. Pa. 1993). However, some bankruptcy court decisions have held that a lessee's rights under a lease rejected by a landlord in bankruptcy are limited to the lessee's own physical possession of the leased premises under the terms of the lease, and that the rejected lease does not otherwise continue. Thus, in In re Carlton Restaurant, Inc., 151 B.R. 353 (Bankr. E.D. Pa. 1993), the court held that a landlord's rejection of a lease in bankruptcy "excuses [it] from accepting performance by a party other than a lessee who remains in possession."

  Although none of the cases that have taken a restrictive view of the rights of a lessee under a rejected lease involved a leasehold mortgagee, whose security might have been impaired as a result of the court's holding, the holding that a landlord that rejects a lease in bankruptcy need not honor the right to assign that lease or to recognize a sublease casts doubt upon the ability of a leasehold mortgagee to realize upon its security in the case of the bankruptcy of the ground lessor. Representatives of the real estate lending industry, which has lent billions

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of dollars on the security of ground leases, have strongly criticized these cases. As a result, Congress is considering legislation that would, if passed, clarify the Bankruptcy Code effectively to overrule such cases. However, unless and until such legislation is passed or the cases are overruled, some uncertainty will remain and ground lessee/borrowers may find it difficult to refinance their mortgages.

BANKRUPTCY LAWS

  Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lien or may stay the senior lender from taking action to foreclose out such junior lien.

  Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a mortgage loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

  Federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under
Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. In addition, the Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personally necessary for a security interest to attach to hotel revenues.

  In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

  A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general

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principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

  Pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil," a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of the creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the Trust Fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

  If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

ENVIRONMENTAL RISKS

  General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the risk of the diminution of the value of a contaminated property or, as discussed below, liability for the costs of compliance with environmental regulatory requirements or the costs of clean-up or other remedial actions. These compliance or clean-up costs could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender could determine to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for compliance or clean-up costs.

  CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. The magnitude of the CERCLA liability at any given contaminated site is a function of the actions required to

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address adequately the risks to human health and the environment posed by the particular conditions at the site. As a result, such liability is not constrained by the value of the property or the amount of the original or unamortized principal balance of any loans secured by the property. Moreover, under certain circumstances, liability under CERCLA may be joint and several-- i.e., any liable party may be obligated to pay the entire cleanup costs regardless of its relative contribution to the contamination. If a lender is found to be liable, it is entitled to bring an action for contribution against other liable parties, such as the present or past owners and operators of the property. The lender nonetheless may have to bear a disproportionate share of the liability if such other parties are defunct or without substantial assets.

  Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without it incurring exposure under CERCLA in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 Lender Liability Act") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. And, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Hence, the marketability of any contaminated real estate continues to be suspect.

  Certain Other Federal and State Laws. Many states have environmental clean-up statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, underground storage tanks are commonly found on a wide variety of commercial and industrial properties. Federal and state laws impose liability on the owners and operators of underground storage tanks for any cleanup that may be required as a result of releases from such tanks. These laws also impose certain compliance obligations on the tank owners and operators, such as regular monitoring for leaks and upgrading of older tanks. A lender may become a tank owner or operator, and subject to compliance obligations and potential cleanup liabilities, either as a result of becoming involved in the management of a site at which a tank is located or, more commonly, by taking title to such a property. Federal and state laws also obligate property owners and operators to maintain and, under some circumstances, to remove asbestos-containing building materials and lead based paint. As a result, the presence of these materials can increase the cost of operating a property and thus diminish its value. In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

  Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

  Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

  Additional Considerations. The cost of remediating environmental contamination at a property can be substantial, and it is possible, under the circumstances described above, that such costs could become a liability of the Trust Fund and on occasion a loss to the Certificateholders. To reduce the likelihood of such a loss, the Pooling and Servicing Agreement will provide that the Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Servicer, based on an environmental site assessment prepared by a qualified environmental consultant, has made the determination that it is appropriate to do so, as described under "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans."

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  If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may well entail expense, although multifamily properties generally are subject to less compliance cost than industrial or manufacturing properties.

  In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

  Environmental Site Assessments. In addition to possibly allowing a lender to qualify for the innocent landowner defense (see discussion under "-- Environmental Risks--CERCLA" above), environmental site assessments can be a valuable tool in anticipating, managing and minimizing environmental risk. They are commonly performed in many commercial real estate transactions.

  Environmental site assessments vary considerably in their content and quality. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because an exhaustive environmental assessment would be far too costly and time-consuming to be practical. Nevertheless, it is generally helpful in assessing and addressing environmental risks in connection with commercial real estate (including multifamily properties) to have an environmental site assessment of a property because it enables anticipation of environmental problems and, if agreements are structured appropriately, can allow a party to decline to go forward with a transaction.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

  Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), the Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

  Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


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DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

  Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

  Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the Certificates and would not be covered by advances or any form of credit support provided in connection with the Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

  Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

  A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

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

AMERICANS WITH DISABILITIES ACT

  Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

CERTAIN LAWS AND REGULATIONS

  The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

TYPE OF MORTGAGED PROPERTY

  The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

ACCELERATION ON DEFAULT

  Some of the Mortgage Loans included in a Trust Fund will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following discussion is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Offered Certificates. The summary is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change. The discussion does not purport to deal with the federal income tax consequences to all categories of investors, some of which may be subject to special rules. The discussion focuses primarily on investors who will hold the Offered Certificates as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Code, although much of the discussion is applicable to other investors as well. Investors should note that, although final regulations under the REMIC Provisions of the Code (the "REMIC Regulations") have been issued by the Treasury, no currently effective regulations or other administrative guidance have been issued with respect to certain provisions of the Code that are or may be applicable to Certificateholders, particularly the provisions dealing with market discount. Although the Treasury has issued final regulations dealing with original issue discount ("OID") and premium (the "OID Regulations"), the OID Regulations do not address directly the treatment of "Regular Certificates" (as defined below). Furthermore, the REMIC Regulations do not address all of the issues that arise in connection with the formation and operation of a REMIC. Hence, definitive guidance cannot be provided with respect to many aspects of the tax treatment of Certificateholders. Moreover, there can be no assurance that the Internal Revenue Service (the "Service") will not take positions that would be materially adverse to investors. Finally, the summary does not purport to address the anticipated state income tax consequences to investors of owning and disposing of the Offered Certificates. Consequently, investors should consult their own tax advisors in determining the federal, state, local, foreign, and any other tax consequences to them of the purchase, ownership, and disposition of the Offered Certificates.

GENERAL

  A separate REMIC election will be made with respect to each of two specified pools of Trust Fund assets (each, an "Asset Pool") for federal income tax purposes. The Asset Pool of the "Lower-Tier REMIC" generally will consist of the Mortgage Loans. The Asset Pool of the "Upper-Tier REMIC" generally will consist of non-certificated "regular interests" in the Lower-Tier REMIC. Upon the issuance of the Certificates, Hunton & Williams, counsel to the Federal Deposit Insurance Corporation in connection with the issuance of the Certificates, will deliver its opinion generally to the effect that, assuming timely filing of REMIC elections and compliance with all provisions of the Pooling and Servicing Agreement and the other issuance and closing documents, each Asset Pool will qualify as a REMIC (each, a "Trust REMIC") for federal income tax purposes. Hunton & Williams also will deliver its opinion that the discussion set forth in this Prospectus under "Certain Federal Income Tax Consequences" is correct and complete in all material respects. The foregoing opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the Service.

  The Certificates other than the Class R Certificates will be designated as REMIC "regular interests" ("Regular Certificates"), which generally are treated as debt for federal income tax purposes. The Class R Certificates (the "Residual Certificates") will represent REMIC "residual interests," which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Trust REMIC.

  In general, Certificates held by a "mutual savings bank" or "domestic building and loan association" (a "Thrift Institution") taxed as a "domestic building and loan association" will constitute assets described in section 7701(a)(19)(C)(xi) of the Code; Certificates held by a real estate investment trust (a "REIT") will constitute "real estate assets" within the meaning of section 856(c)(5)(A) of the Code; and interest on such Certificates will be considered "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B), all in the same proportion that the related Trust REMIC's assets would so qualify. If 95% or more of the assets of a given Trust REMIC constitute qualifying assets for Thrift Institutions and REITs, the related Certificates and the income thereon will be treated entirely as qualifying assets and income for such purposes. Both Trust REMICs will be treated as a single REMIC for purposes of determining

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the extent to which the related Certificates and the income thereon will be treated as qualifying assets and income for such purposes. Regular and Residual Certificates held by a financial institution to which section 585 or 586 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. The Sub Pool I Regular Certificates also will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code with respect to other REMICs. As described below, however, The Sub Pool II Regular Certificates will not entirely constitute qualified mortgages for REMIC purposes. Effective September 1, 1997, Regular Certificates held by a financial asset securitization investment trust (a "FASIT") will qualify for treatment as "permitted assets" within the meaning of section 860L(c)(1)(G) of the Code.

  In addition to representing ownership of regular interests in the Upper-Tier REMIC, the Sub-Pool II Certificates also will represent for federal income tax purposes ownership of a contract right to receive an amount equal to any Basis Risk Shortfall to the extent of the Basis Risk Support Amount (a "Contract Right"). To the extent that the Sub-Pool II Certificates represent ownership of a Contract Right, the Sub-Pool II Certificates will not represent assets described in the foregoing sections of the Code. Therefore, the Sub-Pool II Certificates will not entirely constitute permitted investments or qualified mortgages if held by another REMIC and thus will be unsuitable for inclusion in another REMIC. Moreover, a Contract Right will not constitute an obligation that is principally secured by an interest in real property within the meaning of section 856(c)(5)(A) of the Code, and payments made to a REIT with respect to such Contract Right will not constitute gross income as described in section 856(c) of the Code.

TAX TREATMENT OF REGULAR CERTIFICATES

 General

  Except as described below for Regular Certificates issued with OID or acquired with market discount or premium, interest paid or accrued on a Regular Certificate will be treated as ordinary income to the Certificateholder and a principal payment on such Certificate will be treated as a return of capital to the extent that the Certificateholder's basis in the Certificate is allocable to that payment. Regular Certificateholders must report income from such Certificates under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method.

 Original Issue Discount

  Overview. Based in part on anticipated prices (including accrued interest)
and the prepayment assumptions described below, Classes    ,     and     will
be issued, and Classes    ,    ,     and     will not be issued, with OID
within the meaning of section 1273(a) of the Code. Certificateholders of Regular Certificates as to which there is OID should be aware that they generally must include OID in income for federal income tax purposes on an annual basis under a constant yield accrual method that reflects compounding. In general, OID is treated as ordinary interest income and must be included in income in advance of the receipt of the cash to which it relates.

  The amount of OID required to be included in a Regular Certificateholder's income in any taxable year will be computed in accordance with section 1272(a)(6) of the Code, which provides for the accrual of OID under a constant yield method on regular interests in a REMIC. Under section 1272(a)(6), as elaborated by the related legislative history, the amount and the rate of accrual of OID generally is to be calculated based on the prepayment rate for the Mortgage Loans and the reinvestment rate on amounts held pending distribution that were assumed in pricing the Regular Certificates (the "Pricing Prepayment Assumptions"). The OID Regulations do not address directly the treatment of instruments that are subject to section 1272(a)(6). However, until the Treasury issues guidance to the contrary, the Trustee, in its capacity as party responsible for computing the amount of OID to be reported to a Regular Certificateholder each taxable year, will base its computations on Code section 1272(a)(6) and the OID Regulations as described below. Prospective investors should be aware that because no regulatory guidance currently exists under Code section 1272(a)(6), there can be no complete assurance that the methodology described below represents the correct manner of calculating OID on the Regular Certificates.

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

  The Pricing Prepayment Assumptions include an assumption of    . No
representation is made, however, about the rate at which prepayments on the Mortgage Loans actually will occur.

  Amount of Original Issue Discount. The amount of OID on a Regular Certificate equals the excess, if any, of the Certificate's "stated redemption price at maturity" over its "issue price." Under the OID Regulations, a debt instrument's stated redemption price at maturity is the sum of all payments provided by the instrument other than "qualified stated interest" ("Deemed Principal Payments"). Qualified stated interest, in general, is stated interest that is payable unconditionally in cash or property (other than debt instruments of the issuer) at least annually at (i) a single fixed rate or
(ii) a variable rate that meets certain requirements set out in the OID Regulations. See "--Variable Rate Certificates" below. Thus, in the case of any Regular Certificate, the stated redemption price at maturity will include all Deemed Principal Payments payable on that Certificate. The issue price of a Regular Certificate generally will equal the initial price at which a substantial amount of Certificates of the same class is sold to the public (including any amounts paid for interest accrued as of the Closing Date under the terms of the Certificate).

  Under a de minimis rule, a Regular Certificate will be considered to have no OID if the amount of OID is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by its weighted average maturity ("WAM"). For that purpose, the WAM of a Regular Certificate is the sum of the amounts obtained by multiplying the amount of each Deemed Principal Payment by a fraction, the numerator of which is the number of complete years from the Certificate's issue date until the payment is made, and the denominator of which is the Certificate's stated redemption price at maturity. Although no guidance has been issued regarding the application of the de minimis rule to REMIC regular interests, the WAM of a Regular Certificate has been computed using the Pricing Prepayment Assumptions. A Regular Certificateholder will include de minimis OID in income on a pro rata basis as stated principal payments on the Certificate are received or, if earlier, upon disposition of the Certificate, unless the Certificateholder makes the "Constant Yield Election" (as defined below).

  Accrual of Original Issue Discount. A Regular Certificateholder of a Certificate that has OID generally must include in gross income the sum, for all days during his taxable year on which he holds the Regular Certificate, of the "daily portions" of the OID on such Certificate. In the case of an original Regular Certificateholder, the daily portions of OID with respect to such Certificate generally will be determined by allocating to each day in any accrual period the Certificate's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all projected payments under the Certificate yet to be received as of the close of such period plus (b) the amount of payments received on the Certificate during such period over (ii) the Certificate's "adjusted issue price" at the beginning of such period. The accrual period that will be used by the Trustee for purposes of computing the daily portions on a Regular Certificate will be the one month (or shorter period) ending on each Distribution Date. The present value of projected payments yet to be received on a Regular Certificate is to be computed using the Pricing Prepayment Assumptions and the Certificate's original yield to maturity (adjusted to take into account the length of the particular accrual period), and taking into account payments actually received on the Certificate prior to the close of the accrual period. The adjusted issue price of a Regular Certificate at the beginning of the first accrual period is its issue price. The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the Certificate at the beginning of the preceding period increased by the amount of OID allocable to that period and reduced by the amount of any Deemed Principal Payments received during that period. Thus, an increased (or decreased) rate of prepayments received with respect to a Regular Certificate will be accompanied by a correspondingly increased (or decreased) rate of recognition of OID by the Certificateholder.

  The yield to maturity of a Regular Certificate is calculated based on the Pricing Prepayment Assumptions. Contingencies, such as the exercise of "mandatory redemptions," that are taken into account by the parties in pricing the Regular Certificates typically will be subsumed in the Pricing Prepayment Assumptions and thus will be reflected in the Certificate's yield to maturity. If the subsequent Certificateholder's adjusted basis in the Regular Certificate immediately after the acquisition exceeds the adjusted issue price of the Certificate, but is less than or equal to the sum of the payments to be received under the Certificate after the acquisition date, the

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amount of OID on the Certificate will be reduced by a fraction, the numerator of which is the excess of the Certificate's adjusted basis immediately after its acquisition over the adjusted issue price of the Certificate and the denominator of which is the excess of the sum of all payments to be received on the Certificate after the acquisition date over the adjusted issue price of the Certificate. If a subsequent Certificateholder's adjusted basis in a Regular Certificate, immediately after its acquisition, exceeds the sum of all payments to be received on the Certificate after the acquisition date, the Certificateholder will no longer be required to accrue OID on the Certificate, and the Certificateholder can elect to reduce the amount of interest income recognized on the Certificate by the amount of amortizable premium. See "-- Amortizable Premium" below.

  Special Rules and Considerations. The OID Regulations provide that a Certificateholder generally may make an election (a "Constant Yield Election") to include in gross income all current income on the Regular Certificate, including market discount (as described below under "--Market Discount") (as reduced by any acquisition premium, as described below) under the constant yield method used to account for OID. To make the Constant Yield Election, the Certificateholder of the Regular Certificate must attach a statement to its timely filed federal income tax return for the taxable year in which the Certificateholder acquired the Regular Certificate. The statement must identify the instruments to which the election applies. A Constant Yield Election is irrevocable unless the Certificateholder obtains the consent of the Service. In general, the Constant Yield Election may be made on an obligation-by-obligation basis. If, however a Constant Yield Election is made for a debt instrument with market discount, the Certificateholder is deemed to have made an election to include in income currently the market discount on all of the Certificateholder's other debt instruments with market discount, as described in "--Market Discount" below. In addition, if a Constant Yield Election is made for a debt instrument with amortizable premium, the Certificateholder is deemed to have made an election to amortize the premium on all of the Certificateholder's other debt instruments with amortizable premium under the constant yield method. See "--Amortizable Premium" below.

  To prevent taxpayers from structuring debt instruments or transactions, or applying the bright-line or mechanical rules of the OID Regulations, in ways that produce unreasonable tax results, the Treasury issued proposed and temporary regulations containing an anti-abuse rule on the same date as the issuance of the OID Regulations. The proposed and temporary regulations provide that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the Service can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the proposed and temporary regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

  In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on Regular Certificates, each investor should consult his own tax advisor to determine the appropriate amount and method of inclusion in income of OID on such Certificates for federal income tax purposes.

 Variable Rate Certificates

  The Sub-Pool II Certificates will pay interest at a variable rate (a "Variable Rate Certificate"). The rules applicable to variable rate debt instruments, as defined in the OID Regulations ("VRDIs"), apply to a Variable Rate Certificate only if: (i) such Certificate is not issued at a premium to its noncontingent principal amount in excess of the lesser of (a) .015 multiplied by the product of such noncontingent principal amount and the WAM (as that term is defined above in the discussion of the de minimis rule) of the Certificate or (b) 15 percent of such noncontingent principal amount; (ii) stated interest on the Certificate compounds or is payable unconditionally at least annually at specified rates, including (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, or (c) a single "objective rate;" and (iii) the qualified floating rate or the objective rate in effect during an accrual period is set at a current value of that rate (i.e., the value of the rate on any day occurring during the interval that begins three months prior to the first day on which that value is in effect under the Certificate and ends one year following that day).

  A rate is a qualified floating rate if variations in the rate reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is

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

denominated. A qualified floating rate may measure contemporaneous variations in borrowing costs for the issuer of the debt instrument or for issuers in general. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than zero but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than zero but not more than 1.35, increased or decreased by a fixed rate. If a Regular Certificate provides for two or more qualified floating rates that reasonably can be expected to have approximately the same values throughout the term of the Certificate, the qualified floating rates together will constitute a single qualified floating rate. Two or more qualified floating rates conclusively will be presumed to have approximately the same values throughout the term of a Certificate if the values of all such rates on the issue date of the Certificate are within 25 basis points of each other.

  A variable rate will be considered a qualified floating rate if it is subject to a restriction or restrictions on the maximum stated interest rate (a "Cap"), a restriction or restrictions on the minimum stated interest rate (a "Floor"), a restriction or restrictions on the amount of increase or decrease in the stated interest rate (a "Governor"), or other similar restriction only if: (a) the Cap, Floor, or Governor is fixed throughout the term of the related Certificate or (b) the Cap, Floor, or Governor, or similar restriction is not reasonably expected, as of the issue date, to cause the yield on the Certificate to be significantly less or significantly more than the expected yield on the Regular Certificate determined without such Cap, Floor, Governor, or similar restriction, as the case may be. Although the OID Regulations are unclear, it appears that a VRDI, the primary rate on which is subject to a Cap, Floor, or Governor that itself is a qualified floating rate, bears interest at an objective rate and not at a qualified floating rate.

  Under final Treasury regulations issued on June 12, 1996, an objective rate is a rate (other than a qualified floating rate) that (i) is determined using a single fixed formula, (ii) is based on objective financial or economic information, and (iii) is not based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as the level of the issuer's dividends, profits, or stock value. The definition of an objective rate is broader than the former definition in the OID Regulations and would include, for example, a rate that is based on changes in a general inflation index.

  If interest on a Variable Rate Certificate is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date approximates the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A variable rate conclusively will be presumed to approximate an initial fixed rate if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points.

  Under the OID Regulations, all interest payable on a Variable Rate Certificate that qualifies as a VRDI and provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or a single objective rate (a "Single Rate VRDI Certificate") is treated as qualified stated interest. The amount and accrual of OID on a Single Rate VRDI Certificate is determined, in general, by converting such Certificate into a hypothetical fixed rate security and applying the rules applicable to fixed rate securities described under "Original Issue Discount" above to the hypothetical fixed rate security. Qualified stated interest or OID allocable to an accrual period with respect to a Single Rate VRDI Certificate must be increased (or decreased) if the interest actually accrued or paid during such accrual periods exceeds (or is less than) the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate security.

 Market Discount

  A subsequent purchaser of a Regular Certificate at a discount from its adjusted issue price will acquire such Certificate with "market discount." The purchaser generally will be required to recognize the market discount (in addition to any OID remaining with respect to the Regular Certificate) as ordinary income. A person who purchases a Regular Certificate at a price lower than the total of the remaining projected payments on the Certificate but higher than its adjusted issue price does not acquire the Certificate with market discount, but will be required to report OID, appropriately adjusted to reflect the excess of the price paid over the adjusted issue

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price. See "--Tax Treatment of Regular Certificates--Original Issue Discount."
A Regular Certificate will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of
(i) 0.25% of the adjusted issue price of such Certificate, multiplied by (ii) its WAM. For that purpose, the WAM of a Regular Certificate is the sum of the amounts obtained by multiplying the amount of each payment by a fraction, the numerator of which is the number of complete years from the Certificate's issue date until the payment is made, and the denominator of which is the Certificate's stated redemption price at maturity. Regardless of whether the subsequent purchaser of a Regular Certificate with more than a de minimis amount of market discount is a cash-basis or an accrual-basis taxpayer, market discount generally will be taken into income as payments are received, in an amount equal to the lesser of (i) the amount of the payment received or (ii) the amount of market discount that has "accrued" (as described below), but that has not yet been included in income. The purchaser may make an election, which generally applies to all market discount instruments acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the "Current Recognition Election"). In addition, the purchaser may make a Constant Yield Election with respect to a Regular Certificate purchased with market discount. See "--Tax Treatment of Regular Certificates--Original Issue Discount."

  The relevant legislative history indicates that, until the Treasury promulgates applicable regulations, the purchaser of a Regular Certificate with market discount generally may elect to accrue the market discount either:
(i) on the basis of a constant interest rate or (ii) in the ratio of OID accrued for the relevant period to the total remaining OID at the beginning of such period. Regardless of which computation method is elected, the Pricing Prepayment Assumptions must be used to calculate the accrual of market discount.

  A Certificateholder who has acquired a Regular Certificate with market discount generally will be required to treat a portion of any gain on a sale or exchange of the Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial principal payments were received. Moreover, such Regular Certificateholder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Certificate to the extent they exceed income on the Certificate. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If a Regular Certificateholder makes a Current Recognition Election or a Constant Yield Election, the interest deferral rule will not apply.

  Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. For example, the treatment of a Regular Certificate subject to redemption at the option of the Trustee that is acquired at a market discount is unclear. It appears likely, however, that the market discount rules applicable in such a case would be similar to the rules pertaining to OID. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given Class of Regular Certificates. Prospective investors in Regular Certificates should consult their own tax advisors as to the application of the market discount rules to those Certificates.

 Amortizable Premium

  A purchaser of a Regular Certificate who purchases the Certificate at a premium over the total of its Deemed Principal Payments may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Certificate. The relevant legislative history indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Regular Certificate will be calculated using the Pricing Prepayment Assumptions. Under the Code, except as otherwise provided in Treasury regulations to be issued, amortized premium would be treated as an offset to interest income on a Regular Certificate and not as a separate deduction item. If a Certificateholder makes an election to amortize premium on a Regular Certificate, such election will apply to all taxable debt instruments (including all REMIC regular interests) held by the Certificateholder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Certificateholder, and will be irrevocable without the consent of the Service. Purchasers who pay a premium for the Regular Certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.

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

 Basis Risk Support Amount

  The treatment of amounts received by a Sub-Pool II Certificateholder under such Certificateholder's Contract Right to receive certain payments from the FDIC ("Basis Risk Support Payments") in the event of a Basis Risk Shortfall will depend in part on the portion, if any, of the Certificateholder's purchase price allocable thereto. For federal income tax reporting purposes, the Trustee intends to treat the issue price of a Sub-Pool II Certificate as allocable entirely to the regular interest represented by such Certificate, based on the position that the fair market value of the right to receive Basis Risk Support Payments is nominal at the time of acquisition of a Sub-Pool II Certificate because of the remoteness of a Basis Risk Shortfall occurring. Accordingly, no portion of the issue price of a Sub-Pool II Certificate will be treated for federal income tax reporting purposes as allocable to the Contract Right to receive Basis Risk Support Payments. Assuming that the Certificateholder of a Sub-Pool II Certificate would not be required to allocate any portion of its purchase price to such Contract Right, all Basis Risk Support Payments received by such Certificateholder would be treated as ordinary income and most likely would accrue, and be taken into income, at substantially the same time as they would if such payments were interest on the Sub-Pool II Certificates.

 Gain or Loss on Disposition

  If a Regular Certificate is sold, the Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Certificate to the Certificateholder, increased by any OID or market discount previously includible in the Certificateholder's gross income with respect to the Certificate, and reduced by the portion of the basis of the Certificate allocable to payments on the Certificate previously received by the Certificateholder. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a Regular Certificate generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the Certificate is held as a capital asset for more than 12 months.

  If the Certificateholder of a Regular Certificate is a bank, Thrift Institution, or similar institution described in section 582 of the Code, any gain or loss on the sale or exchange of the Regular Certificate will be treated as ordinary income or loss. In the case of other types of Certificateholders, gain from the disposition of a Regular Certificate that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the Regular Certificate by the Certificateholder during his holding period is less than the amount that would have been includible in income if the yield on that Certificate during the holding period had been 110% of a specified U.S. Treasury borrowing rate as of the date that the Certificateholder acquired the Regular Certificate. Although the relevant legislative history indicates that the portion of the gain from disposition of a Regular Certificate that will be recharacterized as ordinary income is limited to the amount of OID (if any) on the Certificate that was not previously includible in income, the applicable Code provision contains no such limitation.

 Realized Losses

  Under section 166 of the Code, both corporate holders of the Offered Certificates and noncorporate holders of the Offered Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

  Each Certificateholder will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on

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

the Mortgage Loans until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

REMIC QUALIFICATION

  Each Asset Pool will qualify under the Code as a REMIC, so long as a REMIC election is in effect and certain tests concerning (i) the composition of the Trust REMIC's assets and (ii) the nature of the Certificateholders' interests in the Trust REMIC are met on a continuing basis. A loss of REMIC status could have a number of consequences for Certificateholders. If, as the result of REMIC disqualification, the Trust Fund were treated as an association taxable as a corporation, distributions on the Regular Certificates could be recharacterized in part as dividends from a non-includible corporation and in part as returns of capital. Alternatively, distributions on a Regular Certificate could continue to be treated as comprised of interest and principal notwithstanding REMIC disqualification, in which case a cash-basis Certificateholder might not be required to continue to recognize interest and market discount with respect to the Certificate on the accrual basis. Under the first alternative, a loss of REMIC status would, and under the second alternative, a loss of REMIC status could cause the Certificates and the associated distributions not to be qualified assets and income for the various purposes of Thrift Institutions, domestic building and loan associations, and REITs described in the last paragraph under "--General" above, although such a loss would not affect the status of the Certificates as "government securities" for REITs. The Certificates should continue to qualify as "government securities" for RICs regardless of whether REMIC status is lost.

REMIC-LEVEL TAXES

 General

  The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates.

  In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). The Pooling and Servicing Agreement includes provisions designed to prevent the acceptance of any contributions to the Trust Fund that would be subject to such tax.

  REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

  To the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the Trust Fund will be borne by the Servicer or Trustee in either case out of its own funds, provided that the Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Servicer's or the Trustee's obligations, as the case may be, under the Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Servicer or the Trustee will be charged against the Trust Fund resulting in a reduction in amounts payable to holders of the Certificates.

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

 Possible Taxes on Income From Foreclosure Property

  Under the terms of the Pooling and Servicing Agreement, the Servicer is obligated to operate and manage any Mortgaged Property acquired as REO Property in accordance with the Servicing Standard. After the Servicer reviews the operation of such property and consults with the Trustee to determine the Trustee's federal income tax reporting position with respect to income it is anticipated that the Trust Fund would derive from such property, the Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on prohibited transactions (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%); and to the extent that such income is subject to a tax on "prohibited transactions," such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." See, in particular, "Servicing of the Mortgage Loans-- Realization Upon Defaulted Mortgage Loans." Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisers regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

TAXATION OF FOREIGN CERTIFICATEHOLDERS OF REMIC REGULAR CERTIFICATES

  Interest, including OID, paid on a Regular Certificate to a nonresident alien individual, foreign corporation, or other non-United States person ("Foreign Person") generally will be treated as "portfolio interest" and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the Certificateholder, and (ii) the Trustee (or other person who would otherwise be required to withhold tax) is provided with appropriate certification that the beneficial owner of the Regular Certificate is a Foreign Person ("Foreign Person Certification"). If Foreign Person Certification is not provided, interest (including OID) paid on such an Certificate may be subject to either a 30% withholding tax or 31% backup withholding. See "--Backup Withholding."

REPORTING AND TAX ADMINISTRATION OF REGULAR CERTIFICATES

  To the extent required by statute, regulation, or administrative ruling, the Trustee will make reports at least annually to Regular Certificateholders of record and to the Service with respect to (i) interest paid or accrued on the Certificates, (ii) OID, if any, accrued on the Certificates, and (iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the Certificates.

BACKUP WITHHOLDING

  Under federal income tax law, a Certificateholder may be subject to "backup withholding" under certain circumstances. Backup withholding may apply to a Certificateholder who is a United States person if the Certificateholder, among other things, (i) fails to furnish his social security number or other taxpayer identification number ("TIN") to the Trustee, (ii) furnishes the Trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the Trustee or the Certificateholder's securities broker with a certified statement, signed under penalties of perjury, that the TIN provided to the Trustee is correct and that the Certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a Certificateholder who is a Foreign Person if the Certificateholder fails to provide the Trustee or the Certificateholder's securities broker with a Foreign Person

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

Certification. Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued OID, as well as distributions of proceeds from the sale of Regular Certificates or Residual Certificates. The backup withholding rate is 31%. Backup withholding, however, does not apply to payments on an Certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain Foreign Persons. Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Regular Certificate.

  DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO CERTIFICATEHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE CERTIFICATES.

                           STATE TAX CONSIDERATIONS

  In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Offered Certificates.

                             ERISA CONSIDERATIONS

GENERAL

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are hereinafter referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in the Code.

  ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

PLAN ASSET REGULATIONS

  A Plan's investment in the Certificates of a particular class may cause the Mortgage Loans included in the Sub-Pool evidenced by such Certificates to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant." For this purpose, in general, equity participation in the Trust Fund by benefit plan investors will be "significant" on any date if, immediately after the most recent acquisition of any Offered Certificate, 25% or more of any class of equity interests is held by benefit plan investors.

  Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Loans constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Trustee, the Servicer, or any Sub-Servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Mortgage Loans constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA or the Code.

  The DOL has issued to Lehman Brothers an individual prohibited transaction exemption, Prohibited Transaction Exemption 91-14 et al. (Exemption Application No. D-7958 et al., 56 Fed. Reg. 7413 (1991)) (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Class I-A and Class II-A Certificates (collectively, the "Senior Certificates"), underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" shall include (a) Lehman Brothers, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers, and
(c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Senior Certificates.

  The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of any of the Senior Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Senior Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Senior Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, the Senior Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Group ("Standard & Poor's"), Moody's, Duff & Phelps or Fitch Investors Service, L.P. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of any Underwriter, the FDIC, the Servicer, the Trustee, any sub-servicer, and any mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Senior Certificates and any affiliate of the foregoing. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the FDIC pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

  Because the Senior Certificates are not subordinated to any other class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Senior Certificates that they be rated not lower than "Aaa" by Moody's and "AAA" by Duff & Phelps. As of the Closing Date, the fourth general condition set forth above will be satisfied with respect to the Senior

Certificates. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Senior Certificate, whether in the initial issuance of such Certificates or in the secondary market, must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Senior Certificate.

  The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Standard & Poor's, Moody's, Duff & Phelps or Fitch for at least one year prior to the Plan's acquisition of Senior Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Senior Certificates.

  If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the FDIC or the Underwriter and a Plan when the FDIC, the Underwriter, the Trustee, the Servicer, a sub-servicer or a mortgagor is a Party in Interest with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of any Senior Certificates by a Plan and (iii) the holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

  If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the FDIC or the Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a mortgagor with respect to 5 % or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the holding of Senior Certificates by a Plan.

  Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Pool. It is expected that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Senior Certificates.

  The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

  Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that (i) such Senior Certificates constitute "certificates" for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including, without limitation, Prohibited Transaction Exemption ("PTE") 90-1, regarding investments by insurance company pooled separate accounts;

PTE 91-38, regarding investments by bank collective investment funds; or PTE 84-14, regarding transactions effected by a "qualified professional asset manager." A purchaser of a Senior Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts that might be construed as prohibited transactions.

  THE CHARACTERISTICS OF THE CLASS I-B, CLASS I-C, CLASS I-D, CLASS II-B AND CLASS II-C CERTIFICATES WILL NOT MEET THE REQUIREMENTS OF THE EXEMPTION. ACCORDINGLY, THE CLASS I-B, CLASS I-C, CLASS I-D, CLASS II-B AND CLASS II-C CERTIFICATES SHOULD NOT BE ACQUIRED BY A PLAN.

  Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                               LEGAL INVESTMENT

  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties. Accordingly, all institutions the investment activities of which are subject to legal investment laws and regulations or to review by regulatory authorities should consult with their own legal advisers in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to restrictions on investment. All investors the investment authority of which is subject to legal restrictions, including federally chartered thrift institutions, should consult their own legal advisers to determine whether and to what extent the Offered Certificates will constitute legal investments for them. At the time of their issuance, the Offered Certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. ("SMMEA"). The Office of the Comptroller of the Currency has recently issued regulations effective December 31, 1996 implementing the Riegle Community Development and Regulatory Improvement Act of 1994, which extends SMMEA to certain commercial mortgage related securities rated in one of the two highest rating categories. No assurance is given that the Mortgage Loans will satisfy the requirements for any of the Offered Certificates to qualify in the future as SMMEA eligible securities.

  No representation is made hereby as to the proper characterization of the Offered Certificates for legal investment purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

  All depository institutions considering an investment in the Offered Certificates should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulators), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage securities.

  The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

  There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisers in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") between the Mortgage Loan Seller, FDIC and the Trustee on behalf of the Trust Fund and the Underwriters named below, dated December , 1996, the Trust Fund has agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase equal percentages of each class of Offered Certificates.

  In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates if any are purchased. In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

  There is currently no secondary market for the Offered Certificates. The Underwriters, either directly or through their affiliates, intend to make a secondary market in the Offered Certificates, but none of the Underwriters has any obligation to do so. There can be no assurance that an active secondary market for any of the Offered Certificates will develop or that any such market, if established, will continue.

  The Underwriters propose to offer each class of the Offered Certificates in part directly to purchasers at the initial public offering prices set forth on the cover page of this Prospectus, and in part to certain securities dealers at such prices less the concessions set forth below for each such class. The Underwriters may allow, and such dealers may reallow, concessions not in excess of the amount set forth below for each such class. After the Offered Certificates are released for sale to the public, the public offering prices and other selling terms may be changed by the Underwriters.

                                                          SELLING
                                                        CONCESSIONS REALLOWANCES
                                                        ----------- ------------
Class I-A..............................................
Class I-B..............................................
Class I-C..............................................
Class I-D..............................................
Class II-A.............................................
Class II-B.............................................
Class II-C.............................................

  Llama Company L.P. and M.R. Beal & Company will act as members of a selling group and will have a limited right to sell not more than $20,000,000 of aggregate principal amount of the Class I-A Certificates.

  It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of The Depository Trust Company against payment therefor on or about December 23, 1996 (the "Delivery Date"), which
will be the    business day following the date of pricing of the Offered
Certificates (such settlement cycle being herein referred to as "T+ "). Purchasers of the Offered Certificates should note that trading of the Offered
Certificates on the date of pricing and the next    succeeding business days
may be affected by the T+  settlement.

  The FDIC will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriters may be required to make in respect thereof.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Offered Certificates will be used towards the simultaneous purchase by the Trust Fund of the Mortgage Loans from the Mortgage Loan Seller.

                                 LEGAL MATTERS

  Certain legal matters will be passed upon for the Trust Fund, the Mortgage Loan Seller and the FDIC by the General Counsel of the FDIC and by Hunton & Williams, Richmond, Virginia, and certain legal matters will be passed upon for the Underwriters by Latham & Watkins, New York, New York.

                                    RATINGS

  It is a condition to issuance that the Certificates be rated not lower than the following:

                                                           MOODY'S DUFF & PHELPS
                                                           ------- -------------
   Class I-A..............................................  Aaa         AAA
   Class I-B..............................................  Aa2         AA
   Class I-C..............................................  A2          A
   Class I-D..............................................  Baa2        BBB
   Class II-A.............................................  Aaa         AAA
   Class II-B.............................................  Aa2         AA
   Class II-C.............................................  A2          A-

  A securities rating on mortgage pass-through certificates addresses the likelihood of the receipt by holders thereof of payments to which they are entitled. The rating takes into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream from a particular Sub-Pool is adequate to make payments required under the Corresponding Certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood or frequency of prepayments (whether voluntary or involuntary) on the Mortgage Loans, or the corresponding effect on yield to investors. The ratings do not address the likelihood of Basis Risk Shortfalls, the sufficiency of any Basis Risk Shortfall Amount to cover such shortfall or the corresponding effect on yield to investors.

  There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class and, if so, what such rating or ratings would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested to do so may be lower than the rating assigned thereto by Moody's or Duff & Phelps.

  The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                         INDEX OF PRINCIPAL DEFINITIONS

1996 Lender Liability Act................................................... 121
Accrual Period..............................................................  73
Accrued Interest............................................................  73
ADA......................................................................... 124
Advances....................................................................  18
Appraisal Process...........................................................  37
Appraised Group I Loans.....................................................  11
Appraised Group II Loans....................................................  12
Appraised Loans.............................................................  37
ARM Audit...................................................................  37
ARM Loans...................................................................   8
Asset Pool.................................................................. 125
Assignment of Leases and Rents..............................................  57
Assumed Scheduled Payment...................................................  36
Available Distribution Amount...............................................  75
Available Sub-Pool Coverage Amount..........................................  84
Available Guaranty Amount...................................................  83
Balloon Loan................................................................  36
Balloon Payment.............................................................  36
Basis Risk Shortfall........................................................  78
Basis Risk Support Amount...................................................  78
Basis Risk Support Payments................................................. 131
BIF......................................................................... 104
Cap......................................................................... 129
CERCLA......................................................................  67
Certificate Owner...........................................................  89
Certificate Registrar.......................................................  89
Certificates................................................................   6
Class Balance...............................................................   2
Class Credit Enhancement Percentage.........................................  80
Code........................................................................  22
Collection Account.......................................................... 106
Compensating Interest Payment...............................................  65
Component Reference Rate....................................................  15
Constant Prepayment Rate....................................................  94
Contributions Tax........................................................... 132
Corresponding...............................................................  72
CPR.........................................................................  94
Credit Enhancement Amount...................................................  80
Credit Enhancement Text.....................................................  80
Crime Control Act........................................................... 123
Current Recognition Election................................................ 126
Cut-off Date................................................................   6
Cut-off Date Balance........................................................   8
Cut-off Date LTV Ratio......................................................  53
Cut-off Date Sub-Pool I Balance.............................................  39
Cut-off Date Sub-Pool II Balance............................................  47
Debt Service Reduction......................................................  84
Defect......................................................................  58
Deferred Interest...........................................................  73

Deficient Valuation.........................................................  84
Definitive Offered Certificate..............................................   7
Deleted Mortgage Asset......................................................  60
Delinquent Mortgage Loan....................................................  64
Delinquency Test............................................................  80
Delivery Date............................................................... 138
Deemed Principal Payments................................................... 123
Depository Institutions.....................................................   6
Determination Date..........................................................  72
Direct Participants.........................................................  89
Discounted Mortgage Loan....................................................  74
Disqualifying Condition.....................................................  59
Distributable Interest......................................................  72
Distributable Principal.....................................................  74
Distribution Account........................................................ 109
Distribution Date...........................................................  72
Distribution Date Statement.................................................  86
DTC.........................................................................   7
Due Date....................................................................   8
Due Period..................................................................  72
Duff & Phelps............................................................... 106
Earnings....................................................................  45
Effective Net Mortgage Rate.................................................  73
ERISA....................................................................... 134
ERISA-Restricted Certificates...............................................  24
Escrow Account..............................................................  63
Estimated Net Cash Flow.....................................................  45
Estimated Net Cash Flow Coverage
 Ratio......................................................................  45
Exemption................................................................... 135
Excess Coverage Amount......................................................  84
FASIT....................................................................... 126
FDI Act..................................................................... 104
FDIC........................................................................   6
FFB......................................................................... 105
FHLMC....................................................................... 107
Files.......................................................................  58
Final Database..............................................................  38
Final Scheduled Distribution Date...........................................   2
FIRREA...................................................................... 104
Fitch....................................................................... 135
Fixed Rate Loans............................................................   8
Floor....................................................................... 129
FNMA........................................................................ 107
Foreign Person.............................................................. 133
Foreign Person Certification................................................ 133
FRF......................................................................... 104
FSLIC....................................................................... 104
Funds....................................................................... 104
Garn Act.................................................................... 122

Governor.................................................................... 129
Gross Margin................................................................  47
Group I Loans...............................................................  39
Group II Loans..............................................................  47
Guidelines..................................................................  56
Index.......................................................................  47
Indirect Participants.......................................................  89
Information Date............................................................   7
Initial Database............................................................  37
Initial Guaranty Amount.....................................................  83
Initial Review..............................................................  37
Insurance Proceeds..........................................................  62
Interim Certification.......................................................  58
Junior Lien.................................................................   8
LIBOR.......................................................................  77
LIBOR Adjustment Date.......................................................  77
LIBOR Business Day..........................................................  77
Limited Guaranty............................................................   2
Limited Guaranty Draw Loan..................................................  84
Liquidation Fee.............................................................  64
Liquidation Proceeds........................................................  62
Loans-to-Facilitate.........................................................  56
Lower-Tier REMIC............................................................ 125
Matured Performing ARM Loan.................................................  13
Matured Performing Fixed Rate Loan..........................................  11
Matured Performing Mortgage Loan............................................  36
Maximum Obligation Limitation............................................... 101
Member Institutions......................................................... 104
Modification Fee............................................................  64
Moody's..................................................................... 106
Mortgage....................................................................  36
Mortgage Assets.............................................................  58
Mortgage File...............................................................  57
Mortgage File Sampling......................................................  37
Mortgage Loan Seller........................................................   6
Mortgage Loans..............................................................   1
Mortgage Loan Schedule......................................................  27
Mortgage Note...............................................................  36
Mortgage Pool...............................................................   1
Mortgage Rate...............................................................   8
Mortgage Rate Adjustment Date...............................................  47
Mortgaged Properties........................................................   7
Negative Amortization....................................................... 103
Net Aggregate Prepayment Interest
 Shortfall..................................................................  73
Net Mortgage Rate...........................................................  73
Non-lead Participation File.................................................  58
Nonrecoverable Advance......................................................  83
Notional Amount.............................................................  73
Offered Certificates........................................................  71

OID......................................................................... 125
OID Regulations............................................................. 125
Optimal Wind-Down Date......................................................  65
P&I Advance.................................................................  17
P&I Advance Date............................................................  62
Participants................................................................   7
Parties in Interest......................................................... 134
Pass-Through Rate...........................................................   2
Payment Adjustment Date.....................................................  48
Percentage Interest.........................................................  72
Periodic Reports............................................................  32
Permitted Investments....................................................... 107
Plan........................................................................  23
Pooling and Servicing Agreement.............................................  71
Prepayment Interest Excess..................................................  73
Prepayment Interest Shortfall...............................................  73
Prepayment Period...........................................................  72
Pricing Prepayment Assumptions.............................................. 122
Principal Prepayments.......................................................  74
Prohibited Transactions Tax................................................. 132
PTE......................................................................... 136
Purchase Price..............................................................  59
Rating Agencies.............................................................  24
Realized Loss...............................................................  84
Regular Certificates........................................................ 125
Related Proceeds............................................................  83
Relief Act.................................................................. 123
REIT........................................................................ 125
REMIC.......................................................................  22
REMIC Regulations........................................................... 125
REO Account................................................................. 106
REO Loan....................................................................  16
REO Property................................................................  62
REO Tax..................................................................... 133
Required Percentages........................................................  80
Residual Certificates....................................................... 121
Resolution Fee..............................................................  64
RICO........................................................................ 121
SAIF........................................................................ 104
Scheduled Payments..........................................................   8
Scheduled Principal Balance.................................................  74
Scheduled Principal Payments................................................  74
Senior Certificates......................................................... 135
Service..................................................................... 125
Servicer....................................................................  62
Servicing Advance...........................................................  17
Servicing Fee...............................................................  64
Servicing Fee Rate..........................................................  64
Servicing Standard..........................................................  61
Settlement Date.............................................................   7

Single Rate VRDI Certificates............................................... 129
SMMEA....................................................................... 137
Special Servicer............................................................   6
Standard & Poor's........................................................... 135
Stated Principal Balance....................................................  74
Stripped Interest Certificates..............................................   6
Subordinated Percentage Amount..............................................  80
Sub-Pool I..................................................................   8
Sub-Pool II.................................................................   8
Sub-Pool I Certificates.....................................................  71
Sub-Pool II Certificates....................................................  71
Sub-Servicer................................................................  63
Sub-Servicing Agreement.....................................................  63
Substitute Mortgage Loan....................................................  60
The Wall Street Journal Prime Rate..........................................  63
Thrift Institution.......................................................... 125
TIN......................................................................... 133
Trustee.....................................................................   6
Trust Fund..................................................................   6
Trust REMIC................................................................. 125
UCC......................................................................... 114
Uncovered Portion...........................................................  85
Underwriting Agreement...................................................... 138
Unfunded Basis Risk Shortfall...............................................  33
Upper-Tier REMIC............................................................ 125
Variable Rate Certificate................................................... 128
VRDIs....................................................................... 128
WAM......................................................................... 127
Weighted Average Effective Net Mortgage Rate................................  73
Weighted Average Life.......................................................  22

                     FEDERAL DEPOSIT INSURANCE CORPORATION

                              BANK INSURANCE FUND

                                     INDEX

AUDITED FINANCIAL STATEMENTS

Reports of Independent Public Accountants.....................         F-2, F-3
Statements of Income and the Fund Balance (Deficit) for the
 years ended December 31, 1995, 1994 and 1993.................              F-4
Statements of Financial Position as of December 31, 1995 and
 1994.........................................................              F-5
Statements of Cash Flows for the years ended December 31,
 1995, 1994 and 1993..........................................              F-6
Notes to Financial Statements................................. F-7 through F-23

INTERIM UNAUDITED FINANCIAL STATEMENTS

Statements of Financial Position as of September 30, 1996
 (unaudited), December 31, 1995 and September 30, 1995
 (unaudited)..................................................             F-24
Statements of Income and Fund Balance for the nine months
 ended September 30, 1996 (unaudited), for the year ended
 December 31, 1995 and for the nine months ended September 30,
 1995 (unaudited).............................................             F-25
Statements of Cash Flows for the nine months ended September
 30, 1996 (unaudited), for the year ended December 31, 1995
 and for the nine months ended September 30, 1995
 (unaudited)..................................................             F-26
Notes to Financial Statements (unaudited).....................             F-27

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of the
Federal Deposit Insurance Corporation

  In our opinion, the statements of income and fund balance (deficit) and cash flows of the Bank Insurance Fund of the Federal Deposit Insurance Corporation
(FDIC) appearing on pages F-4 through F-27 present fairly, in all material respects, the results of operations and cash flows for the period ended December 31, 1993, in conformity with generally accepted accounting principles. These financial statements are the responsibility of FDIC's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. We have not audited the financial statements of the Bank Insurance Fund of the Federal Deposit Insurance Corporation for any period subsequent to December 31, 1993.

                                          Price Waterhouse LLP

Price Waterhouse LLP
Washington, D.C.
June 30, 1994

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Federal Deposit Insurance Corporation

  We have audited the accompanying statements of financial position of the Federal Deposit Insurance Corporation's Bank Insurance Fund (the "Fund") as of December 31, 1995 and 1994, and the related statements of income and the fund balance and cash flows for the years then ended. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Fund as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Washington, D.C.
May 2, 1996

                     FEDERAL DEPOSIT INSURANCE CORPORATION

         BANK INSURANCE FUND STATEMENTS OF INCOME AND THE FUND BALANCE
                              DOLLARS IN THOUSANDS

                                           FOR THE YEAR ENDED DECEMBER 31
                                         -------------------------------------
                                            1995         1994         1993
                                         -----------  -----------  -----------
REVENUE
Assessments (Note 11)..................  $ 2,906,943  $ 5,590,644  $ 5,784,277
Interest on U.S. Treasury investments..    1,068,395      521,473      165,130
Revenue from corporate owned assets....       58,585      140,821      258,858
Other revenue..........................       55,176      214,086      222,536
                                         -----------  -----------  -----------
  Total Revenue........................    4,089,099    6,467,024    6,430,801
                                         -----------  -----------  -----------
EXPENSES AND LOSSES
Operating expenses.....................      470,625      423,196      388,464
Provision for insurance losses (Note
 10)...................................      (33,167)  (2,873,419)  (7,677,400)
Corporate owned asset expenses.........       73,599      137,632      190,641
Interest and other insurance expenses
 (Note 18).............................      (27,874)      53,493      306,861
                                         -----------  -----------  -----------
  Total Expenses and Losses............      483,183   (2,259,098)  (6,791,434)
                                         -----------  -----------  -----------
Net Income.............................    3,605,916    8,726,122   13,222,235
                                         -----------  -----------  -----------
Fund Balance--Beginning................   21,847,782   13,121,660     (100,575)
                                         -----------  -----------  -----------
Fund Balance--Ending...................  $25,453,698  $21,847,782  $13,121,660
                                         ===========  ===========  ===========


   The accompanying notes are an integral part of these financial statements.

                     FEDERAL DEPOSIT INSURANCE CORPORATION

              BANK INSURANCE FUND STATEMENTS OF FINANCIAL POSITION
                              DOLLARS IN THOUSANDS

                                                              DECEMBER 31
                                                        -----------------------
                                                           1995        1994
                                                        ----------- -----------
                        ASSETS
Cash and cash equivalents (Note 3)..................... $   531,308 $ 1,621,456
Investment in U.S. Treasury obligations, net (Note 4)
 (market value of investments at 12-31-95 and 12-31-94
 was $20.9 billion and $12.5 billion, respectively.)...  20,762,046  12,896,856
Interest receivable on investments and other assets,
 net...................................................     406,804     260,702
Receivables from bank resolutions, net (Note 5)........   4,143,040   8,190,492
Investment in corporate owned assets, net (Note 6).....     180,293     242,628
Property and buildings, net (Note 7)...................     151,740     155,079
                                                        ----------- -----------
    Total Assets....................................... $26,175,231 $23,367,213
                                                        =========== ===========
           LIABILITIES AND THE FUND BALANCE
Accounts payable and other liabilities................. $   192,744 $   256,197
Liabilities incurred from bank resolutions (Note 8)....      31,882      81,945
Estimated Liabilities for: (Notes 9 and 10)
  Anticipated failure of insured institutions..........     279,000     875,000
  Assistance agreements................................      55,941     163,164
  Asset securitization guarantee.......................     126,151     128,417
  Litigation losses....................................      35,815      14,708
                                                        ----------- -----------
    Total Liabilities..................................     721,533   1,519,431
                                                        ----------- -----------
Commitments and contingencies (Notes 14 and 15)
Fund Balance...........................................  25,453,698  21,847,782
                                                        ----------- -----------
    Total Liabilities and the Fund Balance............. $26,175,231 $23,367,213
                                                        =========== ===========


   The accompanying notes are an integral part of these financial statements.

                     FEDERAL DEPOSIT INSURANCE CORPORATION

                  BANK INSURANCE FUND STATEMENTS OF CASH FLOWS
                              DOLLARS IN THOUSANDS

                                          FOR THE YEAR ENDED DECEMBER 31
                                       ---------------------------------------
                                           1995         1994          1993
                                       ------------  -----------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Cash provided from:
  Assessments........................  $  2,796,114  $ 5,709,912  $  5,789,779
  Interest on U.S. Treasury invest-
   ments.............................       875,226      458,606       160,697
  Recoveries from bank resolutions...     5,059,751    5,336,125     8,739,202
  Recoveries from corporate owned as-
   sets..............................       211,691      694,401     1,241,305
  Miscellaneous receipts.............        36,084       22,337        32,927
Cash used for:
  Operating expenses.................      (442,101)    (485,963)     (538,081)
  Interest paid on liabilities from
   bank resolutions..................             0            0      (169,872)
  Disbursements for bank resolu-
   tions.............................    (1,596,391)  (2,791,417)   (4,198,035)
  Disbursements for corporate owned
   assets............................      (159,299)    (173,601)     (368,564)
  Miscellaneous disbursements........       (23,929)        (658)      (15,779)
                                       ------------  -----------  ------------
Net Cash Provided by Operating Activ-
 ities (Note 17).....................     6,757,146    8,769,742    10,673,579
                                       ------------  -----------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES
Cash provided from:
  Maturity of U.S. Treasury obliga-
   tions.............................     3,830,000      800,000     1,700,000
Cash used for:
  Purchase of U.S. Treasury obliga-
   tions.............................   (11,675,925)  (8,431,525)   (5,322,969)
                                       ------------  -----------  ------------
Net Cash Used by Investing Activi-
 ties................................    (7,845,925)  (7,631,525)   (3,622,969)
                                       ------------  -----------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES
Cash used for:
  Repayments of indebtedness from
   bank resolutions..................        (1,369)           0   (10,160,000)
                                       ------------  -----------  ------------
Net Cash Used by Financing Activi-
 ties................................        (1,369)           0   (10,160,000)
                                       ------------  -----------  ------------
Net (Decrease) Increase in Cash and
 Cash Equivalents....................    (1,090,148)   1,138,217    (3,109,390)
                                       ------------  -----------  ------------
Cash and Cash Equivalents--Begin-
 ning................................     1,621,456      483,239     3,592,629
                                       ------------  -----------  ------------
Cash and Cash Equivalents--Ending....  $    531,308  $ 1,621,456  $    483,239
                                       ============  ===========  ============


   The accompanying notes are an integral part of these financial statements.

                              BANK INSURANCE FUND

                         NOTES TO FINANCIAL STATEMENTS

1. LEGISLATIVE HISTORY AND OPERATIONS OF THE BANK INSURANCE FUND

 Legislative History

  The U.S. Congress created the Federal Deposit Insurance Corporation (FDIC) through enactment of the Banking Act of 1933. The FDIC was created to restore and maintain public confidence in the nation's banking system.

  More recently, the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA) was enacted to reform, recapitalize and consolidate the federal deposit insurance system. The FIRREA created the Bank Insurance Fund
(BIF), the Savings Association Insurance Fund (SAIF) and the FSLIC Resolution Fund (FRF). It also designated the FDIC as the administrator of these three funds. All three funds are maintained separately to carry out their respective mandates.

  Pursuant to FIRREA, an active institution's insurance fund membership and primary federal supervisor are generally determined by the institution's charter type. Deposits of BIF-member institutions are mostly insured by the BIF; BIF members are predominantly commercial and savings banks supervised by the FDIC, the Office of the Comptroller of the Currency, or the Federal Reserve. Deposits of SAIF-member institutions are mostly insured by the SAIF; SAIF members are predominantly thrifts supervised by the Office of Thrift Supervision (OTS). The Oakar amendment to the Federal Deposit Insurance Act (FDI Act) allows BIF and SAIF members to acquire deposits insured by the other insurance fund without changing insurance fund coverage for the acquired deposits.

  The FRF is responsible for winding up the affairs of the former Federal Savings and Loan Insurance Corporation (FSLIC).

  Other significant legislation includes the Omnibus Budget Reconciliation Act of 1990 (1990 OBR Act) and the Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA). These acts made changes to the FDIC's assessment authority (see Note 11) and borrowing authority (see "Operations of the BIF" in a following section). The FDICIA also requires the FDIC to: 1) resolve troubled institutions in a manner that will result in the least possible cost to the deposit insurance funds; 2) provide a schedule for bringing the reserves in the insurance funds to 1.25 percent of insured deposits; and 3) upon recapitalization, maintain the insurance funds at 1.25 percent of insured deposits or a higher percentage as circumstances warrant.

 Recent Legislative Proposals

  Recent proposed legislation would, if signed into law, affect the BIF in the following ways: 1) BIF-members would be required to share the interest costs of Financing Corporation (FICO) debt on a proportional basis with SAIF-members; 2) if the BIF's capitalization level exceeds the designated reserve ratio (currently 1.25 percent), FDIC would be required to refund such excess up to the amount of the BIF-members' most recent semi-annual assessment; and
3) if the thrift charter is eliminated by January 1, 1998, the BIF and the SAIF would be merged on that date. There would be a separate assessment to fund the BIF-members' share of the FICO interest costs, and therefore such interest costs would not affect regular assessments or the fund balance. Legislative proposals are subject to change as part of the normal legislative process; therefore, it is uncertain what provisions the proposed law, if enacted, will ultimately include.

  See also Note 19 which addresses subsequent events.

  The FICO, established under the Competitive Equality Banking Act of 1987, is a mixed-ownership government corporation whose sole purpose was to function as a financing vehicle for the FSLIC.

                              BANK INSURANCE FUND

 Operations of the BIF

  The primary purpose of the BIF is to: 1) insure the deposits and protect the depositors of BIF-insured banks and 2) finance the resolution of failed banks, including managing and liquidating their assets. In addition, the FDIC, acting on behalf of the BIF, examines state-chartered banks that are not members of the Federal Reserve System and provides and monitors assistance to troubled banks.

  The BIF is primarily funded from the following sources: 1) BIF assessment premiums; 2) interest earned on investments in U.S. Treasury obligations; 3) income earned on and funds received from the management and disposition of assets acquired from failed banks; and 4) U.S. Treasury and Federal Financing Bank (FFB) borrowings, if necessary.

  The 1990 OBR Act established the FDIC's authority to borrow working capital from the FFB on behalf of the BIF and the SAIF. The FDICIA increased the FDIC's authority to borrow for insurance losses from the U.S. Treasury, on behalf of the BIF and the SAIF, from $5 billion to $30 billion.

  The FDICIA also established a limitation on obligations that can be incurred by the BIF known as the maximum obligation limitation (MOL). Under the MOL, the BIF cannot incur any additional obligation if its total obligations exceed the sum of: 1) the BIF's cash and cash equivalents; 2) 90 percent of the fair market value of the BIF's other assets; and 3) the total amount authorized to be borrowed from the U.S. Treasury, excluding FFB borrowings. For purposes of calculating the MOL, the FDIC's total U.S. Treasury borrowing authority was allocated between the BIF and the SAIF based on the ratio of each fund's insured deposits to total insured deposits. At December 31, 1995, the MOL for the BIF was $47 billion.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 General

  These financial statements pertain to the financial position, results of operations and cash flows of the BIF and are presented in accordance with generally accepted accounting principles (GAAP). These statements do not include reporting for assets and liabilities of closed banks for which the BIF acts as receiver or liquidating agent. Periodic and final accountability reports of the BIF's activities as receiver or liquidating agent are furnished to courts, supervisory authorities and others as required.

 Use of Estimates

  The preparation of the BIF's financial statements in conformity with generally accepted accounting principles requires FDIC management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates. Where it is reasonably possible that changes in estimates will cause a material change in the financial statements in the near term, the nature and extent of such changes in estimates have been disclosed in the financial statements.

 U.S. Treasury Obligations

  Securities are intended to be held to maturity and are shown at book value. Book value is the face value of securities plus the unamortized premium or less the unamortized discount. Amortizations are computed on a daily basis from the date of acquisition to the date of maturity. Interest is calculated on a daily basis and recorded monthly using the effective interest method.

 Allowance for Losses on Receivables from Bank Resolutions and Investment in Corporate Owned Assets

  The BIF records as a receivable the amounts advanced and/or obligations incurred for assisting and closing banks. The BIF also records as an asset the amounts advanced for investment in corporate owned assets. Any

                              BANK INSURANCE FUND
related allowance for loss represents the difference between the funds advanced and/or obligations incurred and the expected repayment. The latter is based on the estimated cash recoveries from the assets of assisted or failed banks, net of all estimated liquidation costs. Estimated cash recoveries also include dividends and gains on sales from equity instruments acquired in resolution transactions.

 Escrowed Funds from Resolution Transactions

  In various resolution transactions, the BIF paid the acquirer the difference between failed bank liabilities assumed and assets purchased, plus or minus any premium or discount. The BIF considered the amount of the deduction for assets purchased to be funds held on behalf of the receivership (an obligation). The funds remained in escrow and accrued interest until such time as the receivership used the funds to: 1) repurchase assets under asset putback options; 2) pay preferred and secured claims; 3) pay receivership expenses; or 4) pay dividends.

  The FDIC policy of holding escrowed funds was terminated during 1994. The BIF continues to pay the acquirer of the failed bank the difference between liabilities assumed and assets purchased, plus or minus any premium or discount. The BIF then pays the receivership for the assets purchased by the assuming institution, plus or minus the premium or discount paid.

 Litigation Losses

  The BIF accrues, as a charge to current period operations, an estimate of probable losses from litigation against the BIF in both its corporate and receivership capacities. The FDIC's Legal Division recommends these estimates on a case-by-case basis. The litigation loss estimates related to receiverships are included in the allowance for losses for receivables from bank resolutions.

 Receivership Administration

  The FDIC is responsible for controlling and disposing of the assets of failed institutions in an orderly and efficient manner. The assets, and the claims against them, are accounted for separately to ensure that liquidation proceeds are distributed in accordance with applicable laws and regulations. Also, the income and expenses attributable to receiverships are accounted for as transactions of those receiverships. Liquidation expenses incurred by the BIF on behalf of the receiverships are recovered from those receiverships.

 Cost Allocations Among Funds

  Certain operating expenses (including personnel, administrative and other indirect expenses) not directly charged to each fund under the FDIC's management are allocated on the basis of the relative degree to which the operating expenses were incurred by the funds. The cost of furniture, fixtures and equipment purchased by the FDIC on behalf of the three funds under its administration is allocated among these funds on a pro rata basis. The BIF expenses its share of these allocated costs at the time of acquisition because of their immaterial amounts.

 Postretirement Benefits Other Than Pensions

  The FDIC established an entity to provide the accounting and administration of postretirement benefits on behalf of the BIF, the SAIF, the FRF and the Resolution Trust Corporation (RTC). The BIF funds its liabilities for these benefits directly to the entity.

 Disclosure about Recent Financial Accounting Standards Board Pronouncements

  In May 1993, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan," to be adopted for fiscal years beginning after December 15, 1994. While FDIC adopted SFAS No. 114, most of the BIF assets are specifically outside the scope of this pronouncement. These assets do not meet the definition of a loan within the meaning of

                              BANK INSURANCE FUND
the statement or are valued through alternative methods. Any assets subject to SFAS No. 114 are immaterial either because of insignificant book value or because any potential adjustment to the carrying value as a result of applying Statement No. 114 would be immaterial.

  The FASB issued SFAS No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures," in October 1994, to be adopted for fiscal years beginning after December 15, 1994. This statement is an amendment to SFAS No. 114 and was adopted by the FDIC this year.

  Other recent pronouncements issued by the FASB have been adopted or are either not applicable or not material to the financial statements.

 Depreciation

  The FDIC has designated the BIF administrator of facilities owned and used in its operations. Consequently, the BIF includes the cost of these facilities in its financial statements and provides the necessary funding for them. The BIF charges other funds sharing the facilities a rental fee representing an allocated share of its annual depreciation expense.

  The Washington, D.C., office buildings and the L. William Seidman Center in Arlington, Virginia, are depreciated on a straight-line basis over a 50-year estimated life. The San Francisco condominium offices are depreciated on a straight-line basis over a 35-year estimated life.

 Related Parties

  The nature of related parties and a description of related party transactions are disclosed throughout the financial statements and footnotes.

 Reclassifications

  Reclassifications have been made in the 1994 and 1993 financial statements to conform to the presentation used in 1995.

3. CASH AND CASH EQUIVALENTS

  The BIF considers cash equivalents to be short-term, highly liquid investments with original maturities of three months or less. In 1995, cash restrictions included $10 million for health insurance payable and $274 thousand for funds held in trust. In 1994, cash restrictions included $7.4 million for health insurance payable and $737 thousand for funds held in trust.

                              BANK INSURANCE FUND

4. INVESTMENT IN U.S. TREASURY OBLIGATIONS, NET

  All cash received by the BIF is invested in U.S. Treasury obligations unless the cash is: 1) used to defray operating expenses; 2) used for outlays related to assistance to banks and liquidation activities; or 3) invested in cash equivalents.

                U.S. TREASURY OBLIGATIONS AT DECEMBER 31, 1995

                           YIELD               UNREALIZED UNREALIZED
                             AT       BOOK      HOLDING    HOLDING     MARKET       FACE
        MATURITY          PURCHASE    VALUE      GAINS      LOSSES      VALUE       VALUE
        --------          -------- ----------- ---------- ---------- ----------- -----------
                                                 DOLLARS IN THOUSANDS
Less than one year (a)..    5.53%  $ 6,750,414  $ 19,934   $ (5,262) $ 6,765,086 $ 6,750,000
1-3 years...............    5.88%   12,318,436   147,762    (24,776)  12,441,422  12,350,000
3-5 years...............    5.59%    1,693,196    15,613          0    1,708,809   1,690,000
                                   -----------  --------   --------  ----------- -----------
  Total.................           $20,762,046  $183,309   $(30,038) $20,915,317 $20,790,000
                                   ===========  ========   ========  =========== ===========

--------
(a) Includes a $400 million Treasury note which matured on Sunday, December 31, 1995. Settlement occurred on the next business day, January 2, 1996.

                U.S. TREASURY OBLIGATIONS AT DECEMBER 31, 1994

                          YIELD               UNREALIZED UNREALIZED
                            AT       BOOK      HOLDING    HOLDING      MARKET       FACE
        MATURITY         PURCHASE    VALUE      GAINS      LOSSES       VALUE       VALUE
        --------         -------- ----------- ---------- ----------  ----------- -----------
                                                DOLLARS IN THOUSANDS
Less than one year......   4.83%  $ 3,821,758    $ 0     $ (46,627)  $ 3,775,131 $ 3,830,000
1-3 years...............   5.37%    8,034,591      0      (271,169)    7,763,422   8,000,000
3-5 years...............   4.72%    1,040,507      0       (94,945)      945,562   1,000,000
                                  -----------    ---     ---------   ----------- -----------
  Total.................          $12,896,856    $ 0     $(412,741)  $12,484,115 $12,830,000
                                  ===========    ===     =========   =========== ===========

  In 1995, the unamortized discount, net of unamoritized premium, was $28 million. In 1994, the unamortized premium, net of unamortized discount, was $66.9 million.

5. RECEIVABLES FROM BANK RESOLUTIONS, NET

  The FDIC resolution process results in different types of transactions depending on the unique facts and circumstances surrounding each failing or failed institution. Payments to prevent a failure are made to operating institutions when cost and other criteria are met. Such payments may facilitate a merger or allow a troubled institution to continue operations. Payments for institutions that fail are made to cover insured depositors' claims and represent a claim against the receiverships' assets.

  The FDIC, as receiver for failed banks, engages in a variety of strategies at the time of failure to maximize the return from the sale or disposition of assets and to minimize realized losses. A failed bank acquirer can purchase selected assets at the time of resolution and assume full ownership, benefit and risk related to such assets. In certain cases, the receiver offers a period of time when an acquirer can sell assets back to the receivership at a specified value (i.e., an asset "putback" option). The receiver can also enter into a loss-sharing arrangement with an acquirer whereby, for specified assets and in accordance with individual contract terms, the two parties share in credit losses and certain qualifying expenses. These arrangements typically direct that the receiver pay to the acquirer a specified percentage of the losses triggered by the charge-off of assets covered by

                              BANK INSURANCE FUND
the terms of the loss-sharing agreement. The receiver absorbs the majority of the losses incurred and shares in the acquirer's future recoveries of previously charged-off assets. Failed bank assets also can be retained by the receiver to either be managed and disposed of by FDIC liquidation staff or by contracted private-sector servicers with oversight from the FDIC.

  As stated in Note 2, the allowance for losses on receivables from bank resolutions represents the difference between amounts advanced and/or obligations incurred and the expected repayment. This is based upon the estimated cash recoveries from the management and disposition of the assets of the assisted or failed bank, net of all estimated liquidation costs.

  As of December 31, 1995 and 1994, the BIF, in its receivership capacity, held assets with a book value of $10 billion and $18.3 billion, respectively. The estimated cash recoveries from the sale of these assets (excluding cash and miscellaneous receivables of $2.1 billion at December 31, 1995 and $4.2 billion at December 31, 1994) are regularly evaluated, but remain subject to uncertainties because of changing economic conditions. These factors could affect the claimants' (including the BIF's) actual recoveries from the level currently estimated.

                    RECEIVABLES FROM BANK RESOLUTIONS, NET

                                                            DECEMBER 31
                                                     --------------------------
                                                         1995          1994
                                                     ------------  ------------
                                                       DOLLARS IN THOUSANDS
   ASSETS FROM OPEN BANK ASSISTANCE:
   Redeemable preferred stock/warrants.............. $     23,500  $    993,500
   Subordinated debt instruments....................      100,000       119,500
   Notes receivable.................................        3,222        22,037
   Other open bank assistance.......................       29,761        29,773
   Deferred settlement..............................            0       229,525
   Interest receivable..............................        1,517         1,921
   Allowance for losses (Note 10)...................      (57,405)   (1,155,680)
                                                     ------------  ------------
                                                          100,595       240,576
                                                     ------------  ------------
   RECEIVABLES FROM CLOSED BANKS:
   Loans and related assets.........................    1,525,295     1,528,443
   Resolution transactions..........................   23,512,531    28,736,839
   Capital instruments..............................       25,000        25,000
   Depositors' claims unpaid........................       10,339        13,561
   Allowance for losses (Note 10)...................  (21,030,720)  (22,353,927)
                                                     ------------  ------------
                                                        4,042,445     7,949,916
                                                     ------------  ------------
     Total.......................................... $  4,143,040  $  8,190,492
                                                     ============  ============

                              BANK INSURANCE FUND

6. INVESTMENT IN CORPORATE OWNED ASSETS, NET

  The BIF acquires assets in certain troubled and failed bank cases by either purchasing an institution's assets outright or purchasing the assets under the terms specified in each resolution agreement. In addition, the BIF can purchase assets remaining in a receivership to facilitate termination. The majority of corporate owned assets are real estate and mortgage loans. The BIF recognizes income and expenses on these assets. Income consists primarily of the portion of collections on performing mortgages related to interest earned. Expenses are recognized for administering the management and liquidation of these assets.

                   INVESTMENT IN CORPORATE OWNED ASSETS, NET

                                                              DECEMBER 31
                                                         ----------------------
                                                            1995        1994
                                                         ----------  ----------
                                                         DOLLARS IN THOUSANDS
   Investment in corporate owned assets................. $  939,756  $  902,304
   Allowance for losses (Note 10).......................   (759,463)   (659,676)
                                                         ----------  ----------
     Total.............................................. $  180,293  $  242,628
                                                         ==========  ==========

7. PROPERTY AND BUILDINGS, NET

                                                             DECEMBER 31
                                                        ----------------------
                                                           1995        1994
                                                        ----------  ----------
                                                        DOLLARS IN THOUSANDS
   Land................................................ $   29,631  $   29,631
   Office buildings....................................    151,442     151,442
   Accumulated depreciation............................    (29,333)    (25,994)
                                                        ----------  ----------
     Total............................................. $  151,740  $  155,079
                                                        ==========  ==========

8. LIABILITIES INCURRED FROM BANK RESOLUTIONS

  The FDIC can enter into different types of resolution transactions depending on the unique facts and circumstances surrounding each failing or failed institution. The BIF can assume certain liabilities that require future payments over a specified period of time.

                  LIABILITIES INCURRED FROM BANK RESOLUTIONS

                                                             DECEMBER 31
                                                        ---------------------
                                                           1995       1994
                                                        ---------- ----------
                                                        DOLLARS IN THOUSANDS
   Escrowed funds from resolution transactions (Note
    2)................................................. $        0 $   54,410
   Funds held in trust.................................        274        737
   Depositors' claims unpaid...........................     10,339     13,561
   Note indebtedness...................................          0      1,389
   Interest payable/other liabilities..................     21,269     11,848
                                                        ---------- ----------
     Total............................................. $   31,882 $   81,945
                                                        ========== ==========

  The BIF's liabilities incurred from bank resolutions of $32 million are considered current liabilities.

                              BANK INSURANCE FUND

9. ESTIMATED LIABILITIES FOR:

 Anticipated Failure of Insured Institutions

  The BIF records an estimated loss for banks that have not yet failed but have been identified by the regulatory process as likely (probable) to fail within the foreseeable future as a result of regulatory insolvency (equity less than two percent of assets). This includes banks that were solvent at year-end, but that have adverse financial trends and, absent some favorable event (such as obtaining additional capital or merging), are likely to fail in the future. The FDIC relies on this finding regarding regulatory insolvency as the determining factor in defining the existence of the "accountable event" that triggers loss recognition under GAAP.

  The FDIC cannot predict the precise timing and cost of bank failures. An estimated liability and a corresponding reduction in the fund balance are recorded in the period when the liability is deemed probable and reasonably estimable. It should be noted, however, that future assessment revenues will be available to the BIF to recover some or all of these losses and that their amounts have not been reflected as a reduction in the losses.

  The estimated liabilities for anticipated failure of insured institutions as of December 31, 1995 and 1994, were $279 million and $875 million, respectively. The estimated liability is derived in part from estimates of recoveries from the sale of the assets of these probable bank failures. As such, they are subject to the same uncertainties as those affecting the BIF's receivables from bank resolutions (see Note 5). This could affect the ultimate costs to the BIF from probable bank failures.

  The FDIC estimates that banks with combined assets of approximately $2 billion may fail in 1996 and 1997, and the BIF has recognized a loss of $279 million for those failures considered probable. The level of bank failures during 1996 and 1997 may vary from this estimate with additional losses reasonably possible ranging up to $70 million. The further into the future projections of bank failures are made, the greater the uncertainty of banks failing and the magnitude of the loss associated with those failures. The accuracy of these estimates will largely depend on future economic conditions.

 Assistance Agreements

  The estimated liabilities for assistance agreements resulted from several large transactions where problem assets were purchased by an acquiring institution under an agreement that calls for the FDIC to absorb credit losses and to pay related costs for funding and asset administration plus an incentive fee.

 Asset Securitization Guarantee

  As part of the FDIC's efforts to maximize the return from the failed bank assets and minimize losses from bank resolutions, the FDIC entered into its first securitization transaction in August 1994. The securitization transaction was accomplished through the creation of a real estate mortgage investment conduit (REMIC), a trust, that purchases the loans to be securitized from one or more institutions for which the FDIC acts as a receiver or purchases loans owned by the Corporation. The loans in the trust are pooled and stratified and the resulting cash flow is directed into a number of different classes of pass-through certificates. The regular pass-through certificates are sold to the public through licensed brokerage houses. The largest contributing receivership retains residual pass-through certificates, which are entitled to any remaining cash flows from the trust after obligations to regular pass-through holders have been met.

  To increase the likelihood of full and timely distributions of interest and principal to the holders of the regular pass-through certificates, and thus the marketability of such certificates, the BIF agreed to provide a credit enhancement through a limited guarantee to cover future credit losses with respect to the loans underlying the certificates. The FDIC securitization involved the following structure: 1) approximately 1,800 performing commercial mortgages from nearly 200 failed banks were sold to a REMIC (FDIC REMIC Trust 1994 C-1);

                              BANK INSURANCE FUND

2) the REMIC in turn sold approximately $759 million in 11 classes of securities backed by the commercial mortgages; and 3) the investors received a limited guarantee backed by the BIF covering credit losses and other shortfalls due to credit defaults up to a maximum of $248 million.

  In exchange for backing the limited guarantee, the BIF received REMIC securities and a portion of the proceeds from the sale of the commercial mortgages. The net present value (NPV) of the assets received was priced to equal the NPV of the expected exposure under the guarantee so that the BIF neither profits nor suffers a loss as a result of the limited guarantee.

  At December 31, 1995, the BIF has a liability of $126 million under the guarantee and assets of $126 million representing the REMIC securities and the portion of the mortgage sales proceeds received. At December 31, 1994, the BIF liability for the guarantee was $128 million and assets were $128 million.

  Cash receipts from the REMIC securities and mortgages sales proceeds received are $12.9 million and $5.3 million during 1995 and 1994, respectively, and are reflected in the Statement of Cash Flows as "Miscellaneous receipts." Cash payments of guarantee claims are $2.4 million inception-to-date and are reflected in the Statement of Cash Flows as "Miscellaneous disbursements." Income related to the REMIC securities was $183 thousand and $28 thousand at December 31, 1995 and 1994, respectively, and is presented as "Other revenue." The following chart summarizes the BIF's remaining obligation under the guarantee.

                        ASSET SECURITIZATION GUARANTEE

                                                       GUARANTEE     MAXIMUM
                                                      CLAIMS PAID   REMAINING
                                            MAXIMUM     THROUGH     OBLIGATION
                                           OBLIGATION DECEMBER 31 AT DECEMBER 31
                                           ---------- ----------- --------------
                                                   DOLLARS IN THOUSANDS
   1995...................................  $247,748    $2,429       $245,319
   1994...................................  $247,748    $    0       $247,748

 Litigation Losses

  The BIF records an estimated loss for unresolved legal cases to the extent those losses are considered to be probable in occurrence and reasonably estimable in amount. In addition, the FDIC's Legal Division has determined that losses from unresolved legal cases totaling $406 million are reasonably possible. This includes $12 million in losses for the BIF in its corporate capacity and $394 million in losses for the BIF in its receivership capacity (see Note 2).

10. ANALYSIS OF CHANGES IN ALLOWANCE FOR LOSSES AND ESTIMATED LIABILITIES

  Provision for insurance losses includes the estimated losses for bank resolutions that occurred during the year for which an estimated loss was not established and loss adjustments for bank resolutions that occurred in prior years. It also includes an estimated loss for banks that have not yet failed but have been identified by the regulatory process as likely to fail (see Note
9). These are referred to as estimated liabilities for anticipated failure of insured institutions.

  In the following charts, transfers include reclassifications from "Estimated Liabilities for: Anticipated failure of insured institutions" to "Closed banks." Terminations represent final adjustments to the estimated cost figures for those bank resolutions that were completed and the operations of the receivership ended.

                              BANK INSURANCE FUND

  ANALYSIS OF CHANGES IN ALLOWANCE FOR LOSSES AND ESTIMATED LIABILITIES--1995

                                       PROVISION FOR
                                     INSURANCE LOSSES
                          BEGINNING --------------------           ADJUSTMENTS/  ENDING
                           BALANCE  CURRENT PRIOR         NET CASH  TRANSFERS/  BALANCE
                          01/01/95   YEAR   YEARS  TOTAL  PAYMENTS TERMINATIONS 12/31/95
                          --------- ------- -----  -----  -------- ------------ --------
                                              DOLLARS IN MILLIONS
ALLOWANCE FOR LOSSES:
Open bank assistance....   $ 1,156   $  0   $(140) $(140)  $   0     $  (959)   $    57
Corporate owned assets..       660      0      99     99       0           0        759
Closed banks............    22,354    (52)    464    412       0      (1,735)    21,031
                           -------   ----   -----  -----   -----     -------    -------
  Total Allowance for
   Losses...............    24,170    (52)    423    371       0      (2,694)    21,847
                           =======   ====   =====  =====   =====     =======    =======
ESTIMATED LIABILITIES
 FOR:
Anticipated failure of
 insured institutions...       875    131    (570)  (439)      0        (157)       279
Assistance agreements...       163      0      14     14    (101)        (20)        56
Asset securitization
 guarantee..............       128      0       0      0      (2)          0        126
Litigation losses.......        15      0      21     21       0           0         36
                           -------   ----   -----  -----   -----     -------    -------
  Total Estimated
   Liabilities..........     1,181    131    (535)  (404)   (103)       (177)       497
                           =======   ====   =====  =====   =====     =======    =======
Provision for Insurance
 Losses.................             $ 79   $(112) $ (33)
                                     ====   =====  =====

  ANALYSIS OF CHANGES IN ALLOWANCE FOR LOSSES AND ESTIMATED LIABILITIES--1994

                                         PROVISION FOR
                                       INSURANCE LOSSES
                          BEGINNING ------------------------           ADJUSTMENTS/  ENDING
                          BALANCE   CURRENT  PRIOR            NET CASH  TRANSFERS/  BALANCE
                          01/01/94   YEAR    YEARS    TOTAL   PAYMENTS TERMINATIONS 12/31/94
                          --------- ------- -------  -------  -------- ------------ --------
                                                DOLLARS IN MILLIONS
ALLOWANCE FOR LOSSES:
Open bank assistance....   $   215   $   0  $  (421) $  (421)   $  3      $1,359    $ 1,156
Corporate owned assets..       742       0      (82)     (82)      0           0        660
Closed banks............    23,191    (236)    (229)    (465)      0        (372)    22,354
                           -------   -----  -------  -------    ----      ------    -------
  Total Allowance for
   Losses...............    24,148    (236)    (732)    (968)      3         987     24,170
                           =======   =====  =======  =======    ====      ======    =======
ESTIMATED LIABILITIES
 FOR:
Anticipated failure of
 insured institutions...     2,972     406   (2,128)  (1,722)      0        (375)       875
Assistance agreements...       326       0     (177)    (177)    (37)         51        163
Asset securitization
 guarantee..............         0       0        0        0       0         128        128
Litigation losses.......        21       0       (6)      (6)      0           0         15
                           -------   -----  -------  -------    ----      ------    -------
  Total Estimated Lia-
   bilities.............     3,319     406   (2,311)  (1,905)    (37)       (196)     1,181
                           =======   =====  =======  =======    ====      ======    =======
Provision for Insurance
 Losses.................             $ 170  $(3,043) $(2,873)
                                     =====  =======  =======

                              BANK INSURANCE FUND

  ANALYSIS OF CHANGES IN ALLOWANCE FOR LOSSES AND ESTIMATED LIABILITIES--1993

                                         PROVISION FOR
                                       INSURANCE LOSSES
                          BEGINNING ------------------------    NET    ADJUSTMENTS/  ENDING
                           BALANCE  CURRENT  PRIOR              CASH    TRANSFERS/  BALANCE
                          01/01/93   YEAR    YEARS    TOTAL   PAYMENTS TERMINATIONS 12/31/93
                          --------- ------- -------  -------  -------- ------------ --------
                                                DOLLARS IN MILLIONS
ALLOWANCE FOR LOSSES:
Open bank assistance....   $ 2,203   $  40  $  (890) $  (850)   $ 19     $(1,157)   $   215
Corporate owned assets..       425       0      317      317       0           0        742
Closed banks............    23,397    (224)      99     (125)      0         (81)    23,191
                           -------   -----  -------  -------    ----     -------    -------
  Total Allowance for
   Losses...............    26,025    (184)    (474)    (658)     19      (1,238)    24,148
                           =======   =====  =======  =======    ====     =======    =======
ESTIMATED LIABILITIES
 FOR:
Anticipated failure of
 insured institutions...    10,782     818   (7,873)  (7,055)      0        (755)     2,972
Assistance agreements...       388       0       34       34     (97)          1        326
Asset securitization
 guarantee..............         0       0        0        0       0           0          0
Litigation losses.......        19       0        2        2       0           0         21
                           -------   -----  -------  -------    ----     -------    -------
  Total Estimated Lia-
   bilities.............    11,189     818   (7,837)  (7,019)    (97)       (754)     3,319
                           =======   =====  =======  =======    ====     =======    =======
Provision for Insurance
 Losses.................             $ 634  $(8,311) $(7,677)
                                     =====  =======  =======

11. ASSESSMENTS

  The 1990 OBR Act removed caps on assessment rate increases and authorized the FDIC to set assessment rates for BIF members semiannually, to be applied against a member's average assessment base. The FDICIA: 1) required the FDIC to implement a risk-based assessment system; 2) authorized the FDIC to increase assessment rates for BIF-member institutions as needed to ensure that funds are available to satisfy the BIF's obligations; and 3) authorized the FDIC to increase assessment rates more frequently than semiannually and impose emergency special assessments as necessary to ensure that funds are available to repay U.S. Treasury borrowings.

  The FDIC uses a risk-based assessment system that charges higher rates to those institutions that pose greater risks to the BIF. To arrive at a risk-based assessment for a particular institution, the FDIC places each institution in one of nine risk categories using a two-step process based first on capital ratios and then on other relevant information. The FDIC's Board of Directors (Board) reviews premium rates semiannually.

  The BIF reached its capitalization level of 1.25 percent of insured deposits, as mandated by FDICIA, at the end of May 1995 (see Note 1). Based on the recapitalization, the Board approved a reduction in assessment rates for BIF members from a range of 23 cents to 31 cents per $100 of domestic deposits to a range of 4 cents to 31 cents per $100 of domestic deposits. The Board's BIF rate decrease was approved retroactively to June 1, 1995, therefore the BIF refunded $1.5 billion in assessment overpayments in September 1995 which is included in the assessment line item in the accompanying financial statements.

  In November 1995, the Board approved a new assessment rate structure for the BIF. Effective January 1996, the highest-rated institutions (approximately 92 percent of the nearly 11,000 BIF-insured banks) will pay the statutory annual minimum of $2,000 for deposit insurance. Rates for all other institutions will be reduced to a range of 3 cents to 27 cents per $100 of insured deposits.

  The average assessment rate is expected to decline to approximately 0.43 cents per $100 of domestic deposits, versus the average assessment rate of 4.4 cents per $100 during the latter half of 1995. The projected average assessment rate would be the lowest in the more than 60-year history of federal deposit insurance for banks. The lowest average assessment rates for banks previously was 3.13 cents per $100 in both 1962 and 1963.

                              BANK INSURANCE FUND

12. PENSION BENEFITS, SAVINGS PLANS, POSTEMPLOYMENT BENEFITS AND ACCRUED ANNUAL LEAVE

  Eligible FDIC employees (i.e., all permanent and temporary employees with appointments exceeding one year) are covered by either the Civil Service Retirement System (CSRS) or the Federal Employee Retirement System (FERS). The CSRS is a defined benefit plan offset with the Social Security System in certain cases. Plan benefits are determined on the basis of years of creditable service and compensation levels. The CSRS-covered employees also can contribute to the tax-deferred Federal Thrift Savings Plan (TSP).

  The FERS is a three-part plan consisting of a basic defined benefit plan that provides benefits based on years of creditable service and compensation levels, Social Security benefits and the TSP. Automatic and matching employer contributions to the TSP are provided up to specified amounts under the FERS.

  Eligible FDIC employees also may participate in an FDIC-sponsored tax-deferred savings plan with matching contributions. The BIF pays its share of the employer's portion of all related costs.

  Although the BIF contributes a portion of pension benefits for eligible employees, it does not account for the assets of either retirement system. The BIF also does not have actuarial data for accumulated plan benefits or the unfunded liability relative to eligible employees. These amounts are reported and accounted for by the U.S. Office of Personnel Management.

  Due to a substantial decline in the FDIC's workload, the Corporation developed a staffing reduction program, a component of which is a voluntary separation incentive plan, or buyout. Employees eligible to participate in the buyout program were placed into two categories, depending on the immediacy of the need for staffing reduction. Participating Category I employees agreed to retirement or resignation by December 31, 1995. There are 328 Category I FDIC employees participating at an estimated cost to the BIF of $8.3 million. The cost for Category I employees is presented as "Operating expenses" in 1995. Participating Category II employees must have applied by February 7, 1996, and resign or retire no later than September 30, 1997. Consideration of all Category II applications is not complete; however, the Corporation estimates the possible cost of the buyout program for Category II employees to be about $15.8 million. The cost for Category II employees will be expensed in 1996. The buyout affects other liabilities (postretirement and accrued annual leave); however, that effect is not estimable at this time. Management believes that the buyout will not have a material effect on the BIF. The liability to employees for accrued annual leave is approximately $43.4 million and $40.3 million at December 31, 1995 and 1994, respectively.

                  PENSION BENEFITS AND SAVINGS PLANS EXPENSES

                                                         FOR THE YEAR ENDED
                                                             DECEMBER 31
                                                       -----------------------
                                                        1995    1994    1993
                                                       ------- ------- -------
                                                        DOLLARS IN THOUSANDS
   Civil Service Retirement System.................... $ 9,411 $ 9,988 $ 8,890
   Federal Employee Retirement System (Basic Bene-
    fit)..............................................  36,741  32,410  29,254
   FDIC Savings Plan..................................  20,545  21,603  16,267
   Federal Thrift Savings Plan........................  10,264  10,513   8,742
                                                       ------- ------- -------
     Total............................................ $76,961 $74,514 $63,153
                                                       ======= ======= =======

                              BANK INSURANCE FUND

13. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

  The FDIC provides certain health, dental and life insurance coverage for its eligible retirees, the retirees' beneficiaries and covered dependents. Retirees eligible for health and/or life insurance coverage are those who have qualified due to: 1) immediate enrollment upon appointment or five years of participation in the plan and 2) eligibility for an immediate annuity. Dental coverage is provided to all retirees eligible for an immediate annuity.

  The FDIC is self-insured for hospital/medical, prescription drug, mental health and chemical dependency coverage. Additional risk protection was purchased from Aetna Life Insurance Company through stop-loss and fiduciary liability insurance. All claims are administered on an administrative services only basis with the hospital/medical claims administered by Aetna Life Insurance Company, the mental health and chemical dependency claims administered by OHS Foundation Health Psychcare Inc., and the prescription drug claims administered by Caremark.

  The life insurance program, underwritten by Metropolitan Life Insurance Company, provides basic coverage at no cost to retirees and allows converting optional coverages to direct-pay plans. Dental care is underwritten by Connecticut General Life Insurance Company and provides coverage at no cost to retirees.

  The BIF expensed $18.8 million, $23 million, and $49 million for net periodic postretirement benefit costs for the years ended December 31, 1995, 1994, and 1993, respectively. For measurement purposes, the FDIC assumed the following: 1) a discount rate of 6 percent; 2) an average long-term rate of return on plan assets of 5 percent; 3) an increase in health costs in 1995 of 12 percent, decreasing down to an ultimate rate in 1999 of 8 percent; and 4) an increase in dental costs for 1995 and thereafter of 8 percent. Both the assumed discount rate and health care cost rate have a significant effect on the amount of the obligation and periodic cost reported.

  If the health care cost rate were increased one percent, the accumulated postretirement benefit obligation as of December 31, 1995, would have increased by 22.9 percent. The effect of this change on the aggregate of service and interest cost for 1995 would be an increase of 25.6 percent.

                   NET PERIODIC POSTRETIREMENT BENEFIT COST

                                                     FOR THE YEAR ENDED
                                                         DECEMBER 31
                                                  ---------------------------
                                                    1995      1994     1993
                                                  --------  --------  -------
                                                    DOLLARS IN THOUSANDS
   Service cost (benefits attributed to employee
    service during the year)..................... $ 22,574  $ 25,206  $30,274
   Interest cost on accumulated postretirement
    benefit obligation...........................   14,706    14,323   15,549
   Net total of other components.................   (3,567)   (4,881)   3,117
   Return on plan assets.........................  (14,907)  (11,651)      39
                                                  --------  --------  -------
     Total....................................... $ 18,806  $ 22,997  $48,979
                                                  ========  ========  =======

                              BANK INSURANCE FUND

  As stated in Note 2, the FDIC established an entity to provide accounting and administration on behalf of the BIF, the SAIF, the FRF and the RTC. The BIF funds its liability and these funds are being managed as "plan assets."

        ACCUMULATED POSTRETIREMENT BENEFIT OBLIGATION AND FUNDED STATUS

                                                               DECEMBER 31
                                                            ------------------
                                                              1995      1994
                                                            --------  --------
                                                                 DOLLARS IN
                                                                 THOUSANDS
   Retirees................................................ $ 79,370  $ 70,944
   Fully eligible active plan participants.................   22,401    16,831
   Other active participants...............................  182,408   234,852
                                                            --------  --------
     Total Obligation......................................  284,179   322,627
   Less: Plan assets at fair value (a).....................  317,037   302,130
                                                            --------  --------
     (Over) Under Funded Status............................  (32,858)   20,497
   Unrecognized prior service cost.........................   57,242         0
   Unrecognized net gain...................................   11,954         0
                                                            --------  --------
   Postretirement Benefit Liability Recognized in the
    Statements of Financial Position....................... $ 36,338  $ 20,497
                                                            ========  ========

--------
(a) Consists of U.S. Treasury investments

14. COMMITMENTS

 Leases

  The BIF's allocated share of FDIC's lease commitments totals $132.9 million for future years. The lease agreements contain escalation clauses resulting in adjustments, usually on an annual basis. The BIF recognized leased space expense of $42.7 million and $50.9 million for the years ended December 31, 1995 and 1994, respectively.

                               LEASED SPACE FEES

         1996         1997            1998            1999            2000            2001
        -------      -------         -------         -------         -------         -------
                                       DOLLARS IN THOUSANDS
        $34,869      $30,604         $21,004         $17,603         $14,318         $14,516

 Asset Putbacks

  Upon resolution of a failed bank, the assets are placed into receivership and may be sold to an acquirer under an agreement that certain assets may be resold, or "putback," to the receivership. The values and time limits for these assets to be putback are defined within each agreement. It is possible that the BIF could be called upon to fund the purchase of any or all of the "unexpired putbacks" at any time prior to expiration. As of December 31, 1995 there are no assets that are eligible for putback.

                              BANK INSURANCE FUND

15. CONCENTRATION OF CREDIT RISK

  The BIF is counterparty to a group of financial instruments with entities located throughout regions of the United States experiencing problems in both loans and real estate. The BIF's maximum exposure to possible accounting loss, should each counterparty to these instruments fail to perform and any underlying assets prove to be of no value, is shown as follows:

               CONCENTRATION OF CREDIT RISK AT DECEMBER 31, 1995

                            SOUTHEAST SOUTHWEST NORTHEAST MIDWEST CENTRAL WEST TOTAL
                            --------- --------- --------- ------- ------- ---- ------
                                               DOLLARS IN MILLIONS
   Receivables from bank
    resolutions, net.......   $ 97      $267     $2,958    $150     $13   $652 $4,137(a)
   Corporate owned
    assets, net............     24        53         51       0      20     32    180
                              ----      ----     ------    ----     ---   ---- ------
     Total.................   $121      $320     $3,009    $150     $33   $684 $4,317
                              ====      ====     ======    ====     ===   ==== ======

--------
(a) The net receivable excludes $3.9 million and $2.5 million, respectively, of the SAIF's allocated share of maximum credit loss exposure from the resolutions of Southeast Bank, N.A., Miami, FL, and Olympic National Bank, Los Angeles, CA. There is no risk that the SAIF will not meet these obligations.

 Insured Deposits

  As of December 31, 1995, the total deposits insured by the BIF is approximately $2 trillion. This would be the accounting loss recognized if all depository institutions failed and if the assets acquired as a result of the resolution process provide no recovery.

16. DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash equivalents are short-term, highly liquid investments and are shown at current value. The fair market value of the investment in U.S. Treasury obligations is disclosed in Note 4 and is based on current market prices. The carrying amount of interest receivable on investments, accounts payable and liabilities incurred from bank resolutions approximates their fair market value. This is due to their short maturities or comparisons with current interest rates.

  It is not practicable to estimate the fair market value of net receivables from bank resolutions. These assets are unique, not intended for sale to the private sector, and have no established market. The FDIC believes that a sale to the private sector would require indeterminate, but substantial discounts for an interested party to profit from these assets because of credit and other risks. A discount of this proportion would significantly increase the cost of bank resolutions to the BIF. Comparisons with other financial instruments do not provide a reliable measure of their fair market value. Due to these and other factors, the FDIC cannot determine an appropriate market discount rate and, thus, is unable to estimate fair market value on a discounted cash flow basis. As shown in Note 5, the carrying amount is the estimated cash recovery value which is the original amount advanced (and/or obligations incurred) net of the estimated allowance for loss. The majority of the net investment in corporate owned assets (except real estate) is comprised of various types of financial instruments (investments, loans, accounts receivable, etc.) acquired from failed banks. As with net receivables from bank resolutions, it is not practicable to estimate fair market values. Cash recoveries are primarily from the sale of poor quality assets. They are dependent on market conditions that vary over time and can occur unpredictably over many years following resolution. Since the FDIC cannot reasonably predict the timing of these cash recoveries, it is unable to estimate fair market value on a discounted cash flow basis. As shown in Note 6, the carrying amount is the estimated cash recovery value, which is the original amount advanced (and/or obligations incurred) net of the estimated allowance for loss.

                              BANK INSURANCE FUND

  As stated in Note 9, the carrying amount of the estimated liability for anticipated failure of insured institutions is the total of estimated losses for banks that have not failed, but the regulatory process has identified as likely to fail within the foreseeable future. It does not consider discounted future cash flows. This is because the FDIC cannot predict the timing of events with reasonable accuracy. For this reason, the FDIC considers the total estimate of these losses to be the best measure of their fair market value.

17. SUPPLEMENTARY INFORMATION RELATING TO THE STATEMENTS OF CASH FLOWS

   RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES

                                            FOR THE YEAR ENDED DECEMBER 31
                                          ------------------------------------
                                             1995        1994         1993
                                          ----------  -----------  -----------
                                                 DOLLARS IN THOUSANDS
   Net Income...........................  $3,605,916  $ 8,726,122  $13,222,235
                                          ----------  -----------  -----------
   ADJUSTMENTS TO RECONCILE NET INCOME
    TO NET CASH PROVIDED BY OPERATING
    ACTIVITIES
   INCOME STATEMENT ITEMS:
   Provision for insurance losses.......     (33,167)  (2,873,419)  (7,677,400)
   Amortization of U.S. Treasury
    securities..........................     (19,266)      43,145        6,715
   Interest on Federal Financing Bank
    borrowings..........................           0            0      (72,977)
   Depreciation on buildings............       3,339        3,339        3,339
   CHANGE IN ASSETS AND LIABILITIES:
   (Increase) in interest receivable on
    investments and other assets........    (146,102)    (179,994)      24,915
   Decrease in receivables from bank
    resolutions.........................   3,659,128    5,916,593   14,384,722
   (Increase) decrease in corporate
    owned assets........................     (37,452)     566,472      418,322
   (Decrease) increase in accounts
    payable and other liabilities.......     (63,454)      64,366     (216,563)
   (Decrease) in liabilities incurred
    from bank resolutions...............     (48,694)  (3,263,790)  (9,419,779)
   (Decrease) in estimated liability for
    anticipated failure of
    insured institutions................    (157,000)    (375,000)           0
   (Decrease) increase in estimated
    liabilities for
    assistance agreements...............      (4,048)      13,479            0
   (Decrease) increase in estimated
    liability for asset
    securitization guarantee............      (2,054)     128,429            0
                                          ----------  -----------  -----------
   Net Cash Provided by Operating
    Activities..........................  $6,757,146  $ 8,769,742  $10,673,579
                                          ==========  ===========  ===========

                              BANK INSURANCE FUND

18. INTEREST AND OTHER INSURANCE EXPENSES

  The BIF incurs interest expense on funds borrowed to finance its resolution activity. In 1995 or 1994, the BIF did not incur interest expense on funds borrowed from FFB because all borrowings were repaid on August 6, 1993. Other insurance expenses are incurred by the BIF as a result of payments to insured depositors in closed bank payoff activity and the administration of assistance transactions.

                     INTEREST AND OTHER INSURANCE EXPENSES

                                                      FOR THE YEAR ENDED
                                                          DECEMBER 31
                                                   ---------------------------
                                                     1995     1994      1993
                                                   --------  -------  --------
                                                     DOLLARS IN THOUSANDS
   INTEREST EXPENSE FOR:
   Escrowed funds from resolution transactions
    (Note 2)...................................... $(43,635) $54,033  $204,969
   FFB borrowings.................................        0        0    96,895
                                                   --------  -------  --------
                                                    (43,635)  54,033   301,864
                                                   ========  =======  ========
   INSURANCE EXPENSE FOR:
   Resolution transactions........................   15,753      507     1,570
   Assistance transactions........................        8   (1,047)    3,427
                                                   --------  -------  --------
                                                     15,761     (540)    4,997
                                                   --------  -------  --------
     Total........................................ $(27,874) $53,493  $306,861
                                                   ========  =======  ========

19. EVENTS SUBSEQUENT TO DATE OF AUDITORS' REPORT (UNAUDITED)

  On September 30, 1996 the President signed the Deposit Insurance Funds Act of 1996 (DIFA 1996). DIFA 1996 provides for the capitalization of the Savings Association Insurance Fund (SAIF) to its designated reserve ratio of 1.25 percent by means of a one-time special assessment on SAIF-insured deposits.

  In addition, DIFA 1996 provides that, effective January 1, 1997, the assessment base for payments on the interest on obligations issued by the Financing Corporation (FICO) is to be expanded to include all FDIC-insured institutions, i.e., banks and thrifts. The Act separates the FICO assessment from the SAIF assessment as of January 1, 1997, as a result of the repeal of section 7(b)(2)(D) of the FDI Act (which provides that the amount of the FICO assessment is to be subtracted from the amount of the SAIF assessment). Beginning January 1, 1997, and ending the earlier of December 31, 1999 or the date on which the last savings association ceases to exist, BIF-assessable deposits shall be assessed for FICO purposes at a rate equal to one-fifth of the rate of the assessment imposed on SAIF-assessable deposits. Thereafter, all insured depository institutions will share the FICO assessment on a pro rata basis.

  The FICO assessment will have no financial effect on the BIF since the FICO claim will be assessed separately from the regular assessment, and the FICO assessment is imposed on banks and not on the BIF. The FDIC as administrator of the BIF is acting solely as an agent for the FICO to collect and remit the FICO assessment to the FICO.

                              BANK INSURANCE FUND

                        STATEMENTS OF FINANCIAL POSITION
                             (DOLLARS IN MILLIONS)

                                       SEPTEMBER 30, DECEMBER 31, SEPTEMBER 30,
                                           1995          1995         1996
                                       ------------- ------------ -------------
                                        (UNAUDITED)                (UNAUDITED)
               ASSETS
Cash and cash equivalents............     $   446      $   531       $   347(a)
Investment in U.S. Treasury obliga-
 tions, net..........................      20,174       20,762        21,539
Interest receivable on investments
 and other assets....................         415          407           348
Receivables from bank resolutions,
 net.................................       4,749        4,143         4,260
Investment in corporate owned assets,
 net.................................         167          180             7
Property and buildings, net..........         153          152           149
                                          -------      -------       -------
    Total Assets.....................     $26,104      $26,175       $26,650
                                          =======      =======       =======
  LIABILITIES AND THE FUND BALANCE
Accounts payable and other liabili-
 ties................................     $   407      $   193       $   172
Liabilities incurred from bank reso-
 lutions.............................          21           32            30
Estimated Liabilities for:
  Anticipated failure of insured
   institutions......................         352          279           157
  Assistance agreements..............         103           56            50
  Asset securitization guarantee.....         127          126           122
  Litigation losses..................          19           36            13
                                          -------      -------       -------
    Total Liabilities................       1,029          722           544
    Fund Balance.....................      25,075       25,453        26,106
                                          -------      -------       -------
    Total Liabilities and the Fund
     Balance.........................     $26,104      $26,175       $26,650
                                          =======      =======       =======

--------
(a)  Includes $285 million in one-day U.S. Treasury certificates.

                              BANK INSURANCE FUND

                     STATEMENTS OF INCOME AND FUND BALANCE
                             (DOLLARS IN MILLIONS)

                                             YEAR     FOR THE YEAR     YEAR
                                           TO DATE       ENDED       TO DATE
                                         SEPTEMBER 30 DECEMBER 31  SEPTEMBER 30
                                             1995         1995         1996
                                         ------------ ------------ ------------
                                         (UNAUDITED)               (UNAUDITED)
REVENUE
Assessments.............................   $ 2,646      $ 2,907      $    54
Interest on U.S. Treasury investments...       766        1,068          938
Revenue from corporate owned assets.....        44           59           56
Other revenue...........................        30           55           30
                                           -------      -------      -------
  Total Revenue.........................     3,486        4,089        1,078
                                           -------      -------      -------
EXPENSES AND LOSSES
Operating expenses......................       325          471          341
Provision for insurance losses..........       (93)         (33)          24
Corporate owned asset expenses..........        55           74           59
Interest and other insurance expenses...       (28)         (28)           1
                                           -------      -------      -------
  Total Expenses and Losses.............       259          484          425
                                           -------      -------      -------
Net Income..............................     3,227        3,605          653
Fund Balance--Beginning.................    21,848       21,848       25,453
                                           -------      -------      -------
Fund Balance--Ending....................   $25,075      $25,453      $26,106
                                           =======      =======      =======

                              BANK INSURANCE FUND

                            STATEMENTS OF CASH FLOWS

                             (DOLLARS IN MILLIONS)

                                         (UNAUDITED)  FOR THE YEAR  (UNAUDITED)
                                        YEAR TO DATE     ENDED     YEAR TO DATE
                                        SEPTEMBER 30, DECEMBER 31, SEPTEMBER 30,
                                            1995          1995         1996
                                        ------------- ------------ -------------
Cash Flows from Operating Activities
Cash provided from:
  Assessments.........................     $2,790       $ 2,796       $   64
  Interest on U.S. Treasury
   invesments.........................        549           875          977
  Recoveries from bank resolutions....      4,442         5,060          272
  Recoveries from corporate owned as-
   sets...............................        211           212          226
  Miscellaneous receipts..............         20            36           24
                                           ------       -------       ------
    Total cash provided from operating
     activities.......................      8,012         8,979        1,563
Cash used for:
  Operating Expenses..................       (331)         (442)        (359)
  Disbursements for bank resolutions..     (1,452)       (1,597)        (538)
  Disbursements for corporate owned
   assets.............................       (133)         (159)         (71)
  Miscellaneous disbursements.........         (7)          (24)          (5)
                                           ------       -------       ------
    Total cash used for operating ac-
     tivities.........................     (1,923)       (2,222)        (973)
Net Cash Provided by Operating Activi-
 ties.................................      6,089         6,757          590
Cash Flows from Investing Activities
Cash provided from:
  Maturity ot U.S. Treasury obliga-
   tions..............................      1,530         3,830        7,050
Cash used for:
  Purchase of U.S.Treasury obliga-
   tions..............................     (8,793)      (11,676)      (7,824)
                                           ------       -------       ------
Net Cash Used by Investing Activi-
 ties.................................     (7,263)       (7,846)        (774)
Cash Flows from Financing Activities
Cash Used for:
  Payments of indebtedness incurred
   from bank resolutions..............         (1)           (1)           0
                                           ------       -------       ------
Net Cash Used by Financing Activi-
 ties.................................         (1)           (1)           0
Net Decrease in Cash and Cash Equiva-
 lents................................     (1,175)       (1,090)        (184)
Cash and Cash Equivalents--Beginning..      1,621         1,621          531
                                           ------       -------       ------
Cash and Cash Equivalents--Ending.....     $  446       $   531       $  347
                                           ======       =======       ======

                              BANK INSURANCE FUND

                   NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

                              SEPTEMBER 30, 1996

1. BASIS OF PRESENTATION.....  The accompanying financial statements are unaudited and include the accounts of the Bank Insurance Fund (BIF). The statements do not include all of the information and disclosures required by generally accepted accounting principles. These statements should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 1995, for the BIF. The accompanying financial statements have not been audited by independent accountants in accordance with generally accepted auditing standards but in the opinion of management such financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to summarize fairly the BIF's financial position and results of operations. The results of operations for the nine months ended September 30, 1996, may not be indicative of the results that may be expected for the year ending December 31, 1996. The December 31, 1995, condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles.

2. DISCLOSURE ABOUT RECENT
   FINANCIAL ACCOUNTING
   STANDARDS BOARD
   PRONOUNCEMENTS............  In May 1993, the Financial Accounting Standards
                               Board (FASB) issued Statement of Financial
                               Accounting Standards (SFAS) No. 114,
                               "Accounting by Creditors for Impairment of a Loan," to be adopted for fiscal years beginning after December 15, 1994. While FDIC adopted SFAS No. 114, most of the BIF assets are specifically outside the scope of this pronouncement. These assets do not meet the definition of a loan within the meaning of the statement or are valued through alternative methods. Any assets subject to SFAS No. 114 are immaterial either because of insignificant book value or because any potential adjustment to the carrying value as a result of applying Statement No. 114 would be immaterial. The FASB issued SFAS No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures," in October 1994, to be adopted for fiscal years beginning after December 15, 1994. This statement is an amendment to SFAS No. 114 and was adopted by the FDIC this year. Other recent pronouncements issued by the FASB have been adopted or are either not applicable or not material to the financial statements.

                                                                    ANNEX A

                     CERTAIN CHARACTERISTICS OF THE 25

                      LARGEST GROUP I MORTGAGE LOANS

                   (BY CUT-OFF DATE SUB-POOL I BALANCE)

                          BANK                                                REMAINING
                           ONE                                               AMORTIZATION
LOAN IDENTIFICATION       LOAN      LOCATION                                     TERM     ORIGINATION MATURITY CUT-OFF DATE
NUMBER                   NUMBER      (CITY)     STATE RATE    PROPERTY TYPE    (MONTHS)      DATE       DATE     BALANCE
-------------------     --------- ------------- ----- -----  --------------- ------------ ----------- -------- ------------
05268                   875016718 PISCATAWAY      NJ   8.75% Office              151       05/26/78   06/01/03 $ 10,765,701
9800244                 149760018 WASHINGTON      DC   9.26  Lodging             615       03/26/93   04/01/05   10,692,373
05615                   265788918 MIAMI BEACH     FL   9.37  Lodging             308       10/28/92   10/28/02    9,175,697
07904                    72106718 PORTSMOUTH      NH   9.00  Other               131       12/04/87   03/01/99    7,347,946
9132060                 357344018 MANSFIELD       MA   8.98  Other                 0       05/11/88   02/15/05    7,061,842
07903                   570942218 SAN DIEGO       CA   9.96  Industrial          353       12/13/95   12/13/05    6,732,604
05677                   276440418 UNKNOWN         VA   8.00  Lodging             343       04/28/88   05/01/98    6,235,764
07150                    78242418 BETHESDA        MD   4.36  Lodging             357       12/20/84   06/01/05    5,492,181
00279                   187928618 HARTFORD        CT   7.75  Office              164       03/31/89   06/30/99    5,266,314
9014541                 941200718 IRVING          TX   9.88  Multi-Family        267       07/14/83   10/01/02    4,994,965
9800109                  75572718 EXETER          NH   8.34  Multi-Family        305       03/06/92   03/06/99    4,604,712
05100                   371002618 NEW YORK        NY   6.80  Multi-Family        266       03/02/89   03/01/04    4,561,044
02828                   394612618 MANHATTAN       NY   8.00  Mixed-Use           312       03/06/90   04/01/00    4,325,703
05813                    77098118 SOUTH ORANGE    NJ   9.78  Multi-Family        171       05/26/94   05/26/04    4,151,876
05141                   928229318 SAVANNAH        GA   9.25  Multi-Family        635       11/04/91   12/01/97    4,134,754
9014953                 954720818 HOUSTON         TX   6.00  Multi-Family        338       05/07/84   01/01/05    4,115,920
9800203                 710944918 STAMFORD        CT   9.99  Lodging              44       03/04/93   03/04/03    4,103,518
07323                   392911318 UNKNOWN         LA   7.50  Industrial          184       06/29/87   10/20/12    4,069,069
08135                        1235 BOSTON          MA   7.00  Office              402       03/16/89   06/30/99    3,759,562
9550156                 589264018 MEDFIELD        MA   7.88  Industrial          279       01/18/90   10/17/05    3,677,443
07966                        1063 HERMOSA BEACH   CA   9.67  Retail--General     355       03/15/96   13/15/06    3,541,283
08093                        1121 NEWPORT BEACH   CA  10.25  Mixed-Use           246       02/01/93   02/28/98    3,443,794
07130                   297370818 LOS ANGELES     CA   8.00  Retail--General     282       07/01/91   08/01/99    3,426,912
17903                   570958818 SAN DIEGO       CA   9.96  Industrial          353       12/13/95   12/13/05    3,168,284
9014936                 834212218 DALLAS          TX   3.25  Multi-Family        191       05/01/89   05/01/05    2,985,646
                                                      -----                      ---                           ------------
 Totals/Weighted Aver-
 ages:                                                 8.44%                     301                           $131,834,908
                                                      =====                      ===                           ============
                        ESTIMATED
                        NET CASH
                          FLOW
LOAN IDENTIFICATION     COVERAGE  CUT-OFF DATE
NUMBER                    RATIO    LTV RATIO
-------------------     --------- ------------
05268                     3.88x       15.29%
9800244                   0.90        82.25
05615                     3.19        33.01
07904                     0.00         0.00
9132060                   1.12       112.84
07903                     1.45        61.88
05677                     2.31        74.32
07150                     1.79        85.82
00279                     0.00        49.22
9014541                   1.12        84.66
9800109                   1.83        57.56
05100                     3.09        27.64
02828                     0.00         0.00
05813                     0.00        48.11
05141                     1.09        91.88
9014953                   1.58        82.32
9800203                   2.23        16.37
07323                     0.89        68.10
08135                     0.00       101.06
9550156                   1.12       105.07
07966                     2.31        50.99
08093                     1.41       162.06
07130                     0.96       131.80
17903                     0.00        35.20
9014936                   1.11       140.83
                        --------- ------------
 Totals/Weighted Aver-
 ages:                    1.91x       69.24%
                        ========= ============

                                                                         ANNEX B

                     CERTAIN CHARACTERISTICS OF THE 25

                      LARGEST GROUP II MORTGAGE LOANS

                   (BY CUT-OFF DATE SUB-POOL II BALANCE)


                     BANK
      LOAN           ONE                                                     MINI-  MAXI-
 IDENTIFICATION      LOAN                                             GROSS   MUM    MUM
     NUMBER         NUMBER      LOCATION (CITY) STATE RATE    INDEX   MARGIN RATE   RATE
 --------------   ------------- --------------- ----- -----  -------- ------ -----  -----
       05130          210745518 CULPEPPER         VA   8.75% PRIME     0.50% 0.00%   0.00%
       07166          699553318 LINCOLN           NE   9.75  PRIME     1.50  0.00    0.00
       07905          322274118 YORKTOWN WEIGHT   NY  10.25  PRIME     2.00  0.00    0.00
       07968               1005 BABYLON           NY  10.25  PRIME     2.00  0.00    0.00
       05157          684712218 BRONX             NY   9.50  PRIME     1.25  0.00    0.00
       07324          415948818 HOPKINSVILLE      KY   9.25  PRIME     1.00  0.00    0.00
       05822          548888618 LONG BEACH        CA  10.25  PRIME     2.00  7.00   11.00
       05859          739833118 UNKNOWN           MO   9.25  PRIME     1.00  0.00    0.00
       07423          223724518 ALSTON            MA  10.75  PRIME     2.00  0.00    0.00
       05746          660174318 HARTFORD          CT   7.50  1 YR CMT  3.00  0.00    0.00
       02829          394612626 NEW YORK          NY   8.00  5 YR CMT  3.00  0.00    0.00
       07257          724440218 LOS ANGELES       CA   9.75  PRIME     1.50  0.00    0.00
       07231          496218818 WEST COVINA       CA   7.75  COFI      3.00  0.00   22.00
       07165          699477518 LINCOLN           NE   9.75  PRIME     1.50  0.00    0.00
       05819          128970018 ORANGE COUNTY     CA   8.25  PRIME     0.00  0.00    8.50
       07870           69038718 MONTVILLE         CT   9.25  FHLB      4.00  0.00    0.00
       07136          532724118 TEMECULA          CA  11.75  PRIME     3.50  0.00    0.00
       05135          210558218 CULPEPPER         VA   8.75  PRIME     0.50  0.00    0.00
       05857          641279418 KANSAS CITY       MO   9.10  3 YR CMT  3.25  0.00    0.00
      9141678         817440018 NEW YORK          NY   5.00  PRIME     1.50  0.00    7.75
       05451          699172218 DENVER            CO   8.75  PRIME     1.00  0.00    8.75
       05213          275262318 COLLINSVILLE      IL   8.25  PRIME     0.00  0.00   12.00
       05120          183087518 WASHINGTON        DC   9.50  PRIME     1.50  0.00    9.50
       01817          122200818 HOOKSETT          NH   9.00  PRIME     2.00  0.00    0.00
       06581           75129618 NORTHAMPTON       MA   9.50  PRIME     1.25  0.00    0.00
                                                      -----            ----  ----   -----
  Total/Weighted Averages:                             9.21%           1.70% 7.00%  11.53%
                                                      =====            ====  ====   =====

----

* Adjusts with the Index (The Wall Street Journal Prime Rate)

                                                                                 ESTIMATED  CUT-
  RATE      PMT.                    REMAINING                                    NET CASH   OFF
ADJUST.   ADJUST.                  AMORTIZATION                        CUT-OFF     FLOW     DATE
 FREQ.     FREQ.                       TERM     ORIGINATION MATURITY    DATE     COVERAGE   LTV
(MONTHS)  (MONTHS)  PROPERTY TYPE    (MONTHS)      DATE       DATE     BALANCE     RATIO   RATIO
--------  -------- --------------- ------------ ----------- -------- ----------- --------- ------
    *         1    Retail--General     276       12-20-89   11-01-04 $ 4,082,693    4.12x   95.31%
    *         0    Retail--General       0       09-15-89   10-31-01   3,750,793    1.49   128.53
    *         1    Retail--General     228       12-21-95   12-21-02   3,141,728    1.37    65.45
   24        24    Retail--General     232       04-05-91   05-01-98   2,838,482    1.11    83.25
   12        12    Office              173       05-07-91   06-01-03   2,134,364    1.49    59.79
    1         1    Industrial          239       11-13-86   05-09-97   1,889,004    1.18   115.18
    *         1    Retail--General     327       03-01-94   03-01-99   1,849,714    0.92    92.95
   12        12    Retail--General     298       10-02-91   01-31-01   1,798,557    0.00    18.45
   12        12    Industrial          180       12-11-86   12-11-06   1,776,563    2.25    38.21
   12        12    Industrial          262       10-26-93   11-01-03   1,773,134    1.58    75.45
    *         1    Mixed-Use           279       03-06-90   04-01-00   1,766,775    0.00     0.00
    *         1    Industrial          481       12-15-93   12-15-97   1,689,348    3.65   105.58
    6         6    Lodging             224       08-06-90   09-05-97   1,642,457    1.04   105.96
    *         1    Retail--General      59       09-15-89   11-30-01   1,642,244    0.00    21.33
    *         1    Office               68       08-03-92   09-01-02   1,596,973    0.77    88.72
   36        36    Multi-Family         72       12-05-85   03-01-11   1,563,367    1.16    97.71
    *        12    Other               329       05-02-94   04-03-99   1,552,468    9.16    33.71
    *         1    Retail--General     276       12-20-89   11-01-04   1,536,375    0.00    20.62
   12        12    Multi-Family        249       09-15-87   09-15-97   1,496,697    1.32    83.15
    1         0    Mixed-Use           278       02-26-90   01-17-05   1,435,885    2.68    62.43
    *         0    Mixed-Use           294       06-27-91   07-05-01   1,359,776   11.17    12.83
    *         1    Multi-Family        184       04-15-87   10-15-16   1,358,840    0.00    31.24
    *         1    Mixed-Use             0       12-11-86   10-01-02   1,358,775    1.10    48.53
   12         1    Industrial          145       05-01-89   09-01-04   1,340,259    1.12   127.64
    6         6    Mixed-Use           207       03-22-89   03-22-14   1,326,630    1.14    82.91
                                       ---                           -----------   -----   ------
                                       236                           $47,693,902    2.38x   75.15%
                                       ===                           ===========   =====   ======

                                   ANNEX C-1

                            FDIC REMIC TRUST 1996-C1
                      COMPARATIVE FINANCIAL STATUS REPORT
                                  AS OF

----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

                                                         CURR.              PAID             ANNUAL
    LOAN                                                 SCHED.             THRU              DEBT
   NUMBER         CITY                STATE               BAL.              DATE             SERVICE
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
  List all loans currently in deal with or without information
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
  Total:                                                  $                                    $
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
  Financial Information:
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
  Current Full Year:
----------------------------------------------------------------------------------------------------
  Current Full Yr. received with DSC less than 1:
----------------------------------------------------------------------------------------------------
  Prior Full Year:
----------------------------------------------------------------------------------------------------
  Prior Full Yr. received with DSC less than 1:
----------------------------------------------------------------------------------------------------
  Quarterly Financial:
----------------------------------------------------------------------------------------------------


(1) DSC calculated using NOI/Debt Service
--------------------------------------------------------------------------------
(2) Net change should compare the latest year to the
    underwriting year
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
  ORIGINAL UNDERWRITING INFORMATION
---------------------------------------------------------------------------------------------
  BASE YEAR
---------------------------------------------------------------------------------------------
   LAST
  PROP.        FINAN.
  INSP.       INFO AS           %             TOTAL            $            (1)
   DATE       OF DATE          OCC           REVENUE          NOI           DSC
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
  largest to smallest loan
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
                                  WA           $              $                WA
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
                               Received
---------------------------------------------------------------------------------------------
  Loans                                      Balance
---------------------------------------------------------------------------------------------
       #            %                          $                  %
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
  PRIOR FULL YEAR OPERATING INFORMATION
----------------------------------------------------------------------------------------------
                AS OF                                                  NORMALIZED
----------------------------------------------------------------------------------------------
   LAST
  PROP.          FINAN.
  INSP.         INFO AS             %                TOTAL              $                (1)
   DATE         OF DATE            OCC              REVENUE            NOI              DSCX
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
                                       WA             $                $                    WA
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
                Required
----------------------------------------------------------------------------------------------
  Loans                                             Balance
----------------------------------------------------------------------------------------------
        #              %                              $                     %
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------

                            FDIC REMIC TRUST 1996-C1
                      COMPARATIVE FINANCIAL STATUS REPORT
                                  AS OF

------------------------------------------------------------------------------------------------
  CURRENT ANNUAL OPERATING INFORMATION
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
   LAST
  PROP.        FINAN.
  INSP.       INFO AS           %              TOTAL            $             (1)
   DATE       OF DATE          OCC            REVENUE          NOI            DSC
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
                                   WA           $                   $         WA
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

                             "ACTUAL"
----------------------------------------------------------------------------------------------------------
  YTD FINANCIAL INFORMATION
----------------------------------------------------------------------------------------------------------
                     MONTH REPORTED
----------------------------------------------------------------------------------------------------------

  FINAN.
  INFO AS              %                           TOTAL                        $                       %
  OF DATE             OCC                         REVENUE                      NOI                     DSC
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
                          WA                       $                           $                        WA
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

  (2)
------------------------------------------------------------------------------------------------------------------------------------
  NET CHANGE
------------------------------------------------------------------------------------------------------------------------------------
  CURRENT & BASIS
------------------------------------------------------------------------------------------------------------------------------------

                                       %
   %                                 TOTAL                                                          (1)
  OCC                                 REV                                                           DSC
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
     WA                               $                                                                WA
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

                                      C-2

                                   ANNEX C-2
                            FDIC REMIC TRUST 1996-C1
                         DELINQUENT LOAN STATUS REPORT
                                   AS OF


                                            (A)        (B)         (C)       (D)    (E)=A+B+C+D
-------------------------------------------------------------------------------------------------------------------------------
                                                      TOTAL
                        SQ FT OR                   OUTSTANDING    TOTAL     OTHER
                         UNITS/          SCHEDULED     P&I     OUTSTANDING ADVANCES             CURRENT
   LOAN NO.    PROPERTY  OCC %/  PAID TO   LOAN    ADVANCES TO  EXPENSES   (TAXES &    TOTAL    MONTHLY
 CITY & STATE    TYPE     DATE    DATE    BALANCE     DATE       TO DATE   ESCROW)   EXPOSURE     P&I
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
   LOAN NO.
 CITY & STATE
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
 FCL = Foreclosure
-------------------------------------------------------------------------------------------------------------------------------
 LTM = Latest 12 Months
-------------------------------------------------------------------------------------------------------------------------------
 FCL = Foreclosure
-------------------------------------------------------------------------------------------------------------------------------
 LTM = Latest 12 Months
-------------------------------------------------------------------------------------------------------------------------------
 * Status should contain a code indicating the current direction of each loan such as (FCL--In foreclosure, MOD--Modification, DPO--Direct Payoff, NS--Note Sale, BK--Bankruptcy, PP--Payment Plan,
 Curr--Current, TBD--To Be Determined, etc.)
-------------------------------------------------------------------------------------------------------------------------------
 ** It is possible to combine the status codes if the loan is going in more than one direction (i.e.
 FCL/Mod, BK/Mod., BK/FCL/DPO)
 * Status should contain a code indicating the current direction of each loan such as (FCL--In foreclosure, MOD--Modification, DPO--Direct Payoff, NS--Note Sale, BK--Bankruptcy, PP--Payment Plan,
 Curr--Current, TBD--To Be Determined, etc.)
-------------------------------------------------------------------------------------------------------------------------------
 ** It is possible to combine the status codes if the loan is going in more than one direction (i.e.
 FCL/Mod, BK/Mod., BK/FCL/DPO)

                                   ANNEX C-2
                      FDIC REMIC TRUST 1996-C1 (CONTINUED)
                         DELINQUENT LOAN STATUS REPORT
                                   AS OF

                                              (F)                       (G)=(92+F)-C
---------------------------------------------------------------------------------------------------------------

                                              MOST   APPRAISAL TRANSFER  LOSS USING  DATE NOI
CURRENT            LTM                      ACCURATE  BPO OR    DATE/       92%       FILED/
INTEREST  MATURITY NOI     LTM    APPRAISAL PROPERTY INTERNAL  CLOSING  APPRAISAL OR FCL SALE
  RATE      DATE   DATE NOI/ DSCR   DATE     VALUE    VALUE**    DATE     BPO (F)      DATE    STATUS* COMMENTS
---------------------------------------------------------------------------------------------------------------
90+ DAYS DELINQUENT
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
Current & at Special
Servicer
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

                                   ANNEX C-3

                            FDIC REMIC TRUST 1996-C1
                      HISTORICAL LOAN MODIFICATION REPORT
                                   AS OF

                                              BALANCE
                                            WHEN SENT TO  BALANCE AT THE              NO.
                         MOD/      EFFECT     SPECIAL    EFFECTIVE DATE OF          MOS./NEW
   LOAN ID  CITY/STATE EXTENSION    DATE      SERVICE     REHABILITATION   OLD RATE   RATE
--------------------------------------------------------------------------------------------
  THIS REPORT IS HISTORICAL
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
  Total For All
   Loans:
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
  Total For Loans in Current
   Month:
--------------------------------------------------------------------------------------------
                                 # of Loans                  $ Balance
--------------------------------------------------------------------------------------------
  Modification:
--------------------------------------------------------------------------------------------
  Maturity Date Ex-
   tension:
--------------------------------------------------------------------------------------------
  Total:
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

 (1) Actual principal loss taken by bonds
--------------------------------------------------------------------------------
 (2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

                            FDIC REMIC TRUST 1996-C1
                      HISTORICAL LOAN MODIFICATION REPORT
                                   AS OF

                                          TOTAL NO.               (2) EST. FUTURE
                                          MOS. FOR  (1) REALIZED  INTEREST LOSS TO
                      OLD                 CHANGE OF LOSS TO TRUST  TRUST $ (RATE
   OLD P&I  NEW P&I MATURITY NEW MATURITY    MOD          $         REDUCTIONS)    COMMENT
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   ANNEX C-4

                            FDIC REMIC TRUST 1996-C1
        HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD OR DISCOUNTED PAYOFF)
                                   AS OF

                                      (C)=B2         (A)                       (B)        (D)       (E)       (F)
--------------------------------------------------------------------------------------------------------------------
                                                   LATEST                               NET AMT
 SERVICER                           % RECEIVED  APPRAISAL OR   EFFECT DATE             RECEIVED  SCHEDULED TOTAL P&I
 LOAN ID   PROPERTY NAME CITY/STATE FROM SALE  BROKERS OPINION   OF SALE   SALES PRICE FROM SALE  BALANCE  ADVANCED
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
 THIS REPORT IS HISTORICAL
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
 Total of Loans:
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
 Current Month Only:
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

                            FDIC REMIC TRUST 1996-C1
        HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD OR DISCOUNTED PAYOFF)
                                   AS OF

  (G)          (H)       (I)=D(F+G+H)    (K)=I-E                    (M)                   (N)=K+M    (O)-O-E
-------------------------------------------------------------------------------------------------------------
                                                                                DATE     TOTAL LOSS LOSS % OF
 TOTAL                                ACTUAL LOSSES DATE LOSSES MINOR ADJ TO  MINOR ADJ     WITH    SCHEDULED
EXPENSES  SERVICING FEES NET PROCEEDS  PASSED THRU  PASSED THRU    TRUST     PASSED THRU ADJUSTMENT  BALANCE
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

                                   ANNEX C-5

                            FDIC REMIC TRUST 1996-C1
                               REO STATUS REPORT
                                   AS OF

                                            (A)        (B)       (C)      (D)    (C)=A+B+C+D
----------------------------------------------------------------------------------------------------
                                                                OTHER
                        SQ FT OR         SCHEDULED  TOTAL P&I  ADVANCES  TOTAL               CURRENT
   LOAN NO.    PROPERTY  UNITS/  PAID TO   LOAN    ADVANCES TO (TAXES & EXPENSES    TOTAL    MONTHLY
 CITY & STATE    TYPE    OCC %    DATE    BALANCE     DATE     ESCROW)  TO DATE   EXPOSURE     P&I
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

                            FDIC REMIC TRUST 1996-C1
                               REO STATUS REPORT
                                   AS OF

                                                 (F)                           (G)=(92*F)-C
------------------------------------------------------------------------------------------------------------------------
                             (YTD)               MOST   (1) APPRAISAL TRANSFER  LOSS USING
CURRENT                      MOST              ACCURATE      BPO       DATE/       92%          REO
INTEREST  MATURITY NOI AS   RECENT   APPRAISAL PROPERTY   INTERNAL    CLOSING  APPRAISAL OR ACQUISITION PENDING
  RATE      DATE   OF DATE NOI/ DSCR   DATE     VALUE       VALUE       DATE     BPO (F)       DATE     OFFERS  COMMENTS
------------------------------------------------------------------------------------------------------------------------
Real Estate
Owned
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

                                   ANNEX C-6

                            FDIC REMIC TRUST 1996-C1
                              SERVICER WATCH LIST
                                   AS OF

-----------------------------------------------------------------------------------------------
                                 CURRENT PAID
  LOAN                            SCHED  THRU MATURITY      %
 NUMBER PROPERTY TYPE CITY STATE BALANCE DATE   DATE   CURRENT DSC COMMENT/REASON ON WATCH LIST
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
 List all loans on watch list and reason
 sorted in descending balance order.
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
 Total:                           $

===============================================================================
-------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST FUND OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE IN-FORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               -----------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information......................................................   3
Reports to Certificateholders..............................................   4
Transaction Overview.......................................................   5
Summary of Prospectus......................................................   6
Risk Factors...............................................................  26
Description of the Mortgage Pool...........................................  36
Servicing of the Mortgage Loans............................................  61
Description of the Certificates............................................  71
Yield and Maturity Considerations..........................................  91
The Federal Deposit Insurance Corporation.................................. 103
The Bank Insurance Fund.................................................... 104
Description of the Pooling and Servicing Agreement......................... 106
Certain Legal Aspects of Mortgage Loans.................................... 113
Certain Federal Income Tax Consequences.................................... 125
State Tax Considerations................................................... 134
ERISA Considerations....................................................... 134
Legal Investment........................................................... 137
Underwriting............................................................... 138
Use of Proceeds............................................................ 138
Legal Matters.............................................................. 139
Ratings.................................................................... 139
Index of Principal Definitions............................................. 140
Financial Statements of the Bank Insurance Fund............................ F-1
Annex A.................................................................... A-1
Annex B.................................................................... B-1
Annex C.................................................................... C-1

                               -----------------

 UNTIL MARCH , 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CER-TIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLI-GATION OF THE DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------
===============================================================================

===============================================================================
-------------------------------------------------------------------------------

                  THE FEDERAL DEPOSIT INSURANCE CORPORATION,
 ACTING IN ITS CORPORATE CAPACITY, AS ADMINISTRATOR OF THE BANK INSURANCE FUND
                      AND AS RECEIVER OF EACH OF CERTAIN
                            DEPOSITORY INSTITUTIONS

                               $740,531,095
                                 (APPROXIMATE)

                           FDIC REMIC TRUST 1996-C1

                              COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATES,
                                SERIES 1996-C1

                               -----------------

                                  PROSPECTUS
                               December  , 1996

                               -----------------


                                LEHMAN BROTHERS

                           GOLDMAN, SACHS & CO.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses expected to be incurred in connection with the issuance and distribution of the Certificates being registered, other than underwriting compensation, are as set forth below:

   SEC Registration Fee.............................................. $  224,848
   Printing and Engraving Fees.......................................    300,000
   Legal Fees and Expenses...........................................    250,000
   Accounting Fees and Expenses......................................    250,000
   Trustee Fees and Expenses.........................................     50,000
   Rating Agency Fees................................................    500,000
   Miscellaneous.....................................................     50,000
   Loan Sale Advisor Fee.............................................  1,200,000
                                                                      ----------
     Total........................................................... $2,824,848
                                                                      ==========

ITEM 31. SALES TO SPECIAL PARTIES.

  Not applicable.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES.

  Not applicable.

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Not applicable.

ITEM 34. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

  Not applicable.

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS.

  (a) Index to Financial Statements (included on page F-1).

  (b) Exhibits.

  1.1  Form of Underwriting Agreement.
  3.1  Declaration of Trust.*
  4.1  Form of Pooling and Servicing Agreement.
  4.2  Form of Limited Guaranty.
  5.1  Opinion of Hunton & Williams as to legality of the Certificates.
  8.1  Opinion of Hunton & Williams as to certain tax matters
  23.1 Consent of Price Waterhouse L.L.P.*
  23.2 Consent of Arthur Andersen LLP*
  23.3 Consent of Hunton & Williams (included in Exhibit 5.1).

--------

* Previously filed.

ITEM 36. UNDERTAKINGS.

A. Undertaking for equity offerings of nonreporting registrants.

  The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

B. Undertaking required for acceleration of effectiveness.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

C. Undertaking permitted by Rule 430A of the Securities Act

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus field by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURE

  Pursuant to the requirements of the Securities Act of 1933, as amended, State Street Bank and Trust Company, not in its individual capacity but as Trustee of the Registrant Trust Fund, certifies that it has reasonable grounds to believe that the Registrant Trust Fund meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 1 to the Registration Statement to be signed for the Registrant Trust Fund, by a duly authorized signatory, in the City of Boston, Commonwealth of Massachusetts, on the 11th day of December, 1996.

                               FDIC REMIC TRUST 1996-C1
                                 (the "Trust Fund")


                               By  State Street Bank and Trust Company
                                 ----------------------------------------------
                                   Not in its individual capacity but solely as
                                           trustee of the Trust Fund.


                               By            /s/ David Duclos
                                 ----------------------------------------------
                                             Authorized Signatory